Registration No. 333-

As filed with the Securities and Exchange Commission on May 17, 1996

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933



                QUALITY MORTGAGE ACCEPTANCE CORP.
     (Exact name of registrant as specified in its charter)
         California                         330707696
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)


                Quality Mortgage Acceptance Corp.
                       16800 Aston Street
                    Irvine, California 92714
                         (714) 440-1000
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                          Frank Waters
                Quality Mortgage Acceptance Corp.
                       16800 Aston Street
                    Irvine, California 92714
                         (714) 440-1000
    (Name, address, including zip code, and telephone number including area code, of agent for service)


                           Copies to:

                       Kenneth E. Kohler
                      Mayer, Brown & Platt
               350 South Grand Avenue, 25th Floor
                  Los Angeles, California 90071
                         (213) 229-9500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]



                 CALCULATION OF REGISTRATION FEE
Title of
each Class                     Proposed       Proposed
of Securities    Amount        Maximum        Maximum       Amount of
to be            to be      Offering Price    Aggregate     Registration
Registered       Registered    Per Unit     Offering Price      Fee

Mortgage Loan
  Asset-Backed
  Certificates   $1,000,000       (1)       $1,000,000(1)     $345(2)

(1) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        EXPLANATORY NOTE

     This Registration Statement includes (i) a base prospectus and an illustrative form of prospectus supplement for use in an offering of mortgage loan asset-backed certificates that represent interests in a trust fund consisting of a pool of one- to four-unit residential mortgage loans, and (ii) a base prospectus and an illustrative form of prospectus supplement for use in an offering of mortgage loan asset-backed certificates that represent interests in a trust fund consisting of a pool of multifamily (five or more units) mortgage loans. Also included is an illustrative form of Pooling and Servicing Agreement for use in an offering of mortgage loan asset-backed certificates that represent interests in a trust fund consisting of a pool of either one- to four-unit or five or more units residential mortgage loans. Appropriate modifications will be made to the forms of prospectus supplements to disclose the specific terms of any particular series of certificates, the specific classes of certificates to be offered thereby and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

                                                  [SINGLE FAMILY]

            SUBJECT TO COMPLETION - DATED MAY 17, 1996

                           PROSPECTUS
May __, 1996

                Quality Mortgage Acceptance Corp.
                            Depositor
             Mortgage Loan Asset-Backed Certificates
                      (Issuable in Series)

     This Prospectus relates to Mortgage Loan Asset-Backed Certificates (the "Certificates") which may be sold from time to time under this Prospectus and related Prospectus Supplements in one or more series (each a "Series") by Quality Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

     Each Certificate of a Series will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or Manufactured Home Loans, or participation interests therein, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds, accounts or other credit supports specified in the related Prospectus Supplement. The Mortgage Loans and Manufactured Home Loans in the Trust Fund for a Series will have been originated by Quality Mortgage USA, Inc., or other affiliates of the Depositor, and other various financial institutions and entities engaged generally in the business of originating and/or servicing housing loans. The Mortgage Loans and the Manufactured Home Loans may include, without limitation, fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly payments, as specified in the related Prospectus Supplement. Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one- to four-family) attached or detached residential housing units. Some Mortgage Loans underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of Manufactured Homes. See "THE TRUST FUNDS." Manufactured Home Loans and the Mortgage Loans, or participation interests therein, will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will each be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "SERVICING OF LOANS."

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     Each Series of Certificates will consist of one or more Classes. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the Pooling and Servicing Agreement may be divided into one or more Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "DESCRIPTION OF THE CERTIFICATES."

     Distribution of principal of and interest on the Certificates of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on Certificates of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund may be terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Certificates of the related Series. If so specified in the related Prospectus Supplement, Certificates of a Series may be subject to special distributions in reduction of principal balance under certain circumstances. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

     The Certificates evidence an interest in the related Trust Fund only, and are not guaranteed by any governmental agency, or by the Depositor, the Trustee, the Master Servicer, or by any of their respective affiliates or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity.
The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties set forth in the related Pooling and Servicing Agreement as described herein or in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENTS."

     If specified in the related Prospectus Supplement, one or more elections may be made to treat the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     Certificates of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through one or more underwriters, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION." Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                      PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series: (a) the aggregate initial principal balances, the Certificate Rate (or method for determining it in the case of Floating Interest Certificates) and authorized denominations of each Class of such Series; (b) certain information concerning the Trust Fund for such Series, including the principal amount, type and characteristics of Mortgage Assets included in the Trust Fund on the date of issue, and, if applicable, the amount of Reserve Funds, if any, for such Series; (c) where Private Mortgage-Backed Securities are included in the Trust Fund, information concerning the PMBS Issuer, the PMBS Trustee, the PMBS Servicer, if any, and the underlying collateral; (d) the circumstances, if any, under which Special Distributions of principal may be made or a Trust Fund terminated prior to the Final Scheduled Distribution Date;
(e) the Final Scheduled Distribution Date of each Class of such Series; (f) the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date; (g) the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied; (h) the extent of subordination of each Class of Subordinate Certificates, if any; (i) the identity of each Class of Compound Interest Certificates, Floating Interest Certificates, Principal Weighted Certificates, Interest Weighted Certificates, Subordinate Certificates and Reduced Volatility Certificates included in such Series, if any; (j) the Distribution Dates for the respective Classes; (k) the Assumed Reinvestment Rate (if applicable); (l) if applicable, the percentage of Excess Cash Flow to be applied to distributions in reduction of principal balance of Certificates of a Series; (m) additional information with respect to any primary mortgage insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond or other credit support, if any, relating to the Series or the Mortgage Assets; (n) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (o) the plan of distribution for such Series; and (p) whether the Certificates are to be issuable in book-entry or definitive form.

                     ADDITIONAL INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                  REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders. If the Certificates are issued in book-entry form, such reports would instead be forwarded to Participants (as defined herein) as registered holders of the Certificates. See "DESCRIPTION OF CERTIFICATES-Book-Entry Registration." In such case, Certificateowners (as defined herein) may obtain such reports upon request to their Participants. Such reports will not be examined and reported on by an independent public accountant. See "THE POOLING AND SERVICING AGREEMENTS-Reports to Certificateholders."

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Quality Mortgage Acceptance Corp., 16800 Aston Street, Irvine, California 92714, Attention: Frank Waters.

              SUMMARY OF TERMS OF THE CERTIFICATES

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") executed by the Depositor, the master servicer (the "Master Servicer") and the trustee (the "Trustee") as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the Glossary attached hereto.

Securities Offered

     The Mortgage Loan Asset-Backed Certificates (the "Certificates") are issuable from time to time in separate Series pursuant to separate Pooling and Servicing Agreements. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain classes of such Certificates offered thereby may be available in book-entry form only.

     The Certificates of a Series will evidence interests in the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "RISK FACTORS" and "CREDIT SUPPORT."

     Each series of Certificates will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Certificates which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Any Class of Certificates of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories. See "DESCRIPTION OF THE CERTIFICATES-General," "CREDIT SUPPORT-Subordinated Certificates" and "RISK FACTORS."

Depositor

     Quality Mortgage Acceptance Corp., a California corporation (the "Depositor"), was incorporated in May 1996. The principal executive offices of the Depositor are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is
(714) 440-1000. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE POOLING AND SERVICING AGREEMENTS." Neither the Depositor nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "RISK FACTORS" and "THE DEPOSITOR."

Trustee

     The Trustee with respect to a Series will be specified in the related Prospectus Supplement. See "THE POOLING AND
SERVICING AGREEMENTS" herein for a description of the Trustee's rights and obligations.

Interest Distributions

     Interest Distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date at the applicable Certificate Rate specified in (or, with respect to Floating Interest Certificates, determined in the manner set forth in) the related Prospectus Supplement. The Certificate Rate on Certificates of a Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

     Principal Weighted Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions as specified in the related
Prospectus Supplement.

     Compound Interest Certificates will not receive distributions of interest but interest accruing with respect to the principal balance of such Compound Interest Certificates will be added to such principal balance on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Certificates will be made on the basis of their Compound Value.

     A Series may include one or more Classes of Floating Interest Certificates. With respect to any such Class of Floating Interest Certificates, the related Prospectus Supplement will set forth: (a) the initial Floating Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and
(d) the Maximum Floating Rate and the Minimum Floating Rate, if any. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Principal Distributions (Including Prepayments)

     Principal distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

     Interest Weighted Certificates may not be entitled to any principal distributions or may be entitled to receive only nominal principal distributions as specified in the related
Prospectus Supplement.

     If and to the extent specified in the related Prospectus Supplement, Certificates of a Series having other than monthly Distribution Dates may be subject to Special Distributions of principal if, as a result of principal prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund, low reinvestment yields or both, it is determined (based on assumptions specified in the related Pooling and Servicing Agreement) that the amount of cash anticipated to be available in the Certificate Account for such Series on the next Distribution Date may be less than the scheduled distributions to be made on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Final Scheduled Distribution Date

     The Final Scheduled Distribution Date for each Class of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may be the same date as the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

     The actual maturity date of the Certificates of a Series will depend primarily upon the level of prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the housing loans comprising or underlying Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such housing loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Optional Termination

     If so specified in the related Prospectus Supplement, the Depositor, the Master Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination."

The Trust Fund

     The Trust Fund for a Series will consist of Private Mortgage-Backed Securities, Mortgage Loans or Manufactured Home Loans, or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans"). If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various credit supports, all as specified in the related Prospectus Supplement. See "THE TRUST FUNDS-Collection Account and Certificate Account," "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE."

     Mortgage Assets

     The Mortgage Assets for a Series of Certificates may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:

     Mortgage Loans

     Mortgage Assets for a Series may consist, in whole or in part, of Mortgage Loans or participation interests therein. Participation interests in Mortgage Loans will be purchased pursuant to participation agreements. See "THE TRUST FUNDS-General." Payments on Mortgage Loans will be collected by the Master Servicer (or by a Servicer), as specified in the related Prospectus Supplement, and such payments (net of servicing fees and certain other amounts) will be available to make distributions on the Certificates of such Series. See "SERVICING OF LOANS." Mortgage Loans may, as specified in the related Prospectus Supplement, include Conventional Loans, FHA Loans or VA Loans and may have various payment characteristics and may include growing equity mortgage loans ("GEM Loans"), graduated payment mortgage loans ("GPM Loans"), buy-down mortgage loans ("Buy-Down Loans"), bi-weekly payment loans ("Bi-Weekly Loans") or Loans having balloon or other special payment features. The Mortgage Loans may have fixed or adjustable interest rates (Mortgage Loans having adjustable rates are sometimes referred to herein as "Adjustable Rate Mortgages," or "ARMs"). ARMs will, as described in the related Prospectus Supplement, permit or require periodic changes in the mortgage rate, and in the scheduled payments of principal and interest due from the obligor on the related mortgage note. The Mortgage Loans may include Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating either a first or second lien on related Mortgaged Properties. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on the Condominium Unit, together with such Condominium Unit's appurtenant interest in the common elements. The Mortgaged Properties will consist of one- to four-family attached or detached residential housing ("Single Family Property"). Single Family Property may be owner occupied and may include vacation or second homes or may consist in whole or in part of non-owner occupied investment properties, as specified in the related Prospectus Supplement.

     To the extent described herein or in the related Prospectus Supplement, all Mortgaged Property will be covered by standard hazard insurance policies (which may be a blanket policy) insuring against losses due to various causes, including fire, lightning and windstorm. Mortgaged Property located in a federally designated special hazard flood zone will be required to be covered by flood insurance. With respect to a Condominium Unit, the Condominium Association is responsible for maintaining standard hazard insurance insuring the entire Condominium Building (including each individual Condominium Unit) and separate hazard insurance on the Condominium Unit securing a Mortgage Loan will not generally be required. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans will not be covered by primary mortgage insurance policies. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE."

     The related Prospectus Supplement will describe the principal characteristics of the Mortgage Loans included in the Trust Fund, including, without limitation, (a) the aggregate principal balance of the Mortgage Loans as of the related Cut-off Date, (b) the geographical distribution of the Mortgaged Properties by state or other specified geographical area, (c) the weighted average original and remaining scheduled term-to-stated maturity of the Mortgage Loans, (d) the relative percentages (by aggregate principal balance) of Mortgage Loans that have fixed interest rates or are ARMs, Buy-Down Loans, GEM Loans, Bi-Weekly Loans, GPM Loans or Mortgage Loans having other special payment characteristics, (e) the relative percentages of Mortgage Loans that are secured by Mortgaged Properties which are owner occupied or are investment properties or vacation and second homes, (f) the range of Loan-to-Value Ratios for the Mortgage Loans, (g) the weighted average principal balance of the Mortgage Loans as of the Cut-off Date, (h) the lien priority of the Mortgage Loans, and (i) any primary or pool insurance policies, guarantees or other credit support for such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have a 10-to-40 year term at origination and a Loan-to-Value Ratio at origination not exceeding 100%.

     All distributions on any Mortgage Certificates, and all payments (including prepayments, liquidation proceeds and insurance proceeds) received from the Servicer on any Mortgage Loans, included in the Pool for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Prospectus Supplement, will be available for distribution on the Certificates of such Series as described in the related Prospectus Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Servicer for the benefit of the holders of a Series of Certificates.

     The Servicer or, for a Series of REMIC Certificates, the holders of the Residual Certificates of such Series or the REMIC Administrator may have the option to repurchase the Mortgage Loans and/or Mortgage Certificates included in the related Pool and thereby terminate the related Pooling and Servicing Agreement. Any such option will be exercisable at the times and upon satisfaction of the conditions specified in the related Prospectus Supplement.

     Substitution of Mortgage Loans and/or Mortgage Certificates will be permitted for a period specified in the related Prospectus Supplement following notice of breaches of representations and warranties with respect to any original Mortgage Loan or notice that the documentation with respect to any Mortgage Loan is determined by the Trustee to be incomplete. Other circumstances under which substitutions may be permitted will be described in the related Prospectus Supplement.

     Mortgage Loans that constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

     Manufactured Home Loans

     Mortgage Assets may consist, in whole or in part, of manufactured housing conditional sales contracts and installment loan agreements with respect to Manufactured Homes (the
"Manufactured Home Loans") or participation interests therein.
See "THE TRUST FUNDS-General."

     Each Manufactured Home Loan will be secured by a new or used Manufactured Home. Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home which secures a Manufactured Home Loan will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described therein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated special hazard flood zone will be required to be covered by flood insurance. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE."

     Unless otherwise specified in a related Prospectus
Supplement, each Manufactured Home Loan will have a 3-to-25 year term at origination and a Loan-to-Value Ratio at origination not in excess of 95%.

     The Prospectus Supplement for each Series will describe the principal characteristics of the Manufactured Home Loans included in the Trust Fund for the related Series, including, without limitation, the (a) aggregate principal balance of the Manufactured Home Loans, as of the related Cut-off Date; (b) weighted average interest rate on the Manufactured Home Loans;
(c) weighted average term-to-maturity at origination; (d) weighted average remaining scheduled term-to-maturity as of the Cut-off Date and the range of terms-to-maturity; (e) respective percentages of Manufactured Home Loans relating to new versus used Manufactured Homes; (f) average principal balance of the Manufactured Home Loans as of the Cut-off Date; (g) range of Loan-to-Value Ratios of the Manufactured Home Loans; (h) hazard insurance required to be maintained with respect to each Manufactured Home; (i) amounts, if any, and terms of any form of credit support to be provided with respect to all or any Manufactured Home Loan; and (j) geographical distribution of the Manufactured Homes by state or other specified geographic region.

     The Manufactured Home Loans which constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

     Private Mortgage-Backed Securities

     Private Mortgage-Backed Securities may include (a) mortgage participations or pass-through certificates representing beneficial interests in certain Loans, (b) collateralized mortgage obligations secured by such Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. All Private Mortgage-Backed Securities will be publicly registered or otherwise exempt from applicable private placement restrictions. Although individual Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS-Private Mortgage Backed Securities." Payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "THE TRUST FUNDS-Private Mortgage-Backed Securities." Any Private Mortgage-Backed Security will have been acquired in a secondary transaction and not from the issuer or an affiliate of the issuer of such Private Mortgage-Backed Security and each Private Mortgage-Backed Security will evidence an interest in, or will be secured by a pledge of, Loans that conform to the descriptions of Loans contained herein.

     The related Prospectus Supplement for a Series will specify
(i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the Issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "THE TRUST FUNDS."

     Collection Account and Certificate Account

     Payments or distributions with respect to the Mortgage Assets for a Series will initially be remitted for deposit in a Collection Account maintained by the Master Servicer and then transferred to a Certificate Account to be established with or in the name of the Trustee for such Series. The amounts remitted may be net of servicing fees, Retained Interests and other amounts specified in the related Prospectus Supplement. Amounts so deposited will be used to make distributions on the Certificates of such Series on the applicable Distribution Date. See "THE TRUST FUNDS-Collection Account and Certificate Account."

     Determination of Asset Value

     With respect to a Series of Certificates as to which the Distribution Dates are less frequent than monthly, each Mortgage Asset will be assigned an Asset Value. The aggregate of the Asset Values of the Mortgage Assets included in the Trust Fund for such a Series will equal not less than the initial aggregate principal balances of the Certificates of such Series. The related Prospectus Supplement for such a Series will summarize the method or methods and related assumptions used to determine Asset Value for the Mortgage Assets for such Series. See "DESCRIPTION OF THE CERTIFICATES-Valuation of Trust Assets."

Forward Funding Commitments; Pre-Funding Account

     If specified in the related Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. Any Forward Purchase Agreement will require that any Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, the Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; subsequently, the additional Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account in one or more transfers. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust Fund of additional Loans will not exceed three months from the date such Trust Fund is established.

Credit Support

     Credit support in the form of reserve funds, subordination, insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Certificates of a Series. If the Mortgage Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund.

     The type, characteristics and amount of credit support will be determined based on the characteristics of the Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The protection against losses provided by such credit support will be limited. See "CREDIT SUPPORT" and "RISK FACTORS."

     Subordinate Certificates; Subordination Reserve Fund

     A Series of Certificates may include one or more Classes of Subordinate Certificates. The rights of Holders of such Subordinate Certificates to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Certificates of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other credit support, such as hazard losses not covered by the standard hazard insurance policies, losses resulting from the bankruptcy of a borrower due to application of provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     A Subordination Reserve Fund may be established at the level specified in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related Subordination Reserve Fund, if any, and the conditions under which amounts in any Subordination Reserve Fund will be used to make distributions to Holders of Senior Certificates or be released from the related Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates evidencing a beneficial ownership interest in an Asset Group will be used as credit support for Senior Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See "CREDIT SUPPORT-Subordinate Certificates; Subordination Reserve Fund."

     Insurance

     If and to the extent specified in the related Prospectus Supplement, certain insurance policies in addition to any standard hazard insurance policies described above under "Mort-gage Assets" will be required to be maintained with respect to the Loans included in the Trust Fund for a Series. Such insurance policies may include, but are not limited to, (i) a primary mortgage insurance policy or a pool insurance policy insuring against losses due to defaults or delinquencies in payment, (ii) a special hazard insurance policy insuring against losses which are not covered by the standard hazard insurance policies, (iii) bankruptcy bonds or insurance policies insuring losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code and (iv) repurchase bonds insuring the repurchase of Loans by the originator of such Loan in the event of the loss of other insurance coverage due to certain misrepresentations in the origination or sale of any such Loans or in other circumstances specified in the related Prospectus Supplement. See "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each,
(b) the amount of such coverage, (c) conditions to payment under each and (d) certain information relating to the issuers of such insurance policies. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority of creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Master Servicer, provided that no rating assigned to Certificates of the related Series offered hereby and by the related Prospectus Supplement is adversely affected.

     Certificate Guarantee Insurance

     If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy (the "Certificate Guarantee Insurance") issued by one or more insurance companies. Such Certificate Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "CREDIT SUPPORT-Certificate Guarantee Insurance."

     Reserve Funds

     The Depositor may deposit in one or more reserve funds (collectively, the "Reserve Funds") for any Series cash, Eligible Reserve Fund Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Certificates of such Series or to reduce the likelihood of a Special Distribution with respect to any Series. Reserve Funds may be established to provide protection against certain losses in addition to or in lieu of other credit support, including, without limitation, as losses resulting from delinquent payments on Loans, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination of a Loan. Amounts on deposit in the Reserve Funds for a Series, and the reinvestment income thereon, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

     On each Distribution Date for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Pooling and Servicing Agreement and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future distributions on the Certificates of such Series.

     Additional information concerning any Reserve Funds, including whether the Reserve Fund is a part of the Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Certificateholders, the required balance to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding the Reserve Fund will be set forth in the related Prospectus Supplement. See "CREDIT SUPPORT-Reserve Funds."

     Letter of Credit

     If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Loans in the Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

     The maximum liability of an L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate principal balance of the Loans in the Trust Fund or one or more Classes of Certificates of the related Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Servicing of Loans

     The Master Servicer identified in the related Prospectus Supplement will service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Servicing Agreements") entered into between the Master Servicer and such Servicers. Each Servicer will be obligated under its Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit supports). The Master Servicer or the Servicers will be obligated to repurchase Mortgage Loans for which insurance coverage has been denied on the grounds of fraud or misrepresentation only to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor may (i) obtain and assign to the Trustee an agreement with an independent standby servicer acceptable to each Rating Agency rating such Certificates, which will provide that such standby servicer will assume a Servicer's or the Master Servicer's obligations in the event of a default by the Servicer or Master Servicer or (ii) obtain a performance bond acceptable to each Rating Agency rating such Certificates that will guarantee certain of the Servicer's or Master Servicer's obligations. See "SERVICING OF LOANS."

Federal Income Tax Considerations

     If an election is made for treatment as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"), one or more Classes of Certificates will be treated as REMIC "Regular Interests." The Holder of such a Regular Interest will be treated as holding a debt obligation for federal income tax purposes and will be required to report stated interest income on the accrual method.

     Compound Interest Certificates will be, and certain other Classes of Certificates constituting Regular Interests may be, issued with original issue discount that is not de minimis. In such cases, the Certificateholder will be required to include the original issue discount in gross income as it accrues, which inclusion may occur prior to the receipt of cash attributable to such income. If a Regular Interest Certificate is issued at a premium, the holder thereof will be entitled to make an election to amortize such premium on a constant yield method as an offset to interest income on such Certificate (and not as a separate deduction item). Certificates constituting Regular Interests will represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying Loans qualify for such treatment.

     In the case of a REMIC election, a Class of Certificates may be treated as REMIC "Residual Interests." Certificates classified as REMIC Residual Interests will generally be treated as representing "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the same extent as REMIC Regular Interests.

     The holder of a REMIC Residual Interest Certificate must include in income its pro rata share of the REMIC's taxable income. Accordingly, in certain circumstances, the holder of a REMIC Residual Interest might (i) have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period or periods in excess of cash distributions for such period or periods or (ii) have an after-tax return on its investment that is less than the after-tax return on comparable debt instruments or stripped bonds. In addition, a portion (or, in some cases, all) of the income from a REMIC Residual Interest:
(i) except, in certain circumstances, with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from withholding under any treaty. Further, individual trust or estate holders are subject to limitations on the deductibility of expenses of the REMIC.

     If no REMIC election is made, the Trust Fund will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes. The treatment of a particular Series of Certificates will depend on the characteristics of such Series of Certificates. The holders of Certificates will either be treated as owners of undivided pro rata interests in the underlying Loans ("Pass-Through Certificates"), or as owners of stripped bonds or stripped coupons ("Stripped Certificates") under the Code. All income with respect to a Stripped Certificate will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

     The holder of a Pass-Through Certificate must include in income its allocable share of all interest and other income of the Trust and may, subject to certain limitations for individual trust or estate Certificateholders, deduct its allocable share of all expenses of the Trust. Pass-Through Certificates will be considered to represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the Loans qualify for such treatment. Although there is no direct authority and the matter is not free from doubt, Stripped Certificates should also qualify for such treatment to the extent that the underlying loans qualify for such treatment. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA Considerations

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."

Legal Investment

     The related Prospectus Supplement will specify the Classes of Certificates, if any, offered by this Prospectus and such Prospectus Supplement that will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Such "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "LEGAL INVESTMENT."

Use of Proceeds

     It is expected that the Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. Any other material use of proceeds will be specified in the related Prospectus Supplement. The purchase of the Mortgage Assets for a Series may be effected by an exchange of Certificates with the Depositor of such Mortgage Assets. See "USE OF PROCEEDS."

Ratings

     It will be a requirement for issuance of any Series that the Certificates offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Loans comprising or underlying the Mortgage Assets may have on the yield to investors in the Certificates. See "RISK FACTORS." A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                          RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with an investment in the Certificates.

Limited Liquidity

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.
The underwriter or the underwriters with respect to any series may make a secondary market in the Certificates, but will have no obligation to do so. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Certificates by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights. If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. See "DESCRIPTION OF CERTIFICATES-Optional Termination." In addition, the issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "DESCRIPTION OF THE CERTIFICATES-Book-Entry Registration."

Yield, Prepayment and Maturity

     The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgaged Assets securing any Certificate or deposited in the Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in the Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Loans comprising or underlying the Mortgaged Assets securing a series of Certificates or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Certificates. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates than if payments on such Mortgaged Assets were made as scheduled. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include a Class of Interest Weighted Certificates offered at a significant premium or a Class of Principal Weighted Certificates offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general, if a Certificate, including a Certificate of a Class of Interest Weighted Certificates, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to a Class of Interest Weighted Certificates is extremely disproportionate to principal, a Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Certificate, including a Certificate of a Class of Principal Weighted Certificates, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Delinquent and Non-Performing Loans

     As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-off Date, REO Properties or Loans that are past due or are non-performing. Management of such REO Properties or servicing with respect to such Loans will be transferred to the Master Servicer as of the Closing Date. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Certificates of such Series. See "THE TRUST FUNDS-The Mortgage Loans."

Remedies Following Default

     The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Certificates, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Certificates of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Certificates. However, in the absence of a direction by Certificateholders evidencing 25% or more of the aggregate principal amount of the Certificates of a Series, the Trustee may be restricted from selling the Mortgage Assets securing such Series. See "THE POOLING AND SERVICING AGREEMENTS-Rights Upon Event of Default."

     In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Certificates, distribution of the proceeds of such sale will be made in the order of priority and in the manner specified in the related Prospectus Supplement.

     In the event the Certificate Principal Balance of a Series is declared due and payable, the holders of any such Certificates issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

Enforceability

     As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

     As specified in the related Prospectus Supplement, the Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all state will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Certain Loans and Mortgaged Property

     Loans such as GPM Loans, GEM Loans, ARMs, Bi-Weekly Loans and Buy-Down Loans are of recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such housing loans are not available. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" and "CREDIT SUPPORT." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed levels estimated by the Rating Agency rating the Series in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. See "SERVICING OF LOANS-Maintenance of Insurance Policies and Other Servicing Procedures" and "CREDIT SUPPORT."

Nature of Mortgages; Properties

     Since, if so specified in the related Prospectus Supplement, some of the Mortgages are primarily junior liens subordinated to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds of any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of the Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real state market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the Mortgage Loans secured by second liens could be higher than those currently experienced in the mortgage lending industry in general. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Junior Liens; Rights of Senior Lienholders."

Credit Support Limitations

     The amount, type and nature of insurance policies, subordination, Certificate Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

     In addition, if distributions in reduction of the principal balance of Certificates of a Series of Certificates are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of claims under any related pool insurance policy and the special hazard insurance policy may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Loans may bear primarily upon the Certificates of the later-maturing Classes.

     The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letters of credit or other third-party credit support relating to the Mortgage Assets or to the Certificates of such Series. Use of such reserve funds and payments under such insurance policies, letters of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letters of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Certificate Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof.
A Series of Certificates may include a Class or multiple Classes of Subordinate Certificates to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Certificates, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "DESCRIPTION OF THE CERTIFICATES," "THE TRUST FUNDS" and "CREDIT SUPPORT."

Certain Loans and Mortgaged Property

     Loans such as GPM Loans, GEM Loans, ARMs, Bi-Weekly Loans and Buy-Down Loans are of recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such housing loans are not available. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" and "CREDIT SUPPORT." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed levels estimated by the Rating Agency rating the Series in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. Furthermore, Loans made with respect to Manufactured Homes may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional Single Family Property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. See "SERVICING OF LOANS-Maintenance of Insurance Policies and Other Servicing Procedures" and "CREDIT SUPPORT."

Limited Obligations and Assets of Depositor

     Unless otherwise set forth in the related Prospectus Supplement, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets" herein. The Depositor has only limited assets available to perform its repurchase obligations in respect of any breach of any representation or warranty. Therefore, prospective investors in the Certificates should consider the possibility that the Depositor will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans with respect to a Series is required to be repurchased due to breaches of representations and warranties. See "THE DEPOSITOR."

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA CONSIDERATIONS."

Certain Federal Tax Considerations Regarding REMIC Residual
Interests

     Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS-Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                 DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements among the Depositor, the Trustee and the Master Servicer for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, such provisions or terms shall be as specified in the Pooling and Servicing Agreement.

     Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Interest Certificates, Interest Weighted Certificates, Principal Weighted Certificates or Reduced Volatility Certificates. A Series may also include one or more Classes of Subordinate Certificates. Each Series will be issued in fully registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

Valuation of Trust Assets

     If so stated in the related Prospectus Supplement, each Mortgage Asset included in the Trust Fund for a Series will be assigned an initial Asset Value determined in the manner and subject to the assumptions summarized in the related Prospectus Supplement. The Asset Value of the Mortgage Assets will not be less than the initial aggregate principal amount of the Certificates of the related Series at the date of issuance thereof.

     The Asset Value of Mortgage Assets represents the principal amount of Certificates of a Series that, based on certain assumptions, can be supported by the scheduled principal and interest due on the Mortgage Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate (which may be zero) and the moneys available to be withdrawn from related Reserve Funds, if any, as specified in the related Prospectus Supplement. Individual Mortgage Assets for a Series which share similar characteristics may be aggregated into one or more groups (each an "Asset Group"), each of which will be assigned a single aggregate Asset Value. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of separate Classes will evidence beneficial ownership of each corresponding Asset Group. Unless the related Prospectus Supplement provides otherwise, the aggregate Asset Value of an Asset Group will be calculated as though the underlying Mortgage Assets constitute a single Loan having such of the characteristics of the Mortgage Assets included in the Asset Group that would result in the lowest Asset Value being assigned to each Mortgage Asset included in such Asset Group.

     There are a number of alternative means of determining Asset Value of a Mortgage Asset, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Asset, determinations based on the relationship between the interest rate borne by such Mortgage Asset and the Certificate Rate or Rates for the related Classes of Certificates, or based upon the aggregate principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets in the related Trust Fund.

     The Assumed Reinvestment Rate, if any, for a Series will be the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, Guaranteed Investment Contract, or other arrangement satisfactory to each such Rating Agency. See "THE POOLING AND SERVICING AGREEMENTS-Investment of Funds."

Distributions on the Certificates

     General. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

     Distributions of interest on Certificates which receive interest will be made periodically at the intervals and at the Certificate Rate specified or, with respect to Floating Interest Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or on such other basis as is specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed, plus interest at the applicable Certificate Rate will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date. See "THE POOLING AND SERVICING AGREEMENTS-Deficiency Events."

     Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "-Book-Entry Registration."

     With respect to reports to be furnished to Certificateholders concerning a distribution, see "THE POOLING
AND SERVICING AGREEMENTS-Reports to Certificateholders."

     Certificates Generally. With respect to any Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions as specified in the related Prospectus Supplement). See "-Subordinate Certificates." Each Certificate will have a principal amount or a notional amount and a specified Certificate Rate (which may be zero). Interest distributions will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Rate specified or, with respect to Floating Interest Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "-Subordinate and Other Certificates" and "CREDIT SUPPORT." If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Certificate Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Certificate Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Certificate Rate on the Certificates of the related Series may also reflect such caps.

     A Series may include a Class of Interest Weighted Certificates, a Class of Principal Weighted Certificates, or both. Unless otherwise specified in the related Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

     Interest on all Certificates currently entitled to receive interest will be distributed on the Distribution Dates specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "-Subordinate Certificates" and "CREDIT SUPPORT." Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Distribution Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

     To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Floating Interest Certificates. The Certificate Rate of a Floating Interest Certificate will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

     To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Reduced Volatility
Certificates.

     Distributions of principal will be allocated among the Classes of a Series in the order of priority and amount specified in the related Prospectus Supplement.

     Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under "CREDIT SUPPORT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "CREDIT SUPPORT." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Certificates will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency.

Special Distributions

     Special Distributions. To the extent specified in the related Prospectus Supplement, Special Distributions in reduction of Certificate principal amount may be made with respect to the Certificates of a Series on the day or days of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets for such Series or the low yields available for reinvestment, or both, it is determined (based on assumptions specified in the Pooling and Servicing Agreement and after giving effect to the amounts, if any, available to be withdrawn from any reserve fund for such Series) that the amount anticipated to be available in the Certificate Account on the date specified in the related Prospectus Supplement for such Series, will be insufficient to make scheduled distributions of principal and interest on the Certificates of such Series on the next Distribution Date. The amount distributed in reduction of principal amount will not exceed the Principal Distribution Amount otherwise required to be paid on the next Distribution Date. Therefore, the result of such a Special Distribution with respect to the Certificates of a Series will be to reduce their aggregate principal amount prior to the next scheduled Distribution Date.

     All distributions in reduction of the Certificate principal amount pursuant to any Special Distribution will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any Special Distribution will be mailed by the Trustee to the Certificateholders of the related Series prior to the Special Distribution Date.

Optional Termination

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Such optional termination will be in addition to terminations which may result from other events. See "THE POOLING AND SERVICING AGREEMENTS-Deficiency Event" and "-Termination."

Book-Entry Registration

     If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. No person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate issued in fully registered, certificated form (a "Definitive Certificate") representing such person's interest in the Certificates except in the event that the book-entry system for the Certificates is discontinued (as described below). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. In such case, Certificateowners will not be registered "Certificateholders" or registered "Holders" under the Pooling and Servicing Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants.

     DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Certificates and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

     The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates will be printed and delivered. In addition the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Certificates will be printed and delivered.

          YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Certificateholders.

Principal Prepayments

     With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "SERVICING OF LOANS-Advances and Limitations Thereon."

Timing of Reduction of Principal Balance

     A Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Certificate outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of such a Series.

Interest or Principal Weighted Certificates

     If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates.
Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

     The Final Scheduled Distribution Date of each Class of any Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

     The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any reserve fund or other credit enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Certificates of a Series. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Certificates of a Series, will accelerate principal payments or distributions on such Certificates.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Certificate Rate on the Certificates may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.
CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

     The Prospectus Supplement for each Series consisting of multiple classes will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of any Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

Other Factors Affecting Weighted Average Life

     Type of Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. Because ARMs, Bi-weekly Loans, GEM Loans and GPM Loans have not been originated in large quantities until recently, there can be no certainty as to their respective rates of prepayment in either stable or changing interest rate environments.

     In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of a Class of Interest Weighted Certificates. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Manufactured Home
Loans will generally not correspond to the prepayment experience on other types of housing loans.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the yield on a Class of Interest Weighted Certificates may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. The Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination."

                         THE TRUST FUNDS

General

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).

     To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Certificateholders under the related Pooling and Servicing Agreement.

     Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities or (b) Mortgage Loans or Manufactured Home Loans, or participation interests therein. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets."

Private Mortgage-Backed Securities

     General Private Mortgage-Backed Securities may consist of
(a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans, (b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. All Private Mortgage-Backed Securities will be publicly registered or otherwise exempt from applicable private placement restrictions and will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee. Any Private Mortgage-Backed Security will have been acquired in a secondary transaction and not from the issuer or an affiliate of the issuer of such Private Mortgage-Backed Security and each Private Mortgage-Backed Security will evidence an interest in, or will be secured by a pledge of, Loans that conform to the descriptions of Loans contained herein.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. The PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other special payment features. Loans may be secured by Single Family Property or Manufactured Homes. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 100%, (ii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iii) each Loan will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each Loan (other than a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.
The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities, (x) the lien priority of the Loans and (xi) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

The Mortgage Loans

     General. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." The Mortgage Loans comprising the Mortgage Assets will have been originated by Quality Mortgage USA, Inc. or other affiliates of the Depositor, or by other mortgage lenders which are FNMA- or FHLMC-approved sellers, servicers, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be GPM Loans, GEM Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first or second lien on Mortgaged Property.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least two years greater than the term of the related Mortgage Loan. The fee interest in any leased land will be subject to the
lien securing the related Mortgage Loan.   See "CERTAIN LEGAL
ASPECTS OF LOANS." If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer or the Master Servicer may establish and maintain a trust account or accounts to be used in connection with REO Properties or other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

     The aggregate principal balance of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

     The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

          (a)  no Mortgage Loan will have had a Loan-to-Value
     Ratio at origination in excess of 100%;

          (b) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years; and

          (c) no Mortgage Loan may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

     The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the mortgaged property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). The fair market value of the Mortgaged Property securing any Mortgage Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The maximum amount of the Buy-Down Amounts that may be contributed with respect to a Mortgaged Property having a Loan-to-Value Ratio (i) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (ii) in excess of 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property, unless otherwise indicated in the applicable Prospectus Supplement. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of Funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

     Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first or second mortgages on one- to four-family residential properties.

     Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial mortgage rate for either the first 6, 12, 24, 36 or 84 Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer or Master Servicer.

     ARMs have features that are relatively new for the residential lending market in the United States. In particular, adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

     Unless otherwise specified in the related Prospectus Supplement, the index applicable to any ARMs comprising the Mortgage Assets (the "Index") will be one-month LIBOR, six-month LIBOR, the three-year Treasury Index, the one-year Treasury Index, the six-month Treasury Index or the Eleventh District Costs of Funds Index. If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Buy-Down Loans, GEM Loans, GPM Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies; (h) any primary mortgage insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans and (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, investment property and vacation or second homes. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

The Manufactured Home Loans

     The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Certificates will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/ servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

     The Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the related Prospectus
Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

          (a) no Manufactured Home Loan will have had a Loan-to-
     Value Ratio at origination in excess of 100%;

          (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years; and

          (c) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of such loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "LOAN UNDERWRITING PROCEDURES AND STANDARDS." With respect to servicing of Manufactured Home Loans, see "SERVICING OF LOANS."

     The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off
Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes; (g) any primary mortgage insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

     If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

Forward Commitments: Pre-Funding Account

     If specified in the Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, the Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust Fund of additional Loans will not exceed three months from the date such Trust Fund is established.

Collection Account and Certificate Account

     A separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances, the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the Pooling and Servicing Agreement. Any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS-Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES-Distributions on the Certificates."

     Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the Pooling and Servicing Agreement. Amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensa-tion or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will generally not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the Trustee or by the Master Servicer, in either case in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. Any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Pooling and Servicing Agreement, will be available for remittance to the Certificateholders; provided, that if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Certificateholders. See also "THE POOLING AND SERVICING AGREEMENTS-Certificate Account."

Other Funds or Accounts

     A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. Certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "SERVICING OF LOANS-Payments on Loans; Deposits to Collection Accounts."

           LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

     The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein. Any material variations from the underwriting procedures and standards described herein will be described in the related Prospectus Supplement. The originator of the Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

     Mortgage Loans will have been originated by Quality Mortgage USA, Inc., or other affiliates of the Depositor, or a mortgage lender which is a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act. The originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

     Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished, among other things, information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs and standard hazard insurance and, if applicable, primary mortgage insurance and maintenance fees) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

     The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "CERTAIN LEGAL ASPECTS OF LOANS."

Loss Experience

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Manufactured Homes. Similarly, no assurance can be given that the value of the Mortgaged Property securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "CERTAIN LEGAL ASPECTS OF LOANS."

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Representations and Warranties

     Unless otherwise specified in the related Prospectus Supplement or in the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that, based upon representations and warranties of the originator of the Loans: (i) the information set forth in the Final Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date; (ii) it had good title to each Mortgage Note and the Mortgage and it was the sole owner of each of the Mortgage Loans free and clear of any and all liens, claims, pledges, charges or security interests of any nature (other than any junior lien on the Mortgaged Property encumbered by the related Mortgage) and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;
(iii) each Mortgage evidences a valid and enforceable first or second lien on the property therein described, except for Liens for real estate taxes and special assessments not yet due and payable and, covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage; (iv) no instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee; (v) to the best of the Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and as of the Closing Date such property to the best of the Depositor's knowledge, is free of material damage and is in at least adequate repair; (vi) to the best of the Depositor's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Depositor's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, the lien of the Mortgage (except those that are insured by the original title insurance policy; (vii) to the best of the Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property or are insured against, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless, in either case, an agreement permitting such encroachment is recorded in the applicable real property records and such agreement was taken into account in conducting the appraisal of the Mortgaged Property; (viii) the Depositor has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing which would cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value or marketability of the Mortgage Loan; (ix) to the best of the Depositor's knowledge, no improvement considered in determining the appraisal value located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;
(x) each appraisal is on a form acceptable to FNMA or FHLMC with such riders as are acceptable to FNMA and FHLMC, as the case may be; (xi) the Mortgage Note and the related Mortgage are genuine, and, to the best of the Depositor's knowledge, each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, such enforceability being subject to bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally, and to general principles of equity. To the best of the Depositor's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;
(xii) any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects; (xiii) the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid;
(xiv) a lender's policy of title insurance or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect and each such policy was issued by a title insurer acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC; (xv) all improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the related Pooling and Servicing Agreement;
(xvi) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired; (xvii) the Mortgage Loan was originated by the Depositor or by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of HUD or subsequently acquired by the Depositor from such originator; (xviii) the Mortgage contains a customary "due on sale" clause;
(xix) the Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (y) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
(z) otherwise by judicial foreclosure. The Depositor has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property as a trustee's sale or the right to foreclose the Mortgage; (xx) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified if required under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; and (xxi) any other representations and warranties respecting the Mortgage Loans specified in the related Prospectus Supplement or the related Pooling and Servicing Agreement.

     If the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Condominium Association is responsible for maintaining standard hazard insurance insuring the entire Condominium Building (including each individual Condominium
Unit), and the borrowers of that Condominium do not maintain separate hazard insurance on their individual Condominium Units. See "SERVICING OF LOANS-Maintenance of Insurance Policies and Other Servicing Procedures."

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Depositor based upon representations and warranties of the originator of such Manufactured Home Loan will represent and warrant, among other things, that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first or second lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in at least adequate repair; and (v) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the Depositor in respect of a Loan that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Depositor will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets." See "RISK FACTORS-Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Depositor may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

                       SERVICING OF LOANS

General

     Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers notwithstanding its delegation of certain responsibilities to such Servicer.

     The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Mortgage Assets. The Master Servicer may be the Depositor or an affiliate of the Depositor. The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

     The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

Collection Procedures; Escrow Accounts

     The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio.
Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer will not establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited.

Deposits to and Withdrawals from the Collection Account

     The Collection Account will be an account maintained (i) at a depository institution or trust company, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the four highest rating categories by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency, or (iii) in which such accounts are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained, so long as such account shall not adversely affect the rating on the Certificates or (iv) any other account acceptable to each Rating Agency rating the Certificates of the related Series.

     If so specified in the related Prospectus Supplement, the Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     The Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

          (i) All payments on account of principal, including prepayments, on such Loans net of any portion of such payments that represent recoveries of nonrecoverable
     Advances;

         (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement;

        (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy or a pool insurance policy ("Liquidation Expenses"); unpaid servicing compensation and nonrecoverable Advances in accordance with the related Pooling and Servicing Agreement;

         (iv) All proceeds received of any Loans pursuant to the related Pooling and Servicing Agreement;

          (v) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement;

         (vi)  All Advances for such Series made by the Master
     Servicer or a Servicer pursuant to the related Pooling and Servicing Agreement; and

        (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement.

     The Master Servicer will be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Pooling and Servicing Agreement; the Master Servicer's right to reimburse itself being limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

         (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

        (iii) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable weighted average Certificate Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid servicing compensation with respect to the related Mortgage Loan and to pay any unpaid servicing compensation to the Servicer;

         (iv) to pay to itself as servicing compensation that portion of any payment as to interest that equals the Servicing Fee with respect to such Mortgage Loan for the period with respect to which such interest payment was made, and, as additional servicing compensation, earnings on or investment income with respect to funds credited to the Collection Account;

          (v) to reimburse itself from Insurance Proceeds for insurance expenses and to pay any unpaid servicing compensation to itself, such payment of servicing compensation to be made in accordance with the related Pooling and Servicing Agreement and being limited to the amount, if any, by which the aggregate of Liquidation Proceeds and Insurance Proceeds received in connection with the liquidation of a defaulted Mortgage Loan is, after the deduction of insurance expenses, and servicing compensation payable to the Servicer of such Mortgage Loan, if any, in excess of the outstanding principal balance of such Mortgage Loan, together with accrued and unpaid interest thereon at the applicable weighted average Certificate Rate;

         (vi) to pay to itself, a Servicer or the Depositor, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related outstanding principal balance of such repurchased Mortgage Loan;

        (vii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor with respect to indemnification;

       (viii) to make payments to certain Certificateholders in the manner specified in the Pooling and Servicing Agreement;

         (ix)  to withdraw any amount deposited in the Collection
     Account and not required to be deposited therein; and

          (x) to clear and terminate the Collection Account pursuant to the related Pooling and Servicing Agreement.

Servicing Accounts

     In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, subject to withdrawal to the extent permitted by the applicable servicing agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan consisting of an amount equal to the sum of
(i) all amounts received by the Servicer with respect to the Mortgage Loans serviced by it as of the Servicer Remittance Date, except (a) any monthly payment prepaid for a Due Date subsequent to the month in which the Servicer Remittance Date occurs, (b) any amounts received by such Servicer with respect to such Mortgage Loans that constitute a late recovery with respect to an advance previously made by such Servicer with respect to such Mortgage Loans, and (c) any Retained Interest payable to such Servicer under the terms of such servicing agreement; (ii) all partial principal Prepayments received in the calendar month prior to the month of the Servicer Remittance Date or applied as of the Due Date in the month of the Servicer Remittance Date;
(iii) all principal Prepayments in full received in the calendar month prior to the month of the Servicer Remittance Date, in each case together with interest received thereon through the date of prepayment at the applicable Mortgage Rate (net of the related servicing compensation and any Retained Interest payable to such Servicer under the terms of such servicing agreement) whether or not received from the Mortgagor; and (iv) all Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in the calendar month prior to the month of the Servicer Remittance Date. The Servicer may deduct from each remittance, as provided above, an amount to the extent not previously paid to or retained by it. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

Buy-Down Loans and Other Subsidized Loans

     With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Certificateholders may be affected. The related Prospectus Supplement will specify whether a Buy-Down Fund will or will not be included in or deemed to be a part of the Trust Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. The related Prospectus Supplement will specify whether a Subsidy Fund will or will not be included in or deemed to be a part of the Trust Fund.

     With respect to any other type of Loan which provides for payments other than on the basis of level payments, including GPM Loans, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund or Subsidy Fund.

Advances and Limitations Thereon

     General. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Any such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement.

     Advances in Connection With Prepaid Loans. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds up to an amount otherwise payable to it as servicing compensation for such month to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable weighted average Certificate Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Certificate Rates (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Maintenance of Insurance Policies and Other Servicing Procedures

     Standard Hazard Insurance; Flood Insurance. The Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

     Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to it).
Certain characteristics of the special hazard insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Hazard Insurance on the Loans."

     FHA Insurance and VA Guarantees. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Mortgage Insurance on the Loans."

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

     The Prospectus Supplement will identify the pool insurer for the related Series of Certificates. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Mortgage Insurance on the Loans."

     Bankruptcy Bond. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Certificates. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

     The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

Enforcement of Due-on-Sale Clauses

     When any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

Servicing Compensation and Payment of Expenses

     The Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will also be entitled to additional servicing compensation, which may include, as specified in the related Prospectus Supplement, assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Pooling and Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

     When a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced, to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account, an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable weighted average Certificate Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Certificate Rates (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

     The rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

Evidence as to Compliance

     The Pooling and Servicing Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Pooling and Servicing Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual Statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

     The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be the Depositor or an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     In the event of an Event of Default under the Pooling and Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "THE POOLING AND
SERVICING AGREEMENTS-Rights upon Events of Default."

     Each Pooling and Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Pooling and Servicing Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Pooling and Servicing Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, In addition, the Pooling and Servicing Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).

                         CREDIT SUPPORT

General

     For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the related Series.

     The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Certificate Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "THE POOLING AND SERVICING AGREEMENTS-Deficiency Event." If credit support is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Certificates; Subordination Reserve Fund

     One or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will generally decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A Series may include a Class or Subordinate Certificates entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.

     Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Cross-Support Features

     If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Insurance

     Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include standard hazard insurance and may, if specified in the related Prospectus Supplement, include primary mortgage insurance and a pool insurance policy covering losses in amounts in excess of coverage of any primary mortgage insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

Letter of Credit

     The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination" and "THE POOLING AND SERVICING AGREEMENTS-Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

Certificate Guarantee Insurance

     Certificate Guarantee Insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such Certificate Guarantee Insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Guarantee Insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Certificate Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

Reserve Funds

     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, to be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency rating such Series, or to reduce the likelihood of Special Distributions with respect to any Series. Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Certificates, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS-Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

           DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

     General.  Unless otherwise specified in the related
Prospectus Supplement, Mortgage Loans will not be covered by primary mortgage insurance policies, regardless of the Loan-to-
Value Ratio of the Mortgage Loan.

     A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover certain losses occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS." Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Certificateholders.

     FHA Insurance and VA Guarantees. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended.

     The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Master Servicer or Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Master Servicer or Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Master Servicer or Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of Scheduled Payments for a specified period, with such payments to be made upon or before the maturity date of the Mortgage Note, or the recasting of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage Loan from the Master Servicer or the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or the Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

     With respect to a defaulted VA Loan, the Master Servicer or the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     Primary Mortgage Insurance. If so specified in the related Prospectus Supplement, to the extent described therein, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above.

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain a pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Certificateholders. See "SERVICING OF LOANS-Maintenance of Insurance Policies and Other Servicing Procedures." Any mortgage pool insurance policy with respect to a Trust Fund will be issued by the pool insurer named in the related Prospectus Supplement. Each policy will, subject to the limitations specified in the related Prospectus Supplement, cover certain losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The Master Servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent due to a failure to pay irrespective of the reason therefor. The related Prospectus Supplement will describe in detail the provisions of any pool insurance policy.

     Mortgage Insurance with Respect to Manufactured Home Loans. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

Hazard Insurance on the Loans

     Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mud-flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the areas which the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

      The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is Condominium Units) and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Condominium Unit or such Condominium Building could significantly reduce the value of the Mortgaged Property securing such Condominium Loan.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Certificates, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans and will not be restored.

Repurchase Bond

     If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.

              THE POOLING AND SERVICING AGREEMENTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements.

Assignment of Mortgage Assets

     General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cutoff Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. The Trustee will generally not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "THE TRUST FUNDS-Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.
In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage Backed Securities.

     Assignment of Mortgage Loans. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders.

     The Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Pooling and Servicing Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. The enforcement of the repurchase obligation will generally constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a CEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     Assignment of Manufactured Home Loans. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Certificates to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Certificateholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Certificateholders in the Manufactured Home Loans could be defeated. See "CERTAIN LEGAL ASPECTS OF LOANS-Manufactured Home Loans."

     The Depositor will provide limited representations and warranties to the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS."

     Assignment of Participation Certificates. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Certificate, which will be reregistered in the name of the Trustee. The Trustee will generally not be in possession of or be assignee of record with respect to the Loans represented by the Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation Certificate: (i) that the information contained in the Participation Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of the Participation Certificate; (iii) that there has been no other sale by it of such Participation Certificate and (iv) that such Participation Certificate is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Loans

     If any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 90 days of the execution of the related Pooling and Servicing Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer does not cure such defect within 60 days from the date the Depositor was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer, if and to the extent it is obligated to do so under the related servicing agreement will, not later than 90 days, or within such other period specified in the related Prospectus Supplement, from the date the Depositor was notified of the defect by the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related weighted average Certificate Rate.

     If so specified in the related Prospectus Supplement, the Depositor may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 90 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC.

     Any Qualified Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than one year less than) that of the Deleted Loan, and will (iv) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

     The Depositor will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS-Representations and Warranties." If the related Servicer cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer of such breach, and if such breach is of a nature that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Servicer is obligated to substitute or repurchase the affected Mortgage Loan if such Servicer is required to do so under the applicable servicing agreement.

Reports to Certificateholders

     The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Certificateholder on each Distribution Date, or as soon hereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Pooling and Servicing Agreement, among other things:

          (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

         (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

        (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

         (iv) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

          (v) in the case of Floating Interest Certificates, the Floating Rate applicable to the distribution being made;

         (vi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

        (vii) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

       (viii) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the Business Day preceding the Distribution Date to which such distribution relates;

         (ix) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

          (x) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

         (xi) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

        (xii) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

       (xiii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

        (xiv) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

         (xv)  such other information as specified in the related
     Pooling and Servicing Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Master Servicer will furnish to each Certificateholder of record at any time during such calendar year a report summarizing the items provided to Certificateholders as specified in the Pooling and Servicing Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "SERVICING OF LOANS-Evidence as to Compliance."

Investment of Funds

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving one of the two highest long-term rating of each Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iii) commercial paper which is then rated in the highest commercial paper rating categories of each Rating Agency, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long term debt obligations of such holding company) are then rated in the highest rating category of each Rating Agency, in the case of commercial paper, or in the second highest category in the case of long term debt obligations; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation which do not adversely affect the rating on the Certificates of such Series at the time of the issuance of or investing in such guaranteed reinvestment agreements; (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above; (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investments are then rated in one of the two highest categories of each Rating Agency, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates of such Series by each Rating Agency; and (ix) such other investments which do not adversely affect the rating on the Certificates of such Series as confirmed in writing by each Rating Agency.

     Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

     Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

     If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "SERVICING OF LOANS."

Event of Default

     Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

     So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series (the first 25% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than its right as a Certificateholder under the Pooling and Servicing Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. If, however, the RTC or the FDIC is appointed as the receiver for the Master Servicer, and no Event of Default other than such receivership or insolvency exists, the RTC or the FDIC may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates of the related Series to act as successor Master Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

     During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Deficiency Event

     A "Deficiency Event" with respect to the Certificates of a Series as to which such term is applicable (as set forth in the related Prospectus Supplement) is defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of such Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the Trustee or other party named in the related Pooling and Servicing Agreement is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future Scheduled Payments on the Mortgage Assets included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Certificate Rates and to distribute in full the principal amount of each such outstanding Certificate on or before its respective Stated Maturity.

     The Trustee (or other specified party) will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates will continue to be made in accordance with their terms.

     In the event that the Trustee (or other specified party) makes a determination of sufficiency, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

     If the Trustee (or other specified party) is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Certificate Rate borne by any Certificate of such Series (excluding any Class of Interest Weighted Certificates or any Class with a Floating Rate that varies inversely with a current Index) or, with respect to each Class of Floating Interest Certificates, at the weighted average Certificate Rate, calculated on the basis of the maximum interest rat& applicable to such Class on the original principal amount of the Certificates of that Class (excluding any Class of Interest Weighted Certificates or any Class with a Floating Rate that varies inversely with a current Index). In such event, the Holders evidencing not less than at least 66% or more of the aggregate outstanding principal amount of the Certificates of such Series may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the Holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Pooling and Servicing Agreement.

Duties of the Trustee

     The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Pooling and Servicing Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Pooling and Servicing Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Pooling and Servicing Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Certificate Account

     The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. If specified in the related Prospectus Supplement, the Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the terms of the Pooling and Servicing Agreement, in Eligible Investments. The Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. The Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Certificateholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Pooling and Servicing Agreement.

Expense Reserve Fund

     If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Pooling and Servicing Agreement

     The Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause (iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series. The Pooling and Servicing Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election has been made, for the related Trust Fund of a Series; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein.

List of Certificateholders

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Pooling and Servicing Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC Administrator

     With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust
Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

     The obligations created by the Pooling and Servicing Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Pooling and Servicing Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Pooling and Servicing Agreement and all property acquired in respect of any Mortgage Loan, as described below. The Pooling and Servicing Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the aggregate principal balances of such Mortgage Loans, plus accrued interest at the applicable weighted average Certificate Rate through the last day of the Due Period in which repurchase occurs plus the lesser of (A) the appraised value of any such property and (B) the Stated Principal Balance of the Mortgage Loan relating to such property. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination."

                 CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

     The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens, such as mechanic's and materialmen's liens, pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.
If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a foreclosure sale may be challenged after it has been concluded on the grounds that it was conducted in a manner that did not fully comply with applicable laws, or that the sale price was the result of collusion or other improper practices. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Regardless of the price paid at a foreclosure sale, the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., determined that a sale conclusively will be determined to have been for an amount equal to the "reasonably equivalent value" of the foreclosed property, so long as all the requirements of the State's foreclosure law have been complied with. If these requirements are not met, the sale may be attacked within up to three years after a bankruptcy filing by the debtor, and even longer under state law, on a number of grounds, including that the sale resulted in a fraudulent conveyance or violated other applicable laws. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted.
Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment.
For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured exclusively by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security to the extent the value of the security exceeds the debt, plus post-petition interest, attorney's fees and costs.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code recognizes priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Soldiers' and Sailors' Civil Relief Act. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Junior Liens; Rights of Senior Lienholders

     The rights of the Trust Fund (and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the junior mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Due-on-Sale Clauses in Mortgage Loans

     A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default.
However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential [first] [second] mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels.

Adjustable Interest Rate Loans

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state chartered banks may originate "alternative mortgage instruments" (including
ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other nonfederally chartered housing creditors, including state-chartered savings and loan associations; and statechartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Environmental Legislation

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. While the scope of permissible activities in which a lender may engage to protect its security interest is still uncertain and the rule will not protect a lender against liability under other laws or theories, EPA's rule provides conditions under which a lender may demonstrate that it holds indicia of ownership primarily to protect its security interest and does not participate in the management of the facility. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     At the time the Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

Manufactured Home Loans

     Security Interests in the Manufactured Homes. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required.
The lender of a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

     With respect to a Series of Certificates evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Master Servicer pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured

     Home Loan Before Release of the Lien. Under the Pooling and Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan.
No notice will be given to the Trustee or Certificateholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Anti-deficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.
See "Federal Bankruptcy and Other Laws Affecting Creditors'
Rights" and "Equitable Limitations on Remedies" above.

     Consumer Protection Laws. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-on-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-on-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a [first] [second] lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

     Soldiers' and Sailors' Civil Relief Act. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates, In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to those persons who are the original holders of the Certificate and who hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, tax-exempt organizations and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The Federal income tax consequences of an investment in a Certificate of a Series or a Class thereof will vary depending on the characteristics of such Certificate. The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Trustee will covenant to elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing certain interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer or the Trustee will covenant not to elect to have treated as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and the "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

     Classification of REMICs

     Upon the issuance of each series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated. The following discussion assumes that all requirements for REMIC qualification will be satisfied by the Trust Fund while there are any Regular Certificates outstanding.

Qualification as a REMIC

     In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the Trust Fund, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments."
The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust Fund's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. The Trust Fund must also adopt reasonable arrangements designed to ensure that "disqualified organizations" do not hold residual interests and that tax information is furnished if this restriction is violated.

     A qualified mortgage is any obligation (including any participation or certificate of beneficial ownership therein) that is principally secured by an interest in real property and, generally, that is (i) transferred to the Trust Fund on the Startup Day, (ii) purchased by the Trust Fund within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) received by the REMIC within such three-month period in replacement for an obligation transferred to the REMIC on the Startup Day. Qualified mortgages will also include a regular interest in another REMIC if the interest is transferred to the Trust Fund on the start-up day in exchange for regular or residual interests in the Trust Fund. An obligation is "principally secured by an interest in real property" if (i) the fair market value of the real property security is at least 80% of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. In rendering its opinion with respect to classification of the Trust Fund as a REMIC, Mayer, Brown & Platt is relying on certain representations in the Agreement and other documents regarding qualification of the Mortgage Loans as "qualified mortgages."

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained to provide for payments of expenses or to provide security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. Foreclosure property is real property acquired in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, plus extensions permitted by the Code.

     In addition to the foregoing requirements, the various interests in the Trust Fund also must meet certain requirements. A REMIC meets the interests test if all of the interests in the REMIC are either regular interests or residual interests, and there is one (and only one) class of residual interests (and all distributions with respect to the residual interests are made pro rata). A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments with respect to such interest are subordinated to payments on other interests in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, or expenses incurred by the REMIC. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The Trust Fund must also adopt reasonable arrangements designed to ensure that "disqualified organizations" do not hold residual interests and that tax information is furnished if this restriction is violated.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all the foregoing sections.
In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

     Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under
Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of REMIC Regular Certificates

          General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price over its issue price. In general, unless otherwise disclosed in the applicable Prospectus Supplement, the issue price of a particular class of REMIC Regular Certificates issued hereunder will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" generally includes, among other rates, interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or a combination of a single fixed rate and one or more "qualified floating rates."

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing
Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

          Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates-Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable. Investors should consult their own tax advisors regarding the application of the market discount rules and the advisability of making any of the elections provided by the Code relating to the timing of recognition of market discount.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of
Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report will apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to account for all interest, discount and premium based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates-Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

          Effects of Defaults and Delinquencies

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificates, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

          General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC

     In general, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual using the accrual method of accounting, with certain adjustments. Thus, the taxable income of the REMIC will generally reflect a netting of (i) the income from the Mortgage Loans and other assets of the REMIC and (ii) the deductions allowed to the REMIC for interest (including original issue discount) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, servicing, administrative and other expenses. The limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the REMIC level to such expenses. See "Possible Passthrough of Miscellaneous Itemized Deductions" below.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that the REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "- Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "-Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC
Residual Certificateholder.

     A REMIC Residual Certificateholder may not take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "- Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "-Taxation of Owners of REMIC Residual Certificates-General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual
Certificate will, with an exception discussed below for certain
REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion
(i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates," below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Code provides that similar rules will apply to regulated investment companies, common trust funds and certain cooperatives.

     Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, a transfer of a "noneconomic" REMIC Residual Certificate will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-Foreign Investors In REMIC Certificates-REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules and Non-Availability of Inventory
     Accounting

     On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This Mark-to-Market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     The IRS has recently issued Revenue Ruling 95-81, which provides that taxpayers may not use an inventory method of accounting to account for residual interests in a REMIC.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-Taxation of Owners of REMIC Regular Certificates-Market Discount and-Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Service Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus
Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual
     Certificates to Certain Organizations.

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the
IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination and Liquidation

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 86OF(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to
Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

     Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will generally not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The foregoing tax exemption may not apply with respect to a Regular Certificate held by a Residual Certificateholder, or by a Certificateholder that owns directly or indirectly a 10 percent or greater interest in, or is a "controlled foreign corporation" as defined under the Code related to, a mortgagor or a Residual Certificateholder. The application of these requirements in the REMIC context is not entirely clear, and foreign investors seeking to qualify for this exemption should consult their own tax advisors. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Residual Certificateholders that are not United States persons should assume that distributions of income on their Residual Certificates will be subject to a 30% withholding tax (or such lesser rate as may be provided under any applicable tax treaty). In the case of any income on a Residual Certificate that is an excess inclusion, however, the rate of withholding will not be subject to reduction under any applicable tax treaties. See "-Taxation of Owners of Residual Certificates -- Excess Inclusions," above.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the
related Pooling and Servicing Agreement.     Certain restrictions
relating to transfers of REMIC Residual Certificates to and by investors who are not "United States persons" (as defined above) are also imposed by the REMIC Regulations. If such a transfer is disregarded, the purported transferor of a REMIC Residual Certificate continues to remain liable for any taxes due with respect to the income on such Certificate. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are advised to review the transferor and transferee affidavits that are required to be delivered upon a transfer of a REMIC Residual Certificate (forms of which are attached to the Pooling and Servicing Agreement as exhibits thereto) and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such purchaser to another purchaser at some future date might be disregarded, which would result in the retention of tax liability by such purchaser and the possibility that an amount equal to the total distributions on such REMIC Residual Certificate might be withheld to satisfy the United States federal income tax liability thereon.

     Purchase of Both Regular and Residual Certificates

     Any Certificateholder holding a "regular interest" in a REMIC and persons related to such Certificateholders should not acquire any interest identified as a "residual interest" in the REMIC and any Certificateholders holding a "residual interest" in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a "regular interest" in the REMIC, without consulting their tax advisors as to any possible adverse tax consequences.

Grantor Trust Funds

     Classification of Grantor Trust Funds

     With respect to each series of Grantor Trust Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of the undivided interest specified in its Certificate in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust
     Certificates

          Grantor Trust Fractional Interest Certificates

     In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, Counsel to the Depositor will deliver an opinion, in general, that, to the extent the Grantor Trust holds assets described in the Code sections set forth below, Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code; (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 86OG(a)(3)(A) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, Counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

          Grantor Trust Strip Certificates

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions, and prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s]
(including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 86OG(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest
     Certificates

     Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages, the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

          If Stripped Bond Rules Apply

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of
Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-Taxation of Owners Grantor Trust Fractional Interest Certificates-Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (See "-Sales of Grantor Trust Certificates") and the yield of such Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses. There is considerable uncertainty, however, concerning the application of Code Section 1272(a)(6) to instruments such as the Grantor Trust Fractional Interest Certificates. Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. It is unclear whether these rules would apply to the Grantor Trust Fractional Interest Certificates in the absence of Treasury Regulations providing for the applicability of these rules, although regulations could be adopted that would apply these provisions to the Grantor Trust Fractional Interest Certificates. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder.
Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use or non-use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. (See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount.") It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If the interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "-Market Discount."

          If Stripped Bond Rules Do Not Apply

     Subject to the discussion below on original issue discount, market discount, and premium, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. If the rules relating to original issue discount, market discount, or premium are applicable, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans.

     The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount. The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," a combination of "qualified floating rates" or an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by
(ii) a fraction, the numerator of which is the amount of payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated Principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to the Mortgage Loans held in the related Grantor Trust Fund.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Grantor Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Grantor Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

          Market Discount

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificates, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-REMICs Taxation of Owners of REMIC Regular Certificates-Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to exceed a de minimis amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to origination dates of the Mortgage Loans.

          Premium

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method, the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premiums allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates

     Because the "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates, income on the Certificates must be accrued under the original issue discount provisions of the Code. Except as described above in "- Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Moreover, the OID Regulations do not include rules relating specifically to "stripped coupons," although they do provide general guidance as to how the original issue discount sections of the Code will generally be applied." Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or
loss with respect to such Certificates.      The discussion below
is subject to the discussion under "-Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Certificate at the beginning of such month and the yield of such Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments. Although the proposed regulations are proposed to be effective for debt instruments issued on or after the date that is 60 days after final regulations are published in the Federal Register, the proposed regulations currently represent the best available guidance regarding the position of the Internal Revenue Service as to the appropriate treatment of debt instruments providing for contingent payments. As in the case of the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

     If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     In the absence of final Treasury Regulations relating to debt instruments providing for contingent payments, the Trust will not, except as disclosed in a prospectus supplement, provide to Certificateholders a projected payment schedule under the "noncontingent bond method." Accordingly, Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates

     Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds such Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided in
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the Depositor (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. If the Certificateholder has held the Certificate for more than 12 months, any such gain will be long term capital gain. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for the long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting

     The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Certificate Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Additional guidance is required from the Internal Revenue Service before it is possible to determine definitively the proper methods for accruing income on the Certificates. In the absence of additional guidance, the Trustee intends to compute and report income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. The Trustee intends in reporting information relating to original issue discount to holders of Certificates to provide such information on an aggregate pool-wide basis. Although there are provisions in the OID Regulations that suggest that the computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount on a Mortgage Loan-by-Mortgage Loan basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient Mortgage Loan-by-Mortgage Loan information should the Internal Revenue Service require computation on that basis. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Accordingly, holders of Certificates should consult their own tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding

     In general, the rules described in "-REMICs-Backup
Withholding" will also apply to Grantor Trust Certificates.

     Foreign Investors

     In general, the discussion with respect to REMIC Regular Certificates in "-REMICs-Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

                STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

                      ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

     The issuer of any Series of Certificates (the "Issuer"), the Master Servicer, if any, the Servicer, the Trustee or the provider of any credit support, if any, because of their activities or the activities of their respective affiliates, may be considered to be Parties in Interest with respect to certain Plans. If the Certificates are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of any credit support, if any, is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 95-60, which exempts certain transactions entered into by an insurance company general account; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an in-house asset manager; or any other available exemption. Accordingly, prior to making an investment in the Securities, an investing Plan should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of statutory or administrative exemptions.

     The Certificates of a Series will be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). The related Prospectus Supplement for each Series will indicate whether it is likely that such Series will constitute Publicly Offered Securities.

     If a particular Series is treated as "equity" for purposes of the Plan Asset Regulation the underlying assets of the Issuer could be treated as assets of a Plan purchasing Certificates of such Series. In that case, if the Mortgage Assets securing such Series include single Mortgage Loans with respect to which the obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Certificates of such Series, a Plan investor should determine whether its investment may result in a Prohibited Transaction and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

     Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Certificate, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

     The DOL has granted to certain firms that may be retained as an underwriter for a Series an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include mortgages and interests therein. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, only if certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

     1.   The acquisition of the Securities by a Plan is on terms
(including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Issuer;

     3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. (each, a "Rating Agency");

     4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by, the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

     6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of
1933.

The trust also must meet the following requirements:

     (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust and is not otherwise a member of a Restricted Group; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition, and
(iv) no more than twenty-five (25) percent of the assets of the Plan with respect to which the obligor is the fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.
The Exemption does not apply to fiduciaries acting on behalf of Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, or any affiliate of such parties (the "Restricted Group"). The Prospectus Supplement for each Series will indicate whether the Underwriter for that Series has been granted an Exemption.

     There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulation. Moreover, if the Certificates are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Certificates offered hereby. As a result, Certificates may not be purchased with plan assets of any Plan unless the Certificates are either Publicly Offered Certificates or meet the requirements of the Exemption, or unless the purchaser is an insurance company purchasing Certificates with assets of its general account and the exemptive relief afforded under Section III of PTE 95-60 will apply to such purchaser's purchase and holding of the Certificates. EACH PURCHASER OF CERTIFICATES THAT ARE NOT EITHER PUBLICLY OFFERED SECURITIES OR COVERED BY THE EXEMPTION SHALL BE DEEMED TO REPRESENT AND WARRANT THAT SUCH CERTIFICATES ARE NOT BEING PURCHASED WITH PLAN ASSETS OF ANY PLAN OR ARE BEING PURCHASED WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER SECTION III OF PTE 95-60.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust, 114 S.Ct. 517 (1993). In Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Therefore, purchasers that are insurance companies should analyze whether the Hancock decision may have an impact with respect to their purchase of Certificates.

                        LEGAL INVESTMENT

     The related Prospectus Supplement will specify the Classes of Certificates, if any, of the related Series that will consti-tute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Certificates of any Series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Certificates or to purchase any Class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                          LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor by Mayer, Brown & Platt, Los Angeles, California.

                          THE DEPOSITOR

     Quality Mortgage Acceptance Corp., a California corporation (the "Depositor"), was incorporated in May 1996. The principal executive offices of the Depositor are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is
(714) 440-1000. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE POOLING AND SERVICING AGREEMENTS." Neither the Depositor nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "RISK FACTORS" and "THE DEPOSITOR."

     As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "LOAN UNDERWRITING STANDARDS-Representations and Warranties" and "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets." No person other than the Depositor is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders. Moreover, as discussed above, the Depositor has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Depositor continues to originate, acquire and sell mortgage loans. There can be no assurance that the Depositor will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Depositor will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of the mortgage loans are required to be repurchased due to breaches of representations and warranties. See "RISK FACTORS" herein.

                         USE OF PROCEEDS

     It is expected that the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Certificates. Any other material use of proceeds will be specified in the related Prospectus Supplement. Certificates may be exchanged by the Depositor for Mortgage Assets.

                      PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through one or more underwriters, or through an underwriting syndicate (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Class within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

     Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series offered by the related Prospectus Supplement if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the related Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time for delivery of each Series of Certificates offered hereby and by means of the related
Prospectus Supplement will be set forth in the Prospectus
Supplement with respect to such Series.

                            GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Pooling and Servicing Agreement and the Pooling and Servicing Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Pooling and Servicing Agreement for a more complete definition of such terms.

     "Accrual Distribution Amount" means, with respect to any Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Distribution Date on which all Certificates of the related Series with Stated Maturities earlier than that of such Class of Compound Interest Certificates have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

     "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

     "Agency Securities" means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

     "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

     "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled
Payment pursuant to an Index as described in the related
Prospectus Supplement.

     "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group for purposes of assigning a single aggregate Asset Value.

     "Asset Value" means, if specified in the related Prospectus Supplement for a Series, with respect to Mortgage Assets comprising the Trust Fund for such Series, an amount equal to, as of the date of such determination, the lesser of (a) the present value of the stream of remaining regularly Scheduled Payments of principal and interest on the Mortgage Assets (less any Retained Interest) through the earlier of (1) the Final Scheduled Distribution Date of the Class of such Series having the latest Final Scheduled Distribution Date or (2) the Distribution Date next succeeding the latest maturity date of such Mortgage Assets (after taking into account applicable withdrawals from any funds or accounts and charges for servicing, insurance and related matters, as specified in the related Prospectus Supplement), together with Reinvestment Income thereon at the Assumed Reinvestment Rate for such Series, from the Assumed Deposit Date to the next succeeding Distribution Date, discounted from such Distribution Date to the date for which such determination is made with the same frequency as payments are made on the Certificates of such Series at the weighted average Certificate Rate for such Series; provided that if any Class pays more frequently than another Class, such determination shall be made as provided in the related Series Supplement and (b) the maximum Asset Value specified in the related Prospectus Supplement.

     "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Mortgage Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to certificateholders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11
United States Code 101 et seq., and regulations promulgated thereunder.

     "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

     "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

     "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

     "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

     "Certificate Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

     "Certificate Rate" means, with respect to any Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     "Certificates" means the Mortgage Loan Asset-Backed
Certificates.

     "Class" means a Class of Certificates of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

     "Compound Interest Certificate" means any Certificate on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus

     "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a condominium Building.

     "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

     "Cut-off Date" means the date designated in the Pooling and Servicing Agreement for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Certificateholders of the Series.

     "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing
ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

     "Deficiency Event" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Subordination Amount is reduced to zero), in accordance with the terms thereof and the related Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

     "Depositor" means Quality Mortgage Acceptance Corp.

     "Determination Date" means the day specified in the related
Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

     "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related
Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

     "Eligible Investments" means any one or more of the obligations or securities described as such at "THE POOLING AND
SERVICING AGREEMENTS-Investment of Funds."

     "Eligible Reserve Fund Investments" means Eligible
Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the Applicable Pooling and
Servicing Agreement, as described in the related Prospectus
Supplement for a Series.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

     "Excess Cash Flow" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the amount, if any, by which (a) the cash flow received from the Mortgage Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration, a division of HUD.

     "FHA Loan" means a fixed-rate housing loan insured by the FHA.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related
Trust Fund.

     "Floating Interest Certificate" means any Certificate which accrues interest at a Floating Rate.

     "Floating Interest Period" means the period of time during which a given Certificate Rate applies to a Class of Floating
Interest Certificates.

     "Floating Rate" means a Certificate Rate which is subject to change from time to time.

     "FNMA" means the Federal National Mortgage Association.

     "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10-to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

     "GNMA" means the Government National Mortgage Association.

     "GPM Certificate" means a Certificate backed by GPM Loans.

     "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "HUD" means the United States Department of Housing and
Urban Development.

     "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

     "Insurance Policies" means certain mortgage insurance, hazard insurance, and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged
Property.

     "Interest Accrual Period" means the period, if any, specified in the related Prospectus Supplement for a Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

     "Interest Weighted Certificates" means Certificates entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

     "IRS" means the Internal Revenue Service.

     "L/C Bank" means the issuer of a letter of credit.

     "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related
Prospectus Supplement for a Series.

     "LIBOR" means the average of the interbank offered rates for United States dollar deposits in the London interbank market based on quotations of major banks.

     "Lifetime Mortgage Rate Cap" means the maximum permissible
Mortgage Rate during the life of each ARM.

     "Liquidation Proceeds" means amounts received by the Master
Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

     "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.

     "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     "Manufactured Home Loan" means a loan secured by a Manufactured Home.

     "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

     "Maximum Floating Rate" means, as to any Series, the per annum interest rate cap specified for any Floating Rate
Certificates of such Series in the related Prospectus Supplement.

     "Minimum Floating Rate" means, as to any Series, the per annum interest rate floor specified for any Floating Rate
Certificate of such Series in the related Prospectus Supplement.

     "Minimum Principal Distribution Amount" means, if applicable with respect to a Distribution Date for a Series (as specified in the related Prospectus Supplement), the amount, if any, by which
(a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds (b) the aggregate Asset Value of the Mortgage Assets for the Series as of that Distribution Date.

     "Minimum Mortgage Rate" means the lifetime minimum Mortgage
Rate during the life of each ARM.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage Assets" means the Private Mortgage-Backed Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security or Loan, as the case may be.

     "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Condominium
Loans.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

     "Mortgaged Property" means the real property securing a Mortgage.

     "Negatively Amortizing ARMS" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

     "Participation Certificate" means a certificate evidencing a participation interest in a pool of Loans.

     "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related
Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Mortgaged-Backed Security is issued.

     "PMBS Issuer" means, with respect to Private Mortgage-Backed
Securities, the depositor or seller/servicer under a PMBS
Agreement.

     "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

     "PMBS Trustee" means the trustee designated under a PMBS
Agreement.

     "Pooling and Servicing Agreement" means the agreement relating to a Series among the Depositor, the Master Servicer and the Trustee.

     "Principal Distribution Amount" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and (c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

     "Principal Weighted Certificates" means Certificates entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

     "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means a nationally recognized statistical rating organization.

     "Reduced Volatility Certificates" means a Class of
Certificates on which minimum payments of principal are made in accordance with a schedule specified in the Prospectus
Supplement, the date specified in the related Prospectus
Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

     "Regular Interest" means a regular interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS-Tax Status as a REMIC."

     "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REO Property" means real property which secured a defaulted
Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

     "Reserve Fund" means, with respect to a Series, any Reserve
Fund established pursuant to the Pooling and Servicing Agreement.

     "Residual Interest" means a residual interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS-Tax Status as a REMIC."

     "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage
Loan in accordance with the terms of the related Mortgage Note.

     "Senior Certificateholder" means the Holder of a Senior
Certificate.

     "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

     "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

     "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage
Assets serviced by such Servicer.

     "Servicer Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

     "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing.

     "Special Distribution" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), a distribution (other than a regular distribution on a Distribution
Date) made on account of particular circumstances specified herein.

     "Special Distribution Date" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the date each month (other than any month in which a Distribution Date occurs) on which Special Distributions may be made on Certificates of that Series pursuant to the related Pooling and Servicing Agreement; such date shall be the same day of the month as the day on which Distribution Dates for the Certificates of that Series occur.

     "Subordinate Certificateholder" means a Holder of a Subordinate Certificate.

     "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

     "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate
Certificates, established pursuant to the related Pooling and Servicing Agreement.

     "Trustee" means the trustee under a Pooling and Servicing
Agreement, and its successors.

     "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Pooling and Servicing Agreement for a Series of Certificates including, without limitation, the Mortgage Assets (except any Retained Interest), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Mortgage Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Loans.

     "UCC" means the Uniform Commercial Code.

     "VA" means the Department of Veterans Affairs.

     "VA Loans" means housing loans partially guaranteed by the VA.

             [BACK COVER PAGE OF PROSPECTUS]

                                                 [SINGLE FAMILY]

             SUBJECT TO COMPLETION - DATED MAY 17, 1996


PROSPECTUS SUPPLEMENT
(To Prospectus dated May __, 1996)

                           $___,___,___
                 Quality Mortgage Acceptance Corp.
                             Depositor
      Mortgage Loan Asset-Backed Certificates, Series 1996-_

               $         0 Class S Certificates,  Variable Rate*
               $__,___,___ Class A-1    Certificates,  Adjustable Rate
               $__,___,___ Class A-2    Certificates,  Adjustable Rate
               $__,___,___ Class B-1    Certificates,  Adjustable Rate

        *Based on the Notional Amount as described herein.

          The Series 1996-_ Mortgage Loan Asset-Backed Certificates (the "Certificates") will consist of the following seven Classes: (i) Class S Certificates (the "Variable Strip Certificates"), (ii) Class A-1 Certificates and Class A-2 Certificates (collectively, with the Variable Strip Certificates, the "Senior Certificates"), (iii) Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the "Subordinate Certificates") and (iv) Class R Certificates (the "Residual Certificates"). Only the Senior Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

          The Certificates will, in the aggregate, evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of certain conventional, adjustable-rate, fully-amortizing, one- to four-family, [first] [second] lien mortgage loans (the "Mortgage Loans") to be deposited by Quality Mortgage Acceptance Corp. (the "Depositor") into the Trust Fund for the benefit of the Certificateholders. The Mortgage Loans will have an aggregate principal balance as of __________ 1, 1996 (the "Cut-off Date") of approximately $___,___,___ and have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal of not more than approximately 30 years. All of the Mortgage Loans were originated or acquired by [Quality Mortgage USA, Inc.] [and/or name of other or additional sellers] (the "Seller") and have been sold by the Seller to the Depositor prior to the date of initial issuance of the Certificates (the "Delivery Date"). The Mortgage Loans will be serviced by __________ (the "Master Servicer"). The interest rate (the "Mortgage Rate") on each Mortgage Loan will be subject to adjustment, commencing approximately six months after the date of origination and semi-annually thereafter based on the sum of the Index (as defined herein) and the related Gross Margin (as defined herein), subject to certain periodic and lifetime rate limitations (as described herein)[; provided, however, that with respect to GPARM Loans (as defined herein) such Mortgage Rate adjustments will be made monthly with no periodic rate limitation and the amount of the monthly payment will generally adjust semi-annually subject to certain limitations. Accordingly, under certain circumstances described more fully herein, the GPARM Loans and certain of the Certificates from time to time may be subject to reduced amortization, negative amortization or accelerated amortization]. The Index will be based on six-month London interbank offered rates for United States dollar deposits ("Six-Month LIBOR") [or, with respect to the GPARM Loans, the one-month London interbank offered rates for United States dollars deposits ("One-Month LIBOR"),] as described herein. Certain characteristics of the Mortgage Loans are described herein under "DESCRIPTION OF THE MORTGAGE POOL," and certain matters related to the servicing of the Mortgage Loans are described herein under "POOLING AND SERVICING AGREEMENT" and in the Prospectus under "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS."

          The rights of the holders of the Class B-2 Certificates and the Class B-3 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class B-1 Certificates and the Senior Certificates, the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates, and the rights of the holders of the Class A-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Variable Strip Certificates and the Class A-1 Certificates, in each case as and to the extent described herein.

                  ______________________________

   THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION
    OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY
                OF THEIR RESPECTIVE AFFILIATES.  NEITHER
    THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE
   DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR
                       RESPECTIVE AFFILIATES.
                   ______________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                        SECURITIES AND EXCHANGE
 COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                            AND EXCHANGE
  COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   ______________________________

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
                         CONTRARY IS UNLAWFUL.
                    ______________________________

        Prospective investors should consider the factors set forth under
           "RISK FACTORS," which begins on Page S-__ of this Prospectus
                 Supplement, and on Page __ of the Prospectus.
                                ___________

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

          The Offered Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $_,___,___ plus accrued interest, before deducting issuance expenses payable by the Depositor.

          The Offered Certificates are offered when, as and if delivered to, and accepted by, the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Variable Strip Certificates and the Class A-1 Certificates will be delivered in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as further discussed herein, and that all other Offered Certificates will be delivered in registered and certificated form at the office of [Underwriter], New York, New York, on or about __________, 1996, against payment therefor in immediately available funds.
                            [Underwriter]

    The date of this Prospectus Supplement is __________, 1996.

          Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in __________ 1996 (each, a "Distribution Date"). As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balances thereof (or the Notional Amount (as defined herein) in the case of the Variable Strip Certificates) and the related Certificate Rates. Except as described herein, the Certificate Rates on the Certificates (other than the Variable Strip Certificates) will be equal to One-Month LIBOR (as defined herein) plus _____%. The Certificate Rate on the Variable Strip Certificates will be equal to the excess, if any, of (i) the Net Mortgage Rate Cap (as defined herein) over (ii) the Certificate Rate on the Certificates (other than the Variable Strip Certificates). The Certificate Rate with respect to the first Distribution Date for the Variable Strip Certificates will be approximately _____% per annum and for the Class A-1 Certificates, Class A-2 Certificates and Class B-1 Certificates will be _____% per annum. [Due to the fact that the Mortgage Rates on the GPARM Loans adjust monthly and the monthly payments thereon adjust semi-annually, subject to certain limitations, a portion of the interest that would otherwise be payable on the GPARM Loans and on the Certificates may constitute Deferred Interest (as described herein) which will be added to the principal balance of the GPARM Loans and to the Certificate Principal Balances of certain of the Certificates, as more fully described herein. Deferred Interest will generally be allocated to the various classes of Certificates in the same order in which Realized Losses are allocated as further described herein.]

          Distributions in respect of principal will be allocated among the various Classes of Certificates (other than the Variable Strip Certificates), as described herein. No principal prepayments on the Mortgage Loans will be distributed to holders of the Class B-1 Certificates prior to the Distribution Date occurring in __________ 20__ and no principal prepayments on the Mortgage Loans will be distributed to the holders of the Class B-1 Certificates thereafter if certain criteria relating to the delinquency and loss performance of the Mortgage Loans described herein are not satisfied, unless the Class A-1 Certificates and the Class A-2 Certificates have been retired. However, as described herein, because holders of the Class B-3 Certificates will not be entitled to receive any interest or principal distributions until the Classes of Subordinate Certificates senior thereto have been retired, holders of the Class B-1 Certificates will be entitled to receive principal distributions that include amounts otherwise distributable to holders of the Class B-3 Certificates.

          The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans,which may vary significantly over time. The yield to maturity on the Class B-1 Certificates and, to a lesser extent, the Class A-2 Certificates, will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) to the extent that such losses are not covered by the Classes of Certificates subordinate thereto, as described herein. The Mortgage Loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge. The yield to investors on the Offered Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise to the extent that such shortfalls are not otherwise covered, as described herein. The yield to investors on the Variable Strip Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans which may vary significantly over time. A rapid rate of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans could result in the failure of investors in the Variable Strip Certificates to recover their initial investment. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired. In addition, the yield to investors on the Offered Certificates (other than the Variable Strip Certificates) will be sensitive to fluctuations in the level of One-Month LIBOR (as defined herein), which may vary significantly over time. Furthermore, the yield to investors on the Variable Strip Certificates will be extremely sensitive to fluctuations in the difference between the Net Mortgage Rate Cap on the Mortgage Loans and in the level of One-Month LIBOR plus _____%, which may vary significantly over time. See "SUMMARY OF PROSPECTUS SUPPLEMENT-Special Prepayment Considerations" and "-Special Yield Considerations" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein, and "RISK FACTORS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

          It is a condition to the issuance of the Offered Certificates that the Variable Strip Certificates and the Class A-1 Certificates be rated "___" by [Rating Agency I] ("[Rating Agency I]") and "___" by [Rating Agency II] ("[Rating Agency II]"), the Class A-2 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II] and the Class B-1 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II].

          As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. Each Class of the Offered Certificates will constitute a "regular interest" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

          There is currently no secondary market for the Offered Certificates. [Underwriter] (the "Underwriter") intends to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The Offered Certificates will not be listed on any securities exchange. See "RISK FACTORS" in the Prospectus.

          The information set forth herein under "SUMMARY OF PROSPECTUS SUPPLEMENT-The Mortgage Pool," "DESCRIPTION OF THE MORTGAGE POOL" and "THE SELLER" (other than the information set forth herein under "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, to the extent provided by [Servicer] as described herein, the information set forth herein under "THE SELLER-REO Property Liquidation Experience") has been provided by the Seller. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Seller. The information set forth herein under "THE SELLER -Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, other than to the extent provided by the Seller, the information set forth herein under "THE SELLER-REO Property Liquidation Experience" has been provided by [Servicer] in its capacity as servicer during the periods indicated. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Seller, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by [Servicer].

               ____________________________________

          No person is authorized in connection with this offering to give any information or to make any representation about the Depositor, the Seller, the Master Servicer, the Trustee, the Offered Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Depositor, the Seller, the Master Servicer or the Trustee. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Certificates, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.
               ____________________________________

          The Offered Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated __________, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.
               ____________________________________

          Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         TABLE OF CONTENTS

                       Prospectus Supplement
                                                             Page

SUMMARY OF PROSPECTUS SUPPLEMENT..............................S-8
RISK FACTORS.................................................S-27
DESCRIPTION OF THE MORTGAGE POOL.............................S-28
ADDITIONAL INFORMATION.......................................S-42
THE DEPOSITOR................................................S-42
DESCRIPTION OF THE CERTIFICATES..............................S-48
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS..................S-63
POOLING AND SERVICING AGREEMENT..............................S-71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................S-77
METHOD OF DISTRIBUTION.......................................S-79
USE OF PROCEEDS..............................................S-80
LEGAL OPINIONS...............................................S-80
RATINGS......................................................S-80
LEGAL INVESTMENT.............................................S-81
ERISA CONSIDERATIONS.........................................S-82

                            Prospectus

Prospectus Supplement...........................................3
Additional Information..........................................3
Reports to Certificateholders...................................3
Incorporation of Certain Documents by Reference.................4
Summary of Terms of the Certificates............................5
Risk Factors...................................................17
Description of the Certificates................................24
Yield, Prepayment and Maturity Considerations..................29
The Trust Funds................................................33
Loan Underwriting Procedures and Standards.....................40
Servicing of Loans.............................................44
Credit Support.................................................54
Description of Mortgage and Other Insurance....................58
The Pooling and Servicing Agreements...........................60
Certain Legal Aspects of Loans.................................71
Certain Federal Income Tax Consequences........................80
State and Other Tax Consequences..............................113
ERISA Considerations..........................................113
Legal Investment..............................................116
Legal Matters.................................................117
The Depositor.................................................118
Use of Proceeds...............................................118
Plan of Distribution..........................................118
Glossary......................................................119

                 SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities.......Mortgage Loan Asset-Backed Certificates,
                          Series 1996-_.

Depositor.................Quality Mortgage Acceptance Corp. (the "Depositor").
                          See "THE DEPOSITOR" in the Prospectus.

Master Servicer...........__________ (the "Master Servicer").  See "POOLING
                          AND SERVICING AGREEMENT-The Master Servicer" herein.

Seller....................[Quality Mortgage USA, Inc.] [and/or
                          name of other or additional sellers].
                          See "Seller" herein.

Trustee...................[Trustee] (the "Trustee"). See "POOLING AND
                          SERVICING AGREEMENT-The Trustee" herein.

Cut-off Date..............__________, 1996.

Delivery Date.............On or about __________, 1996.

Denominations.............The Variable Strip Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants in minimum initial Notional
                          Amounts (as defined herein) of $1.00 and integral multiples of $1.00 in excess thereof. The Class A-1 Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of
                          $1.00 and integral multiples of $1.00 in excess thereof. The Class A-2 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, and the Class B-1
                          Certificates will be issued in minimum
                          denominations of $250,000 and integral
                          multiples of $1,000 in excess thereof;
                          provided, however, that one Certificate of each such Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class.

Registration..............The Variable Strip Certificates and the Class A-1
                          Certificates (collectively, the "DTC Registered Certificates") will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring a beneficial interest in a Class of DTC Registered Certificates (each, a "Beneficial Owner") will be entitled to receive a Certificate of such Class in certificated form, except under the limited circumstances described herein. For each Certificate held by DTC, DTC will effect payments to and transfers of the related DTC Registered Certificates among the respective Beneficial Owners by means of its electronic recordkeeping services, acting through organizations that participate in DTC. This arrangement may result in certain delays in receipt of distributions by Beneficial
                          Owners and may restrict a Beneficial Owner's ability to pledge the Certificates beneficially owned by it. All references in this Prospectus Supplement to the DTC
                          Registered Certificates reflect the rights of Beneficial Owners of such Certificates only as such rights may be exercised through DTC and its participating organizations so long as such Certificates are held by DTC.
                          The Offered Certificates (other than the DTC
                          Registered Certificates) will be offered in registered and certificated form. See "DESCRIPTION OF THE CERTIFICATES-Book-Entry Registration" in the Prospectus.

The Mortgage Pool.........Based solely upon information provided by the Seller, the Mortgage Loans will have the characteristics described herein. Trust Fund (as defined herein) will consist primarily of a pool (the "Mortgage Pool") of conventional, adjustable-rate, fully-amortizing, mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date of $___,___,___. The Mortgage Loans are secured by [first][second] liens on fee simple and leasehold interests in one- to four-family residential real properties (each, a "Mortgaged Property") and have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal (each such payment, a "Monthly Payment") of not more than 30 years. All of the Mortgage Loans have Monthly Payments due on the first day of each month.

                          The Mortgage Rate on each Mortgage Loan will be subject to adjustment, commencing approximately six months after the date of origination and semi-annually thereafter, on the adjustment date applicable thereto (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of the Index (as defined herein) and a fixed percentage amount (the "Gross Margin"), subject to periodic rate caps and maximum and minimum Mortgage Rates as described herein. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were originated with a Mortgage Rate below the sum of the applicable Index and Gross Margin, rounded as described herein. No Mortgage Loan had an initial Adjustment
                          Date prior to __________, 1996. [None of the Mortgage Loans include provisions for negative amortization or deferred interest.]

                            [Approximately _____% of the Mortgage
                          Loans are graduated payment adjustable rate mortgage loans (the "GPARM Loans"), as to which the Mortgage Rate will adjust monthly, subject to maximum and minimum Mortgage Rates as described herein but with no periodic rate limitation. The amount of the monthly payment of principal and interest on each such GPARM Loan will adjust semi-annually commencing on the first anniversary of the first Due Date to a fully amortizing payment, provided that, except as described herein, any increase in the amount of the monthly payment on any Payment Adjustment Date is limited to an amount not greater than _____% of the monthly payment due on the immediately preceding Due Date (the "Payment Cap"). Because the Mortgage Rates on the GPARM Loans adjust on a monthly basis and monthly payments adjust only semi-annually, and because the application of Payment Caps may limit the amount by which the monthly payments may adjust, the GPARM Loans will be subject to reduced amortization, negative amortization or accelerated amortization from time to time. For a further description of GPARM Loans, see "DESCRIPTION OF THE MORTGAGE POOL" herein.

                            To the extent that accrued interest on any
                          GPARM Loan for any month exceeds the related monthly payment, such excess ("Deferred Interest") is added to the principal balance of such GPARM Loan and thereafter accrues interest at the related Mortgage Rate. Deferred Interest will not be distributed to the holders of the Certificates as it accrues, but will be added to the Certificate Principal Balances of certain of the Certificates as further described herein.]

                            Approximately _____% of the Mortgage Loans
                          (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments as of the Cut-off Date (such Mortgage Loans, "Thirty-Day Delinquent Mortgage Loans"). Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were sixty days or more but less than ninety days delinquent in their Monthly Payments as of the Cut-off Date (such Mortgage Loans, "Sixty-Day Delinquent Mortgage Loans"). Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were Thirty-Day Delinquent Mortgage Loans as of the Cut-off Date, and approximately _____% of the Mortgage Loans were Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. Prospective investors in the Offered Certificates should be aware, however, that approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first monthly payment due on or before __________, 1996, and that approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first monthly payment due on or before __________, 1996, and therefore, the remaining Mortgage Loans could not have been Thirty-Day Delinquent Mortgage Loans or Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. In addition to the foregoing, approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will have been thirty days or more delinquent in their Monthly Payments more than once during the twelve months preceding the Delivery Date. None of the other Mortgage Loans will have been thirty days or more delinquent in its Monthly Payments more than once during such period.

                          All of the Mortgage Loans were
                          originated or acquired under the Seller's
                          [regular][equity] lending program, as
                          described herein. Mortgage loans
                          originated or acquired under the
                          [regular][equity] lending program are
                          likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those of mortgage loans originated in a more traditional manner. See "RISK FACTORS-Underwriting Standards and Potential Delinquencies" and "DESCRIPTION OF THE MORTGAGE POOL -Underwriting Standards" herein. In addition, see "THE SELLER-Loan Delinquency, Forbearance, Foreclosure,
                          Bankruptcy and REO Property Status" and
                          "-REO Property Liquidation Experience"
                          herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

Indexes...................As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for [(i)] six-month United States dollar deposits in the London interbank market based on quotations of major banks ("Six-Month
                          LIBOR"), [or (ii) with respect to the
                          GPARM Loans, one-month United States
                          dollar deposits in the London interbank
                          market based on quotations of major banks
                          ("One-Month LIBOR"), in each case] as
                          published in the Western Edition of The
                          Wall Street Journal, as most recently
                          available as of the date 45 days prior to such Adjustment Date. See "DESCRIPTION OF
                          THE MORTGAGE POOL" herein.

The Offered Certificates..The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of __________ 1, 1996, among the Depositor, the
                          Master Servicer and the Trustee (the
                          "Pooling and Servicing Agreement"). The
                          Class A-1 Certificates, the Class A-2
                          Certificates and the Class B-1 Certificates will evidence initial undivided beneficial ownership interests of approximately _____%,
                          _____% and _____%, respectively, in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool. The Offered
                          Certificates (other than the Variable Strip
                          Certificates) will have the following
                          approximate Certificate Principal Balances as of the Cut-off Date:

                                Class A-1 Certificates   $      __,___,___
                                Class A-2 Certificates   $      __,___,___
                                Class B-1 Certificates   $       __,___,___

                            The Variable Strip Certificates have no
                           Certificate Principal Balance and will
                           accrue interest on the Notional Amount (as defined herein).

                            On the first Distribution Date, the
                           Certificate Rate on the Certificates (other than the Variable Strip Certificates) will be _____% per annum. Thereafter, on the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the "One-Month LIBOR" for the Distribution Date in the following month for the Offered Certificates (other than the Variable Strip Certificates) on the basis of the offered rates of the Reference Banks for one-month United Stated dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. See "DESCRIPTION OF THE CERTIFICATES-Calculation of One-Month LIBOR" herein. The Certificate Rate on the Certificates (other than the Variable Strip Certificates) for each Distribution Date after the initial Distribution Date will be equal to One-Month LIBOR (as defined herein) plus _____%; provided, however, that the Certificate Rate on each such Class of Certificates will be subject to a maximum rate as of any Distribution Date equal to the lesser of (i) _____% per annum and (ii) the Net Mortgage Rate Cap. The Net Mortgage Rate Cap is a per annum rate equal to the weighted average of the Net Mortgage Rates on the then-outstanding Mortgage Loans. The Certificate Rate on the Variable Strip Certificates on each Distribution Date will be equal to the excess, if any, of (i) the Net Mortgage Rate Cap over (ii) the Certificate Rate on the Certificates (other than the Variable Strip Certificates). The Certificate Rate will be approximately _____% per annum with respect to the first Distribution Date for the Variable Strip Certificates. The Net Mortgage Rate on each Mortgage Loan will be equal to the Mortgage Rate thereon minus _____% per annum, the annual rate at which the related servicing fee accrues (the "Servicing Fee Rate").

Interest Distributions.....Holders of the Variable Strip Certificates and the
                           Class A-1 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest (as defined herein) on such Class on each Distribution Date (the "Priority Interest Distribution Amount"), to the extent of the Available Distribution Amount for such
                           Distribution Date. Holders of the Class A-2
                           Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such Class on each Distribution Date, to the extent of the portion of the Available
                           Distribution Amount for such Distribution
                           Date remaining after distributions of
                           interest to the holders of the Variable
                           Strip Certificates and interest and
                           principal to the holders of the Class A-1
                           Certificates and, if the Certificate
                           Principal Balances of the Subordinate
                           Certificates (as defined herein) have been reduced to zero, reimbursement for certain Advances to the Master Servicer, as described herein.

                            Holders of the Class B-1 Certificates will
                           be entitled to receive interest
                           distributions in an amount equal to the
                           Accrued Certificate Interest on such Class on each Distribution Date, to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining after distributions of interest and principal (as applicable) to the holders of the Classes of Senior Certificates and, if the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, reimbursement for certain Advances to the Master Servicer, as described herein.

                            With respect to any Distribution Date,
                           Accrued Certificate Interest will be equal to (a) in the case of the Offered Certificates (other than the Variable Strip Certificates), interest accrued for the Accrual Period (as defined herein) on the Certificate Principal Balance of the Certificates of such Class at the related Certificate Rate, and (b) in the case of the Variable Strip Certificates, interest accrued for the Accrual Period on the Notional Amount for such Class of Certificates at the related Certificate Rate, in each case less any interest shortfalls not covered with respect to such Class of Certificates by Subordination (as defined herein and allocated as described herein), including any Prepayment Interest Shortfall (as defined herein) for such Distribution Date to the extent not covered by payments by the Master Servicer as described herein and the interest portions of any Realized Losses (as defined herein) allocated thereto. The Accrual Period for each Distribution Date will be from the 25th day of the month preceding such Distribution Date to the 24th day of the month of such Distribution Date, provided, however, that the Accrual Period will be treated as a 30-day period regardless of the number of days from the 25th day of the preceding month to the 24th day of such month. See "DESCRIPTION OF THE CERTIFICATES-Interest Distributions" herein.

                            The notional amount (the "Notional
                           Amount") of the Variable Strip
                           Certificates, as of any date of
                           determination, is equal to the aggregate
                           Certificate Principal Balance of all
                           Classes of Certificates (including such
                           Classes of Certificates not offered hereby) as of such date; provided that the initial Notional Amount for the Variable Strip Certificates shall be rounded down to the nearest dollar increment. The Notional Amount of the Variable Strip Certificates will be equal to $___,___,___ as of the Cut-off Date. See "DESCRIPTION OF THE CERTIFICATES-Interest Distributions" herein.

                            [On each Distribution Date, the aggregate
                           amount of Deferred Interest, if any, that is added to the principal balance of the GPARM Loans on the Due Date occurring in the month in which such Distribution Date occurs will be allocated by operation of the payment provisions described herein as follows: first, to the Class R Certificates, second, to the Class B Certificates, third, to the Class A-2 Certificates and fourth, to the Class A-1 Certificates, in each case to the extent of the Accrued Certificate Interest thereon as calculated under the provisions described herein without regard to the allocation of Deferred Interest thereto. Deferred Interest allocated to a Class of Certificates on any Distribution Date will be added to the Certificate Principal Balance thereof on such Distribution Date and will thereafter bear interest at the then applicable Certificate Rate.]

                            References herein to the Notional Amount
                           of the Variable Strip Certificates are used solely for certain calculations and do not represent the right of the holders of the Variable Strip Certificates to receive distributions of such amount.

Principal Distributions....Holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date to the extent of the portion of the Available Distribution Amount remaining after the
                           Priority Interest Distribution Amount is distributed, a distribution allocable to principal that will, as more fully described herein, include (i) the Class A-1 Percentage (as defined herein) of scheduled principal payments due on the Mortgage
                           Loans and of certain unscheduled
                           collections of principal on the Mortgage
                           Loans as described herein, (ii) the Class
                           A-1 Percentage divided by the Senior
                           Percentage (as defined herein) multiplied by the then-applicable Senior Prepayment Percentage (as defined herein) of all principal prepayments made by the mortgagors during the related Prepayment
                           Period and (iii) in connection with a
                           Mortgage Loan for which a Cash Liquidation or an REO Disposition (each as defined herein) occurred during the related
                           Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses (each as defined herein), an amount equal to the lesser of
                           (A) the then-applicable Class A-1
                           Percentage of the Stated Principal Balance
                           (as defined herein) of such Mortgage Loan and (B)(1) the Class A-1 Percentage for such Distribution Date divided by the Senior Percentage for such Distribution
                           Date multiplied by (2) the Senior
                           Prepayment Percentage for such Distribution
                           Date, multiplied by the amount of the
                           related collections, to the extent applied as recoveries of principal of such Mortgage Loan.

                           Holders of the Class A-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Priority Interest Distribution Amount is distributed and distributions in respect of principal to the holders of the Class A-1 Certificates and, if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, after reimbursement for certain Advances to the Master Servicer described below under "-Advances," and after distributions in respect of interest on such Class, a distribution allocable to principal that will, as more fully described herein, include (i) the Class A-2 Percentage (as defined herein) of scheduled principal payments due on the Mortgage Loans and of certain unscheduled collections of principal on the Mortgage Loans as described herein, (ii) the Class A-2 Percentage divided by the Senior Percentage multiplied by the then-applicable Senior Prepayment
                           Percentage of all principal prepayments
                           made by the mortgagors during the related
                           Prepayment Period and (iii) in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the then-applicable Class A-2 Percentage of the Stated Principal Balance of such Mortgage Loan and (B)(1) the Class A-2 Percentage for such Distribution Date divided by the Senior Percentage for such Distribution Date multiplied by (2) the Senior Prepayment Percentage for such Distribution Date, multiplied by the amount of the related collections, to the extent applied as recoveries of principal of such Mortgage Loan.

                           The Senior Percentage, the Class A-1
                           Percentage and the Class A-2 Percentage
                           initially will be equal to approximately
                           _____%, _____% and _____%, respectively,
                           and each will be recalculated, as more
                           fully described herein, after each
                           Distribution Date to reflect the
                           entitlement of the holders of the Senior
                           Certificates (other than the Variable Strip
                           Certificates) to subsequent distributions allocable to principal of the Mortgage Loans. For each Distribution Date occurring prior to the Distribution Date in December 20__, the Senior Prepayment Percentage will be equal to 100% and all principal prepayments will be distributed to the Class A-1 Certificates and the Class A-2 Certificates on a pro rata basis as described herein. Thereafter, during certain periods, subject to certain loss and delinquency criteria described herein, the Senior Prepayment Percentage may be 100% or otherwise disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments distributable in respect of the Class A-1 Certificates and the Class A-2 Certificates may be disproportionately large (relative to the Senior Percentage).

                           Holders of the Class B-1 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distributions of interest and principal, as applicable, to the Senior Certificates, and, if the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, reimbursement is made to the Master Servicer for certain Advances as described herein, and after distributions in respect of interest on such Class, a distribution allocable to principal that will, as more fully described herein, include (i) the Class B-1 Percentage (as defined below) of scheduled principal payments due on the Mortgage Loans and of certain unscheduled collections of principal on the Mortgage Loans as described herein, (ii) the Class B-1 Prepayment Percentage (as defined herein) of all principal prepayments that were made by the mortgagors during the related Prepayment Period and (iii) such Class' pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the Senior Certificates. In addition, the holders of the Class B-1 Certificates will be entitled to receive on each Distribution Date a further distribution in respect of principal equal to the portion of the Available Distribution Amount remaining after the distributions described above, after reimbursement to the Master Servicer for certain Advances as described below under "-Advances" and after required distributions in respect of interest and principal on the Class B-2 Certificates have been made as described herein.

                           The Class B-1 Prepayment Percentage with respect to any Distribution Date will equal the product of (a) 100% minus the Senior Prepayment Percentage for such Distribution Date multiplied by (b) a fraction, the numerator of which is the Class B-1 Percentage and the denominator of which is the sum of (i) the Class B-1 Percentage,
                           (ii) the Class B-2 Percentage and (iii) the
                           Class B-3 Percentage (each as defined
                           herein). The Class B-1 Percentage initially will be equal to approximately _____%, and will be recalculated, as more fully described herein, after each Distribution Date to reflect the entitlement of the holders of such Classes of Certificates to subsequent distributions allocable to principal. For each Distribution Date occurring prior to the Distribution Date in December 20__, the Class B-1 Prepayment Percentage will be equal to 0% and no principal prepayments will be distributed to the Class B-1 Certificates. Thereafter, during certain periods, subject to certain loss and delinquency criteria described herein, the Senior Prepayment Percentage may be 100% or otherwise disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments distributable in respect of the Class B-1 Certificates may be disproportionately small or large (relative to the Class B-1 Percentage).

                           Holders of the Variable Strip Certificates will not be entitled to receive any principal distributions.

                           See "DESCRIPTION OF THE CERTIFICATES-Principal Distributions on the Class A-1 Certificates," "-Principal Distributions on the Class A-2 Certificates" and "-Principal Distributions on the Class B-1 Certificates" herein.

Advances...................The Master Servicer is required to make advances
                           ("Advances") in respect of delinquent payments of principal and interest (net of the related Servicing Fees) on the Mortgage Loans, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES-Advances" herein.

Allocation of Losses;
  Subordination............Neither the Offered Certificates nor the Mortgage
                           Loans are insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Seller, the Master Servicer, the Trustee or any of their respective affiliates. Subject to the limitations described below, Realized Losses on the Mortgage Loans will be allocated first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class
                           B-1 Certificates, then to the Class A-2
                           Certificates, in each case until the
                           Certificate Principal Balance thereof is reduced to zero, and thereafter the principal portion thereof to the Class A-1 Certificates and the interest portion thereof to the Variable Strip Certificates and the Class A-1 Certificates on a pro rata basis. The Subordination provided to the Certificates by the Certificates subordinate thereto will cover Realized
                           Losses on the Mortgage Loans resulting from defaults on the Mortgage Loans and from Special Hazard Losses, Fraud Losses and
                           Bankruptcy Losses (each as defined herein).
                           However, the aggregate amounts of Realized
                           Losses which may be allocated through
                           Subordination to cover Special Hazard
                           Losses, Fraud Losses and Bankruptcy Losses on the Mortgage Loans initially are limited to $_,___,___, $_,___,___ and $___,___, respectively.

                           All of the foregoing amounts are subject to periodic reduction as described herein. In the event that the Certificate Principal Balances of the Class A-2 Certificates and the Subordinate Certificates are reduced to zero, all additional losses (including, without limitation, all Realized Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses) will be allocated to the Variable Strip Certificates and the Class A-1 Certificates. Any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and any Extraordinary Losses (each, as defined herein) will be borne by the holders of all of the Certificates on a pro rata basis as described herein. See "DESCRIPTION OF THE CERTIFICATES-Allocation of Losses;
                           Subordination" herein.

Subordinate Certificates and
  Residual Certificates
  Not Offered Hereby.......The Class B-2 Certificates and the Class B-3
                           Certificates will have aggregate initial
                           Certificate Principal Balances of approximately $_,___,___ and $_,___,___, respectively, evidencing an initial Class B-2 Percentage of approximately _____% and an initial
                           Class B-3 Percentage of approximately
                           ____%. The Residual Certificates have no
                           Certificate Principal Balance and no
                           Certificate Rate.  The Class B-2
                           Certificates, Class B-3 Certificates and the Residual Certificates are not being offered hereby.

Optional Termination.......At its option, the Master Servicer may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate principal balance of the Mortgage Loans is less than _____% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. See "POOLING AND SERVICING AGREEMENT-Termination" herein and "THE
                           POOLING AND SERVICING
                           AGREEMENTS-Termination" in the Prospectus.

Special Prepayment
  Considerations...........General:  The rate of principal payments on the
                           Offered Certificates (other than the Variable Strip Certificates) will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease in subsequent periods, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase in subsequent periods, resulting in an accelerated return of principal to investors at a time when reinvestment at comparable yields may not be possible. In addition, approximately _____% of the
                           Mortgage Loans (by aggregate principal
                           balance as of the Cut-off Date) provide for payment of a prepayment charge. A majority of the Mortgage Loans with a prepayment charge provision provide for a prepayment charge for partial prepayments and full prepayments made within approximately five years after the dates of origination of such Mortgage Loans. Such prepayment charges (which will not be distributable to the Certificates) may reduce the rate of prepayment on the Mortgage Loans.

Variable Strip Certificates: The Notional Amount, and therefore the amount of interest distributions on
                             the Variable Strip Certificates will be
                             highly sensitive to the rate and timing
                             of principal payments (including
                             prepayments, repurchases, defaults and
                             liquidations) on the Mortgage Loans. See
                             "-Special Yield Considerations" below and
                             "CERTAIN YIELD AND PREPAYMENT
                             CONSIDERATIONS" herein.

Classes With Subordination Features:
                           As described herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Class A-1 Certificates and the Class A-2 Certificates, and therefore, during certain periods none or a disproportionately small percentage of such prepayments will be distributed on the Subordinate Certificates, including the Class B-1 Certificates. As a result, the weighted average life of the Subordinate Certificates will be extended and, as a relative matter, the Subordination afforded the Senior Certificates by the Subordinate Certificates will be increased (to the extent not otherwise offset by Realized Losses on the Mortgage Loans). However, as described herein, because holders of the Class B-3 Certificates will not be entitled to receive any interest or principal distributions until the Class B-1 Certificates and the Class B-2 Certificates have been retired, holders of the Class B-1 Certificates will be entitled to principal distributions that include all amounts, to the extent received or advanced, that would otherwise be distributable to holders of the Class B-3 Certificates, which will have the effect of shortening the weighted average life of the Class B-1 Certificates.

                           See "DESCRIPTION OF THE CERTIFICATES-Principal Distributions on the Class A-1
                           Certificates," "-Principal Distributions on the Class A-2 Certificates" and "-Principal Distributions on the Class B-1
                           Certificates" and "CERTAIN YIELD AND
                           PREPAYMENT CONSIDERATIONS" herein, and
                           "YIELD, PREPAYMENT AND MATURITY
                           CONSIDERATIONS" in the Prospectus.

Special Yield Considerations
General: The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance (or the Notional Amount) of such
                           Class of Certificates. The yield to
                           maturity on each Class of Offered
                           Certificates will also depend on other
                           factors such as the Certificate Rate and any adjustments thereto and the purchase price for such Certificates. The yield to investors on any Class of Offered
                           Certificates will be adversely affected by any allocation thereto of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments by the Master Servicer as described herein. Furthermore, the yield to investors on the Offered Certificates will be sensitive to fluctuations in the level of One-Month
                           LIBOR, which may vary significantly over time.

                            In general, if a Class of Offered
                           Certificates is purchased at a premium and principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated. Conversely, if a Class of Offered Certificates is purchased at a discount and principal payments on the Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

Variable Strip Certificates:  The yield to investors on the
                           Variable Strip Certificates will be
                           extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, repurchases, defaults and liquidations), which may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the Variable Strip Certificates to recover their initial investment. The yield on the Variable Strip Certificates will also be materially and adversely affected if the Mortgage Loans experience a high rate of defaults and liquidations. In addition to the foregoing, the yield on the Variable Strip Certificates will be materially and adversely affected to a greater extent than the yields on the other Classes of Senior Certificates if the Mortgage Loans with higher Gross Margins prepay faster than the Mortgage Loans with lower Gross Margins, because holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Gross Margins than on Mortgage Loans with lower Gross Margins.

                            In addition, the yield to investors on the
                           Variable Strip Certificates will be
                           extremely sensitive to fluctuations in the difference between the Net Mortgage Rate Cap on the Mortgage Loans and in the level of One-Month LIBOR plus _____%, which may vary significantly over time.

Classes With Subordination Features:
                           The yield to maturity on the Class A-2
                           Certificates will be extremely sensitive to certain losses on the Mortgage Loans (and the timing thereof) to the extent such losses are not covered by the Subordinate Certificates, because the entire amount of such losses (rather than a pro rata portion thereof) will be allocable to the Class A-2 Certificates, as and to the extent described herein. The yield to maturity on the Class B-1 Certificates will be extremely sensitive to certain losses on the Mortgage Loans (and the timing thereof) to the extent such losses are not covered by Subordinate Certificates subordinate thereto because the entire amount of such losses (rather than a pro rata portion thereof) will be allocable to the Class B-1 Certificates, as and to the extent described herein.

                            See "CERTAIN YIELD AND PREPAYMENT
                           CONSIDERATIONS" herein and "YIELD,
                           PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

Certain Federal Income
  Tax Consequences......... A real estate mortgage investment conduit
                           ("REMIC") election will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, the Class R Certificates will be the sole Class of "residual interests" in the REMIC and the Senior Certificates and the Subordinate Certificates will constitute the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

                           For federal income tax reporting purposes, the Class A-1 Certificates will not, and the remaining Classes of Offered Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a CPR percentage (as defined herein) equal to _____%. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

                            If the method for computing original issue
                           discount described in the Prospectus
                           results in a negative amount for any
                           period, a holder of a Variable Strip
                           Certificate will be permitted to offset
                           such amount only against the future income, if any, from such Certificate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

                            For further information regarding the
                           federal income tax consequences of
                           investing in the Offered Certificates see
                           "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

Ratings....................It is a condition to the issuance of the
                           Offered Certificates that the Variable
                           Strip Certificates and the Class A-1
                           Certificates be rated "___" by [Rating
                           Agency I] ("[Rating Agency I]") and "___" by [Rating Agency II] ("[Rating Agency II]"), the Class A-2 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II] and the Class B-1 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. The ratings of the Variable Strip Certificates do not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" and "RATINGS" herein and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

Legal Investment...........The Offered Certificates (other than the Class ___
                           Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated as described herein and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities," provided that such restricting legislation was enacted on or prior to October 3, 1991. The Class ___ Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

                           The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of such Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of Offered Certificates, and in particular, the Class B-1 Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" and "ERISA CONSIDERATIONS" herein and in the Prospectus. [A reference will be made here to any applicable underwriter's exemption.]



                           RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

Repurchase Obligations of the Seller

     No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders, and the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.

Underwriting Standards and Potential Delinquencies

     The Seller's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. While one of the Seller's primary considerations in underwriting a mortgage loan is the value of the mortgaged property, the Seller also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.

     As a result of the Seller's underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

     Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience a decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market. See "DESCRIPTION OF THE MORTGAGE POOL-Underwriting Standards" herein.

[Junior Mortgage Loans

     Approximately ___% of the aggregate principal amount of the Mortgage Loans as of the Cut-off Date will be junior mortgage loans. The primary risks to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior Mortgage Loan after satisfaction of all related senior liens. See "RISK FACTORS-Nature of Mortgages; Properties" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Junior Liens; Rights of Senior Lienholders" in the Prospectus.]

Certificate Rate Risk

     The Certificate Rate on the Offered Certificates (other than the Variable Strip Certificates) is based upon, among other factors, as described herein under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions" the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the index applicable to the Mortgage Loans, as described under "DESCRIPTION OF THE MORTGAGE POOL" herein. Each Mortgage Loan adjusts semi-annually commencing approximately six months after the date of origination based upon Six-Month LIBOR (as defined herein) whereas the Certificate Rate on the Offered Certificates (other than the Variable Strip Certificates) adjusts monthly based upon One-Month LIBOR, limited by the Net Mortgage Rate Cap (as defined herein) or _____% per annum. In addition, One-Month LIBOR and the Index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index is stable or falling or that, even if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise much more rapidly than the Index. See "DESCRIPTION OF THE CERTIFICATES-Interest Distributions."

     The Certificate Rate on the Variable Strip Certificates is based upon, among other factors, as described herein under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions," the excess, if any of (i) the Net Mortgage Rate Cap over (ii) the Certificate Rate on the Certificates (other than the Variable Strip Certificates). The Net Mortgage Rate Cap is primarily based upon the value of Six-Month LIBOR, which is generally different from the value of One-Month LIBOR, as described herein. The yield to maturity of investors in the Variable Strip Certificates will be extremely sensitive to differences between One-Month LIBOR and Six-Month LIBOR, and as a result of such differences, investors in the Variable Strip Certificates may not receive distributions of interest under certain circumstances. As described in the preceding paragraph, the difference between One-Month LIBOR and the Index may vary considerably. See "DESCRIPTION OF THE CERTIFICATES-Interest Distributions."

     See also, "RISK FACTORS" in the Prospectus.

[Other special risk factors applicable to specific Series and not covered by the Prospectus will be added here if applicable.]


                 DESCRIPTION OF THE MORTGAGE POOL

     The information set forth in the following paragraphs has been provided by the Seller. Neither the Depositor, the Underwriter, the Master Servicer, the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

General

     The Trust Fund (as defined herein) will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date of $___,___,___. The Mortgage Loans will be conventional, adjustable-rate, fully-amortizing mortgage loans secured by [first][second] liens on fee simple and leasehold interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgage Loans will have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal (each such payment, a "Monthly Payment") of not more than 30 years and will have Monthly Payments due on the first day of each month. All of the Mortgage Loans were originated or acquired by the Depositor in accordance with the underwriting criteria under its [regular][equity] lending program, as described herein. [___% of the Mortgage Loans are secured by first liens and ___% of the Mortgage Loans are secured by second liens.]

     The Mortgage Loans have been sold to the Depositor by the Seller on or prior to the Delivery Date pursuant to certain mortgage loan purchase agreements between the Depositor and the Seller (each, a "Purchase Agreement"). The representations and warranties made by the Seller in each Purchase Agreement and the remedies provided therein or pursuant thereto for any breaches of such representations and warranties as described herein under "POOLING AND SERVICING AGREEMENT-Assignment of Mortgage Loans," will be assigned by the Depositor to the Trustee for the benefit of the holders of the Certificates pursuant to the Pooling and Servicing Agreement (as defined herein).

     The Mortgage Rate on each Mortgage Loan [(other than a GPARM
Loan)] will be subject to adjustment, commencing approximately six months after the date of origination and semi-annually thereafter on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i) the average of the interbank offered rates for six-month United States dollar deposits in the London interbank market based on quotations of major banks ("Six-Month LIBOR"), as published in the Western Edition of The Wall Street Journal (the "Index"), as most recently available as of the date 45 days prior to such Adjustment Date, and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin") (such sum as rounded based on the Index at the date of any determination, the "Fully Indexed Rate"); provided, however, that the Mortgage Rate will not increase or decrease by more than _____% on any Adjustment Date with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) or _____% on any Adjustment Date with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) (each, the related "Periodic Rate Cap"), will in no event be greater than the initial Mortgage Rate plus _____% with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), _____% with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) or _____% with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) (each, the related "Maximum Rate"), and will in no event be less than the amount set forth in the Mortgage Note as the minimum Mortgage Rate thereunder (the "Minimum Rate"). Effective with the first payment due on a Mortgage Loan [(other than a GPARM Loan)] after each related Adjustment Date, the Monthly Payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), were originated with a Mortgage Rate below the Fully Indexed Rate. Due to the application of the Periodic Rate Cap (even assuming no increase in the applicable Index from the date of origination to the applicable Adjustment Date) or the Maximum Rate, the Mortgage Rate on any Mortgage Loan, as adjusted on any Adjustment Date, may be less than the Fully Indexed Rate. See "-The Index" herein.

     [The Mortgage Rate on each GPARM Loan will be subject to monthly adjustment commencing on the first day of the month specified in the related Mortgage Note (each date of adjustment, a "Rate Adjustment Date") to a per annum rate equal to the sum, rounded to the nearest 0.125%, of (i) the average of the interbank offered rates for one-month United States dollar deposits in the London interbank market based on quotations of major banks ("One-Month LIBOR"), as most recently available as of the date 45 days prior to such Rate Adjustment Date (the related "Index"), and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin") ranging from _____% to _____%; provided, however, that the Mortgage Rate will in no event be greater than the initial Mortgage Rate plus _____% (the "Maximum Rate"), which Maximum Rates range from _____% to
_____%, or, less than the minimum Mortgage Rate stated in the Mortgage Note (the "Minimum Rate"), which Minimum Rates range from _____% to _____%. No GPARM Loan provides for a period rate cap on any Rate Adjustment Date. Due to the application of the Maximum Rate, the Mortgage Rate on any GPARM Loan, as adjusted on any Rate Adjustment Date, may be less than the Fully Indexed Rate. See "-The Indexes" herein.

     The amount of the monthly payment on each GPARM Loan is set at a fixed amount for the first _____ months of the loan (the "Initial Teaser Period") and set at a different fixed amount for the next _____ months following the Initial Teaser Period (the "Second Teaser Period"). During the Initial Teaser Period and the Second Teaser Period, the amount of the monthly payment on each GPARM Loan is set at a level resulting in a payment that may be less than one month's interest at the Mortgage Rate thereon, resulting in negative amortization during the early months of the loan. As of the Cut-Off Date, all of the GPARM Loans have finished their Initial Teaser Period and are now in the Second Teaser Period.

     In addition, the amount of the monthly payment on each GPARM Loan adjusts semi-annually on each "Payment Adjustment Date" commencing on the first anniversary of the first Due Date, to an amount which would amortize fully the outstanding principal balance of the GPARM Loan over its remaining term, and pay interest at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date, subject to a payment cap (the "Payment Cap") that limits any increase in the amount of the monthly payment on any Payment Adjustment Date to an amount not greater than _____% of the amount of the monthly payment not limited by the Payment Cap. The Payment Cap shall not be in effect on the fifth anniversary of the first Due Date and on each fifth anniversary thereafter (each such anniversary, a "Recast Date"). The weighted average first Recast Date of the GPARM Loans, rounded to the nearest Due Date, is __________, 20__. If on any Due Date, due to the addition of Deferred Interest, the principal balance of any GPARM Loan would exceed 110% of the original principal balance thereof (such limitation, a "Negative Amortization Cap"), the related monthly payment will be recalculated, without regard to the Payment Cap, to equal an amount sufficient to amortize such GPARM Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date. Any monthly payment so recalculated will remain in effect until the earlier of the next Payment Adjustment Date. Any monthly payment so recalculated will remain in effect until the earlier of the next Payment Adjustment Date, the next Recast Date or the next Due Date on which the principal balance of the related GPARM Loan would exceed the Negative Amortization Cap.

     The Mortgage Notes provide that on each Payment Adjustment Date the monthly payment will be adjusted to be the lesser of (i) the monthly payment that would be sufficient to amortize fully the then outstanding principal balance of the related GPARM Loan over its remaining term (the "Full Payment") and (ii) the monthly payment that would be equal to the above amount subject to the Payment Cap (the "Limited Payment"). However, upon timely notice, a Mortgagor may elect to pay the Full Payment.

     On any Rate Adjustment Date an increase in the Mortgage Rate on a GPARM Loan will result in a larger portion of each subsequent monthly payment being allocated to interest and a smaller portion being allocated to principal, and conversely, a decrease in the Mortgage Rate on a GPARM Loan will result in a larger portion of each subsequent monthly payment being allocated to principal and a smaller portion being allocated to interest. However, because Mortgage Rates on the GPARM Loans adjust on a monthly basis but monthly payments due on the GPARM Loans adjust only semi-annually, and because the application of Payment Caps may limit the amount by which the monthly payments may increase, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the GPARM Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, GPARM Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, "Deferred Interest")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in according with a fully amortizing schedule). In addition, subsequent to the final Recast Date and the final Payment Adjustment Date, the addition of any Deferred Interest to the principal balance of any GPARM Loan that is not offset by subsequent accelerated amortization will result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

     The maximum increase in the principal balance of a GPARM Loan due to the addition of Deferred Interest to the principal balance of such GPARM Loan and the resulting Loan-to-Value Ratio on such GPARM Loan will depend on the relationships between the Payment Cap, the Maximum Mortgage Rate, the Negative Amortization Cap and the Index. If the outstanding principal balance of a GPARM Loan having a Loan-to-Value Ratio of 80% were to increase to an amount equal to the Negative Amortization Cap, the Loan-to-Value Ratio, as based on the then outstanding principal balance) thereof, would in no event exceed approximately 88%.]

     Each Mortgage Loan will contain a customary "due-on-sale" clause. Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments as of the Cut-off Date (such Mortgage Loans, "Thirty-Day Delinquent Mortgage Loans"). Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were sixty days or more but less than ninety days delinquent in their Monthly Payments as of the Cut-off Date (such Mortgage Loans, "Sixty-Day Delinquent Mortgage Loans"). Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were Thirty-Day Delinquent Mortgage Loans as of the Cut-off Date, and none of the Mortgage Loans were Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. Prospective investors in the Offered Certificates should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first monthly payment due on or before __________, 1996, and that approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first monthly payment due on or before __________ 1, 1996, and therefore, the remaining Mortgage Loans could not have been Thirty-Day Delinquent Mortgage Loans or Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. In addition to the foregoing, approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will have been thirty days or more delinquent in their Monthly Payments more than once during the twelve months preceding the Delivery Date. None of the other Mortgage Loans will have been thirty days or more delinquent in its Monthly Payments more than once during such period. Also, none of the Mortgage Loans will be sixty days or more delinquent in its Monthly Payments as of the Delivery Date.

     Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge generally is the maximum amount permitted under applicable state law (or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated as set forth in the following sentence). A majority of the Mortgage Loans with a prepayment charge provision provide for payment of a prepayment charge for partial prepayments and full prepayments made within approximately five years of the origination of the related Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent (20%) of the original principal balance of such Mortgage Loan. With respect to the remainder of the Mortgage Loans with a prepayment charge provision, the prepayment charge is calculated in a different manner. The Seller will retain the right to all prepayment charges and late payment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

     Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the improvements on the Mortgaged Property. None of the Mortgage Loans will be covered by a primary mortgage insurance policy. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Hazard Insurance on the Loans-Standard Hazard Insurance Policies" in the Prospectus.

     The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date:

Number of Mortgage Loans...................................._____

Initial Mortgage Rates:
     Weighted Average......................................_____%
     Range..........................................._____%-____%
Gross Margins:
     Weighted Average......................................_____%
     Range..........................................._____%-____%
Maximum Mortgage Rates:
      Weighted Average....................................._____%
     Range..........................................._____%-____%
Maximum Net Mortgage Rates:
     Weighted Average......................................_____%
     Range............................................_____%-___%
Minimum Net Mortgage Rates:
     Weighted Average......................................_____%
     Range............................................_____%-___%

     The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of the Mortgage Loans specified, provided, that the sum of the percentages in certain of the following paragraphs may not equal 100% due to rounding):

     Each Mortgage Loan will have been originated or acquired by the Seller on or before __________, 1996.

     The next Adjustment Dates for the Mortgage Loans will occur in the following months: __________ 1996, _____%; __________ 1996,
_____%; __________ 1996, _____%; __________ 1996, _____%; __________
1996, _____%; __________ 1996, _____%; and __________ 1996, _____%.

     The weighted average remaining term to maturity of the Mortgage Loans will be approximately __ years and __ months. All of the Mortgage Loans had original terms to maturity from the due date of the first monthly payment of not more than 30 years. None of the Mortgage Loans had a first payment date prior to __________, 1996 and none of the Mortgage Loans will have a remaining term to maturity of less than approximately __ years and __ months. The latest maturity date of any of the Mortgage Loans is __________, 20__.

     The Mortgage Loans will each have an outstanding principal balance of not less than $__________ or more than $__________. The Mortgage Loans will have an average outstanding principal balance of $__________.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately ____%, no Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding ____%, and no Mortgage Loan will have a combined Loan-to-Value Ratio at origination, including any then existing second mortgage subordinate to the lien of the Mortgage, in excess of _____%, except for one Mortgage Loan, representing approximately _____%, with a combined Loan-to-Value Ratio of _____%.

     At origination, approximately _____% of the Mortgage Loans were secured by a Mortgaged Property that was subject to a then-existing lien subordinate to that of the related Mortgage.

     [Approximately _____% of the Mortgage Loans are GPARM Loans (expressed as a percentage of the aggregate principal balance of the GPARM Loans as of the Cut-off Date) approximately _____%, _____%, _____%, _____% and _____% have a Second Teaser Period ending in
__________, 19__, __________, 19__, __________, 19__, __________,
19__, __________, 19__ and __________, 19__ respectively.]

     With respect to approximately _____% of the Mortgage Loans, the proceeds were used to purchase the related Mortgaged Properties.
Approximately _____% of the Mortgage Loans were rate and term refinancings and approximately _____% of the Mortgage Loans were equity take-out refinancings.

     No more than approximately _____% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

     Approximately _____%, _____%, _____%, _____%, _____%, _____%,
_____%, _____%, _____% and _____ of the Mortgage Loans had their first Monthly Payments due in __________ 1996, __________ 1996, __________
1996, __________ 1996, __________ 1996, __________ 1996, __________
1996, __________ 1996, __________ 1996 and __________ 1996,
respectively. Approximately ____% of the Mortgage Loans will have their first Monthly Payments due in __________ 1996.

     Approximately _____%, _____%, _____% and _____% of the Mortgage Loans will be secured by detached one-family dwelling units, by units in condominiums, by units in planned unit developments and by two- to four-family dwelling units, respectively. Approximately _____% of the Mortgage Loans will be secured by leasehold interests. Approximately _____% and _____% of the Mortgage Loans will be secured by investor properties and by secondary residences, respectively, and with respect to all of the other Mortgage Loans, the mortgagor represented in the documents submitted by such mortgagor for the closing of the related Mortgage Loan that the Mortgaged Property initially would be owner-occupied as the mortgagor's primary residence.

     Approximately _____%, _____% and _____% of the Mortgage Loans were underwritten under the Seller's Full Documentation Program, Quick Qualifier Program and Quick Qualifier Plus Program, respectively. See "-Underwriting Standards" below.
     The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) having Loan-to-Value Ratios at origination in each given range. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                       Loan-to-Value Ratios
                                                         Percentage of
                      Number of                             Mortgage
Loan-To-Value Ratios  Mortgage       Aggregate         Loans by Aggregate
 At Origination (%)    Loans     Principal Balance      Principal Balance
0.1 - 60.0.......                $                           %
60.1 - 65.0......
65.1 - 70.0......
70.1 - 75.0......
75.1 - 80.0......
80.1 - 85.0          ___         _______                 _______
  Total..........                $                       100.00%
                     ---         -------                 -------


     The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) having the Gross Margins in each given range. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                           Gross Margins


                   Number of                Percentage of Mortgage
                   Mortgage    Aggregate      Loans by Aggregate
Gross Margins(%)    Loans  Principal Balance   Principal Balance
3.501 - 3.750.......               $                  %
3.751 - 4.000.......
4.001 - 4.250.......
4.251 - 4.500.......
4.501 - 4.750.......
4.751 - 5.000.......
5.001 - 5.250.......
5.251 - 5.500.......
5.501 - 5.750.......
5.751 - 6.000.......
6.001 - 6.250.......
6.251 - 6.500.......
6.501 - 6.750.......
6.751 - 7.000.......
7.001 - 7.250.......
7.251 - 7.500.......
7.501 - 7.750.......
7.751 - 8.000.......
8.001 - 8.250.......
8.751 - 9.000.......
9.251 - 9.500.......
9.751 - 10.000......
Over 10.000.........     ___      _____         _______
  Total.............             $              100.00%
                         ---      -----         -------


     The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) secured by Mortgaged Properties located in each given state and in the District of Columbia. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                      Geographic Distribution

                   Number of                  Percentage of Mortgage
                   Mortgage     Aggregate        Loans by Aggregate
State              Loans    Principal Balance     Principal Balance

Alabama                            $                      %
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming                            _______                  ________
     Total                        $                         100.00%
                     ========      =======                  ========

Underwriting Standards

     [Note: The following language is illustrative and will be modified and/or supplemented to reflect to actual underwriting standards applied with respect to the mortgage loans included in the particular transaction.]

     [General Description of the Seller's Equity Lending and Regular Lending Program

     The Seller's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. It is contemplated that all of the mortgage loans originated or acquired by the Seller will also be underwritten with a view toward the resale thereof in the secondary mortgage market. While one of the Seller's primary considerations in underwriting a mortgage loan is the value of the mortgaged property, the Seller also considers, among other things, a mortgagor's credit history (placing primary emphasis on the mortgagor's mortgage credit history), repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The maximum Loan-to-Value Ratio permitted under the Seller's equity lending program is 75%. As used herein, "Loan-to-Value Ratio" shall mean as of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan as of the date of determination, and the denominator of which is the Collateral Value of the related Mortgage Property. The maximum Loan-to-Value Ratio permitted under the Seller's regular lending program is 100%. Second lien financing of the Mortgaged Properties may be provided by lenders other than the Seller at any time (including at origination), in which case the combined Loan-to-Value Ratio may exceed 75% with respect to the equity lending program and may be as high as 100% with respect to the regular lending program. However, the Seller will not provide second lien financing on any Mortgaged Property securing a Mortgage Loan included in the Trust Fund other than Mortgage Loans secured by a second lien on the related Mortgage Property already in the Mortgage Pool. Under each underwriting category within which a mortgage loan is graded under the equity lending program or under the regular lending program, the maximum combined Loan-to-Value Ratio at origination, including any then-existing deeds of trust subordinate to the Seller's first or second lien, is 100%. All of the Mortgage Loans included in the Trust Fund will be first or second lien mortgage loans. All of the Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards. The combination of these factors is likely to result in rates of delinquency, foreclosure, bankruptcy and loss that are higher, and (especially with respect to the mortgage loans underwritten under the equity lending program) that may be substantially higher, than those experienced by other mortgage loans underwritten in a more traditional manner. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property Liquidation Experience" below for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

     As a result of the Seller's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience on the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience a decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase substantially as compared with such rates in a stable or improving real estate market.

     Most of the Seller's current single family first lien mortgage loan volume is originated or acquired primarily based on loan application packages submitted through mortgage brokerage companies (the "Wholesale Program"). Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Seller for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of its quality control procedures, the Seller maintains a file with respect to each broker including reports of any complaints received by the Seller with respect to such broker. _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were originated under the Wholesale Program. In addition, the Seller purchases mortgage loans from mortgage brokerage companies and a variety of other mortgage loan originators (the "Conduit Program"). Mortgage loans acquired under the Conduit Program are generally not reviewed by the Seller prior to origination, and are not originated on loan document forms provided by the Seller.
However, such mortgage loans are reviewed by the Seller prior to purchase by the Seller to determine that such mortgage loans are in compliance with the Seller's underwriting guidelines. ___% of the Mortgage Loans were originated under the Conduit Program. The remaining ___% of the Mortgage Loans were originated directly through the Seller's retail loan origination program. No more than ___% of the Mortgage Loans were originated based on loan application packages submitted through any single mortgage brokerage company.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

     One- to four-family (sometimes referred to herein as "single family") properties that are to secure mortgage loans are appraised by qualified independent appraisers who are approved by the Seller's internal chief appraiser. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. Every independent appraisal is reviewed by either a Seller staff appraiser who is supervised by the Seller's chief appraiser, or by another independent appraiser approved by the Seller's chief appraiser, to confirm the adequacy of the property as collateral, and substantially all independent appraisals are reviewed before or after the mortgage loan is made. If the value of the subject property as determined by the Seller's review appraisal is more than either 5% or 10% (depending upon the original appraisal value and the state in which the subject property is located) below the original appraisal value, then the Seller's review appraisal value is used for purposes of establishing the maximum permissible Loan-to-Value Ratio of the mortgage loan. In all other cases, the value of the subject property as determined by the original appraisal is used for purposes of establishing the maximum permissible Loan-to-Value Ratio of the mortgage loan.

     The Seller's underwriting guidelines permit mortgage loans secured by mortgaged properties consisting of real property together with a mobile home, manufactured home or modular housing unit located thereon, provided that such improvements have been permanently affixed to the real property with a foundation and that all such improvements are legally classified and taxed as part of the real property under local law (such mortgage loans, "Manufactured Home Loans"). The maximum Loan-to-Value Ratio for a Manufactured Home Loan is ___%, with a ___% reduction in the maximum Loan-to-Value Ratio otherwise allowed under the applicable lending program (or a ___% reduction for single wide units or for units with less than 600 square feet of living area), and an additional ___% reduction in the maximum Loan-to-Value Ratio (as well as a maximum loan term of 15 years) for units more than 10 years old.

     Equity Lending Program Features

     The equity lending program's underwriting guidelines generally place more emphasis on the value of the mortgaged property and less emphasis on the mortgagor's credit history than do either the Seller's regular lending program or more traditional mortgage loan origination programs. The maximum loan amount for loans originated or acquired under the Seller's equity lending program is generally $300,000 for loans secured by owner-occupied mortgaged properties and $250,000 for loans secured by non-owner-occupied properties. Greater mortgage loan amounts may be approved on a case-by-case basis. Based on the applicable underwriting guidelines, Mortgage Loans originated or acquired under the equity lending program are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those of Mortgage Loans originated or acquired under the Seller's regular lending program and, especially, mortgage loans originated in a more traditional manner.

     All of the loans originated or acquired under the Seller's equity lending program were underwritten under the Seller's "Documented Income" or "Stated Income" residential loan programs. Under each of these residential loan programs, the Seller reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant (placing primary emphasis on the applicant's previous mortgage credit history), calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with the equity lending program's standards. In determining the ability of the applicant to repay the loan, the Seller uses a rate (the "Qualifying Rate") equal to the lesser of the Fully Indexed Rate on the loan being applied for or the initial interest rate on such loan plus an amount equal to the periodic rate cap applicable to the loan, but in no event less than the initial mortgage rate. The Seller verifies the income of each borrower as follows. Under the Documented Income program, a borrower is generally required to submit one form of verification of stable monthly income. Under the Stated Income program, the income stated on the loan application signed by the borrower is generally acceptable without further documentary verification. Under either program, the Seller generally performs a telephone verification of the borrower's employment. No verification is required with respect to the source of funds (if any) required to be deposited by the applicant with the closing agent.

[Risk categories for the equity lending program will be described here.]

     Regular Lending Program Features

     All of the Mortgage Loans originated or acquired under the Seller's regular lending program were underwritten by the Seller pursuant to its "Full Documentation," "Quick Qualifier" and "Quick Qualifier Plus" residential loan programs. Under each of these residential loan programs, the Seller reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with the regular lending program's standards. In determining the ability of the applicant to repay a loan of the type included in the Mortgage Pool, the Seller uses a rate (the "Qualifying Rate") equal to the lesser of the fully indexed rate or the initial rate plus the Periodic Rate Cap but not less than the initial interest rate. The Seller's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations. The Seller requires its underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the regular lending program is $350,000; however, the Seller approves mortgage loans in excess of such amount on a case-by-case basis. The discussion set forth under the heading "-Regular Lending Program Features" exclude mortgage loans originated under the Seller's equity lending program, and mortgage loans originated by the Seller under its REO lending program. The Seller underwrites single-family loans with Loan-to-Value Ratios at origination of up to 100%, depending on, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. Under each risk category of underwriting criteria described below, the maximum combined Loan-to-Value Ratio at origination, including any then-existing second mortgages subordinate to the Seller's first mortgage, is 100%.

     The Seller verifies the income of each borrower (except as described below) and a portion of the source of founds required to be deposited by the applicant with the appropriate closing agent or into escrow under its various residential loan programs as follows: under the Full Documentation program, borrowers are generally required to submit two forms of verification of stable monthly income for the last 24 months (or if the Loan-to-Value Ratio is less than or equal to 70%, for the last 12 months); provided that as an alternative, bank statements for the appropriate time period alone may be accepted as adequate verification of stable monthly income. Under the Quick Qualifier and Quick Qualifier Plus programs, one such form of verification is generally required for the last six months and for any period of less than six months, respectively, except that borrowers may be qualified based upon monthly income as stated on the mortgage loan application, without verification, if the borrower and the mortgaged property meet certain criteria. Under all of the foregoing programs, the Seller generally performs a telephone verification of the borrower's employment. Verification of a portion of the source of funds (if any) required to be deposited by the applicant with the appropriate closing agent or into escrow is required under the Full Documentation program if the Loan-to-Value Ratio is greater than 70%; however, no such verification is required under the other programs.

[Risk categories for the regular lending program will be described here.]

     [Graduated Payment Adjustable Rate Mortgage Loan Program. All of the GPARM Loans in the Trust Fund were originated under the Seller's "Graduated Payment Adjustable Rate Mortgage Loan" program ("GPARM"), which is part of the Seller's regular lending program. The underwriting guidelines for this loan program differ from those generally applicable under the Seller's [regular] [equity] lending program in that the Qualifying Rate equals a hypothetical interest rate corresponding to the monthly payment amount during the Initial Teaser Period, plus 3.00%. In addition, the GPARM underwriting guidelines require a maximum Loan-to-Value Ratio that is generally 5% lower than the maximum loan-to-value ratio permitted for a comparable under each risk category in the [regular] [equity] lending program.]

The Index

     The Index used to determine the Mortgage Rate for the Mortgage Loans [(other than the GPARM Loans)] is the average of the interbank offered rates for six month United States dollar deposits in the London interbank market based on quotations of major banks ("Six-Month LIBOR"), as published in the Western Edition of The Wall Street Journal. The Index applicable on any Adjustment Date is the most recent Index figure available as of the date 45 days before such Adjustment Date. Listed below are some historical average values for the months indicated of Six-Month LIBOR (as made available from Reuters and published by Data Resources, Inc.), which values may differ from those published in the Western Edition of The Wall Street
Journal:

                                   Year
Month          1996    1995   1994    1993   1992      1991

January.......  5.40%  6.80%  3.41%   3.47%  4.23%     7.35%
February......  5.21   6.63   3.66    3.35   4.29      6.71
March.........  5.40   6.44   4.15    3.35   4.58      6.68
April.........         6.44   4.43    3.33   4.32      6.36
May...........         6.13   4.99    3.32   4.12      6.21
June..........         5.90   4.96    3.49   4.14      6.44
July..........         5.85   5.27    3.48   3.64      6.43
August........         5.93   5.29    3.46   3.54      5.93
September.....         5.87   5.49    3.36   3.31      5.75
October.......         5.88   5.90    3.39   3.42      5.48
November......         5.74   6.21    3.53   3.79      5.06
December......         5.61   6.86    3.49   3.69      4.58

     [The Index used to determine the Mortgage Rate for the GPARM Loans is the average of the interbank offered rates for one month United States dollar deposits in the London interbank market based on quotations of major banks ("One-Month LIBOR"), as published in the Western Edition of The Wall Street Journal. The Index applicable on any Rate Adjustment Date is the most recent Index Figure available as of the date 45 days before such Rate Adjustment Date.] Listed below are some historical average values for the months indicated of One-Month LIBOR (as made available from Reuters and published by Data Resources, Inc.), which values may differ from those published in the Western Edition of The Wall Street Journal:

                                   Year
Month          1996    1995   1994    1993   1992      1991

January.......  5.58%  5.93%  3.15%   3.22%  4.19%     7.21%
February......  5.53   6.12   3.38    3.15   4.16      6.60
March.........  5.38   6.13   3.62    3.19   4.34      6.59
April.........         6.11   3.82    3.17   4.09      6.17
May...........         6.07   4.32    3.15   3.89      5.97
June..........         6.06   4.38    3.21   3.94      6.08
July..........         5.91   4.55    3.17   3.31      6.02
August........         5.89   4.50    3.19   3.41      5.75
September.....         5.85   4.93    3.17   3.27      5.58
October.......         5.87   5.07    3.19   3.23      5.33
November......         5.83   5.48    3.21   3.33      4.94
December......         5.86   6.09    3.32   3.68      4.94


     If [either] Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index that is based upon comparable information.

                      ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in such Current Report on Form 8-K.

                           THE DEPOSITOR

     Quality Mortgage Acceptance Corp. (the "Depositor"), a California corporation, was incorporated in May 1996. The principal executive offices of the Depositor are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is (714) 440-1000. Neither the Depositor nor any of its affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a Mortgage Loan if the Seller defaults on its obligation to repurchase a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. See "POOLING AND SERVICING AGREEMENT-Assignment of Mortgage Loans." Neither the Depositor nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series.

                            THE SELLER

     [Note: The description of the Seller set forth below will be modified as appropriate to provide updated information or to describe any Seller other than Quality Mortgage USA, Inc.]

     The information set forth in the following paragraphs (other than the information set forth under the caption "-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, to the extent provided by [Servicer] as described herein, the information set forth under the caption "-REO Property Liquidation Experience") has been provided by the Seller. Neither the Depositor, the Underwriter, the Master Servicer, the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information provided by the Seller. The information set forth below under the caption "-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, other than to the extent provided by the Seller, the information set forth below under the caption "-REO Property Liquidation Experience" has been provided by [Servicer] in its capacity as servicer of loans originated or acquired by the Seller during the relevant periods indicated. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Seller, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by [Servicer].

     [Quality Mortgage USA, Inc. (the "Seller"), a California corporation, was incorporated in 1984, and is approved as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. Prior to September 1991, the Seller did not engage in lending activities of the type involved under its present lending programs, and was owned and operated by persons no longer connected with the Seller. In September 1991, the Seller was acquired by CALMAC Funding, a Nevada corporation, for the purpose of commencing operations as an originator and seller of residential mortgage loans. The Seller began originating and acquiring mortgage loans under its regular lending program in January 1992 and began originating and acquiring mortgage loans under its equity lending program in September 1992. The principal executive offices of the Seller are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is (714) 440-1000.

     As of September 30, 199__, the Seller had total assets of $__________, total liabilities of $__________ and shareholders' equity of $__________. For the year ended September 30, 199__, the Seller had net income (after taxes) of $__________. As of ___________, 199__, the Depositor had total assets of $__________, total liabilities of $__________, and shareholders' equity of $__________. For the _____-month period ended __________, 199__, the Seller had net income (after taxes) of $__________. The Seller currently maintains additional loan origination offices at various locations in the States of [California, Colorado, Nevada, Texas, Washington, Maryland, Oregon, Missouri, Indiana, Ohio, Minnesota, Pennsylvania, North Carolina, South Carolina, Kansas, Tennessee, Oklahoma, Wisconsin, Utah, Louisiana, Hawaii and New Mexico].

     [No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders. Moreover, as discussed above, the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Seller continues to originate, acquire and sell mortgage loans. There can be no assurance that the Seller will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.]

     The Seller will retain the right to all prepayment charges and late payment charges received on certain of the Mortgage Loans and the Certificateholders will have no right thereto. [In addition, it is anticipated that the Seller will be the holder of a Percentage Interest equal to 99.99% in the Residual Certificates. The Seller may sell such Residual Certificates at any time, subject to certain conditions set forth in the Pooling and Servicing Agreement.]

Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO
Property Status

     Based solely upon information provided by [Servicer], the table below summarizes, at the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated under the Seller's [regular][equity] lending program that, in each case, were transferred to REMIC trust funds as of the respective dates three months prior to the dates indicated. The table below is based solely upon information provided by [Servicer], as servicer of such mortgage loans during the periods indicated, and does not include information with respect to mortgage loans that were purchased by the Depositor but not transferred to REMIC trust funds, mortgage loans originated under the Seller's [equity][regular] lending program or mortgage loans originated by the Seller under its REO underwriting guidelines. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                              At _______, 199_             At______, 199_
                           Number        Principal     Number       Principal
                           of Loans       Amount       of Loans      Amount
                           --------      ---------     --------     ---------
                                        (Dollars in Thousands)

Total Loans Outstanding....             $                            $

DELINQUENCY(1).............
   Period of Delinquency:..
        31-60 Days.........             $                            $
        61-90 Days.........
        91-120 Days or More  ________   ________        ________     ________
   Total Delinquencies.....
                             ========   ========        ========     ========

Delinquencies as a Percentage of
Total Loans Outstanding....         %          %               %           %

FORBEARANCE LOANS(2).......              $
Forbearance Loans as a Percentage of
Total Loans Outstanding....         %          %               %           %
FORECLOSURES PENDING(3)......            $                            $
Foreclosures Pending as a Percentage of
Total Loans Outstanding......       %          %               %           %
BANKRUPTCIES PENDING(4)......            $                            $
Bankruptcies Pending as a Percentage of
Total Loans Outstanding......       %          %               %           %

TOTAL DELINQUENCIES PLUS FORBEARANCE
LOANS, FORECLOSURES PENDING AND          $                             $
BANKRUPTCIES PENDING

Total Delinquencies Plus Forbearance
Loans, foreclosures Pending and
Bankruptcies Pending as Percentage
of Total Loans Outstanding.....      %          %              %           %

REO PROPERTIES(5)..............           $                            $
REO Properties as a Percentage of
Total Loans Outstanding........      %          %              %           %
____________________________________
(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance
        Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure
        Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans (other than REO properties purchased by the Seller as described below under "-REO Property Liquidation Experience." All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled
        "Forbearance Loans," "Foreclosures Pending," "Bankruptcies
        Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or
        More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus
        Forbearance Loans, Foreclosures Pending and Bankruptcies
        Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled
        "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans (other than REO properties purchased by the Seller as described below under "-REO Property Liquidation Experience").

(2) For each of the Forbearance Loans, the servicer has entered into a written forbearance agreement with the related mortgagor, based on the servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated, as described below under "-REO Property Liquidation Experience," but not including mortgaged properties that the Seller had already purchased as of such dates.

     The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired under the Seller's [regular][equity] lending program that, in each case, were transferred to a REMIC trust fund as of the dates three months prior to the respective dates indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency, to foreclosure or bankruptcy proceedings or to forbearance or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above. Prospective investors should also be aware that while the information set forth in the table above has been compiled on the basis of reports that are prepared as of the last day of each month, monthly remittance reports that will be sent to investors will include delinquency and foreclosure information on the Mortgage Loans included in the Mortgage Pool that will be based on reports prepared as of the fifteenth day of each month (the "Monthly Remittance Reports"), and that the delinquency and foreclosure information appearing in the Monthly Remittance Reports may therefore be expected to be higher than would be the case if such information were based on reports prepared as of the last day of each month. For example, for purposes of the foregoing table, a payment due on __________ 1st would be treated as 31 to 60 days delinquent only if the payment was not received as of __________ 30th, while the same payment would be treated as 31 to 60 days delinquent for purposes of the Monthly Remittance Report in __________ if the payment was not received as of __________ 15th. In addition, the delinquency and foreclosure information appearing in the Monthly Remittance Reports is used in the calculation of the Senior Prepayment Percentage for the Mortgage Pool.

REO Property Liquidation Experience

     The pooling and servicing agreements relating to the REMIC trust funds to which mortgage loans originated or acquired under the Seller's [regular][equity] lending program were transferred by the Depositor prior to __________ 1, 1995 (the "REMIC Agreements") permit the Seller at its sole option to purchase any mortgaged property acquired or about to be acquired by foreclosure by the servicer thereof on behalf of the related trustee.

     The tables below summarize, respectively, for the periods indicated (i) the total number of mortgage loans originated or acquired under the Seller's [regular][equity] lending program and transferred to REMIC trust funds, and the aggregate outstanding principal balance thereof at origination, and (ii) the combined experience of the Seller and [Servicer], as servicer of such mortgage loans during the periods indicated, as of __________, 1996 with respect to all REO properties relating to such mortgage loans that were transferred to REMIC trust funds as of __________, 1996. The tables below do not include information with respect to mortgage loans purchased by the Seller but not transferred to REMIC trust funds, mortgage loans originated or acquired under the Seller's [equity][regular] lending program or mortgage loans originated by the Seller under its REO underwriting guidelines.

                                               __________ through
                                               _________, 1996(1)

Aggregate Principal Balance at Origination.....   $
Total Number of Loans..........................

                                               __________ through
                                               _________, 1996(1)

Total Number of REO Properties.................
Aggregate Principal Balance
of REO Properties(3)...........................   $
Total Number of Liquidated Properties(4).......   $
Aggregate Principal Balance
of Liquidated Properties(3)....................   $
Aggregate Net Gains/(Losses)(5)................   $
Average Net Gain/(Loss) per
Liquidated Property(6).........................      %


_________________________________
(1) The Seller began originating and acquiring mortgage loans under its regular lending program on January 17, 1992. [The Seller began originating and acquiring mortgage loans under its equity lending program on September 21, 1992.]

(2) Prior to October 1, 1992, no mortgaged property securing a mortgage loan included in any REMIC trust fund had been acquired by foreclosure on behalf of the trustee under the related REMIC Agreement. Accordingly, prior to October 1, 1992, the Seller did not have any opportunity to exercise its option to purchase any mortgaged properties acquired or about to be acquired by foreclosure on behalf of a trustee under the provisions of the REMIC Agreements.

(3) Aggregate of the outstanding principal balances of the related mortgage loans at the respective dates such mortgage loans were converted to REO property status (not including accrued interest).

(4) Total number of REO properties that were finally liquidated during the indicated period (each, a "Liquidated Property"), including by sale with Seller-provided financing.

(5)  As to each Liquidated Property, the Net Gain/(Loss) is equal to
     (a) all amounts received in connection with the liquidation of such Liquidated Property (including the net proceeds of any Seller-provided financing), minus (b) the unpaid principal balance, foreclosure costs, accrued interest and all liquidation expenses related to such Liquidated Property.

(6) Aggregate Net Gains/(Losses) divided by the Aggregate Balance of Liquidated Properties.

     The above data on loss experience are calculated on the basis of the total mortgage loans originated or acquired under the Seller's [regular][equity] lending program that were transferred to REMIC trust funds as of __________, 1996. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of __________, 1996, outstanding long enough to give rise to the possibility of default and final liquidation. The loss experience with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than indicated above.

     [The Seller will have no right to purchase Mortgaged Properties from the Trust Fund as described above. Consequently, any losses incurred upon the liquidation of defaulted Mortgage Loans will be borne by the Certificateholders as described herein under "DESCRIPTION OF THE CERTIFICATES-Allocation of Losses; Subordination," unless the related Mortgaged Properties are purchased by the Master Servicer as described herein under "DESCRIPTION OF THE CERTIFICATES-Optional Purchase of the Delinquent Mortgage Loans."] Further, Seller-provided financing has been used to facilitate the sale of REO properties from time to time. Such financing may have had the effect of minimizing losses that might otherwise have been incurred upon the liquidation of REO properties if financing on terms equivalent to those provided by the Depositor were not available from other sources. However, neither the Depositor, the Underwriter, the Seller, the Master Servicer, the Trustee nor any other person will have any obligation to purchase Mortgaged Properties from the Trust Fund as described above or to provide financing to facilitate the sale of REO properties. There can be no assurance that the loss experience for future dispositions of Mortgaged Properties on behalf of the Trust Fund will be similar to the loss experience indicated in the foregoing tables.

                  DESCRIPTION OF THE CERTIFICATES

General

     The Series 1996-__ Mortgage Loan Asset-Backed Certificates (the "Certificates") will consist of the following seven Classes: (i) Class S Certificates (the "Variable Strip Certificates"), (ii) Class A-1 Certificates and Class A-2 Certificates (collectively, with the Variable Strip Certificates, the "Senior Certificates"), (iii) Class B-1 Certificates, Class B-2 Certificates, and Class B-3 Certificates (collectively, the "Subordinate Certificates") and (iv) Class R Certificates (the "Residual Certificates"). Only the Senior Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Certificates will, in the aggregate, evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account established by the Master Servicer for the collection of payments on the Mortgage Loans (the "Custodial Account") and in the Excess Proceeds Account and the Certificate Account (each as defined herein) and as belonging to the Trust Fund,
(iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure, (iv) any applicable hazard insurance policies, any other applicable insurance policies and all proceeds thereof and (v) the representations and warranties made by the Seller with respect to the Mortgage Loans.

     Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day (each, a "Distribution Date"), commencing in December 1995, to Certificateholders of record on the immediately preceding Record Date. The record date (the "Record Date") for each Distribution Date will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee or (ii) at the request, submitted to the Trustee in writing at least five business days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Balance of not less than $2,500,000 (or, with respect to a Variable Strip Certificate, an initial Notional Amount of not less than $10,000,000), by wire transfer in immediately available funds, provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "POOLING AND SERVICING AGREEMENT-The Trustee" herein.

     The Variable Strip Certificates and the Class A-1 Certificates (collectively, the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates will be issued in minimum denominations (or, in the case of the Variable Strip Certificates, in initial Notional Amounts) of $1.00 and integral multiples of $1.00 in excess thereof. The Class A-2 Certificates will be issued in registered and certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, and the Class B-1 Certificates will be issued in registered and certificated form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, provided, however, that one Certificate of each such Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class.

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-Book-Entry Registration of the DTC Registered Certificates-Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration of the DTC Registered Certificates

     General. Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest on the related DTC Registered Certificates through DTC and its Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal and of interest on such DTC Registered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

     None of the Depositor, the Master Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "DESCRIPTION OF THE CERTIFICATES-Book-Entry
Registration."

     Upon the occurrence of an event described in the Prospectus in the last paragraph under "DESCRIPTION OF THE CERTIFICATES-Book-Entry Registration," the Trustee (through DTC) is required to notify Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the DTC Registered Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any certificate that was represented by a DTC Registered Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such DTC Registered Certificate.

     For additional information regarding DTC and the DTC Registered Certificates, see "DESCRIPTION OF THE CERTIFICATES-Book-Entry
Registration" in the Prospectus.

Available Distribution Amount

[Note: The description of distributions set forth below will be modified as appropriate to reflect the terms of a particular Series.]

     The "Available Distribution Amount" for any Distribution Date will equal (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date,
(ii) all Advances made with respect to such Distribution Date and
(iii) certain related amounts required to be deposited by the Master Servicer in the Certificate Account, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Custodial Account, (iii) all amounts reimbursable to the Master Servicer or any subservicer in respect of the Mortgage Loans and (iv) any unscheduled payments, including mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of the Mortgage Loans occurring in the month of such Distribution Date. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and (ii) the Determination Date is the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Interest Distributions

     Holders of the Variable Strip Certificates and the Class A-1 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest (as defined herein) for such Class on each Distribution Date (as to all such Classes of Certificates in the aggregate, the "Priority Interest Distribution Amount"), to the extent of the Available Distribution Amount for such Distribution Date. Holders of the Class A-2 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date to the extent of the Available Distribution Amount for such Distribution Date remaining after distributions of interest to the holders of the Variable Strip Certificates and interest and principal to the holders of the Class A-1 Certificates and, if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, reimbursement to the Master Servicer for certain Advances as described below under "-Advances." Holders of the Class B-1 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date to the extent of the Available Distribution Amount for such Distribution Date remaining after distributions of interest and principal, as applicable, to the holders of the Classes of Senior Certificates, and, if the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, reimbursement to the Master Servicer for certain Advances as described below under "-Advances."

     With respect to any Distribution Date, Accrued Certificate Interest will be equal to: (a) in the case of each Class of Offered Certificates (other than the Variable Strip Certificates) and Subordinate Certificates, interest accrued for the Accrual Period on the Certificate Principal Balance (as in effect immediately prior to such Distribution Date) of the Certificates of such Class at the related Certificate Rate and (b) in the case of the Variable Strip Certificates, interest accrued for the Accrual Period on the Notional Amount (as in effect immediately prior to such Distribution Date) at the related Certificate Rate; in each case less interest shortfalls, if any, for such Distribution Date not covered (I), with respect to the Variable Strip Certificates and the Class A-1 Certificates, by the Subordination provided by the Class A-2 Certificates and the Subordinate Certificates, (II), with respect to the Senior Certificates, by the Subordination provided by the Subordinate Certificates and (III), with respect to the Class B-1 Certificates, by the Subordination provided by the Class B-2 Certificates and the Class B-3 Certificates, including (i) any related Prepayment Interest Shortfalls (as defined below) to the extent not covered by the Master Servicer as described below, (ii) the interest portions of Realized Losses (including any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated through Subordination, (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation or regulations, all allocated among the holders of all Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class, before taking into account any such shortfall. In the case of the Class A-2 Certificates and the Class B-1 Certificates, Accrued Certificate Interest will be further reduced by the allocation of the interest portion of certain losses thereto, if any, described below under "-Allocation of Losses; Subordination." The Accrual Period for each Distribution Date will be from the 25th day of the month preceding such Distribution Date to the 24th day of the month of such Distribution Date, provided, however, that the Accrual Period will be treated as a 30-day period regardless of the number of days from the 25th day of the preceding month to the 24th day of such month.
Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates as described below) resulting from principal prepayments on the Mortgage Loans received in the preceding calendar month (each, a "Prepayment Period"). Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment and because no interest is collected or distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of such Mortgage Loan as of the Due Date in the month of prepayment. The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments.

     In the event that the amount available for distributions of interest on the Senior Certificates on any Distribution Date is less than the Priority Interest Distribution Amount for such Distribution Date, the shortfall will be allocated among the holders of such Classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class. With respect to any shortfall in the amount available for distributions of interest on any particular Class of Certificates on any Distribution Date, the amount of such shortfall will be distributable to the holders of the Certificates of such Class on subsequent Distribution Dates, to the extent of available funds after distributions as required herein, subject to the priorities described herein. Any such amounts so carried forward will not bear interest.

     On the first Distribution Date, the Certificate Rate on the Certificates (other than the Variable Strip Certificates) will be _____% per annum. The Certificate Rate on the Certificates (other than the Variable Strip Certificates) for each Distribution Date thereafter will be equal to One-Month LIBOR plus _____%; provided, however, that the Certificate Rate on each such Class of Certificates will be subject to a maximum rate as of any Distribution Date equal to the lesser of (i) _____% per annum and (ii) the Net Mortgage Rate Cap. The Net Mortgage Rate Cap is a per annum rate equal to the weighted average of the Net Mortgage Rates on the then-outstanding Mortgage Loans. The Certificate Rate on the Variable Strip Certificates on each Distribution Date will be equal to the excess, if any, of (i) the Net Mortgage Rate Cap over (ii) the Certificate Rate on the Certificates (other than the Variable Strip Certificates). The Certificate Rate will be approximately _____% per annum with respect to the first Distribution Date for the Variable Strip Certificates. The Net Mortgage Rate on each Mortgage Loan will be equal to the Mortgage Rate thereon minus _____% per annum, the annual rate at which the related servicing fee accrues (the "Servicing Fee Rate").

     As described herein, the Accrued Certificate Interest allocable to each Class of Offered Certificates (other than the Variable Strip Certificates) is based on the Certificate Principal Balance thereof or, in the case of the Variable Strip Certificates, on the Notional Amount thereof. The Certificate Principal Balance of any Class of Offered Certificates (other than the Variable Strip Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein; provided, however, that (i) after the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, the Certificate Principal Balance of any Class B-1 Certificate shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balances of the Senior Certificates and (ii) after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the Certificate Principal Balance of any Class A-2 Certificate shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balance of the Class A-1 Certificates.

     The Notional Amount of the Variable Strip Certificates as of any date of determination will be equal to the aggregate Certificate Principal Balance of all Classes of Certificates as of such date; provided that the initial Notional Amount of the Variable Strip Certificates shall be rounded down to the nearest dollar increment. References herein to the Notional Amount of a Variable Strip Certificate are used solely for convenience in certain calculations and do not represent the right to receive distributions of such amounts.

Calculation of One-Month LIBOR

     The Certificate Rate on the Offered Certificates (other than the Variable Strip Certificates) on the first Distribution Date will be _____% per annum. Thereafter, on the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the Distribution Date in the following month for the Offered Certificates (other than the Variable Strip Certificates) on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or the Seller.

     On each Interest Determination Date, One-Month LIBOR for the
Distribution Date in the following month for the Offered Certificates (other than the Variable Strip Certificates) will be established by the Trustee as follows:

          (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the Distribution Date in the following month shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

          (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the Distribution Date in the following month shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates (other than the Variable Strip Certificates) for the Distribution Date in the following month shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Class A-1 Certificates

     Holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distributions of the Priority Interest Distribution Amount, a distribution allocable to principal equal to the sum of the following amounts:

       (i)     the product of (A) the then-applicable Class A-1
     Percentage and (B) the Scheduled Principal and Net Recoveries (as defined below) for such Distribution Date;

      (ii) an amount equal to the Class A-1 Percentage divided by the Senior Percentage multiplied by the then-applicable Senior Prepayment Percentage of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

     (iii) in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition (each as defined below) occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the then-applicable Class A-1 Percentage of the Stated Principal Balance of such Mortgage Loan and (B)(1) the Class A-1 Percentage for such Distribution Date divided by the Senior Percentage for such Distribution Date multiplied by (2) the Senior Prepayment Percentage for such Distribution Date multiplied by the related collections (including without limitation Insurance Proceeds and Liquidation Proceeds) to the extent applied as recoveries of principal of such Mortgage Loan; and

      (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class A-2 Certificates and the Subordinate Certificates.

     Scheduled Principal and Net Recoveries for any Distribution Date is equal to the aggregate of the following amounts:

          (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (as defined below) which constitute Excess Bankruptcy Losses;

          (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan as required by the Pooling and Servicing
     Agreement during the related Prepayment Period; and

          (3) the principal portion of all Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period minus the aggregate amount of expenses incurred by the Master Servicer in connection with the liquidation of the related Mortgage Loans to the extent such expenses are not otherwise recoverable from related Liquidation Proceeds, but only to the extent that any such amounts either (A) were not received in connection with a Cash Liquidation or REO Disposition, or (B) were received in connection with a Cash Liquidation or REO Disposition which resulted in an Excess Special Hazard Loss, Excess Bankruptcy Loss, Excess Fraud Loss or Extraordinary Loss.

     A Cash Liquidation of a defaulted Mortgage Loan, other than a Mortgage Loan as to which an REO Disposition occurred, is deemed to have occurred upon the final receipt by or on behalf of the Master Servicer of all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     An REO Disposition is deemed to have occurred upon the final receipt by the Master Servicer of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer reasonably and in good faith expects to be finally recoverable from the sale or other disposition of the related REO Property.

     The Stated Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

     The "Senior Percentage" with respect to the Class A-1 Certificates together with the Class A-2 Certificates, which initially will be equal to approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates immediately prior to such Distribution Date divided by the aggregate of the Stated Principal Balances of all of the Mortgage Loans immediately prior to such Distribution Date. The related "Class A-1 Percentage" with respect to the Class A-1 Certificates, which initially will be equal to approximately _____% will in no event exceed 100%, and will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates, immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The "Class A-2 Percentage" with respect to the Class A-2 Certificates will be adjusted as described below under "-Principal Distributions on the Class A-2 Certificates." The "Subordinate Percentage" as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring prior to the Distribution Date in December 20__ will equal 100% and, for any Distribution Date occurring in or after the Distribution Date in December 20__, will be as follows: for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Prepayment Percentage described above will not be made as of any Distribution Date unless either (a)(i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosures and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eleventh, twelfth, thirteenth, fourteenth and fifteenth year (or any year thereafter) after __________ 1996, are less than __%, __%, __%, __% or __%, respectively, of the sum of the initial Certificate Principal Balances of the Subordinate Certificates or (b)(i) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosures and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed __% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than __% of the sum of the initial Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates to zero, the Senior Prepayment Percentage will equal 0%.

Principal Distributions on the Class A-2 Certificates

     Holders of the Class A-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (a) the sum of the Priority Interest Distribution Amount and the aggregate amount required to be distributed in respect of principal (as applicable) is distributed to the holders of the Variable Strip Certificates and Class A-1 Certificates, (b) if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, and after reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed following the final liquidation of the related Mortgage Loan to the extent described below under "-Advances," and (c) the aggregate amount of Accrued Certificate Interest required to be distributed on such Class on such Distribution Date is so distributed, a distribution allocable to principal equal to the sum of the following amounts:

       (i)     the product of (A) the then-applicable Class A-2
     Percentage and (B) the Scheduled Principal and Net Recoveries for such Distribution Date;

      (ii) an amount equal to the Class A-2 Percentage divided by the Senior Percentage multiplied by the then-applicable Senior Prepayment Percentage of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

     (iii) in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the then-applicable Class A-2 Percentage of the Stated Principal Balance of such Mortgage Loan and (B)(1) the Class A-2 Percentage for such Distribution Date divided by the Senior Percentage for such Distribution Date multiplied by (2) the Senior Prepayment Percentage for such Distribution Date multiplied by the related collections (including without limitation Insurance Proceeds and Liquidation Proceeds) to the extent applied as recoveries of principal of such Mortgage Loan; and

      (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

     The "Class A-2 Percentage" with respect to the Class A-2 Certificates, which initially will be equal to approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date, provided that if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, thereafter the Class A-2 Percentage as of any date of determination will be equal to 100% minus the Class A-1 Percentage as of such date.

Principal Distributions on the Class B-1 Certificates

     The portion of the Available Distribution Amount remaining after
(a) the aggregate amount required to be distributed in respect of interest and principal (as applicable) is distributed to the holders of the Senior Certificates, (b) if the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed to the extent described below under "-Advances" and (c) the aggregate amount of Accrued Certificate Interest required to be distributed to holders of the Class B-1 Certificates is so distributed, will be distributed on each Distribution Date in the following order of priority, in each case to the extent of remaining available funds included in the Available Distribution Amount:

          (A) to the holders of the Class B-1 Certificates in respect of principal, the sum of the following amounts:

       (i)     the product of (A) the then-applicable Class B-1
     Percentage and (B) the Scheduled Principal and Net Recoveries for such Distribution Date;

      (ii)     an amount equal to the then-applicable Class B-1
     Prepayment Percentage (as defined below) of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

     (iii) such Class' pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates, of all amounts received in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of such Mortgage Loan and to the extent not otherwise payable to the Class A-1 Certificates or the Class A-2 Certificates; and

      (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to a more subordinate Class of Subordinate
     Certificates.

          (B) to the holders of the Class B-2 Certificates in respect of interest, an amount equal to the Accrued Certificate Interest on such Class on such Distribution Date;

          (C) to the holders of the Class B-2 Certificates in respect of principal, an amount equal to the aggregate of the following amounts:

       (i)     the product of (A) the then-applicable Class B-2
     Percentage and (B) the Scheduled Principal and Net Recoveries for such Distribution Date;

      (ii)     an amount equal to the then-applicable Class B-2
     Prepayment Percentage (as defined below) of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

     (iii) such Class' pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates, of all amounts received in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of such Mortgage Loan and to the extent not otherwise payable to the Class A-1 Certificates or the Class A-2 Certificates; and

      (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class B-3 Certificates.

          (D) an amount equal to the portion of the Available Distribution Amount remaining after the foregoing distributions, to the holders of the Class B-1 Certificates in respect of principal, until the Certificate Principal Balance of such Class is reduced to zero, and thereafter to the holders of the other Subordinate Certificates outstanding as provided in the Pooling and Servicing Agreement.

     The effect of the provisions described above will be that holders of the Class B-1 Certificates will receive on each Distribution Date all amounts otherwise distributable to holders of the Class B-3 Certificates on such Distribution Date, which, absent any delinquencies or losses on the Mortgage Loans would be equal to (i) the Accrued Certificate Interest on the Class B-3 Certificates for such Distribution Date, (ii) the Class B-3 Percentage of the Scheduled Principal and Net Recoveries in respect of the Mortgage Loans for such Distribution Date and (iii) the amount of full and partial principal prepayments and principal proceeds of a Cash Liquidation or REO Disposition on the Mortgage Loans not otherwise distributed to holders of the Certificates (other than the Class B-3 Certificates).

     The "Class B-1 Prepayment Percentage" and "Class B-2 Prepayment Percentage" with respect to any Distribution Date will be equal to the product of (a) 100% minus the related Senior Prepayment Percentage for such Distribution Date and (b) a fraction, the numerator of which is the Class B-1 Percentage or the Class B-2 Percentage, respectively, and the denominator of which is the sum of the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage.

     The "Class B-1 Percentage," the "Class B-2 Percentage," and the "Class B-3 Percentage," which initially will be equal to approximately ____%, ____%, and ____% respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

Example of Distributions

     The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence.

________ 1 . . . .  Cut-off Date.The initial principal balance of the
                    Mortgage Pool will be the aggregate principal balance of the Mortgage Loans as of __________ 1, 1996, after deducting any principal payments due on or before such date. Any principal and interest payments due on or before __________ 1 will not be part of the Mortgage Pool.

________ 1 through
________ 30 . . .   Prepayment
                    Period.        Partial principal prepayments and
                                   prepayments in full with interest
                                   thereon to the date of such
                                   prepayment in full, received at any
                                   time during this period will be
                                   deposited into the Custodial
                                   Account for distribution to
                                   Certificateholders on __________
                                   25.

________ 30 . . .   Record Date.   Distributions on __________ 25 will
                                   be made to Certificateholders of
                                   record at the close of business on
                                   the last business day of the month
                                   immediately preceding the month of
                                   distribution.

________ 2 through
________ 15 . . .  Collection
                    Period. Payments due during the related Due Period (__________ 2 through
                                   __________ 1) from mortgagors will
                                   be deposited in the Custodial
                                   Account as received, and will
                                   include scheduled principal
                                   payments plus interest on the
                                   November balances.

________ 15 . . .   Determination
                    Date.          On the second business day
                                   following the Determination Date,
                                   the amounts of principal and
                                   interest that will be distributed
                                   on __________ 25 will be determined
                                   by the Trustee.

________ 21 . . .   Interest
                    Determination
                    Date.          On the second business day
                                   immediately preceding the
                                   Distribution Date the Trustee will
                                   determine One-Month LIBOR for the
                                   Distribution Date in the following
                                   month.

________ 24 . . .   Certificate
                    Account Deposit
                    Date.          On the business day immediately
                                   preceding the Distribution Date the
                                   Master Servicer will remit to the
                                   Trustee the amount of principal and
                                   interest to be distributed to the
                                   Certificateholders on such
                                   Distribution Date from amounts on
                                   deposit in the Custodial Account,
                                   together with any Advances required
                                   to be made by the Master Servicer
                                   for such Distribution Date.

________ 25 . . .   Distribution
                    Date.          On ________ 25 the Trustee will
                                   distribute or cause to be
                                   distributed to the
                                   Certificateholders the amounts
                                   determined as of the second
                                   business day following the
                                   Determination Date. If a Monthly
                                   Payment due during the related Due
                                   Period is received from a mortgagor
                                   after __________ 14 and an Advance
                                   has been made with respect to such
                                   late payment from the Custodial
                                   Account, such late payment will be
                                   deposited into the Custodial
                                   Account as reimbursement therefor.
                                   If the Master Servicer has made an
                                   Advance with respect to such late
                                   payment from its own funds, the
                                   Master Servicer will reimburse
                                   itself to the extent permitted by
                                   the Pooling and Servicing Agreement
                                   by withdrawing from the Custodial
                                   Account the amount relating to such
                                   Advance. If no such Advance has
                                   been made with respect to such late
                                   payment, the proceeds of such late
                                   payment will be distributed to the
                                   Certificateholders on the
                                   Distribution Date occurring in
                                   ________.

     Succeeding months follow the same pattern.

Allocation of Losses; Subordination

     Any Realized Losses, other than losses of a type generally covered by a special hazard insurance policy as described in the Prospectus under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Hazard Insurance on the Loans" (any such loss, a "Special Hazard Loss") to the extent in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss") to the extent in excess of the Fraud Loss Amount ("Excess Fraud Losses"), losses attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss") to the extent in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses"), and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses"), will be allocated as follows: Realized Losses on the Mortgage Loans will be allocated first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class A-2 Certificates, in each case until the Certificate Principal Balance thereof is reduced to zero, and thereafter the principal portion thereof will be allocated to the Class A-1 Certificates and the interest portion thereof to the Variable Strip Certificates and the Class A-1 Certificates on a pro rata basis. Any allocation of a Realized Loss (other than a Debt Service Reduction) to an Offered Certificate will generally be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. In addition to the foregoing allocations of Realized Losses, the Accrued Certificate Interest on certain Classes of Offered Certificates is subject to reduction due to shortfalls in collections of interest as described above under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions." Allocations of the principal portion of Debt Service Reductions to the Class A-2 Certificates or the Subordinate Certificates will result from the priority of distributions of the Available Distribution Amount as described herein. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) in respect of the Mortgage Loans among the various Classes of Certificates, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination, will be allocated on a pro rata basis among all of the Certificates. An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an interest portion of a Realized Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the related Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will be equal to the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or any subservicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses."

     The Trustee will establish and maintain one or more separate accounts (collectively, the "Excess Proceeds Account") in which the Master Servicer will deposit or cause to be deposited on a daily basis, or as and when received from subservicers, the excess, if any, of all amounts recovered on any Mortgage Loan as to which an REO Disposition occurs (net of amounts reimbursable to the Master Servicer or any subservicer for Advances and expenses, including attorneys'
fees) over the Stated Principal Balance of such Mortgage Loan plus interest thereon through the last day of the month in which such REO Disposition occurs (the "Excess Proceeds"). The Certificateholders will be entitled to receive on each Distribution Date, in addition to the distributions of interest and principal described above, a distribution of Excess Proceeds (including any interest or other income earned thereon) in an amount equal to the lesser of (a) the amount on deposit in the Excess Proceeds Account as of the related Determination Date and (b) the aggregate of all Realized Losses allocated among the Certificates on any Distribution Date and not covered by any subsequent distribution. Such distribution will be allocated in the following order of priority: first, to the holders of the Variable Strip Certificates and the Class A-1 Certificates on a pro rata basis, to the extent of the interest portions of Realized Losses allocated to such Classes of Certificates on any Distribution Date and not covered by any subsequent distribution, and second, to the holders of the Class A-2 Certificates, to the extent of the principal portions of Realized Losses allocated to such Classes of Certificates on any Distribution Date and not covered by any subsequent distribution, third, to the holders of the Class B-1 Certificates, fourth, to the holders of the Class B-2 Certificates, and fifth, to the holders of the Class B-3 Certificates, in each case to the extent of Realized Losses allocated to such Class of Certificates on any Distribution Date and not covered by any subsequent distribution, and then sixth, to the holders of the Class R Certificates. If the amount on deposit in the Excess Proceeds Account exceeds an amount calculated periodically pursuant to the terms of the Pooling and Servicing Agreement or is in excess of zero upon the termination of the Trust Fund, the excess amount will be distributed to the holders of the Class R Certificates in accordance with the terms of the Pooling and Servicing Agreement. The distribution of Excess Proceeds will not have the effect of reducing the Certificate Principal Balance of or Accrued Certificate Interest on any Class of Certificates to which such distribution is allocated. The amount on deposit in the Excess Proceeds Account initially will be equal to zero and is not expected to be substantial at any time when the Certificates are outstanding. Therefore, prospective investors in the Offered Certificates should not rely on the Excess Proceeds Account to provide significant protection against Realized Losses on the Mortgage Loans. Further, prospective investors in the Offered Certificates should not rely on the distribution of Excess Proceeds to provide a return on the Certificates in addition to the interest and principal to which prospective investors in the Offered Certificates are entitled. The Excess Proceeds Account will be an interest-bearing account of the type described in the Prospectus under "SERVICING OF LOANS -Deposits to and Withdrawals from the Collection Account" and may be invested in Eligible Investments (as defined in the Prospectus) for the benefit of and at the risk of the Certificateholders. Any interest or other income earned on amounts in the Excess Proceeds Account will be held therein until distributed as described above.

     The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) as described herein to determine the required principal distributions on the Senior Certificates will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. Accordingly, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Senior Certificates will be decreased (with a corresponding increase in the interest evidenced by the Subordinate Certificates in the aggregate), thereby increasing, as a relative matter, the Subordination afforded such Senior Certificates by the Subordinate Certificates.

     The aggregate amount of Realized Losses which may be allocated through Subordination in connection with Special Hazard Losses (the "Special Hazard Amount") will initially be equal to $__________. As of any date of determination following the Cut-off Date, the Special Hazard Amount will equal the initial amount thereof less the sum of
(A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. On each anniversary of __________ 1, 1996, the Special Hazard Amount will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) _____% (or, if greater than _____%, the highest percentage of the Mortgage Loans, by principal balance, in any California zip code area) multiplied by the aggregate principal balance of all of the Mortgage Loans on such anniversary and (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance.

     The aggregate amount of Realized Losses which may be allocated through Subordination in connection with Fraud Losses (the "Fraud Loss Amount") will initially be equal to $__________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount, will equal (X) prior to __________ 1, 1997 an amount equal to __________%
of the aggregate principal balance of all the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect of Fraud Losses up to such date of determination, (Y) from __________ 1, 1997 through __________, 1998 an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of __________ 1, 1997 and (b) _____% of the aggregate principal balance of all of the Mortgage Loans as of __________ 1, 1997 minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since __________ 1, 1997 up to such date of determination, and (Z) from __________ 1, 1998 through __________,
20__, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent __________ 1st and (b) _____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent __________ 1st minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent __________ 1st up to such date of determination. On and after
__________ 1, 20__, the Fraud Loss Amount will be zero and Fraud Losses will not be allocated through Subordination of any of the Certificates.

     The aggregate amount of Realized Losses which may be allocated through Subordination in connection with Bankruptcy Losses (the "Bankruptcy Amount") will initially be equal to $__________. As of any date of determination prior to __________ 1, 1997, the Bankruptcy Amount will equal the initial amount thereof less the sum of any amounts allocated through Subordination for such losses up to such date of determination. As of any date of determination on or after __________ 1, 1997, the Bankruptcy Amount will be equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent November 1st and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated through Subordination since such anniversary. The Bankruptcy Amount and the related formulas referred to above may be reduced or modified upon written confirmation from each Rating Agency that such reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates by such Rating Agency. Such a reduction or modification may adversely affect the respective coverage provided by the Subordination with respect to Bankruptcy Losses.

Optional Purchase of Delinquent Mortgage Loans

     The Master Servicer will have the right to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent if the Master Servicer determines that such Mortgage Loan otherwise would
become subject to foreclosure or related proceedings.   The purchase
price for any such Mortgage Loan will equal the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest to first day of the month in which the amount of such purchase price will be distributed to the Certificateholders. The Master Servicer will be obligated to deposit into the Custodial Account the purchase price for any Mortgage Loan purchased by it as described above.

Advances

     Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds or funds held in the Custodial Account for future distribution or withdrawal) with respect to any payments of principal and interest on the Mortgage Loans at the Net Mortgage Rate together with an amount equivalent to interest on each outstanding REO Property which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Classes of Subordinate Certificates or, after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, amounts otherwise payable to the holders of the Class A-2 Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from either (1) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (2) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, either, (i) if the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates are outstanding, from amounts otherwise distributable on the Class B-3 Certificates after distributions on the Class B-2 Certificates, (ii) if the Class B-1 Certificates and Class B-2 Certificates are outstanding but the Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero, from amounts otherwise distributable on the Class B-2 Certificates, (iii) if the Class B-1 Certificates are outstanding but the Certificate Principal Balances of the Class B-2 Certificates and the Class B-3 Certificates have been reduced to zero, from amounts otherwise distributable on the Class B-1 Certificates and (iv) if the Certificate Principal Balances of the Classes of Subordinate Certificates have been reduced to zero, from amounts otherwise distributable on the Class A-2 Certificates; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distributions on any of the Certificates and the amount of such losses will be allocated as described herein. In addition, if the Certificate Principal Balances of the Class A-2 Certificates and the Subordinate Certificates have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Certificates. The effect of these provisions on the Class B-1 Certificates is that with respect to any Advance that remains unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne by the holders of the Class B-1 Certificates (except as described above), to the extent of the amounts otherwise distributable to them after distributions on the Class B-2 Certificates or, after the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero, to the extent of the entire amounts otherwise distributable to the holders of the Class B-1 Certificates. The effect of these provisions on the Class A-2 Certificates is that, after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, with respect to any Advance which remains unreimbursed following the final liquidation of the Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne by the Class A-2 Certificateholders, except as described above, to the extent of the amounts otherwise distributable to them.

            CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

     The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the related Certificate Rates and purchase prices because monthly distributions will not be payable to such holders until the 25th day (or the immediately following business day if such 25th day is not a business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by, among other things, the rate and timing of principal payments on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. After the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, the yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses as described herein) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the yield to maturity on the Class A-2 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. Certain loss scenarios could lead to the failure of the Class A-2 Certificateholders or the Class B-1 Certificateholders to recover fully their initial investment. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS"), no assurance can be given as to such rate or the timing of principal prepayments on the Offered Certificates.

     [To accommodate changes in the interest portion of the monthly payment due on each GPARM Loan resulting from monthly changes in the Mortgage Rate, the monthly payment will be adjusted semi-annually on each Payment Adjustment Date, subject to an increase of not more than _____% in the monthly payment from that in effect immediately prior to such Payment Adjustment Date, except as otherwise provided under "DESCRIPTION OF THE MORTGAGE POOL" herein. However, due to the Payment Cap and the fact that the Mortgage Rates on the GPARM Loans are subject to change monthly while the monthly payments due thereon are only subject to change semi-annually, the portion of each monthly payment allocated to interest and that allocated to principal could vary significantly. If an adjustment of the Mortgage Rate on any GPARM Loan results in Deferred Interest, such Deferred Interest will be added to the principal balance of the GPARM Loan, resulting in negative amortization. If an adjustment to the Mortgage Rate on any GPARM Loan causes the amount of the accrued interest to exceed the scheduled interest component of the monthly payment and to be less than the entire monthly payment, the principal balance will not be reduced in accordance with a fully amortizing schedule, and therefore reduced amortization will result. If an adjustment to the Mortgage Rate on any GPARM Loan causes the amount of interest accrued in any month to be less than the scheduled interest component of the then current monthly payment, such excess will be applied to reduce the outstanding principal balance on the related GPARM Loan, thereby resulting in accelerated amortization of such GPARM Loan.]

     The Mortgage Loans may be prepaid by the mortgagors at any time; however, in certain circumstances, the Mortgage Loans will be subject to a prepayment charge for prepayments. See "DESCRIPTION OF THE MORTGAGE POOL" herein. The Mortgage Loans generally contain due-on-sale clauses. Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates (other than the Variable Strip Certificates) of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. Furthermore, as described under "DESCRIPTION OF THE CERTIFICATES-Principal Distributions on the Class A-1 Certificates" and "-Principal Distributions on the Class A-2 Certificates" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Class A-1 Certificates and the Class A-2 Certificates, which will cause the Certificate Principal Balances of the Subordinate Certificates collectively to decline more slowly than would be the case if the Subordinate Certificates received their proportionate share of principal prepayments. However, as described under "DESCRIPTION OF THE CERTIFICATES-Principal Distributions on the Class B-1 Certificates" herein, holders of the Class B-1 Certificates, will be entitled to principal distributions that include certain amounts otherwise distributable to the holders of the Class B-3 Certificates which will cause the weighted average life of the Class B-1 Certificates to be shorter than would otherwise be the case. [In addition, as described herein under "THE MORTGAGE POOL", the GPARM Loans may be subject to periods of slower amortization or negative amortization, in which case the weighted average life of the Offered Certificates will be increased, and to accelerated amortization, in which case the weighted average of life of the Offered Certificates will be decreased.]

     Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, as well as the percentage according to which those prepayments will be allocated among Classes of Certificates at any particular point in time, investors in the Certificates, and particularly investors in the Class B-1 Certificates, may find it difficult to analyze the effect of principal prepayments on the yield and average life of the various Classes of Certificates.

     All of the Mortgage Loans comprising the Mortgage Pool are adjustable rate mortgage loans. The yield to maturity on the Offered Certificates will be affected by changes in the Index and, in certain circumstances, the Mortgage Rates as they adjust from time to time. Each Mortgage Rate [(except with respect to the GPARM Loans)] will be subject to adjustment commencing approximately six months after its date of origination and semi-annually thereafter on the Adjustment Date for the related Mortgage Loan. Such Adjustment Dates will occur in various months. Any semi-annual increases or decreases in the Mortgage Rates [(except with respect to the GPARM Loans)] will be limited on each Adjustment Date, and the Mortgage Rates will be further subject to lifetime maximum and minimum rates. In addition, such Mortgage Rates will be based on the Index (which may not rise and fall consistently with other indices or prevailing interest rates on residential mortgage loans) plus a specified margin (which may be different from then current margins on residential mortgage loans).

     The Mortgage Rates on the Mortgage Loans adjust periodically in response to the Index as most recently available as of the date 45 days prior to each Adjustment Date. Furthermore, the first distribution on the Certificates reflecting a periodic adjustment to scheduled monthly payments on the underlying Mortgage Loans will be distributed to Certificateholders on the Distribution Date in the third month following the month in which the related Index was published. The Index may not rise or fall consistently with mortgage rates generally. Therefore, the Index may be higher than mortgage rates generally, resulting in prepayments when the Mortgage Rates on the Mortgage Loans are increasing.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the Monthly Payments to an amount in excess of the Monthly Payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, to the extent that the mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination which rate was lower than the sum of the Index that otherwise would have been applicable at origination and the related Gross Margin. The repayment of such Mortgage Loans will be dependent on the ability of the mortgagor to make larger Monthly Payments as a result of increases in the Mortgage Rate. The rate of default on Mortgage Loans which are refinance mortgage loans or which were not originated under the Full Documentation program may be higher than for other types of Mortgage Loans. As a result of the underwriting standards for the Seller's regular lending program, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property Liquidation Experience" above for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated by the Seller under the regular lending program. In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will be serviced in a manner intended to result in a faster exercise of remedies, including foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case if the Mortgage Loans were serviced in a more conventional manner. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

     [Several factors contribute to the increased risk of default in connection with negatively amortizing mortgage loans. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as described herein. During periods in which the outstanding principal balance of GPARM Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of the GPARM Loan may approach or exceed the value of the related Mortgaged Property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such GPARM Loan that is required to be liquidated. Additionally, although increases in the amount of the related monthly payments are subject to Payment Caps, such Payment Caps are not in effect on any of the Recast Dates, as described herein, or when the outstanding principal balance exceeds the Negative Amortization Cap, in which case the monthly payment for each such GPARM Loan will be recalculated to equal an amount which would be sufficient to fully amortize such GPARM Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date. The amount of such increased monthly payment may be substantially higher than the monthly payment in effect prior to such recalculation and the payment of the GPARM Loans will be dependent on the ability of the Mortgagor to make such larger monthly payments. Furthermore, each GPARM Loan provides for the payment of any remaining unamortized principal balance of such GPARM Loan (due to the addition of Deferred Interest, if any, to the principal balance of such GPARM Loan) in a single payment at the maturity of GPARM Loan. Because the Mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the GPARM Loans is greater then that associated with fully amortizing mortgage loans.]

     As described under "DESCRIPTION OF THE CERTIFICATES-Allocation of Losses; Subordination" and "DESCRIPTION OF THE CERTIFICATES-Advances," amounts otherwise distributable to holders of the Class B-1 Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies and amounts otherwise distributable to holders of the Class A-2 Certificates will be made available to protect the holders of the Variable Strip Certificates and the Class A-1 Certificates against interruptions in distributions due to certain mortgagor delinquencies, in each case to the extent not covered by Advances. Such delinquencies will affect the yield to investors in the Class B-1 Certificates to the extent not covered by the Subordinate Certificates subordinate thereto and such delinquencies will affect the yield to investors in the Class A-2 Certificates to the extent not covered by the Subordinate Certificates. Even if subsequently cured, such delinquencies may affect the timing of the receipt of distributions by the holders of the Class B-1 Certificates or the Class A-2 Certificates, because the entire amount (rather than a pro rata portion) thereof would be borne by such Class of Certificates.

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. With respect to such full or partial prepayments (or other liquidations), the Master Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Mortgage Rate) but only to the extent of the servicing compensation otherwise payable to the Master Servicer. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Master Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for distribution to the related Certificateholders, and will be allocated among the Certificates in proportion to the interest otherwise distributable or accrued thereon.

     In addition, the yield to maturity of the Offered Certificates will depend on the prices paid by the holders of the Offered Certificates and the related Certificate Rates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. For additional considerations relating to the yield on the Certificates, see "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

Variable Strip Certificate Yield Considerations

     The yield to maturity on the Variable Strip Certificates will be highly sensitive to the prepayment, repurchase and default experience on the Mortgage Loans included in the Trust Fund. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments, defaults or repurchases of the Mortgage Loans could result in the failure of investors in the Variable Strip Certificates to fully recover their initial investment.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis (CBE)) on the Variable Strip Certificates for the specified percentages of CPR and assumed purchase prices. For the purposes of the table, it is assumed that (i) all of the Mortgage Loans have identical payment provisions, (ii) the original term to stated maturity of each Mortgage Loan is 30 years,
(iii) the distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in December 1995, (iv) the Mortgage Rate of each Mortgage Loan is initially _____% per annum from the first Due Date through the fourth Due Day, _____% per annum from the fifth Due Date through the tenth Due Date, and thereafter remains constant at _____% per annum (based on an Index equal to _____%) (v) the remaining term to stated maturity of each Mortgage Loan is 354 months, as of the Cut-off Date, (vi) the Certificate Rate with respect to the Variable Strip Certificates is initially _____% per annum from the first Due Date through the fourth Due Date, _____% from the fifth Due Date through the tenth Due Date, and thereafter remains constant at _____% per annum; (vii) all of the Mortgage Loans prepay at the specified constant percentages of CPR, (viii) the Net Mortgage Rate on each Mortgage Loan is equal to the Mortgage Rate minus _____%, (ix) One-Month LIBOR remains fixed at _____% per annum,
(x) the aggregate principal balance of the Mortgage Loans is $__________ as of the Cut-off Date, (xi) no defaults or delinquencies in the payment by mortgagors of principal and interest on the Mortgage Loans are experienced, (xii) the Master Servicer does not exercise its option to repurchase all of the Mortgage Loans as described under the caption "Pooling and Servicing Agreement-Termination," (xiii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month and include 30 days interest thereon, commencing in __________ 1996, (xiv) the scheduled monthly payment for each Mortgage Loan is received on the first day of each month commencing in __________ 1996 and has been calculated based on its outstanding balance, interest rate and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its stated maturity, (xv) the Variable Strip Certificates are purchased on __________, 1996, (xvi) the aggregate assumed purchase price of the Variable Strip Certificates is equal to the sum of (a) the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as specified below, and (b) 5 days of accrued interest and (xvii) the number of days between the date the Offered Certificates are purchased and the first Distribution Date is 0 days (such assumptions, collectively, the "Structuring Assumptions").

       Pre-Tax Yield to Maturity (CBE) of the Variable Strip
Certificates
                                     Percentages of CPR
Assumed Purchase Price       10%     12%     18%     20%     25%
     % ...................    %       %       %       %       %
     % ...................    %       %       %       %       %
     % ...................    %       %       %       %       %
     % ...................    %       %       %       %       %


     Investors in the Variable Strip Certificates should be aware that the foregoing yields were calculated assuming no change in the level of One-Month LIBOR or the Index. The Certificate Rate on the Variable Strip Certificates is based upon, among other factors, as described herein under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions," the excess, if any, of (i) the Net Mortgage Rate Cap over (ii) One-Month LIBOR plus _____%. The Net Mortgage Rate Cap is primarily based upon the value of Six-Month LIBOR, which is generally different from the value of One-Month LIBOR, as described herein. The yield to maturity of investors in the Variable Strip Certificates will be extremely sensitive to differences between One-Month LIBOR and Six-Month LIBOR, and investors in the Variable Strip Certificates may receive no distributions of interest. As described above, One-Month LIBOR and the Index applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index on the Mortgage Loans is stable or falling or that, even if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise much more rapidly than the Index.

     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Variable Strip Certificates, would cause the discounted present values of such assumed cash flows to equal the aggregate assumed purchase prices of the Variable Strip Certificates. Such calculations do not take into account the effect of any Prepayment Interest Shortfalls or variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Variable Strip Certificates and consequently do not purport to reflect the return on any investment in the Variable Strip Certificates when such reinvestment rates are considered.

     The Mortgage Loans will not have all of the characteristics assumed above. There can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any other particular rate, that the pre-tax yields on the Variable Strip Certificates will correspond to any of the pre-tax yields shown therein or that the aggregate purchase prices paid for the Variable Strip Certificates will be equal to any of the amounts assumed above. Because the rate of distributions of principal on the Certificates will be related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to stated maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields on the Variable Strip Certificates will differ from those set forth above, even if all of the Mortgage Loans prepay at the indicated CPR percentages. It is unlikely that any Mortgage Loan will prepay at a constant rate to maturity or that all of the Mortgage Loans will prepay at the same rate. The foregoing table assumes that all of the Mortgage Loans prepay at the same constant rate. In fact, mortgage loans bearing different (or the same) mortgage rates may prepay at different rates. Accordingly, investors should calculate expected yields based on their own assumptions and should not rely on the yields specified above.

     The yield on the Variable Strip Certificates will be materially and adversely affected to a greater extent than the yield on the other Classes of Offered Certificates if the Mortgage Loans with higher Gross Margins prepay faster than the Mortgage Loans with lower Gross Margins, because holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Gross Margins than do holders of the other Classes of Offered Certificates.

     The timing of changes in the rate of prepayments may significantly affect the actual yields to investors on the Variable Strip Certificates, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Variable Strip Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Variable Strip Certificates.

Weighted Average Life of the Class B-1 Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class B-1 Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Based on the Structuring Assumptions (except for assumption
(xvi)) in the foregoing discussions the following table indicates the weighted average life of the Class B-1 Certificates and sets forth the percentages of the initial Certificate Principal Balance of the Class B-1 Certificates that would be outstanding after each of the Distribution Dates indicated at various percentages of CPR.

       Percentage of Initial Certificate Principal Balance
          Outstanding at the Following Percentages of CPR


                                      Class B-1 Certificates
Distribution Date                  0%   10%  18%  20%  25%  30%
Initial Percentage                 100% 100% 100% 100% 100% 100%

________, 1997....................
________, 1998....................
________, 1999....................
________, 2000....................
________, 2001....................
________, 2002....................
________, 2003....................
________, 2004....................
________, 2005....................
________, 2006....................
________, 2007....................
________, 2008....................
________, 2009....................
________, 2010....................
________, 2011....................
________, 2012....................
________, 2013....................
________, 2014....................
________, 2015....................
________, 2016....................
________, 2017....................
________, 2018....................
________, 2019 and thereafter.....
____________________________________________________________________
Weighted Average Life in Years*...
____________________________________________________________________

________________
* The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.


                  POOLING AND SERVICING AGREEMENT

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of __________ 1, 1996 among the Depositor, the Master Servicer, and [Trustee], as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Frank Waters, Quality Mortgage Acceptance Corp., 16800 Aston Street, Irvine, California 92714.

     The Master Servicer has the right to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon the appointment of a successor servicer and delivery to the Trustee of a letter from each Rating Agency that such resignation and appointment will not, in and of itself, result in a downgrading of the Certificates. The Master Servicer may not assign its obligations and duties under the Pooling and Servicing Agreement.

Assignment of Mortgage Loans

     The Mortgage Loans will be assigned by the Depositor to the Trustee pursuant to the terms of the Pooling and Servicing Agreement, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance, the principal balance as of the close of business on the Cut-off Date, the Monthly Payment, the maturity date and the Mortgage Rate.

     As to each Mortgage Loan, the following documents are required to be delivered to the Trustee in accordance with the Pooling and Servicing Agreement: (i) the related original Mortgage Note endorsed without recourse to the Trustee, (ii) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such Mortgage sent for recording), (iii) an original recorded assignment of the Mortgage to the Trustee (or if such original recorded assignment has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such assignment sent for recording), (iv) the policies of title insurance issued with respect to each Mortgage Loan and (v) the originals of any assumption, modification, extension or guaranty agreements. The assignments to the Trustee in connection with each Mortgage Loan are required to be submitted for recording promptly after the Delivery Date. The Trustee will review each Mortgage File within 90 days of the Delivery Date, and if any such document is found to be defective in any material respect and the Seller does not cure such defect within 60 days of notice thereof from the Trustee, the Seller will be obligated to purchase the related Mortgage Loan from the Trust Fund within 90 days of such notice.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the Certificateholders all of its right, title and interest in and to each Purchase Agreement insofar as it relates to the representations and warranties made by the Seller in respect of the related Mortgage Loans and the remedies provided for breach of such representations and warranties. The representations and warranties made by the Seller with respect to the Mortgage Loans differ but are similar in nature to the representations and warranties summarized in the Prospectus under the caption "LOAN UNDERWRITING PROCEDURES AND STANDARDS-Representations and Warranties," modified to the extent necessary to reflect the actual characteristics of the Mortgage Pool. Upon discovery by the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Trustee will promptly notify the Seller and the Master Servicer. The Seller will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan. The Seller will not have any right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred. See "THE SELLER" above.

     Neither the Depositor, the Master Servicer, the Trustee nor any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a Mortgage Loan if the Seller defaults on its obligation to repurchase a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. Although the Subordination described herein will not be available to support the Seller's obligation to repurchase any Mortgage Loan, to the extent any such Mortgage Loan is not repurchased by the Seller and losses occur on such Mortgage Loans, Subordination with respect to such Mortgage Loans will be available to the extent provided herein. To the extent that the Subordination is so utilized, such Subordination will be depleted more quickly than if such Mortgage Loans had been repurchased by the Seller.

The Master Servicer

     [Description of Master Servicer]

     The following table sets forth certain information concerning the delinquency experience (including bankruptcies) and foreclosures in progress on one- to-four family residential mortgage loans included in The Master Servicer's servicing portfolio at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.


                      At December 31, 1992 At December 31, 1993 At December 31, 1994 At December 31, 1995
                      -------------------- -------------------- -------------------- --------------------
                      By     Percent       By     Percent       By      Percent      By      Percent
                      Number by            Number by            Number  by           Number  by
                      of     Number        of     Number        of      Number       of      Number
                      Loans  of Loans      Loans  of Loans      Loans   of Loans     Loans   of Loans

Total Residential
 Portfolio............
Period of
Delinquency:
 31-60 days...........          %                    %                     %                    %
 61-90 days...........
 91 days or more......
Foreclosures in
  Progress............

Total Delinquent
 Loans................          %                    %                     %                    %

Bankruptcy Loans......          %                    %                     %                    %

     The aggregate principal balances of the one- to-four family residential mortgage loans included in The Master Servicer's servicing portfolio at close of business on __________, __________, __________, and __________ were approximately $__________, $__________,
$__________ and $__________, respectively.



     The following table sets forth certain information concerning the foreclosure experience on one-to four-family residential mortgage loans included in the Master Servicer's servicing portfolio at or for the indicated periods.


                Year Ended   Year Ended  Year Ended    Year Ended
                ----------   ----------  ----------    ----------
                By Number    By Number    By Number    By Number
                    of           of          of           of
                  Loans        Loans        Loans        Loans

Foreclosed Loans    %            %            %            %
Foreclosed Ratio    %            %            %            %

     There can be no assurance that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's residential mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. Moreover, Master Servicer's residential mortgage servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. [Prospective investors in the Offered Certificates particularly should be aware that the Master Servicer's servicing portfolio, on which the foregoing tables are based, does not include any mortgage loans having underwriting standards similar to those applicable to the Mortgage Loans and consists primarily of mortgage loans underwritten in a traditional manner.]

     It also should be noted that if the residential real estate market should experience a decline in property values, the actual rates of delinquency and foreclosure could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquency, bankruptcy and foreclosure with respect to the Mortgage Pool. See "THE DEPOSITOR-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of mortgage loans previously originated by the Depositor under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

Servicing and Other Compensation and Payment of Expenses

     The servicing fee (the "Servicing Fee") for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee in respect of each Mortgage Loan will be payable at a rate (the "Servicing Fee Rate") equal to _____% per annum on the outstanding principal balance of each Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, (b) subservicing and other related compensation payable to any subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no subservicer) and (c) the fees payable to the Trustee. The Master Servicer is entitled to retain as additional servicing compensation any assumption and reconveyance fees, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Custodial Account or the Certificate Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "SERVICING OF LOANS-Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and subservicers and for information regarding expenses payable by the Master Servicer.

Voting Rights

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. __% of all Voting Rights will be allocated among all holders of the Certificates (other than the Variable Strip Certificates) in proportion to their then outstanding Certificate Principal Balances, __% and __% of all Voting Rights will be allocated among holders of the Variable Strip Certificates and Class R Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

Events of Default and Termination Event

     Events of default ("Events of Default") under the Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; and
(iv) any failure of the Master Servicer to make any Advance as required which is not remedied one business day prior to the related Distribution Date.

     A termination event ("Termination Event") under the Pooling and Servicing Agreement will consist of a determination by the Trustee on the Determination Date in December of any year, commencing in __________ 1997 and ending in __________ 20__, that (a) if such
Determination Date occurs in or before __________ 20__, the Total Expected Losses (as defined below) on such Determination Date is greater than 50% of the Initial Loss Coverage Amount (as defined below) and (b) if such Determination Date occurs after __________ 20__ and in or before __________ 20__, the Total Expected Losses on such Determination Date is greater than 75% of the Initial Loss Coverage Amount.

     On any Determination Date, "Total Expected Losses" will equal the sum of (a) all Realized Losses previously allocated through Subordination and (b) all Prospective Losses (as defined below) as of such Determination Date. "Prospective Losses," as of any Determination Date, will be an amount equal to the sum of (i) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 31 days to 60 days delinquent, (y) 25% and (z) the Loss Severity Percentage (as defined below), (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 61 days to 90 days delinquent, (y) 50% and (z) the Loss Severity Percentage and
(iii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 91 days or more delinquent plus the aggregate Stated Principal Balance of all REO Properties, if any, and (y) the Loss Severity Percentage. For purposes of calculating Prospective Losses, Mortgage Loans in foreclosure will be categorized based on their respective number of days of delinquency. The "Initial Loss Coverage Amount" will equal the aggregate initial Certificate Principal Balance of the Class M Certificates and the Subordinate Certificates, and the "Loss Severity Percentage" will be equal to 43%.

Rights Upon Event of Default or Termination Event

     So long as an Event of Default under the Pooling and Servicing Agreement as described in clauses (i), (ii) and (iii) of the third preceding paragraph remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. If an Event of Default under the Pooling and Servicing Agreement as described in clause (iv) of the third preceding paragraph shall occur, the Trustee will, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund; provided, however, that if the Trustee determines that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control and the required Advance was otherwise made, the Trustee shall not terminate the Master Servicer. If a Termination Event under the Pooling and Servicing Agreement as described in the second preceding paragraph shall occur, the Trustee will give notice to the Master Servicer and the Certificateholders of such Termination Event within 5 days and, upon the direction of holders of Certificates entitled to at least 51% of the Voting Rights received within 90 days of such notice, the Trustee shall, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Upon receipt by the Master Servicer of any such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee, and the Trustee will be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 51% of the Voting Rights request in writing, it shall, appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. In addition, holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Master Servicer's obligation to make Advances may be waived only by all of the holders of Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. See "THE POOLING AND SERVICING AGREEMENTS-Rights Upon Event of Default" in the Prospectus.

Limitation on Resignation of the Master Servicer

     The Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of the ratings assigned to any Class of Certificates, or upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities, liabilities, obligations and duties under the Pooling and Servicing Agreement. Any proposed successor Master Servicer must be an established mortgage loan servicing institution, must be reasonably acceptable to the Trustee, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Certificates and must comply with any further requirements of a successor Master Servicer under the Pooling and Servicing Agreement.

Termination

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and the Excess Proceeds Account required to be paid to the Certificateholders pursuant to such Pooling and Servicing Agreement, following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust Fund by the Master Servicer when the aggregate principal balance of the Mortgage Loans equals 5% or less of the aggregate principal balance as of the Cut-off Date, pursuant to a provision of the Agreement giving the Master Servicer the right to do so. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each outstanding Mortgage Loan (net of unreimbursed advances attributable to principal) as of the day of such repurchase plus accrued interest thereon at the Net Mortgage Rate to the first day of the month of such repurchase, plus (b) the appraised value of any property acquired in respect of any defaulted Mortgage Loan (but not more than the unpaid principal balance of that Mortgage Loan together with accrued interest at the applicable Net Mortgage Rate to the first day of the month of such purchase) less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The exercise of the right to purchase the assets of the Trust Fund as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates.

The Trustee

     [Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Seller may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at [Address], or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

     The Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

     The Trustee may, upon written notice to the Master Servicer, the Depositor and all Certificateholders, resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The appointment of any successor Trustee may not result in a reduction in the ratings of the Certificates by [Rating Agency I] and [Rating Agency II]. The Trustee may also be removed at any time (i) by the Master Servicer, if the Trustee ceases to be eligible to continue as such as described above or if the Trustee becomes insolvent or (ii) by holders of Certificates evidencing at least 51% of the Voting Rights. Any removal or resignation of the Trustee and appointment of a successor Trustee as described above will not become effective until acceptance of appointment by the successor Trustee.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code. For federal income tax purposes, the Class R Certificates will be the sole Class of "residual interests" in the REMIC and the Senior Certificates and the Subordinate Certificates will constitute the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     For federal income tax reporting purposes, the Offered Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be that subsequent to the date of any determination the Mortgage Loans will prepay at a CPR percentage equal to 20%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," "-Market Discount" and "-Premium" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of
Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates (other than the Variable Strip Certificates) should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates (other than the Variable Strip Certificates) generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, each Class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

     If the rules of the OID Regulations were applied literally to the Offered Certificates, other than the Variable Strip Certificates, it appears that such rules would (i) require that the weighted average interest rate paid on such Certificates be modified and treated as if it were an adjustable rate based on the applicable index (plus or minus a fixed number of basis points) rather than a fixed rate prior to the first adjustment date of each Mortgage Loan, with the adjustable rate being such that the fair market value of such Certificates would not be affected by the substitution of the adjustable rate for the fixed rate, (ii) accrue original discount, if any, on the Certificates as so modified by assuming that the applicable index will remain constant for purposes of determining the constant yield to maturity of, and the cash flow projections on, the Certificates and (iii) make a positive (or negative) adjustment to interest income in any period in which the actual interest paid on such Certificates (including interest paid at a fixed rate prior to the first adjustment date of each Mortgage Loan) were greater or less than the interest assumed to be paid thereon (including the interest assumed to be paid thereon at an adjustable rate prior to the first adjustment date).

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificate issued with original issue discount, in particular the Variable Strip Certificates, the amount of original issue discount allocable to such period will be zero and the holder of such a Certificate will be permitted to offset such negative amount only against future original issue discount, if any, attributable to such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

     The OID Regulations appear to permit in some circumstances the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust Fund in preparing reports to the Certificateholders and the IRS. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

     Certain Classes of Certificates may be treated as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

     The Offered Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Characteriza tion of Investment in REMIC Certificates" in the Prospectus.

     To the extent permitted by then applicable law, any "prohibited transactions tax," "contributions tax," tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund, which may reduce the amounts otherwise payable to holders of the Offered Certificates, to the extent any such tax exceeds amounts otherwise payable to holders of the Subordinate Certificates not offered hereby. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Prohibited Transactions Tax and Other Taxes" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

                      METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and [Underwriter] (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates will be approximately $__________ plus accrued interest at the weighted average of the Net Mortgage Rates as of the Cut-off Date but before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "THE POOLING AND SERVICING AGREEMENTS-Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                          USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                          LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Mayer, Brown & Platt, Los Angeles,
California.

                              RATINGS

     It is a condition to the issuance of the Offered Certificates that the Variable Strip Certificates and the Class A-1 Certificates be rated "___" by [Rating Agency I] ("[Rating Agency I]") and "___" by [Rating Agency II] ("[Rating Agency II]"), the Class A-2 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II] and the Class B-1 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II].

     [The ratings assigned by [Rating Agency I] to mortgage pass-through and asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. Ratings by [Rating Agency I] address the structural, legal and issuer related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. With respect to the Variable Strip Certificates, the ratings address only the likelihood of receipt by the holders of the Variable Strip Certificates of distributions thereon in the amounts calculated as described herein and does not address the possibility that such Certificateholders might suffer a lower than anticipated yield or the possibility that investors in the Variable Strip Certificates may fail to fully recoup their initial investment.]

     [The ratings assigned by [Rating Agency II] to mortgage pass-through and asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. [Rating Agency II]'s ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. [Rating Agency II]'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgages. With respect to the Variable Strip Certificates, the ratings address only the likelihood of receipt by the holders of the Variable Strip Certificates of distributions thereon in the amounts calculated as described herein and does not address the possibility that such Certificateholders might suffer a lower than anticipated yield or the possibility that investors in the Variable Strip Certificates may fail to fully recoup their initial investment.]

     The Depositor has not requested ratings on the Offered Certificates by any rating agency other than [Rating Agency I] and [Rating Agency II]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what ratings would be assigned by such other rating agency. Ratings on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by [Rating Agency I] and [Rating Agency II].

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                         LEGAL INVESTMENT

     The Offered Certificates (other than the Class ___ Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by [Rating Agency I] or [Rating Agency II] and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class ___ Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The Federal Financial Institutions Examination Council issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions (to the extent adopted by the respective federal regulators) setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Office of Thrift Supervision and, in part, by the National Credit Union Administration (the "NCUA"). In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over depository institutions. The Depositor makes no representations regarding the application of the Policy Statement, or of such similar statements and regulations, to any Class of Offered Certificates or the treatment of the Offered Certificates thereunder.

     The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of Offered Certificates, and in particular the Class B-1 Certificates, constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT" in the Prospectus.

                      [ERISA CONSIDERATIONS]

                                                    [MULTIFAMILY]

            SUBJECT TO COMPLETION - DATED MAY 17, 1996

                           PROSPECTUS
May __, 1996

                Quality Mortgage Acceptance Corp.
                            Depositor
             Mortgage Loan Asset-Backed Certificates
                      (Issuable in Series)

     This Prospectus relates to Mortgage Loan Asset-Backed Certificates (the "Certificates") which may be sold from time to time under this Prospectus and related Prospectus Supplements in one or more series (each a "Series") by Quality Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

     Each Certificate of a Series will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans, or participation interests therein, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds, accounts or other credit supports specified in the related Prospectus Supplement. The Mortgage Loans in the Trust Fund for a Series will have been originated by Quality Mortgage USA, Inc., or other affiliates of the Depositor, and other various financial institutions and entities engaged generally in the business of originating and/or servicing housing loans. The Mortgage Loans may include, without limitation, fixed rate or adjustable rate Multifamily Loans and FHA Loans and may provide for other payment features, and may call for payments from the obligors other than monthly payments, as specified in the related Prospectus Supplement. Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of multifamily residential rental properties consisting of five or more attached or detached dwelling units. Some Mortgage Loans underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Loans, or participation interests therein, will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will each be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "SERVICING OF MORTGAGE LOANS."

     Each Series of Certificates will consist of one or more Classes. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the Pooling and Servicing Agreement may be divided into one or more Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "DESCRIPTION OF THE CERTIFICATES."

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     Distribution of principal of and interest on the Certificates of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on Certificates of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund may be terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Certificates of the related Series. If so specified in the related Prospectus Supplement, Certificates of a Series may be subject to special distributions in reduction of principal balance under certain circumstances. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

     The Certificates evidence an interest in the related Trust Fund only, and are not guaranteed by any governmental agency, or by the Depositor, the Trustee, the Master Servicer, or by any of their respective affiliates or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity.
The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties set forth in the related Pooling and Servicing Agreement as described herein or in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENTS."

     If specified in the related Prospectus Supplement, one or more elections may be made to treat the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     Certificates of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through one or more underwriters, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION." Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                      PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series: (a) the aggregate initial principal balances, the Certificate Rate (or method for determining it in the case of Floating Interest Certificates) and authorized denominations of each Class of such Series; (b) certain information concerning the Trust Fund for such Series, including the principal amount, type and characteristics of Mortgage Assets included in the Trust Fund on the date of issue, and, if applicable, the amount of Reserve Funds, if any, for such Series; (c) where Private Mortgage-Backed Securities are included in the Trust Fund, information concerning the PMBS Issuer, the PMBS Trustee, the PMBS Servicer, if any, and the underlying collateral; (d) the circumstances, if any, under which Special Distributions of principal may be made or a Trust Fund terminated prior to the Final Scheduled Distribution Date;
(e) the Final Scheduled Distribution Date of each Class of such Series; (f) the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date; (g) the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied; (h) the extent of subordination of each Class of Subordinate Certificates, if any; (i) the identity of each Class of Compound Interest Certificates, Floating Interest Certificates, Principal Weighted Certificates, Interest Weighted Certificates, Subordinate Certificates and Reduced Volatility Certificates included in such Series, if any; (j) the Distribution Dates for the respective Classes; (k) the Assumed Reinvestment Rate (if applicable);
(l) if applicable, the percentage of Excess Cash Flow to be applied to distributions in reduction of principal balance of Certificates of a Series; (m) additional information with respect to any special hazard insurance policy or repurchase bond or other credit support, if any, relating to the Series or the Mortgage Assets; (n) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (o) the plan of distribution for such Series; and (p) whether the Certificates are to be issuable in book-entry or definitive form.

                     ADDITIONAL INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                  REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders. If the Certificates are issued in book-entry form, such reports would instead be forwarded to Participants (as defined herein) as registered holders of the Certificates. See "DESCRIPTION OF CERTIFICATES-Book-Entry Registration." In such case, Certificateowners (as defined herein) may obtain such reports upon request to their Participants. Such reports will not be examined and reported on by an independent public accountant. See "THE POOLING AND SERVICING AGREEMENTS-Reports to Certificateholders."

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Quality Mortgage Acceptance Corp., 16800 Aston Street, Irvine, California 92714, Attention: Frank Waters.

              SUMMARY OF TERMS OF THE CERTIFICATES

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") executed by the Depositor, the master servicer (the "Master Servicer") and the trustee (the "Trustee") as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the Glossary attached hereto.

Securities Offered

     The Mortgage Loan Asset-Backed Certificates (the "Certificates") are issuable from time to time in separate Series pursuant to separate Pooling and Servicing Agreements. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain classes of such Certificates offered thereby may be available in book-entry form only.

     The Certificates of a Series will evidence interests in the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "RISK FACTORS" and "CREDIT SUPPORT."

     Each series of Certificates will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Certificates which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Any Class of Certificates of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories. See "DESCRIPTION OF THE CERTIFICATES-General," "CREDIT SUPPORT-Subordinated Certificates" and "RISK FACTORS."

Depositor

     Quality Mortgage Acceptance Corp., a California corporation (the "Depositor"), was incorporated in May 1996. The principal executive offices of the Depositor are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is
(714) 440-1000. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE POOLING AND SERVICING AGREEMENTS." Neither the Depositor nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "RISK FACTORS" and "THE DEPOSITOR."

Trustee

     The Trustee with respect to a Series will be specified in the related Prospectus Supplement. See "THE POOLING AND
SERVICING AGREEMENTS" herein for a description of the Trustee's rights and obligations.

Interest Distributions

     Interest Distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date at the applicable Certificate Rate specified in (or, with respect to Floating Interest Certificates, determined in the manner set forth in) the related Prospectus Supplement. The Certificate Rate on Certificates of a Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

     Principal Weighted Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions as specified in the related
Prospectus Supplement.

     Compound Interest Certificates will not receive distributions of interest but interest accruing with respect to the principal balance of such Compound Interest Certificates will be added to such principal balance on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Certificates will be made on the basis of their Compound Value.

     A Series may include one or more Classes of Floating Interest Certificates. With respect to any such Class of Floating Interest Certificates, the related Prospectus Supplement will set forth: (a) the initial Floating Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and
(d) the Maximum Floating Rate and the Minimum Floating Rate, if any. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Principal Distributions (Including Prepayments)

     Principal distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

     Interest Weighted Certificates may not be entitled to any principal distributions or may be entitled to receive only nominal principal distributions as specified in the related
Prospectus Supplement.

     If and to the extent specified in the related Prospectus Supplement, Certificates of a Series having other than monthly Distribution Dates may be subject to Special Distributions of principal if, as a result of principal prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund, low reinvestment yields or both, it is determined (based on assumptions specified in the related Pooling and Servicing Agreement) that the amount of cash anticipated to be available in the Certificate Account for such Series on the next Distribution Date may be less than the scheduled distributions to be made on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Final Scheduled Distribution Date

     The Final Scheduled Distribution Date for each Class of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may be the same date as the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

     The actual maturity date of the Certificates of a Series will depend primarily upon the level of prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the housing loans comprising or underlying Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such housing loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Optional Termination

     If so specified in the related Prospectus Supplement, the Depositor, the Master Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination."

The Trust Fund

     The Trust Fund for a Series will consist of Private Mortgage-Backed Securities, Mortgage Loans, or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence beneficial interests of a corresponding Asset Group.
The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various credit supports, all as specified in the related Prospectus Supplement. See "THE TRUST FUNDS-Collection Account and Certificate Account," "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE."

     Mortgage Assets

     The Mortgage Assets for a Series of Certificates may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:

     Mortgage Loans

     Mortgage Assets for a Series may consist, in whole or in part, of Mortgage Loans or participation interests therein. Participation interests in Mortgage Loans will be purchased pursuant to participation agreements. See "THE TRUST FUNDS-General." Payments on Mortgage Loans will be collected by the Master Servicer (or by a Servicer), as specified in the related Prospectus Supplement, and such payments (net of servicing fees and certain other amounts) will be available to make distributions on the Certificates of such Series. See "SERVICING OF MORTGAGE LOANS." Mortgage Loans may, as specified in the related Prospectus Supplement, include FHA Loans and may have various payment characteristics and may include or Mortgage Loans having balloon or other special payment features. The Mortgage Loans may have fixed or adjustable interest rates (Mortgage Loans having adjustable rates are sometimes referred to herein as "Adjustable Rate Mortgages," or "ARMs"). ARMs will, as described in the related Prospectus Supplement, permit or require periodic changes in the mortgage rate, and in the scheduled payments of principal and interest due from the obligor on the related mortgage note. The Mortgage Loans may include Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating either a first or second lien on related Mortgaged Properties. The Mortgaged Properties will consist of multifamily residential rental property consisting of five or more dwelling units ("Multifamily Property").

     To the extent described herein or in the related Prospectus Supplement, all Mortgaged Property will be covered by standard hazard insurance policies (which may be a blanket policy) insuring against losses due to various causes, including fire, lightning and windstorm. Mortgaged Property located in a federally designated special hazard flood zone will be required to be covered by flood insurance. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE."

     The related Prospectus Supplement will describe the principal characteristics of the Mortgage Loans included in the Trust Fund, including, without limitation, (a) the aggregate principal balance of the Mortgage Loans as of the related Cut-off Date, (b) the geographical distribution of the Mortgaged Properties by state or other specified geographical area, (c) the weighted average original and remaining scheduled term-to-stated maturity of the Mortgage Loans, (d) the relative percentages (by aggregate principal balance) of Mortgage Loans that have fixed interest rates or are ARMs or Mortgage Loans having other special payment characteristics, (e) the relative percentages of Mortgage Loans that are secured by Mortgaged Properties which are owner occupied or are investment properties or vacation and second homes, (f) the range of Loan-to-Value Ratios for the Mortgage Loans, (g) the weighted average principal balance of the Mortgage Loans as of the Cut-off Date, (h) the lien priority of the Mortgage Loans, and (i) any guarantees or other credit support for such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have a 10- to 40-year term at origination and a Loan-to-Value Ratio at origination not exceeding 100%.

     All distributions on any Mortgage Certificates, and all payments (including prepayments, liquidation proceeds and insurance proceeds) received from the Servicer on any Mortgage Loans, included in the Pool for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Prospectus Supplement, will be available for distribution on the Certificates of such Series as described in the related Prospectus Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Servicer for the benefit of the holders of a Series of Certificates.

     The Servicer or, for a Series of REMIC Certificates, the holders of the Residual Certificates of such Series or the REMIC Administrator may have the option to repurchase the Mortgage Loans and/or Mortgage Certificates included in the related Pool and thereby terminate the related Pooling and Servicing Agreement. Any such option will be exercisable at the times and upon satisfaction of the conditions specified in the related Prospectus Supplement.

     Substitution of Mortgage Loans and/or Mortgage Certificates will be permitted for a period specified in the related Prospectus Supplement following notice of breaches of representations and warranties with respect to any original Mortgage Loan or notice that the documentation with respect to any Mortgage Loan is determined by the Trustee to be incomplete. Other circumstances under which substitutions may be permitted will be described in the related Prospectus Supplement.

     Mortgage Loans that constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

     Private Mortgage-Backed Securities

     Private Mortgage-Backed Securities may include (a) mortgage participations or pass-through certificates representing beneficial interests in certain Mortgage Loans,
(b) collateralized mortgage obligations secured by such Mortgage Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. All Private Mortgage-Backed Securities will be publicly registered or otherwise exempt from applicable private placement restrictions. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS-Private Mortgage Backed Securities." Payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "THE TRUST FUNDS-Private Mortgage-Backed Securities." Any Private Mortgage-Backed Security will have been acquired in a secondary transaction and not from the issuer or an affiliate of the issuer of such Private Mortgage-Backed Security and each Private Mortgage-Backed Security will evidence an interest in, or will be secured by a pledge of, Mortgage Loans that conform to the descriptions of Mortgage Loans contained herein.

     The related Prospectus Supplement for a Series will specify
(i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features),
(B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the Mortgage Loans at origination;
(iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the Issuer of the Private Mort-gage-Backed Securities (the "PMBS Issuer"), the Servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "THE TRUST FUNDS."

     Collection Account and Certificate Account

     Payments or distributions with respect to the Mortgage Assets for a Series will initially be remitted for deposit in a Collection Account maintained by the Master Servicer and then transferred to a Certificate Account to be established with or in the name of the Trustee for such Series. The amounts remitted may be net of servicing fees, Retained Interests and other amounts specified in the related Prospectus Supplement. Amounts so deposited will be used to make distributions on the Certificates of such Series on the applicable Distribution Date. See "THE TRUST FUNDS-Collection Account and Certificate Account."

     Determination of Asset Value

     With respect to a Series of Certificates as to which the Distribution Dates are less frequent than monthly, each Mortgage Asset will be assigned an Asset Value. The aggregate of the Asset Values of the Mortgage Assets included in the Trust Fund for such a Series will equal not less than the initial aggregate principal balances of the Certificates of such Series. The related Prospectus Supplement for such a Series will summarize the method or methods and related assumptions used to determine Asset Value for the Mortgage Assets for such Series. See "DESCRIPTION OF THE CERTIFICATES-Valuation of Trust Assets."

Forward Funding Commitments; Pre-Funding Account

     If specified in the related Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized and the Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; subsequently, the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account in one or more transfers. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust Fund of additional Mortgage Loans will not exceed three months from the date such Trust Fund is established.

Credit Support

     Credit support in the form of reserve funds, subordination, insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Certificates of a Series. If the Mortgage Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund.

     The type, characteristics and amount of credit support will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The protection against losses provided by such credit support will be limited. See "CREDIT SUPPORT" and "RISK FACTORS."

     Subordinate Certificates; Subordination Reserve Fund

     A Series of Certificates may include one or more Classes of Subordinate Certificates. The rights of Holders of such Subordinate Certificates to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Certificates of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other credit support, such as hazard losses not covered by the standard hazard insurance policies, losses resulting from the bankruptcy of a borrower due to application of provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     A Subordination Reserve Fund may be established at the level specified in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related Subordination Reserve Fund, if any, and the conditions under which amounts in any Subordination Reserve Fund will be used to make distributions to Holders of Senior Certificates or be released from the related Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates evidencing a beneficial ownership interest in an Asset Group will be used as credit support for Senior Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See "CREDIT SUPPORT-Subordinate Certificates; Subordination Reserve Fund."

     Insurance

     If and to the extent specified in the related Prospectus Supplement, certain insurance policies in addition to any standard hazard insurance policies described above under "Mort-gage Assets" will be required to be maintained with respect to the Mortgage Loans included in the Trust Fund for a Series. Such insurance policies may include, but are not limited to, (i) a special hazard insurance policy insuring against losses which are not covered by the standard hazard insurance policies, (ii) and
(iii) repurchase bonds insuring the repurchase of Mortgage Loans by the originator of such Loan in the event of the loss of other insurance coverage due to certain misrepresentations in the origination or sale of any such Mortgage Loans or in other circumstances specified in the related Prospectus Supplement.
See "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including
(a) the types of coverage provided by each, (b) the amount of such coverage, (c) conditions to payment under each and
(d) certain information relating to the issuers of such insurance policies. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Mortgage Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority of creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Master Servicer, provided that no rating assigned to Certificates of the related Series offered hereby and by the related Prospectus Supplement is adversely affected.

     Certificate Guarantee Insurance

     If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy (the "Certificate Guarantee Insurance") issued by one or more insurance companies. Such Certificate Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "CREDIT SUPPORT-Certificate Guarantee Insurance."

     Reserve Funds

     The Depositor may deposit in one or more reserve funds (collectively, the "Reserve Funds") for any Series cash, Eligible Reserve Fund Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Certificates of such Series or to reduce the likelihood of a Special Distribution with respect to any Series. Reserve Funds may be established to provide protection against certain losses in addition to or in lieu of other credit support, including, without limitation, as losses resulting from delinquent payments on Mortgage Loans, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination of a Loan. Amounts on deposit in the Reserve Funds for a Series, and the reinvestment income thereon, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

     On each Distribution Date for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Pooling and Servicing Agreement and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future distributions on the Certificates of such Series.

     Additional information concerning any Reserve Funds, including whether the Reserve Fund is a part of the Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Certificateholders, the required balance to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding the Reserve Fund will be set forth in the related Prospectus Supplement. See "CREDIT SUPPORT-Reserve Funds."

     Letter of Credit

     If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Mortgage Loans in the Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

     The maximum liability of an L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate principal balance of the Mortgage Loans in the Trust Fund or one or more Classes of Certificates of the related Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Servicing of Mortgage Loans

     The Master Servicer identified in the related Prospectus Supplement will service the Mortgage Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Servicing Agreements") entered into between the Master Servicer and such Servicers. Each Servicer will be obligated under its Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Mortgage Loans, from other recoveries relating to such Mortgage Loans (including any insurance proceeds or payments from other credit supports). The Master Servicer or the Servicers will be obligated to repurchase Mortgage Loans for which insurance coverage has been denied on the grounds of fraud or misrepresentation only to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor may (i) obtain and assign to the Trustee an agreement with an independent standby servicer acceptable to each Rating Agency rating such Certificates, which will provide that such standby servicer will assume a Servicer's or the Master Servicer's obligations in the event of a default by the Servicer or Master Servicer or (ii) obtain a performance bond acceptable to each Rating Agency rating such Certificates that will guarantee certain of the Servicer's or Master Servicer's obligations. See "SERVICING OF MORTGAGE LOANS."

Federal Income Tax Considerations

     If an election is made for treatment as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"), one or more Classes of Certificates will be treated as REMIC "Regular Interests." The Holder of such a Regular Interest will be treated as holding a debt obligation for federal income tax purposes and will be required to report stated interest income on the accrual method.

     Compound Interest Certificates will be, and certain other Classes of Certificates constituting Regular Interests may be, issued with original issue discount that is not de minimis. In such cases, the Certificateholder will be required to include the original issue discount in gross income as it accrues, which inclusion may occur prior to the receipt of cash attributable to such income. If a Regular Interest Certificate is issued at a premium, the holder thereof will be entitled to make an election to amortize such premium on a constant yield method as an offset to interest income on such Certificate (and not as a separate deduction item). Certificates constituting Regular Interests will represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying Mortgage Loans qualify for such treatment.

     In the case of a REMIC election, a Class of Certificates may be treated as REMIC "Residual Interests." Certificates classified as REMIC Residual Interests will generally be treated as representing "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the same extent as REMIC Regular Interests.

     The holder of a REMIC Residual Interest Certificate must include in income its pro rata share of the REMIC's taxable income. Accordingly, in certain circumstances, the holder of a REMIC Residual Interest might (i) have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period or periods in excess of cash distributions for such period or periods or (ii) have an after-tax return on its investment that is less than the after-tax return on comparable debt instruments or stripped bonds. In addition, a portion (or, in some cases, all) of the income from a REMIC Residual Interest:
(i) except, in certain circumstances, with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from withholding under any treaty. Further, individual trust or estate holders are subject to limitations on the deductibility of expenses of the REMIC.

     If no REMIC election is made, the Trust Fund will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes. The treatment of a particular Series of Certificates will depend on the characteristics of such Series of Certificates. The holders of Certificates will either be treated as owners of undivided pro rata interests in the underlying Mortgage Loans ("Pass-Through Certificates"), or as owners of stripped bonds or stripped coupons ("Stripped Certificates") under the Code. All income with respect to a Stripped Certificate will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

     The holder of a Pass-Through Certificate must include in income its allocable share of all interest and other income of the Trust and may, subject to certain limitations for individual trust or estate Certificateholders, deduct its allocable share of all expenses of the Trust. Pass-Through Certificates will be considered to represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the Mortgage Loans qualify for such treatment. Although there is no direct authority and the matter is not free from doubt, Stripped Certificates should also qualify for such treatment to the extent that the underlying loans qualify for such treatment. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA Considerations

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."

Legal Investment

     The related Prospectus Supplement will specify the classes of Certificates offered by this Prospectus and such Prospectus Supplement that will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Such "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "LEGAL INVESTMENT."

Use of Proceeds

     It is expected that the Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. Any other material use of proceeds will be specified in the related Prospectus Supplement. The purchase of the Mortgage Assets for a Series may be effected by an exchange of Certificates with the Depositor of such Mortgage Assets. See "USE OF PROCEEDS."

Ratings

     Unless otherwise specified in the related Prospectus Supplement, it will be a requirement for issuance of any Series that the Certificates offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Mortgage Loans comprising or underlying the Mortgage Assets may have on the yield to investors in the Certificates. See "RISK FACTORS." A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                          RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with an investment in the Certificates.

Limited Liquidity

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.
The underwriter or the underwriters with respect to any series may make a secondary market in the Certificates, but will have no obligation to do so. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Certificates by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights. If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. See "DESCRIPTION OF CERTIFICATES-Optional Termination." In addition, the issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "DESCRIPTION OF THE CERTIFICATES-Book-Entry Registration."

Yield, Prepayment and Maturity

     The rate at which prepayments (which include both voluntary prepayments by the obligors on the Mortgage Loans and liquidations due to defaults and foreclosures) occur on the Mortgage Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgaged Assets securing any Certificate or deposited in the Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in the Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Mortgaged Assets securing a series of Certificates or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Certificates. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates than if payments on such Mortgaged Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include a Class of Interest Weighted Certificates offered at a significant premium or a Class of Principal Weighted Certificates offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for such Series. In general, if a Certificate, including a Certificate of a Class of Interest Weighted Certificates, is purchased at a premium and principal distributions on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to a Class of Interest Weighted Certificates is extremely disproportionate to principal, a Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Certificate, including a Certificate of a Class of Principal Weighted Certificates, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Certain Mortgage Loans and Mortgaged Property; Borrower Default

     Mortgage Loans made with respect to Multifamily Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of a borrower default, recourse may be had only against the specific Multifamily Property and such limited other assets as have been pledged to secure such Loan, and not against the borrower's other assets. Furthermore, the repayment of Mortgage Loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate.
If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates, increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or any Servicer's control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an borrower to make a balloon payments typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property.
The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for multifamily real estate projects generally.

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Servicer, if any, will have considerable flexibility under the Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available credit support, the Holders of the Certificates of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS-Maintenance of Insurance Policies and Other Servicing Procedures" and "CREDIT SUPPORT."

Delinquent and Non-Performing Mortgage Loans

     As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-off Date, REO Properties or Mortgage Loans that are past due or are non-performing. Management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Master Servicer as of the Closing Date. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Certificates of such Series. See "THE TRUST FUNDS-The Mortgage Loans."

Remedies Following Default

     The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Certificates, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Certificates of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Certificates. However, in the absence of a direction by Certificateholders evidencing 25% or more of the aggregate principal amount of the Certificates of a Series, the Trustee may be restricted from selling the Mortgage Assets securing such Series. See "THE POOLING AND SERVICING AGREEMENTS-Rights Upon Event of Default."

     In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Certificates, distribution of the proceeds of such sale will be made in the order of priority and in the manner specified in the related Prospectus Supplement.

     In the event the Certificate Principal Balance of a Series is declared due and payable, the holders of any such Certificates issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

Enforceability

     As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

     As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all state will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Loan, which retaining a license to collect rents for so long as there no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

Nature of Mortgages; Properties

     Since some of the Mortgages are primarily junior liens subordinated to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds of any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of the Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real state market in the areas in which the Mortgaed Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the Mortgage Loans secured by second liens could be higher than those currently experienced in the mortgage lending industry in general. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Junior Liens; Rights of
Senior Lienholders."

Environmental Risks

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement or Servicing Agreement, as applicable, provides that the Master Servicer or the Servicer, as applicable, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property underlying a Loan or take over its operation unless the Master Servicer or the Servicer, as applicable, as previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Environmental Legislation."

Credit Support Limitations

     The amount, type and nature of insurance policies, subordination, Certificate Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Mortgage Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of special hazard insurance, reserve funds, subordination or other credit support and (b) limits on the number and amount of Mortgage Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

     In addition, if distributions in reduction of the principal balance of Certificates of a Series of Certificates are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of claims under any special hazard insurance policy may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Certificates of the later-maturing Classes.

     The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letters of credit or other third-party credit support relating to the Mortgage Assets or to the Certificates of such Series. Use of such reserve funds and payments under such insurance policies, letters of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letters of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a special hazard insurance policy, letter of credit, Certificate Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Certificates may include a Class or multiple Classes of Subordinate Certificates to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Certificates, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "DESCRIPTION OF THE CERTIFICATES," "THE TRUST FUNDS" and "CREDIT SUPPORT."

Limited Obligations and Assets of Depositor

     Unless otherwise set forth in the related Prospectus Supplement, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets" herein. The Depositor has only limited assets available to perform its repurchase obligations in respect of any breach of any representation or warranty. Therefore, prospective investors in the Certificates should consider the possibility that the Depositor will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans with respect to a Series is required to be repurchased due to breaches of representations and warranties. See "THE DEPOSITOR."

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA CONSIDERATIONS."

Certain Federal Tax Considerations Regarding REMIC Residual
Interests

     Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS-Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which
(i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                 DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements among the Depositor, the Trustee and the Master Servicer for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, such provisions or terms shall be as specified in the Pooling and Servicing Agreement.

     Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Interest Certificates, Interest Weighted Certificates, Principal Weighted Certificates or Reduced Volatility Certificates. A Series may also include one or more Classes of Subordinate Certificates. Each Series will be issued in fully registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

Valuation of Trust Assets

     If so stated in the related Prospectus Supplement, each Mortgage Asset included in the Trust Fund for a Series will be assigned an initial Asset Value determined in the manner and subject to the assumptions summarized in the related Prospectus Supplement. The Asset Value of the Mortgage Assets will not be less than the initial aggregate principal amount of the Certificates of the related Series at the date of issuance thereof.

     The Asset Value of Mortgage Assets represents the principal amount of Certificates of a Series that, based on certain assumptions, can be supported by the scheduled principal and interest due on the Mortgage Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate (which may be zero) and the moneys available to be withdrawn from related Reserve Funds, if any, as specified in the related Prospectus Supplement. Individual Mortgage Assets for a Series which share similar characteristics may be aggregated into one or more groups (each an "Asset Group"), each of which will be assigned a single aggregate Asset Value. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of separate Classes will evidence beneficial ownership of each corresponding Asset Group. Unless the related Prospectus Supplement provides otherwise, the aggregate Asset Value of an Asset Group will be calculated as though the underlying Mortgage Assets constitute a single Loan having such of the characteristics of the Mortgage Assets included in the Asset Group that would result in the lowest Asset Value being assigned to each Mortgage Asset included in such Asset Group.

     There are a number of alternative means of determining Asset Value of a Mortgage Asset, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Asset, determinations based on the relationship between the interest rate borne by such Mortgage Asset and the Certificate Rate or Rates for the related Classes of Certificates, or based upon the aggregate principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets in the related Trust Fund.

     The Assumed Reinvestment Rate, if any, for a Series will be the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, Guaranteed Investment Contract, or other arrangement satisfactory to each such Rating Agency. See "THE POOLING AND SERVICING AGREEMENTS-Investment of Funds."

Distributions on the Certificates

     General. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

     Distributions of interest on Certificates which receive interest will be made periodically at the intervals and at the Certificate Rate specified or, with respect to Floating Interest Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or on such other basis as is specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed, plus interest at the applicable Certificate Rate will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date. See "THE POOLING AND SERVICING AGREEMENTS-Deficiency Events."

     Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "-Book-Entry Registration."

     With respect to reports to be furnished to Certificateholders concerning a distribution, see "THE POOLING
AND SERVICING AGREEMENTS-Reports to Certificateholders."

     Certificates Generally. With respect to any Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions as specified in the related Prospectus Supplement). See "-Subordinate Certificates." Each Certificate will have a principal amount or a notional amount and a specified Certificate Rate (which may be zero). Interest distributions will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Rate specified or, with respect to Floating Interest Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "-Subordinate and Other Certificates" and "CREDIT SUPPORT." If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Certificate Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Mortgage Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Certificate Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Certificate Rate on the Certificates of the related Series may also reflect such caps.

     A Series may include a Class of Interest Weighted Certificates, a Class of Principal Weighted Certificates, or both. Unless otherwise specified in the related Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

     Interest on all Certificates currently entitled to receive interest will be distributed on the Distribution Dates specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "-Subordinate Certificates" and "CREDIT SUPPORT." Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Distribution Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

     To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Floating Interest Certificates. The Certificate Rate of a Floating Interest Certificate will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

     To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Reduced Volatility
Certificates.

     Distributions of principal will be allocated among the Classes of a Series in the order of priority and amount specified in the related Prospectus Supplement.

     Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under "CREDIT SUPPORT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "CREDIT SUPPORT." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Certificates will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency.

Special Distributions

     Special Distributions. To the extent specified in the related Prospectus Supplement, Special Distributions in reduction of Certificate principal amount may be made with respect to the Certificates of a Series on the day or days of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets for such Series or the low yields available for reinvestment, or both, it is determined (based on assumptions specified in the Pooling and Servicing Agreement and after giving effect to the amounts, if any, available to be withdrawn from any reserve fund for such Series) that the amount anticipated to be available in the Certificate Account on the date specified in the related Prospectus Supplement for such Series, will be insufficient to make scheduled distributions of principal and interest on the Certificates of such Series on the next Distribution Date. The amount distributed in reduction of principal amount will not exceed the Principal Distribution Amount otherwise required to be paid on the next Distribution Date. Therefore, the result of such a Special Distribution with respect to the Certificates of a Series will be to reduce their aggregate principal amount prior to the next scheduled Distribution Date.

     All distributions in reduction of the Certificate principal amount pursuant to any Special Distribution will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any Special Distribution will be mailed by the Trustee to the Certificateholders of the related Series prior to the Special Distribution Date.

Optional Termination

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Such optional termination will be in addition to terminations which may result from other events. See "THE POOLING AND SERVICING AGREEMENTS-Deficiency Event" and "-Termination."

Book-Entry Registration

     If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. No person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate issued in fully registered, certificated form (a "Definitive Certificate") representing such person's interest in the Certificates except in the event that the book-entry system for the Certificates is discontinued (as described below).
Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. In such case, Certificateowners will not be registered "Certificateholders" or registered "Holders" under the Pooling and Servicing Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants.

     DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Certificates and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

     The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates will be printed and delivered. In addition the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Certificates will be printed and delivered.

          YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Certificateholders.

Principal Prepayments

     With respect to a Series for which the Mortgage Assets consist of Mortgage Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Mortgage Loans. See "SERVICING OF MORTGAGE LOANS-Advances and Limitations Thereon."

Timing of Reduction of Principal Balance

     A Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Certificate outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of such a Series.

Interest or Principal Weighted Certificates

     If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates.
Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

     The Final Scheduled Distribution Date of each Class of any Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

     The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any reserve fund or other credit enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Certificates of a Series. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Certificates of a Series, will accelerate principal payments or distributions on such Certificates.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of multifamily housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets for a Series, such Mortgage Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Mortgage Loans. In this regard, it should be noted that the Mortgage Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Certificate Rate on the Certificates may be a number of percentage points less than interest rates on such Mortgage Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.
CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

     The Depositor is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of multifamily mortgage loans over an extended period of time.

     The Prospectus Supplement for each Series consisting of multiple classes will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of any Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets.

Other Factors Affecting Weighted Average Life

     Type of Loan. Mortgage Loans made with respect to Multifamily Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. ARMs comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs included in any other mortgage pool or from multifamily fixed rate Mortgage Loans or from other adjustable rate mortgages having different characteristics. Because ARMs have not been originated in large quantities until recently, there can be no certainty as to their respective rates of prepayment in either stable or changing interest rate environments.

     In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Mortgage Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of a Class of Interest Weighted Certificates. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Mortgage Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the yield on a Class of Interest Weighted Certificates may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. The Mortgage Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Mortgage Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Mortgage Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio.

     Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination."

                         THE TRUST FUNDS

General

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Mortgage Loans in the Trust Fund;
(f) any special hazard insurance policy or other credit support relating to the Series; (g) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (h) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).

     To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Certificateholders under the related Pooling and Servicing Agreement.

     Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities or (b) Mortgage Loans, or participation interests therein. Mortgage Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Participation interests in Mortgage Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets."

Private Mortgage-Backed Securities

     General Private Mortgage-Backed Securities may consist of
(a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) collateralized mortgage obligations secured by Mortgage Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. All Private Mortgage-Backed Securities will be publicly registered or otherwise exempt from applicable private placement restrictions. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee. Any Private Mortgage-Backed Security will have been acquired in a secondary transaction and not from the issuer or an affiliate of the issuer of such Private Mortgage-Backed Security, and each Private Mortgage-Backed Security will evidence an interest in, or will be secured by a pledge of, Mortgage Loans that conform to the descriptions of Mortgage Loans contained herein.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. The PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Mortgage Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans will be secured by Multifamily Property. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 100%, (ii) each Mortgage Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iii) each Mortgage Loan will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (iv) each Mortgage Loan will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Mortgage Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-
- -Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves,
(ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities, (x) the lien priority of the Mortgage Loans and (xi) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

The Mortgage Loans

     General. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." The Mortgage Loans comprising the Mortgage Assets will have been originated by Quality Mortgage USA, Inc. or other affiliates of the Depositor, or by other mortgage lenders which are FNMA- or FHLMC-approved sellers, servicers, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. The Mortgage Loans may include FHA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or Mortgage Loans with other payment characteristics as described below and under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first or second lien on Mortgaged Property.

     The Mortgaged Properties will be Multifamily Property (i.e., multifamily residential rental properties consisting of five or more dwelling units). Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made to help finance construction or rehabilitation of the related multifamily rental or cooperative housing for low- or moderate-income or displaced families. Each Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least two years greater than the term of the related Mortgage Loan. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

     If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer or the Master Servicer may establish and maintain a trust account or accounts to be used in connection wiht REO Properties or other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

     The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

          (a)  no Mortgage Loan will have had a Loan-to-Value
     Ratio at origination in excess of 100%;

          (b) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years; and

          (c) no Mortgage Loan may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

     The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the mortgaged property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). The fair market value of the Mortgaged Property securing any Mortgage Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial mortgage rate for either the first 6, 12, 24, 36 or 84 Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer or Master Servicer.

     ARMs have features that are relatively new for the residential lending market in the United States. In particular, adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

     Unless otherwise specified in the related Prospectus Supplement, the index applicable to any ARMs comprising the Mortgage Assets (the "Index") will be one-month LIBOR, six-month LIBOR, the three-year Treasury Index, the one-year Treasury Index, the six-month Treasury Index or the Eleventh District Costs of Funds Index. If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

     Each Mortgage Loan may be fully amortizing or require a substantial payment (a "Balloon Payment") due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each such Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class or Classes of Certificates offered hereby will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

     Mortgage Loans secured by Multifamily Properties are markedly different from owner-occupied single family home mortgage loans. The repayment of loans secured by Multifamily Properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the net operating income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the net operating income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net operating income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgage Property during such period, minus the total operating expenses incurred in respect of such Mortgage Properties during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Properties. The net operating income of Mortgaged Properties will fluctuate over time and may be sufficient or insufficient to the cover debt service on the related Mortgage Loan at any given time.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, (g) any special hazard insurance policy or other credit support relating to the Mortgage Loans; and (h) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

Forward Commitments: Pre-Funding Account

     If specified in the Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, the Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust Fund of additional Mortgage Loans will not exceed three months from the date such Trust Fund is established.

Collection Account and Certificate Account

     A separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances, the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the Pooling and Servicing Agreement. Any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS" and "THE POOLING AND SERVICING AGREEMENTS-Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount.
See "DESCRIPTION OF THE CERTIFICATES-Distributions on the
Certificates."

     Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the Pooling and Servicing Agreement. Amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensa-tion or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will generally not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the Trustee or by the Master Servicer, in either case in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. Any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Pooling and Servicing Agreement, will be available for remittance to the Certificateholders; provided, that if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Certificateholders. See also "THE POOLING AND SERVICING AGREEMENTS-Certificate Account."

Other Funds or Accounts

     A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. Certain funds may be established with the Trustee with respect to other Mortgage Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "SERVICING OF MORTGAGE LOANS-Payments on Mortgage Loans; Deposits to Collection Accounts."

           LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

     The Depositor expects that all Mortgage Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein. Any material variations from the underwriting procedures and standards described herein will be described in the related Prospectus Supplement. The originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and stan-dards.

     Mortgage Loans will have been originated by Quality Mortgage USA, Inc., or other affiliates of the Depositor, or a mortgage lender which is a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. The originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans will have been originated in compliance with the underwriting policies of FHA.

     Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished, among other things, information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Mortgage Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Mortgage Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

     The underwriting standards applied by the Mortgage Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

Loss Experience

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on multifamily mortgage loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Mortgage Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property. Similarly, no assurance can be given that the value of the Mortgaged Property securing a Mortgage Loan has remained or will remain at the level existing on the date of origination of such Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties securing such Mortgage Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

     Mortgage Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Mortgage Loans secured by single family property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Mortgage Loans included in the Mortgage Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Representations and Warranties

     Unless otherwise specified in the related Prospectus Supplement or in the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that, based upon representations and warranties of the originator of the Mortgage Loans: (i) the information set forth in the Final Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date; (ii) it had good title to the Mortgage Note and the Mortgage and it was the sole owner of each of the Mortgage Loans free and clear of any and all liens, claims, pledges, charges or security interests of any nature (other than any junior lien on the Mortgaged Property encumbered by the related Mortgage) and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;
(iii) each Mortgage evidences a valid and enforceable first or second lien on the property therein described, except for Liens for real estate taxes and special assessments not yet due and payable and, covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage; (iv) no instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee; (v) to the best of the Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and as of the Closing Date such property to the best of the Depositor's knowledge, is free of material damage and is in at least adequate repair; (vi) to the best of the Depositor's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Depositor's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, the lien of the Mortgage (except those that are insured by the original title insurance policy; (vii) to the best of the Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property or are insured against, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless, in either case, an agreement permitting such encroachment is recorded in the applicable real property records and such agreement was taken into account in conducting the appraisal of the Mortgaged Property; (viii) the Depositor has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing which would cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value or marketability of the Mortgage Loan; (ix) to the best of the Depositor's knowledge, no improvement considered in determining the appraisal value located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;
(x) each appraisal is on a form acceptable to FNMA or FHLMC with such riders as are acceptable to FNMA and FHLMC, as the case may be; (xi) the Mortgage Note and the related Mortgage are genuine, and, to the best of the Depositor's knowledge, each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, such enforceability being subject to bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally, and to general principles of equity. To the best of the Depositor's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;
(xii) any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects; (xiii) the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid;
(xiv) a lender's policy of title insurance or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect and each such policy was issued by a title insurer acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC; (xv) all improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the related Pooling and Servicing Agreement;
(xvi) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired; (xvii) the Mortgage Loan was originated by the Depositor or by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of HUD or subsequently acquired by the Depositor from such originator; (xviii) the Mortgage contains a customary "due on sale" clause;
(xix) the Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (y) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
(z) otherwise by judicial foreclosure. The Depositor has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property as a trustee's sale or the right to foreclose the Mortgage; (xx) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified if required under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; and (xxi) any other representations and warranties respecting the Mortgage Loans specified in the related Prospectus Supplement or the related Pooling and Servicing Agreement.

     Upon the discovery of the breach of any representation or warranty made by the Depositor in respect of a Loan that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Depositor will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets." See "RISK FACTORS-Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Depositor may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

                   SERVICING OF MORTGAGE LOANS

General

     Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy required for the related Mortgage Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Mortgage Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers notwithstanding its delegation of certain responsibilities to such Servicers.

     The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Mortgage Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Mortgage Assets. The Master Servicer may be the Depositor or an affiliate of the Depositor. The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

     The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or
(c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

Collection Procedures; Escrow Accounts

     The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio.
Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer will not establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited.

Deposits to and Withdrawals from the Collection Account

     The Collection Account will be an account maintained (i) at a depository institution or trust company, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the four highest rating categories by each Rating Agency rating the Certificates of such Series or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency, or (iii) in which such accounts are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained, so long as such account shall not adversely affect the rating on the Certificates or (iv) any other account acceptable to each Rating Agency rating the Certificates of the related Series.

     If so specified in the related Prospectus Supplement, the Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     The Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Mortgage Loans due on or before such Cut-off Date):

          (i) All payments on account of principal, including prepayments, on such Mortgage Loans net of any portion of such payments that represent recoveries of nonrecoverable
     Advances;

         (ii) All payments on account of interest on such Mortgage Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Mortgage Loans in accordance with the related Pooling and Servicing Agreement;

        (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Mortgage Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan ("Liquidation Expenses"); unpaid servicing compensation and nonrecoverable Advances in accordance with the related Pooling and Servicing Agreement;

         (iv) All proceeds received of any Mortgage Loans pursuant to the related Pooling and Servicing Agreement;

          (v) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement;

         (vi)  All Advances for such Series made by the Master
     Servicer or a Servicer pursuant to the related Pooling and Servicing Agreement; and

        (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement.

     The Master Servicer will be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Pooling and Servicing Agreement; the Master Servicer's right to reimburse itself being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

         (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

        (iii) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable weighted average Certificate Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid servicing compensation with respect to the related Mortgage Loan and to pay any unpaid servicing compensation to the Servicer;

         (iv) to pay to itself as servicing compensation that portion of any payment as to interest that equals the Servicing Fee with respect to such Mortgage Loan for the period with respect to which such interest payment was made, and, as additional servicing compensation, earnings on or investment income with respect to funds credited to the Collection Account;

          (v) to reimburse itself from Insurance Proceeds for insurance expenses and to pay any unpaid servicing compensation to itself, such payment of servicing compensation to be made in accordance with the related Pooling and Servicing Agreement and being limited to the amount, if any, by which the aggregate of Liquidation Proceeds and Insurance Proceeds received in connection with the liquidation of a defaulted Mortgage Loan is, after the deduction of insurance expenses, and servicing compensation payable to the Servicer of such Mortgage Loan, if any, in excess of the outstanding principal balance of such Mortgage Loan, together with accrued and unpaid interest thereon at the applicable weighted average Certificate Rate;

         (vi) to pay to itself, a Servicer or the Depositor, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related outstanding principal balance of such repurchased Mortgage Loan;

        (vii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor with respect to indemnification;

       (viii) to make payments to certain Certificateholders in the manner specified in the Pooling and Servicing Agreement;

         (ix)  to withdraw any amount deposited in the Collection
     Account and not required to be deposited therein; and

          (x) to clear and terminate the Collection Account pursuant to the related Pooling and Servicing Agreement.

Servicing Accounts

     In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, subject to withdrawal to the extent permitted by the applicable servicing agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan consisting of an amount equal to the sum of
(i) all amounts received by the Servicer with respect to the Mortgage Loans serviced by it as of the Servicer Remittance Date, except (a) any monthly payment prepaid for a Due Date subsequent to the month in which the Servicer Remittance Date occurs,
(b) any amounts received by such Servicer with respect to such Mortgage Loans that constitute a late recovery with respect to an advance previously made by such Servicer with respect to such Mortgage Loans, and (c) any Retained Interest payable to such Servicer under the terms of such servicing agreement; (ii) all partial principal Prepayments received in the calendar month prior to the month of the Servicer Remittance Date or applied as of the Due Date in the month of the Servicer Remittance Date;
(iii) all principal Prepayments in full received in the calendar month prior to the month of the Servicer Remittance Date, in each case together with interest received thereon through the date of prepayment at the applicable Mortgage Rate (net of the related servicing compensation and any Retained Interest payable to such Servicer under the terms of such servicing agreement) whether or not received from the Mortgagor; and (iv) all Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in the calendar month prior to the month of the Servicer Remittance Date. The Servicer may deduct from each remittance, as provided above, an amount to the extent not previously paid to or retained by it. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

Advances and Limitations Thereon

     General. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement.

     Advances in Connection With Prepaid Mortgage Loans. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds up to an amount otherwise payable to it as servicing compensation for such month to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable weighted average Certificate Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Certificate Rates (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

Maintenance of Insurance Policies and Other Servicing Procedures

     Standard Hazard Insurance; Flood Insurance. The Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

     Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     Special Hazard Insurance Policy. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Mortgage Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Hazard Insurance on the Mortgage Loans."

     FHA Insurance. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Mortgage Insurance on the Mortgage Loans."

Presentation of Claims; Realization Upon Defaulted Mortgage Loans

     The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy or special hazard insurance policy, and to the FHA, if applicable in respect of any FHA insurance respecting defaulted Mortgage Loans.

     The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

     Similarly, if any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any FHA insurance, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Mortgage Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related FHA insurance.

     The market value of any property obtained in foreclosure or by deed in lieu of foreclosure with respect to a Mortgage Loan secured by Multifamily Property will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.

Enforcement of Due-on-Sale Clauses

     When any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

Servicing Compensation and Payment of Expenses

     The Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will also be entitled to additional servicing compensation, which may include, as specified in the related Prospectus Supplement, assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Pooling and Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Mortgage Loans or from specific recoveries of costs.

     The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

     When a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced, to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account, an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable weighted average Certificate Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Certificate Rates (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

     The rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

Evidence as to Compliance

     The Pooling and Servicing Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Pooling and Servicing Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual Statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

     The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be the Depositor or an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     In the event of an Event of Default under the Pooling and Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "THE POOLING AND
SERVICING AGREEMENTS-Rights upon Events of Default."

     Each Pooling and Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Pooling and Servicing Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Pooling and Servicing Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, In addition, the Pooling and Servicing Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).

                         CREDIT SUPPORT

General

     For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the related Series.

     The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Certificate Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "THE POOLING AND SERVICING AGREEMENTS-Deficiency Event." If credit support is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Certificates; Subordination Reserve Fund

     One or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will generally decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A Series may include a Class or Subordinate Certificates entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.

     Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Cross-Support Features

     If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Insurance

     Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Mortgage Loans comprising or underlying the Mortgage Assets for a Series, or such of the Mortgage Loans as have certain characteristics. Such insurance policies include standard hazard insurance, and may include, if specified in the related Prospectus Supplement, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a repurchase bond covering the repurchase of a Mortgage Loan for which hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Mortgage Loan, or other insurance covering other risks associated with the particular type of Loan. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Copies of the actual special hazard insurance policy or repurchase bond, if any, relating to the Mortgage Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

Letter of Credit

     The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-off Date or of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination" and "THE POOLING AND SERVICING AGREEMENTS-Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

Certificate Guarantee Insurance

     Certificate Guarantee Insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such Certificate Guarantee Insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Guarantee Insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Certificate Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

Reserve Funds

     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, to be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency rating such Series, or to reduce the likelihood of Special Distributions with respect to any Series. Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Certificates, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF Mortgage Loans" and "THE POOLING AND SERVICING AGREEMENTS-Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

           DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of special hazard insurance policies, standard hazard insurance policies, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Mortgage Loans

     General.  Unless otherwise specified in the related
Prospectus Supplement, Mortgage Loans will not be covered by a pool insurance policy or primary mortgage insurance policy.

     To the extent losses on a defaulted or foreclosed Mortgage Loan are not covered by credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Certificateholders.

     FHA Insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer or the Servicer, as the case may be, will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

Hazard Insurance on the Mortgage Loans

     Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Mortgage Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mud-flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

     The standard hazard insurance policies covering properties securing Mortgage Loans typically will contain a coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the areas which the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Other Hazard-Related Insurance; Liability Insurance.
Certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance, if any, and describe the general terms of such insurance and conditions to payment thereunder.

Repurchase Bond

     If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.

              THE POOLING AND SERVICING AGREEMENTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements.

Assignment of Mortgage Assets

     General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cutoff Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. The Trustee will generally not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "THE TRUST FUNDS-Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.
In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage Backed Securities.

     Assignment of Mortgage Loans. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders.

     The Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Pooling and Servicing Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. The enforcement of the repurchase obligation will generally constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     Assignment of Participation Certificates. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Certificate, which will be reregistered in the name of the Trustee. The Trustee will generally not be in possession of or be assignee of record with respect to the Mortgage Loans represented by the Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation Certificate: (i) that the information contained in the Participation Certificate
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of the Participation Certificate; (iii) that there has been no other sale by it of such Participation Certificate and (iv) that such Participation Certificate is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Mortgage Loans

     If any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 90 days of the execution of the related Pooling and Servicing Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer does not cure such defect within 60 days from the date the Depositor was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer, if and to the extent it is obligated to do so under the related servicing agreement will, not later than 90 days, or within such other period specified in the related Prospectus Supplement, from the date the Depositor was notified of the defect by the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related weighted average Certificate Rate.

     If so specified in the related Prospectus Supplement, the Depositor may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Mortgage Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 90 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC.

     Any Qualified Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than one year less than) that of the Deleted Loan, and will (iv) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

     The Depositor will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS-Representations and Warranties." If the related Servicer cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer of such breach, and if such breach is of a nature that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Servicer is obligated to substitute or repurchase the affected Mortgage Loan if such Servicer is required to do so under the applicable servicing agreement.

Reports to Certificateholders

     The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Certificateholder on each Distribution Date, or as soon hereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Pooling and Servicing Agreement, among other things:

          (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

         (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

        (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

         (iv) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

          (v) in the case of Floating Interest Certificates, the Floating Rate applicable to the distribution being made;

         (vi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

        (vii) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination
     Date to which such distribution relates;

       (viii) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the Business Day preceding the Distribution Date to which such distribution relates;

         (ix) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

          (x) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

         (xi) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

        (xii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

       (xiii)  such other information as specified in the related
     Pooling and Servicing Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Master Servicer will furnish to each Certificateholder of record at any time during such calendar year a report summarizing the items provided to Certificateholders as specified in the Pooling and Servicing Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS-Evidence as to Compliance."

Investment of Funds

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving one of the two highest long-term rating of each Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iii) commercial paper which is then rated in the highest commercial paper rating categories of each Rating Agency, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long term debt obligations of such holding company) are then rated in the highest rating category of each Rating Agency, in the case of commercial paper, or in the second highest category in the case of long term debt obligations; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation which do not adversely affect the rating on the Certificates of such Series at the time of the issuance of or investing in such guaranteed reinvestment agreements; (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above; (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investments are then rated in one of the two highest categories of each Rating Agency, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates of such Series by each Rating Agency; and (ix) such other investments which do not adversely affect the rating on the Certificates of such Series as confirmed in writing by each Rating Agency.

     Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

     Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

     If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "SERVICING OF MORTGAGE LOANS."

Event of Default

     Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

     So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series (the first 25% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than its right as a Certificateholder under the Pooling and Servicing Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. If, however, the RTC or the FDIC is appointed as the receiver for the Master Servicer, and no Event of Default other than such receivership or insolvency exists, the RTC or the FDIC may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates of the related Series to act as successor Master Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

     During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Deficiency Event

     A "Deficiency Event" with respect to the Certificates of a Series as to which such term is applicable (as set forth in the related Prospectus Supplement) is defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of such Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the Trustee or other party named in the related Pooling and Servicing Agreement is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future Scheduled Payments on the Mortgage Assets included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Certificate Rates and to distribute in full the principal amount of each such outstanding Certificate on or before its respective Stated Maturity.

     The Trustee (or other specified party) will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates will continue to be made in accordance with their terms.

     In the event that the Trustee (or other specified party) makes a determination of sufficiency, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

     If the Trustee (or other specified party) is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Certificate Rate borne by any Certificate of such Series (excluding any Class of Interest Weighted Certificates or any Class with a Floating Rate that varies inversely with a current Index) or, with respect to each Class of Floating Interest Certificates, at the weighted average Certificate Rate, calculated on the basis of the maximum interest rat& applicable to such Class on the original principal amount of the Certificates of that Class (excluding any Class of Interest Weighted Certificates or any Class with a Floating Rate that varies inversely with a current Index). In such event, the Holders evidencing not less than at least 66% or more of the aggregate outstanding principal amount of the Certificates of such Series may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the Holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Pooling and Servicing Agreement.

Duties of the Trustee

     The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Pooling and Servicing Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Pooling and Servicing Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Pooling and Servicing Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Certificate Account

     The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. If specified in the related Prospectus Supplement, the Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the terms of the Pooling and Servicing Agreement, in Eligible Investments. The Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. The Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Certificateholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Pooling and Servicing Agreement.

Expense Reserve Fund

     If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Pooling and Servicing Agreement

     The Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause (iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series. The Pooling and Servicing Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate;
(ii) adversely affect the REMIC status, if a REMIC election has been made, for the related Trust Fund of a Series; or
(iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein.

List of Certificateholders

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Pooling and Servicing Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC Administrator

     With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust
Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

     The obligations created by the Pooling and Servicing Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Pooling and Servicing Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Pooling and Servicing Agreement and all property acquired in respect of any Mortgage Loan, as described below. The Pooling and Servicing Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the aggregate principal balances of such Mortgage Loans, plus accrued interest at the applicable weighted average Certificate Rate through the last day of the Due Period in which repurchase occurs plus the lesser of (A) the appraised value of any such property and (B) the Stated Principal Balance of the Mortgage Loan relating to such property. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-Optional Termination."

             CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgages

     The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens, such as mechanic's and materialmen's liens, pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.
If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a foreclosure sale may be challenged after it has been concluded on the grounds that it was conducted in a manner that did not fully comply with applicable laws, or that the sale price was the result of collusion or other improper practices. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Regardless of the price paid at a foreclosure sale, the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., determined that a sale conclusively will be deemed to have been for an amount equal to the "reasonably equivalent value" of the foreclosed property, so long as all the requirements of the State's foreclosure law have been complied with. If these requirements are not met, the sale may be attacked within up to three years after a bankruptcy filing by the debtor, and even longer under state law, on a number of grounds, including that the sale resulted in a fraudulent conveyance or violated other applicable laws. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted.
Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured exclusively by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security, to the extent the value of the security exceeds the debt, plus post-petition interest, attorney's fees and costs.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code recognizes priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Junior Liens; Rights of Senior Lienholders

     The rights of the Trust Fund (and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the junior mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Due-on-sale Clauses in Mortgage Loans

     A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses byu providing among other matters, that "due-on-sale" clauses in certain laons made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default.
However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential [first] [second] mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels.

Adjustable Interest Rate Mortgage Loans

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state chartered banks may originate "alternative mortgage instruments" (including
ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other nonfederally chartered housing creditors, including state-chartered savings and loan associations; and statechartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Environmental Legislation

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. While the scope of permissible activities in which a lender may engage to protect its security interest is still uncertain and the rule will not protect a lender against liability under other laws or theories, EPA's rule provides conditions under which a lender may demonstrate that it holds indicia of ownership primarily to protect its security interest and does not participate in the management of the facility. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The Pooling and Servicing Agreement or Servicing Agreement, as applicable, will provide that the Master Servicer or the Servicer, as applicable, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property underlying a Loan or take over its operation unless the Master Servicer or the Servicer, as applicable, as previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to those persons who are the original holders of the Certificate and who hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, tax-exempt organizations and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The Federal income tax consequences of an investment in a Certificate of a Series or a Class thereof will vary depending on the characteristics of such Certificate. The following discussion addresses securities of two general types:
(i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Trustee will covenant to elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing certain interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer or the Trustee will covenant not to elect to have treated as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and the "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

     Classification of REMICs

     Upon the issuance of each series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated. The following discussion assumes that all requirements for REMIC qualification will be satisfied by the Trust Fund while there are any Regular Certificates outstanding.

Qualification as a REMIC

     In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the Trust Fund, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments."
The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust Fund's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. The Trust Fund must also adopt reasonable arrangements designed to ensure that "disqualified organizations" do not hold residual interests and that tax information is furnished if this restriction is violated.

     A qualified mortgage is any obligation (including any participation or certificate of beneficial ownership therein) that is principally secured by an interest in real property and, generally, that is (i) transferred to the Trust Fund on the Startup Day, (ii) purchased by the Trust Fund within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) received by the REMIC within such three-month period in replacement for an obligation transferred to the REMIC on the Startup Day. Qualified mortgages will also include a regular interest in another REMIC if the interest is transferred to the Trust Fund on the start-up day in exchange for regular or residual interests in the Trust Fund. An obligation is "principally secured by an interest in real property" if (i) the fair market value of the real property security is at least 80% of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. In rendering its opinion with respect to classification of the Trust Fund as a REMIC, Mayer, Brown & Platt is relying on certain representations in the Agreement and other documents regarding qualification of the Mortgage Loans as "qualified mortgages."

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained to provide for payments of expenses or to provide security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. Foreclosure property is real property acquired in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, plus extensions permitted by the Code.

     In addition to the foregoing requirements, the various interests in the Trust Fund also must meet certain requirements. A REMIC meets the interests test if all of the interests in the REMIC are either regular interests or residual interests, and there is one (and only one) class of residual interests (and all distributions with respect to the residual interests are made pro rata). A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments with respect to such interest are subordinated to payments on other interests in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, or expenses incurred by the REMIC. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The Trust Fund must also adopt reasonable arrangements designed to ensure that "disqualified organizations" do not hold residual interests and that tax information is furnished if this restriction is violated.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all the foregoing sections.
In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

     Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under
Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of REMIC Regular Certificates

          General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price over its issue price. In general, unless otherwise disclosed in the applicable Prospectus Supplement, the issue price of a particular class of REMIC Regular Certificates issued hereunder will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" generally includes, among other rates, interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or a combination of a single fixed rate and one or more "qualified floating rates."

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of
(A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

          Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates-Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable. Investors should consult their own tax advisors regarding the application of the market discount rules and the advisability of making any of the elections provided by the Code relating to the timing of recognition of market discount.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of
Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report will apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or
(iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to account for all interest, discount and premium based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates-Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

          Effects of Defaults and Delinquencies

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificates, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

          General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

          Taxable Income of the REMIC

     In general, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual using the accrual method of accounting, with certain adjustments. Thus, the taxable income of the REMIC will generally reflect a netting of (i) the income from the Mortgage Loans and other assets of the REMIC and (ii) the deductions allowed to the REMIC for interest (including original issue discount) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, servicing, administrative and other expenses. The limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the REMIC level to such expenses. See "Possible Passthrough of Miscellaneous Itemized Deductions" below.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "-Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that the REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "-Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC
Residual Certificateholder.

     A REMIC Residual Certificateholder may not take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "-Taxation of Owners of REMIC Residual Certificates-General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual
Certificate will, with an exception discussed below for certain
REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion
(i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates," below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Code provides that similar rules will apply to regulated investment companies, common trust funds and certain cooperatives.

     Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, a transfer of a "noneconomic" REMIC Residual Certificate will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-Foreign Investors In REMIC Certificates-REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules and Non-Availability of Inventory
     Accounting

     On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This Mark-to-Market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     The IRS has recently issued Revenue Ruling 95-81, which provides that taxpayers may not use an inventory method of accounting to account for residual interests in a REMIC.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-Taxation of Owners of REMIC Regular Certificates-Market Discount and-Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Service Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus
Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual
     Certificates to Certain Organizations.

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the
IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination and Liquidation

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 86OF(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to
Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

     Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will generally not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The foregoing tax exemption may not apply with respect to a Regular Certificate held by a Residual Certificateholder, or by a Certificateholder that owns directly or indirectly a 10 percent or greater interest in, or is a "controlled foreign corporation" as defined under the Code related to, a mortgagor or a Residual Certificateholder. The application of these requirements in the REMIC context is not entirely clear, and foreign investors seeking to qualify for this exemption should consult their own tax advisors. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Residual Certificateholders that are not United States persons should assume that distributions of income on their Residual Certificates will be subject to a 30% withholding tax (or such lesser rate as may be provided under any applicable tax treaty). In the case of any income on a Residual Certificate that is an excess inclusion, however, the rate of withholding will not be subject to reduction under any applicable tax treaties. See "-Taxation of Owners of Residual Certificates -- Excess Inclusions," above.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement. Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not "United States persons" (as defined above) are also imposed by the REMIC Regulations. If such a transfer is disregarded, the purported transferor of a REMIC Residual Certificate continues to remain liable for any taxes due with respect to the income on such Certificate. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are advised to review the transferor and transferee affidavits that are required to be delivered upon a transfer of a REMIC Residual Certificate (forms of which are attached to the Pooling and Servicing Agreement as exhibits thereto) and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such purchaser to another purchaser at some future date might be disregarded, which would result in the retention of tax liability by such purchaser and the possibility that an amount equal to the total distributions on such REMIC Residual Certificate might be withheld to satisfy the United States federal income tax liability thereon.

     Purchase of Both Regular and Residual Certificates

     Any Certificateholder holding a "regular interest" in a REMIC and persons related to such Certificateholders should not acquire any interest identified as a "residual interest" in the REMIC and any Certificateholders holding a "residual interest" in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a "regular interest" in the REMIC, without consulting their tax advisors as to any possible adverse tax consequences.

Grantor Trust Funds

     Classification of Grantor Trust Funds

     With respect to each series of Grantor Trust Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of the undivided interest specified in its Certificate in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust
     Certificates

          Grantor Trust Fractional Interest Certificates

     In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, Counsel to the Depositor will deliver an opinion, in general, that, to the extent the Grantor Trust holds assets described in the Code sections set forth below, Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code; (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 86OG(a)(3)(A) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, Counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

          Grantor Trust Strip Certificates

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions, and prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s]
(including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 86OG(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest
     Certificates

     Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages, the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

          If Stripped Bond Rules Apply

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of
Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-Taxation of Owners Grantor Trust Fractional Interest Certificates-Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (See "-Sales of Grantor Trust Certificates") and the yield of such Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses. There is considerable uncertainty, however, concerning the application of Code Section 1272(a)(6) to instruments such as the Grantor Trust Fractional Interest Certificates. Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. It is unclear whether these rules would apply to the Grantor Trust Fractional Interest Certificates in the absence of Treasury Regulations providing for the applicability of these rules, although regulations could be adopted that would apply these provisions to the Grantor Trust Fractional Interest Certificates. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder.
Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use or non-use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. (See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount.") It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If the interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "-Market Discount."

          If Stripped Bond Rules Do Not Apply

     Subject to the discussion below on original issue discount, market discount, and premium, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. If the rules relating to original issue discount, market discount, or premium are applicable, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans.

     The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount. The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," a combination of "qualified floating rates" or an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by
(ii) a fraction, the numerator of which is the amount of payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated Principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to the Mortgage Loans held in the related Grantor Trust Fund.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Grantor Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Grantor Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

          Market Discount

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificates, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-REMICs Taxation of Owners of REMIC Regular Certificates-Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to exceed a de minimis amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to origination dates of the Mortgage Loans.

          Premium

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method, the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premiums allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates

     Because the "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates, income on the Certificates must be accrued under the original issue discount provisions of the Code. Except as described above in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Moreover, the OID Regulations do not include rules relating specifically to "stripped coupons," although they do provide general guidance as to how the original issue discount sections of the Code will generally be applied." Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or
loss with respect to such Certificates.      The discussion below
is subject to the discussion under "-Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Certificate at the beginning of such month and the yield of such Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments. Although the proposed regulations are proposed to be effective for debt instruments issued on or after the date that is 60 days after final regulations are published in the Federal Register, the proposed regulations currently represent the best available guidance regarding the position of the Internal Revenue Service as to the appropriate treatment of debt instruments providing for contingent payments. As in the case of the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

     If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     In the absence of final Treasury Regulations relating to debt instruments providing for contingent payments, the Trust will not, except as disclosed in a prospectus supplement, provide to Certificateholders a projected payment schedule under the "noncontingent bond method." Accordingly, Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates

     Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds such Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided in
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the Depositor (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. If the Certificateholder has held the Certificate for more than 12 months, any such gain will be long term capital gain. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for the long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting

     The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Certificate Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Additional guidance is required from the Internal Revenue Service before it is possible to determine definitively the proper methods for accruing income on the Certificates. In the absence of additional guidance, the Trustee intends to compute and report income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. The Trustee intends in reporting information relating to original issue discount to holders of Certificates to provide such information on an aggregate pool-wide basis. Although there are provisions in the OID Regulations that suggest that the computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount on a Mortgage Loan-by-Mortgage Loan basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient Mortgage Loan-by-Mortgage Loan information should the Internal Revenue Service require computation on that basis. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Accordingly, holders of Certificates should consult their own tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding

     In general, the rules described in "-REMICs-Backup
Withholding" will also apply to Grantor Trust Certificates.

     Foreign Investors

     In general, the discussion with respect to REMIC Regular Certificates in "-REMICs-Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

                STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

                      ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

     The issuer of any Series of Certificates (the "Issuer"), the Master Servicer, if any, the Servicer, the Trustee or the provider of any credit support, if any, because of their activities or the activities of their respective affiliates, may be considered to be Parties in Interest with respect to certain Plans. If the Certificates are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of any credit support, if any, is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 95-60, which exempts certain transactions entered into by an insurance company general account; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an in-house asset manager; or any other available exemption. Accordingly, prior to making an investment in the Securities, an investing Plan should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of statutory or administrative exemptions.

     The Certificates of a Series will be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). The related Prospectus Supplement for each Series will indicate whether it is likely that such Series will constitute Publicly Offered Securities.

     If a particular Series is treated as "equity" for purposes of the Plan Asset Regulation the underlying assets of the Issuer could be treated as assets of a Plan purchasing Certificates of such Series. In that case, if the Mortgage Assets securing such Series include single Mortgage Loans with respect to which the obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Certificates of such Series, a Plan investor should determine whether its investment may result in a Prohibited Transaction and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

     Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Certificate, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

     The DOL has granted to certain firms that may be retained as an underwriter for a Series an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include mortgages and interests therein. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, only if certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

     1.   The acquisition of the Securities by a Plan is on terms
(including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Issuer;

     3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. (each, a "Rating Agency");

     4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by, the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

     6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of
1933.

The trust also must meet the following requirements:

     (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust and is not otherwise a member of a Restricted Group; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition, and
(iv) no more than twenty-five (25) percent of the assets of the Plan with respect to which the obligor is the fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.
The Exemption does not apply to fiduciaries acting on behalf of Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, or any affiliate of such parties (the "Restricted Group"). The Prospectus Supplement for each Series will indicate whether the Underwriter for that Series has been granted an Exemption.

     There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulation. Moreover, if the Certificates are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Certificates offered hereby. As a result, Certificates may not be purchased with plan assets of any Plan unless the Certificates are either Publicly Offered Certificates or meet the requirements of the Exemption, or unless the purchaser is an insurance company purchasing Certificates with assets of its general account and the exemptive relief afforded under Section III of PTE 95-60 will apply to such purchaser's purchase and holding of the Certificates. EACH PURCHASER OF CERTIFICATES THAT ARE NOT EITHER PUBLICLY OFFERED SECURITIES OR COVERED BY THE EXEMPTION SHALL BE DEEMED TO REPRESENT AND WARRANT THAT SUCH CERTIFICATES ARE NOT BEING PURCHASED WITH PLAN ASSETS OF ANY PLAN OR ARE BEING PURCHASED WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER
SECTION III OF PTE 95-60.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust, 114 S.Ct. 517 (1993). In Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Therefore, purchasers that are insurance companies should analyze whether the Hancock decision may have an impact with respect to their purchase of Certificates.

                        LEGAL INVESTMENT

     The related Prospectus Supplement will specify the classes of Certificates, if any, of the related Series that will consti-tute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such "mortgage-related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Certificates of any Series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Certificates or to purchase any Class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                          LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor by Mayer, Brown & Platt, Los Angeles, California.

                          THE DEPOSITOR

     Quality Mortgage Acceptance Corp., a California corporation (the "Depositor"), was incorporated in May 1996. The principal executive offices of the Depositor are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is
(714) 440-1000. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE POOLING AND SERVICING AGREEMENTS." Neither the Depositor nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "RISK FACTORS" and "THE DEPOSITOR."

     As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "LOAN UNDERWRITING STANDARDS-Representations and Warranties" and "THE POOLING AND SERVICING AGREEMENTS-Assignment of Mortgage Assets." No person other than the Depositor is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders. Moreover, as discussed above, the Depositor has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Depositor continues to originate, acquire and sell mortgage loans. There can be no assurance that the Depositor will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Depositor will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of the mortgage loans are required to be repurchased due to breaches of representations and warranties. See "RISK FACTORS" herein.

                         USE OF PROCEEDS

     It is expected that the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Certificates. Any other material use of the proceeds will be specified in the related Prospectus Supplement. Certificates may be exchanged by the Depositor for Mortgage Assets.

                      PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through one or more underwriters, or through an underwriting syndicate (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Class within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

     Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series offered by the related Prospectus Supplement if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the related Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time for delivery of each Series of Certificates offered hereby and by means of the related
Prospectus Supplement will be set forth in the Prospectus
Supplement with respect to such Series.

                            GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Pooling and Servicing Agreement and the Pooling and Servicing Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Pooling and Servicing Agreement for a more complete definition of such terms.

     "Accrual Distribution Amount" means, with respect to any Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Distribution Date on which all Certificates of the related Series with Stated Maturities earlier than that of such Class of Compound Interest Certificates have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

     "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

     "Agency Securities" means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

     "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

     "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled
Payment pursuant to an Index as described in the related
Prospectus Supplement.

     "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group for purposes of assigning a single aggregate Asset Value.

     "Asset Value" means, if specified in the related Prospectus Supplement for a Series, with respect to Mortgage Assets comprising the Trust Fund for such Series, an amount equal to, as of the date of such determination, the lesser of (a) the present value of the stream of remaining regularly Scheduled Payments of principal and interest on the Mortgage Assets (less any Retained Interest) through the earlier of (1) the Final Scheduled Distribution Date of the Class of such Series having the latest Final Scheduled Distribution Date or (2) the Distribution Date next succeeding the latest maturity date of such Mortgage Assets (after taking into account applicable withdrawals from any funds or accounts and charges for servicing, insurance and related matters, as specified in the related Prospectus Supplement), together with Reinvestment Income thereon at the Assumed Reinvestment Rate for such Series, from the Assumed Deposit Date to the next succeeding Distribution Date, discounted from such Distribution Date to the date for which such determination is made with the same frequency as payments are made on the Certificates of such Series at the weighted average Certificate Rate for such Series; provided that if any Class pays more frequently than another Class, such determination shall be made as provided in the related Series Supplement and (b) the maximum Asset Value specified in the related Prospectus Supplement.

     "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Mortgage Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to certificateholders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11
United States Code 101 et seq., and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

     "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

     "Certificate Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

     "Certificate Rate" means, with respect to any Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     "Certificates" means the Mortgage Loan Asset-Backed
Certificates.

     "Class" means a Class of Certificates of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

     "Compound Interest Certificate" means any Certificate on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus

     "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     "Cut-off Date" means the date designated in the Pooling and Servicing Agreement for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Certificateholders of the Series.

     "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing
ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

     "Deficiency Event" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Subordination Amount is reduced to zero), in accordance with the terms thereof and the related Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

     "Depositor" means Quality Mortgage Acceptance Corp.

     "Determination Date" means the day specified in the related
Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

     "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related
Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

     "Eligible Investments" means any one or more of the obligations or securities described as such at "THE POOLING AND
SERVICING AGREEMENTS-Investment of Funds."

     "Eligible Reserve Fund Investments" means Eligible
Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the Applicable Pooling and
Servicing Agreement, as described in the related Prospectus
Supplement for a Series.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

     "Excess Cash Flow" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the amount, if any, by which (a) the cash flow received from the Mortgage Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration, a division of HUD.

     "FHA Loan" means a fixed-rate housing loan insured by the FHA.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related
Trust Fund.

     "Floating Interest Certificate" means any Certificate which accrues interest at a Floating Rate.

     "Floating Interest Period" means the period of time during which a given Certificate Rate applies to a Class of Floating
Interest Certificates.

     "Floating Rate" means a Certificate Rate which is subject to change from time to time.

     "FNMA" means the Federal National Mortgage Association.

     "GNMA" means the Government National Mortgage Association.

     "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "HUD" means the United States Department of Housing and
Urban Development.

     "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

     "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

     "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged
Property.

     "Interest Accrual Period" means the period, if any, specified in the related Prospectus Supplement for a Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

     "Interest Weighted Certificates" means Certificates entitled to a greater percentage of interest on the Mortgage Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Mortgage Loans to which it is entitled.

     "IRS" means the Internal Revenue Service.

     "L/C Bank" means the issuer of a letter of credit.

     "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Mortgage Loans, as described in the related Prospectus Supplement for a Series.

     "LIBOR" means the average of the interbank offered rates for United States dollar deposits in the London interbank market based on quotations of major banks.

     "Lifetime Mortgage Rate Cap" means the maximum permissible
Mortgage Rate during the life of each ARM.

     "Liquidation Proceeds" means amounts received by the Master
Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     "Loan" means a Mortgage Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

     "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.

     "Master Servicer" means, with respect to a Series secured by Mortgage Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

     "Maximum Floating Rate" means, as to any Series, the per annum interest rate cap specified for any Floating Rate
Certificates of such Series in the related Prospectus Supplement.

     "Minimum Floating Rate" means, as to any Series, the per annum interest rate floor specified for any Floating Rate
Certificate of such Series in the related Prospectus Supplement.

     "Minimum Principal Distribution Amount" means, if applicable with respect to a Distribution Date for a Series (as specified in the related Prospectus Supplement), the amount, if any, by which
(a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds (b) the aggregate Asset Value of the Mortgage Assets for the Series as of that Distribution Date.

     "Minimum Mortgage Rate" means the lifetime minimum Mortgage
Rate during the life of each ARM.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage Assets" means the Private Mortgage-Backed
Securities or Mortgage Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security or Mortgage
Loan, as the case may be.

     "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

     "Mortgaged Property" means the real property securing a Mortgage.

     "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property consisting of five or more dwelling units.

     "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

     "Participation Certificate" means a certificate evidencing a participation interest in a pool of Mortgage Loans.

     "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related
Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Mortgaged-Backed Security is issued.

     "PMBS Issuer" means, with respect to Private Mortgage-Backed
Securities, the depositor or seller/servicer under a PMBS
Agreement.

     "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

     "PMBS Trustee" means the trustee designated under a PMBS
Agreement.

     "Pooling and Servicing Agreement" means the agreement relating to a Series among the Depositor, the Master Servicer and the Trustee.

     "Principal Distribution Amount" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and (c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

     "Principal Weighted Certificates" means Certificates entitled to a greater percentage of principal on the Mortgage Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

     "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Mortgage Loans, (ii) collateralized mortgage obligations secured by Mortgage Loans or
(iii) Agency Securities.

     "Rating Agency" means a nationally recognized statistical rating organization.

     "Reduced Volatility Certificates" means a Class of
Certificates on which minimum payments of principal are made in accordance with a schedule specified in the Prospectus
Supplement, the date specified in the related Prospectus
Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

     "Regular Interest" means a regular interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS-Tax Status as a REMIC."

     "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REO Property" means real property which secured a defaulted
Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

     "Reserve Fund" means, with respect to a Series, any Reserve
Fund established pursuant to the Pooling and Servicing Agreement.

     "Residual Interest" means a residual interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS-Tax Status as a REMIC."

     "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage
Loan in accordance with the terms of the related Mortgage Note.

     "Senior Certificateholder" means the Holder of a Senior
Certificate.

     "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

     "Servicer" means the entity which has primary liability for servicing Mortgage Loans if other than the Master Servicer.

     "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Mortgage Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

     "Servicer Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

     "Special Distribution" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), a distribution (other than a regular distribution on a Distribution
Date) made on account of particular circumstances specified herein.

     "Special Distribution Date" means, if applicable with respect to a Series (as specified in the related Prospectus Supplement), the date each month (other than any month in which a Distribution Date occurs) on which Special Distributions may be made on Certificates of that Series pursuant to the related Pooling and Servicing Agreement; such date shall be the same day of the month as the day on which Distribution Dates for the Certificates of that Series occur.

     "Subordinate Certificateholder" means a Holder of a Subordinate Certificate.

     "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

     "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate
Certificates, established pursuant to the related Pooling and Servicing Agreement.

     "Trustee" means the trustee under a Pooling and Servicing
Agreement, and its successors.

     "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Pooling and Servicing Agreement for a Series of Certificates including, without limitation, the Mortgage Assets (except any Retained Interest), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Mortgage Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Mortgage Loans.

                 [BACK COVER PAGE OF PROSPECTUS]

                                                            [MULTIFAMILY]


                     SUBJECT TO COMPLETION - DATED MAY 17, 1996



PROSPECTUS SUPPLEMENT
(To Prospectus dated May __, 1996)


                                  $___,___,___
                        Quality Mortgage Acceptance Corp.
                                    Depositor
            Mortgage Loan Asset-Backed Certificates, Series 1996-_

$         0       Class S      Certificates,        Variable Rate*
$__,___,___       Class A-1    Certificates,        Adjustable Rate
$__,___,___       Class A-2    Certificates,        Adjustable Rate
$__,___,___       Class B-1    Certificates,        Adjustable Rate

        *Based on the Notional Amount as described herein.

         The Series 1996-_ Mortgage Loan Asset-Backed Certificates (the "Certificates") will consist of the following seven Classes:
(i) Class S Certificates (the "Variable Strip Certificates"),
(ii) Class A-1 Certificates and Class A-2 Certificates (collectively, with the Variable Strip Certificates, the "Senior Certificates"), (iii) Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (collectively, the "Subordinate Certificates") and (iv) Class R Certificates (the "Residual Certificates"). Only the Senior Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

         The Certificates will, in the aggregate, evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of certain conventional, adjustable-rate, fully-amortizing, five or more unit, [first] [second] lien mortgage loans (the "Mortgage Loans") to be deposited by Quality Mortgage Acceptance Corp. (the "Depositor") into the Trust Fund for the benefit of the Certificateholders.
The Mortgage Loans will have an aggregate principal balance as of __________ 1, 1996 (the "Cut-off Date") of approximately
$___,___,___ and have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal of not more than approximately 30 years. All of the Mortgage Loans were originated or acquired by [Quality Mortgage
USA, Inc.] [and/or name of other or additional sellers] (the "Seller") and have been sold by the Seller to the Depositor prior to the date of initial issuance of the Certificates (the
"Delivery Date"). The Mortgage Loans will be serviced by
__________ (the "Master Servicer"). The interest rate (the
"Mortgage Rate") on each Mortgage Loan will be subject to adjustment, commencing approximately six months after the date of origination and semi-annually thereafter based on the sum of the Index (as defined herein) and the related Gross Margin (as defined herein), subject to certain periodic and lifetime rate limitations (as described herein). Accordingly, under certain circumstances described more fully herein, certain of the Certificates from time to time may be subject to reduced amortization, negative amortization or accelerated amortization.
The Index will be based on six-month London interbank offered rates for United States dollar deposits ("Six-Month LIBOR") as described herein. Certain characteristics of the Mortgage Loans are described herein under "DESCRIPTION OF THE MORTGAGE POOL," and certain matters related to the servicing of the Mortgage
Loans are described herein under "POOLING AND SERVICING
AGREEMENT" and in the Prospectus under "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS."

         The rights of the holders of the Class B-2 Certificates and the Class B-3 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class B-1 Certificates and the Senior
Certificates, the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates, and the rights of the holders of the Class A-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Variable Strip Certificates and the Class A-1 Certificates, in each case as and to the extent described herein.

                        ______________________________

         THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE
            TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER
          THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE
                            INSURED OR GUARANTEED
              BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE
                           DEPOSITOR, THE SELLER, THE
              MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.
                         ______________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                             SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                             SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                                  ACCURACY OR
         ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ______________________________

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
                                  OR ENDORSED THE
          MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                     UNLAWFUL.
                          ______________________________

         Prospective investors should consider the factors set forth under
           "RISK FACTORS," which begins on Page S-__ of this Prospectus
                   Supplement, and on Page __ of the Prospectus.
                                                    ___________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         The Offered Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $_,___,___ plus accrued interest, before deducting issuance expenses payable by the Depositor.

         The Offered Certificates are offered when, as and if delivered to, and accepted by, the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Variable Strip Certificates and the Class A-1 Certificates will be delivered in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as further discussed herein, and that all other Offered Certificates will be delivered in registered and certificated form at the office of [Underwriter], New York, New York, on or about __________, 1996, against payment therefor in immediately available funds.

                         [Underwriter]

The date of this Prospectus Supplement is __________, 1996.

         Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in __________ 1996 (each, a "Distribution Date"). As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balances thereof (or the Notional Amount (as defined herein) in the case of the Variable Strip Certificates) and the related Certificate Rates. Except as described herein, the Certificate Rates on the Certificates (other than the Variable Strip Certificates) will be equal to the one-month London interbank offered rates for United States dollar deposits ("One-Month LIBOR") plus _____%. The Certificate Rate on the Variable Strip Certificates will be equal to the excess, if any, of (i) the Net Mortgage Rate Cap (as defined herein) over (ii) the Certificate Rate on the Certificates (other than the Variable Strip Certificates). The Certificate Rate with respect to the first Distribution Date for the Variable Strip Certificates will be approximately _____% per annum and for the Class A-1 Certificates, Class A-2 Certificates and Class B-1 Certificates will be _____% per annum.

         Distributions in respect of principal will be allocated among the various Classes of Certificates (other than the Variable Strip Certificates), as described herein. No principal prepayments on the Mortgage Loans will be distributed to holders of the Class B-1 Certificates prior to the Distribution Date occurring in __________ 20__ and no principal prepayments on the Mortgage Loans will be distributed to the holders of the Class B-1 Certificates thereafter if certain criteria relating to the delinquency and loss performance of the Mortgage Loans described herein are not satisfied, unless the Class A-1 Certificates and the Class A-2 Certificates have been retired. However, as described herein, because holders of the Class B-3 Certificates will not be entitled to receive any interest or principal distributions until the Classes of Subordinate Certificates senior thereto have been retired, holders of the Class B-1 Certificates will be entitled to receive principal distributions that include amounts otherwise distributable to holders of the Class B-3 Certificates.

         The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans,which may vary significantly over time. The yield to maturity on the Class B-1 Certificates and, to a lesser extent, the Class A-2 Certificates, will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) to the extent that such losses are not covered by the Classes of Certificates subordinate thereto, as described herein. The Mortgage Loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge. The yield to investors on the Offered Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise to the extent that such shortfalls are not otherwise covered, as described herein. The yield to investors on the Variable Strip Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans which may vary significantly over time. A rapid rate of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans could result in the failure of investors in the Variable Strip Certificates to recover their initial investment. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO PROPERTY LIQUIDATION EXPERIENCE" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired. In addition, the yield to investors on the Offered Certificates (other than the Variable Strip Certificates) will be sensitive to fluctuations in the level of One-Month LIBOR (as defined herein), which may vary significantly over time. Furthermore, the yield to investors on the Variable Strip Certificates will be extremely sensitive to fluctuations in the difference between the Net Mortgage Rate Cap on the Mortgage Loans and in the level of One-Month LIBOR plus _____%, which may vary significantly over time. See "SUMMARY OF PROSPECTUS SUPPLEMENT-Special Prepayment Considerations" and "-Special Yield Considerations" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein, and "RISK FACTORS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

         It is a condition to the issuance of the Offered Certificates that the Variable Strip Certificates and the Class A-1 Certificates be rated "___" by [Rating Agency I] ("[Rating Agency I]") and "___" by [Rating Agency II] ("[Rating Agency II]"), the Class A-2 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II] and the Class B-1 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II].

         As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. Each Class of the Offered Certificates will constitute a "regular interest" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

         There is currently no secondary market for the Offered Certificates. [Underwriter] (the "Underwriter") intends to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The Offered Certificates will not be listed on any securities exchange. See "RISK FACTORS" in the Prospectus.

         The information set forth herein under "SUMMARY OF PROSPECTUS SUPPLEMENT-The Mortgage Pool," "DESCRIPTION OF THE MORTGAGE POOL" and "THE SELLER" (other than the information set forth herein under "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, to the extent provided by [Servicer] as described herein, the information set forth herein under "THE SELLER-REO Property Liquidation Experience") has been provided by the Seller. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Seller. The information set forth herein under "THE SELLER -Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, other than to the extent provided by the Seller, the information set forth herein under "THE SELLER-REO Property Liquidation Experience" has been provided by [Servicer] in its capacity as servicer during the periods indicated. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Seller, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by [Servicer].

             ____________________________________

         No person is authorized in connection with this offering to give any information or to make any representation about the Depositor, the Seller, the Master Servicer, the Trustee, the
Offered Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Depositor, the Seller, the Master Servicer or the Trustee. This Prospectus Supplement and
the Prospectus do not constitute an offer to sell or a
solicitation of an offer to buy securities other than the Offered Certificates, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.
               ____________________________________

         The Offered Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated __________, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.
                ____________________________________

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                          TABLE OF CONTENTS

                        Prospectus Supplement
                                                                       Page

SUMMARY OF PROSPECTUS SUPPLEMENT........................................S-8
RISK FACTORS...........................................................S-26
DESCRIPTION OF THE MORTGAGE POOL.......................................S-30
ADDITIONAL INFORMATION.................................................S-40
THE DEPOSITOR..........................................................S-40
DESCRIPTION OF THE CERTIFICATES........................................S-46
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS............................S-61
POOLING AND SERVICING AGREEMENT........................................S-68
CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................S-74
METHOD OF DISTRIBUTION.................................................S-76
USE OF PROCEEDS........................................................S-77
LEGAL OPINIONS.........................................................S-77
RATINGS  ..............................................................S-77
LEGAL INVESTMENT.......................................................S-78
ERISA CONSIDERATIONS...................................................S-79

                                       Prospectus

Prospectus Supplement.....................................................3
Additional Information....................................................3
Reports to Certificateholders.............................................3
Incorporation of Certain Documents by Reference...........................4
Summary of Terms of the Certificates......................................5
Risk Factors.............................................................17
Description of the Certificates..........................................24
Yield, Prepayment and Maturity Considerations............................29
The Trust Funds..........................................................33
Loan Underwriting Procedures and Standards...............................40
Servicing of Loans.......................................................44
Credit Support...........................................................54
Description of Mortgage and Other Insurance..............................58
The Pooling and Servicing Agreements.....................................60
Certain Legal Aspects of Loans...........................................71
Certain Federal Income Tax Consequences..................................80
State and Other Tax Consequences........................................113
ERISA Considerations....................................................113
Legal Investment........................................................116
Legal Matters...........................................................117
The Depositor...........................................................118
Use of Proceeds.........................................................118
Plan of Distribution....................................................118
Glossary................................................................119


                      SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities..........    Mortgage Loan Asset-Backed
                                 Certificates, Series 1996-_.

Depositor....................    Quality Mortgage Acceptance Corp. (the
                                 "Depositor"). See "THE DEPOSITOR" in
                                 the Prospectus.

Master Servicer...............    __________ (the "Master Servicer").
                                  See "POOLING AND SERVICING AGREEMENT-
                                  The Master Servicer" herein.

Seller........................    [Quality Mortgage USA, Inc.] [and/or
                                  name of other or additional sellers].
                                  See "Seller" herein.

Trustee.......................    [Trustee] (the "Trustee"). See
                                  "POOLING AND SERVICING AGREEMENT-The
                                  Trustee" herein.

Cut-off Date..................    __________, 1996.

Delivery Date.................    On or about __________, 1996.

Denominations.................    The Variable Strip Certificates will
                                  be issued, maintained and transferred
                                  on the book-entry records of the
                                  Depository Trust Company ("DTC") and
                                  its  Participants in minimum initial
                                  Notional Amounts (as defined herein)
                                  of $1.00 and integral multiples of
                                  $1.00 in excess thereof. The Class A-1
                                  Certificates will be issued,
                                  maintained and transferred on the
                                  book-entry records of DTC and its
                                  Participants in minimum denominations
                                  of $1.00 and integral multiples of
                                  $1.00 in excess thereof. The Class A-2
                                  Certificates will be issued in minimum
                                  denominations of $25,000 and integral
                                  multiples of $1,000 in excess thereof,
                                  and the Class B-1 Certificates will be
                                  issued in minimum denominations of
                                  $250,000 and integral multiples of
                                  $1,000 in excess thereof; provided,
                                  however, that one Certificate of each
                                  such Class may be issued evidencing
                                  the sum of an authorized denomination
                                  thereof and the remainder of the
                                  aggregate initial Certificate
                                  Principal Balance of such Class.

Registration..................    The Variable Strip Certificates and
                                  the Class A-1 Certificates
                                  (collectively, the "DTC Registered
                                  Certificates") will be represented by
                                  one or more Certificates registered in
                                  the name of Cede & Co., as nominee of
                                  DTC. No person acquiring a beneficial
                                  interest in a Class of DTC Registered
                                  Certificates (each, a "Beneficial
                                  Owner") will be entitled to receive a
                                  Certificate of such Class in
                                  certificated form, except under the
                                  limited circumstances described
                                  herein. For each Certificate held by
                                  DTC, DTC will effect payments to and
                                  transfers of the related DTC
                                  Registered Certificates among the
                                  respective Beneficial Owners by means
                                  of its electronic recordkeeping
                                  services, acting through organizations
                                  that participate in DTC. This
                                  arrangement may result in certain
                                  delays in receipt of distributions by
                                  Beneficial Owners and may restrict a
                                  Beneficial Owner's ability to pledge
                                  the Certificates beneficially owned by
                                  it. All references in this Prospectus
                                  Supplement to the DTC Registered
                                  Certificates reflect the rights of
                                  Beneficial Owners of such Certificates
                                  only as such rights may be exercised
                                  through DTC and its participating
                                  organizations so long as such
                                  Certificates are held by DTC. The
                                  Offered Certificates (other than the
                                  DTC Registered Certificates) will be
                                  offered in registered and certificated
                                  form. See "DESCRIPTION OF THE
                                  CERTIFICATES-Book-Entry Registration"
                                  in the Prospectus.

The Mortgage Pool.............    Based solely upon information provided
                                  by the Seller, the Mortgage Loans will
                                  have the characteristics described
                                  herein. Trust Fund (as defined herein)
                                  will consist primarily of a pool (the
                                  "Mortgage Pool") of conventional,
                                  adjustable-rate, fully-amortizing,
                                  mortgage loans (the "Mortgage Loans")
                                  with an aggregate principal balance as
                                  of the Cut-off Date of $___,___,___.
                                  The Mortgage Loans are secured by
                                  [first][second] liens on fee simple
                                  and leasehold interests in five or
                                  more unit residential real properties
                                  (each, a "Mortgaged Property") and
                                  have original terms to maturity from
                                  the due dates of their first scheduled
                                  monthly payment of interest and
                                  principal (each such payment, a
                                  "Monthly Payment") of not more than 30
                                  years.  All of the Mortgage Loans have
                                  Monthly Payments due on the first day
                                  of each month.

                                  The Mortgage Rate on each Mortgage
                                  Loan will be subject to adjustment,
                                  commencing approximately six months
                                  after the date of origination and
                                  semi-annually thereafter, on the
                                  adjustment date applicable thereto
                                  (each such date, an "Adjustment Date")
                                  to equal the sum, rounded to the
                                  nearest 0.125%, of the Index (as
                                  defined herein) and a fixed percentage
                                  amount (the "Gross Margin"), subject
                                  to periodic rate caps and maximum and
                                  minimum Mortgage Rates as described
                                  herein. Approximately _____% of the
                                  Mortgage Loans (by aggregate principal
                                  balance as of the Cut-off Date) were
                                  originated with a Mortgage Rate below
                                  the sum of the applicable Index and
                                  Gross Margin, rounded as described
                                  herein. No Mortgage Loan had an
                                  initial Adjustment Date prior to
                                  __________, 1996. [None of the
                                  Mortgage Loans include provisions for
                                  negative amortization or deferred
                                  interest.]

                                  Approximately _____% of the Mortgage
                                  Loans (by aggregate principal balance
                                  as of the Cut-off Date) were thirty
                                  days or more but less than sixty days
                                  delinquent in their Monthly Payments
                                  as of the Cut-off Date (such Mortgage
                                  Loans, "Thirty-Day Delinquent Mortgage
                                  Loans"). Approximately _____% of the
                                  Mortgage Loans (by aggregate principal
                                  balance as of the Cut-off Date) were
                                  sixty days or more but less than
                                  ninety days delinquent in their
                                  Monthly Payments as of the Cut-off
                                  Date (such Mortgage Loans, "Sixty-Day
                                  Delinquent Mortgage Loans").
                                  Approximately _____% of the Mortgage
                                  Loans (by aggregate principal balance
                                  as of the Cut-off Date) were Thirty-
                                  Day Delinquent Mortgage Loans as of
                                  the Cut-off Date, and approximately
                                  _____% of the Mortgage Loans were
                                  Sixty-Day Delinquent Mortgage Loans as
                                  of the Cut-off Date.  Prospective
                                  investors in the Offered Certificates
                                  should be aware, however, that
                                  approximately _____% of the Mortgage
                                  Loans (by aggregate principal balance
                                  as of the Cut-off Date) had a first
                                  monthly payment due on or before
                                  __________, 1996, and that
                                  approximately _____% of the Mortgage
                                  Loans (by aggregate principal balance
                                  as of the Cut-off Date) had a first
                                  monthly payment due on or before
                                  __________, 1996, and therefore, the
                                  remaining Mortgage Loans could not
                                  have been Thirty-Day Delinquent
                                  Mortgage Loans or Sixty-Day Delinquent
                                  Mortgage Loans as of the Cut-off Date.
                                  In addition to the foregoing,
                                  approximately _____% of the Mortgage
                                  Loans (by aggregate principal balance
                                  as of the Cut-off Date) will have been
                                  thirty days or more delinquent in
                                  their Monthly Payments more than once
                                  during the twelve months preceding the
                                  Delivery Date. None of the other
                                  Mortgage Loans will have been thirty
                                  days or more delinquent in its Monthly
                                  Payments more than once during such
                                  period.

                                  All of the Mortgage Loans were
                                  originated or acquired under the
                                  Seller's multifamily lending program,
                                  as described herein. [Mortgage loans
                                  originated or acquired under the
                                  Seller's multifamily lending program
                                  are likely to experience rates of
                                  delinquency, foreclosure, bankruptcy
                                  and loss that are higher, and that may
                                  be substantially higher, than those of
                                  mortgage loans originated in a more
                                  traditional manner.] See "RISK
                                  FACTORS-Underwriting Standards and
                                  Potential Delinquencies" and
                                  "DESCRIPTION OF THE MORTGAGE POOL -
                                  Underwriting Standards" herein.  In
                                  addition, see "THE SELLER-Loan
                                  Delinquency, Forbearance, Foreclosure,
                                  Bankruptcy and REO Property Status"
                                  and "-REO Property Liquidation
                                  Experience" herein for important
                                  information regarding the delinquency,
                                  forbearance, foreclosure, bankruptcy
                                  and REO property status and loss
                                  experience of certain mortgage loans
                                  previously originated or acquired by
                                  the Seller under substantially the
                                  same underwriting criteria pursuant to
                                  which the Mortgage Loans were
                                  originated or acquired.

Index.........................    As of any Adjustment Date, the Index
                                  applicable to the determination of the
                                  Mortgage Rate on each Mortgage Loan
                                  will be the average of the interbank
                                  offered rates for six-month United
                                  States dollar deposits in the London
                                  interbank market based on quotations
                                  of major banks ("Six-Month LIBOR"), as
                                  published in the Western Edition of
                                  The Wall Street Journal, as most
                                  recently available as of the date 45
                                  days prior to such Adjustment Date.
                                  See "DESCRIPTION OF THE MORTGAGE POOL"
                                  herein.

The Offered
  Certificates................    The Offered Certificates will be
                                  issued pursuant to a Pooling and
                                  Servicing Agreement, to be dated as of
                                  __________ 1, 1996, among the
                                  Depositor, the Master Servicer and the
                                  Trustee (the "Pooling and Servicing
                                  Agreement"). The Class A-1
                                  Certificates, the Class A-2
                                  Certificates and the Class B-1
                                  Certificates will evidence initial
                                  undivided beneficial ownership
                                  interests of approximately _____%,
                                  _____% and _____%, respectively, in a
                                  trust fund (the "Trust Fund")
                                  consisting primarily of the Mortgage
                                  Pool. The Offered Certificates (other
                                  than the Variable Strip Certificates)
                                  will have the following approximate
                                  Certificate Principal Balances as of
                                  the Cut-off Date:

                                  Class A-1 Certificates $___,___,___
                                  Class A-2 Certificates $___,___,___
                                  Class B-1 Certificates $___,___,___

                                  The Variable Strip Certificates have
                                  no Certificate Principal Balance and
                                  will accrue interest on the Notional
                                  Amount (as defined herein).

                                 On the first Distribution Date, the
                                 Certificate Rate on the Certificates
                                 (other than the Variable Strip
                                 Certificates) will be _____% per
                                 annum.  Thereafter, on the second
                                 business day preceding each
                                 Distribution Date (each such date, an
                                 "Interest Determination Date"), the
                                 Trustee will determine the "One-Month
                                 LIBOR" for the Distribution Date in
                                 the following month for the Offered
                                 Certificates (other than the Variable
                                 Strip Certificates) on the basis of
                                 the offered rates of the Reference
                                 Banks for one-month United Stated
                                 dollar deposits, as such rates appear
                                 on the Reuters Screen LIBO Page, as of
                                 11:00 a.m. (London time) on such
                                 Interest Determination Date.  See
                                 "DESCRIPTION OF THE CERTIFICATES-
                                 Calculation of One-Month LIBOR"
                                 herein.  The Certificate Rate on the
                                 Certificates (other than the Variable
                                 Strip Certificates) for each
                                 Distribution Date after the initial
                                 Distribution Date will be equal to
                                 One-Month LIBOR (as defined herein)
                                 plus _____%; provided, however, that
                                 the Certificate Rate on each such
                                 Class of Certificates will be subject
                                 to a maximum rate as of any
                                 Distribution Date equal to the lesser
                                 of (i) _____% per annum and (ii) the
                                 Net Mortgage Rate Cap.  The Net
                                 Mortgage Rate Cap is a per annum rate
                                 equal to the weighted average of the
                                 Net Mortgage Rates on the then-
                                 outstanding Mortgage Loans.  The
                                 Certificate Rate on the Variable Strip
                                 Certificates on each Distribution Date
                                 will be equal to the excess, if any,
                                 of (i) the Net Mortgage Rate Cap over
                                 (ii) the Certificate Rate on the
                                 Certificates (other than the Variable
                                 Strip Certificates).  The Certificate
                                 Rate will be approximately _____% per
                                 annum with respect to the first
                                 Distribution Date for the Variable
                                 Strip Certificates.  The Net Mortgage
                                 Rate on each Mortgage Loan will be
                                 equal to the Mortgage Rate thereon
                                 minus _____% per annum, the annual
                                 rate at which the related servicing
                                 fee accrues (the "Servicing Fee
                                 Rate").

Interest
  Distributions..............    Holders of the Variable Strip
                                 Certificates and the Class A-1
                                 Certificates will be entitled to
                                 receive interest distributions in an
                                 amount equal to the Accrued
                                 Certificate Interest (as defined
                                 herein) on such Class on each
                                 Distribution Date (the "Priority
                                 Interest Distribution Amount"), to the
                                 extent of the Available Distribution
                                 Amount for such Distribution Date.
                                 Holders of the Class A-2 Certificates
                                 will be entitled to receive interest
                                 distributions in an amount equal to
                                 the Accrued Certificate Interest on
                                 such Class on each Distribution Date,
                                 to the extent of the portion of the
                                 Available Distribution Amount for such
                                 Distribution Date remaining after
                                 distributions of interest to the
                                 holders of the Variable Strip
                                 Certificates and interest and
                                 principal to the holders of the Class
                                 A-1 Certificates and, if the
                                 Certificate Principal Balances of the
                                 Subordinate Certificates (as defined
                                 herein) have been reduced to zero,
                                 reimbursement for certain Advances to
                                 the Master Servicer, as described
                                 herein.

                                 Holders of the Class B-1 Certificates
                                 will be entitled to receive interest
                                 distributions in an amount equal to
                                 the Accrued Certificate Interest on
                                 such Class on each Distribution Date,
                                 to the extent of the portion of the
                                 Available Distribution Amount for such
                                 Distribution Date remaining after
                                 distributions of interest and
                                 principal (as applicable) to the
                                 holders of the Classes of Senior
                                 Certificates and, if the Certificate
                                 Principal Balances of the Subordinate
                                 Certificates subordinate thereto have
                                 been reduced to zero, reimbursement
                                 for certain Advances to the Master
                                 Servicer, as described herein.

                                 With respect to any Distribution Date,
                                 Accrued Certificate Interest will be
                                 equal to (a) in the case of the
                                 Offered Certificates (other than the
                                 Variable Strip Certificates), interest
                                 accrued for the Accrual Period (as
                                 defined herein) on the Certificate
                                 Principal Balance of the Certificates
                                 of such Class at the related
                                 Certificate Rate, and (b) in the case
                                 of the Variable Strip Certificates,
                                 interest accrued for the Accrual
                                 Period on the Notional Amount for such
                                 Class of Certificates at the related
                                 Certificate Rate, in each case less
                                 any interest shortfalls not covered
                                 with respect to such Class of
                                 Certificates by Subordination (as
                                 defined herein and allocated as
                                 described herein), including any
                                 Prepayment Interest Shortfall (as
                                 defined herein) for such Distribution
                                 Date to the extent not covered by
                                 payments by the Master Servicer as
                                 described herein and the interest
                                 portions of any Realized Losses (as
                                 defined herein) allocated thereto.
                                 The Accrual Period for each
                                 Distribution Date will be from the
                                 25th day of the month preceding such
                                 Distribution Date to the 24th day of
                                 the month of such Distribution Date,
                                 provided, however, that the Accrual
                                 Period will be treated as a 30-day
                                 period regardless of the number of
                                 days from the 25th day of the
                                 preceding month to the 24th day of
                                 such month. See "DESCRIPTION OF THE
                                 CERTIFICATES-Interest Distributions"
                                 herein.

                                 The notional amount (the "Notional
                                 Amount") of the Variable Strip
                                 Certificates, as of any date of
                                 determination, is equal to the
                                 aggregate Certificate Principal
                                 Balance of all Classes of Certificates
                                 (including such Classes of
                                 Certificates not offered hereby) as of
                                 such date; provided that the initial
                                 Notional Amount for the Variable Strip
                                 Certificates shall be rounded down to
                                 the nearest dollar increment. The
                                 Notional Amount of the Variable Strip
                                 Certificates will be equal to
                                 $___,___,___ as of the Cut-off Date.
                                 See "DESCRIPTION OF THE CERTIFICATES-
                                 Interest Distributions" herein.

                                 References herein to the Notional
                                 Amount of the Variable Strip
                                 Certificates are used solely for
                                 certain calculations and do not
                                 represent the right of the holders of
                                 the Variable Strip Certificates to
                                 receive distributions of such amount.

Principal
  Distributions..............    Holders of the Class A-1 Certificates
                                 will be entitled to receive on each
                                 Distribution Date to the extent of the
                                 portion of the Available Distribution
                                 Amount remaining after the Priority
                                 Interest Distribution Amount is
                                 distributed, a distribution allocable
                                 to principal that will, as more fully
                                 described herein, include (i) the
                                 Class A-1 Percentage (as defined
                                 herein) of scheduled principal
                                 payments due on the Mortgage Loans and
                                 of certain unscheduled collections of
                                 principal on the Mortgage Loans as
                                 described herein, (ii) the Class A-1
                                 Percentage divided by the Senior
                                 Percentage (as defined herein)
                                 multiplied by the then-applicable
                                 Senior Prepayment Percentage (as
                                 defined herein) of all principal
                                 prepayments made by the mortgagors
                                 during the related Prepayment Period
                                 and (iii) in connection with a
                                 Mortgage Loan for which a Cash
                                 Liquidation or an REO Disposition
                                 (each as defined herein) occurred
                                 during the related Prepayment Period
                                 and did not result in any Excess
                                 Special Hazard Losses, Excess Fraud
                                 Losses, Excess Bankruptcy Losses or
                                 Extraordinary Losses (each as defined
                                 herein), an amount equal to the lesser
                                 of (A) the then-applicable Class A-1
                                 Percentage of the Stated Principal
                                 Balance (as defined herein) of such
                                 Mortgage Loan and (B)(1) the Class A-1
                                 Percentage for such Distribution Date
                                 divided by the Senior Percentage for
                                 such Distribution Date multiplied by
                                 (2) the Senior Prepayment Percentage
                                 for such Distribution Date, multiplied
                                 by the amount of the related
                                 collections, to the extent applied as
                                 recoveries of principal of such
                                 Mortgage Loan.

                                 Holders of the Class A-2 Certificates
                                 will be entitled to receive on each
                                 Distribution Date, to the extent of
                                 the portion of the Available
                                 Distribution Amount remaining after
                                 the Priority Interest Distribution
                                 Amount is distributed and
                                 distributions in respect of principal
                                 to the holders of the Class A-1
                                 Certificates and, if the Certificate
                                 Principal Balances of the Subordinate
                                 Certificates have been reduced to
                                 zero, after reimbursement for certain
                                 Advances to the Master Servicer
                                 described below under "-Advances," and
                                 after distributions in respect of
                                 interest on such Class, a distribution
                                 allocable to principal that will, as
                                 more fully described herein, include
                                 (i) the Class A-2 Percentage (as
                                 defined herein) of scheduled principal
                                 payments due on the Mortgage Loans and
                                 of certain unscheduled collections of
                                 principal on the Mortgage Loans as
                                 described herein, (ii) the Class A-2
                                 Percentage divided by the Senior
                                 Percentage multiplied by the then-
                                 applicable Senior Prepayment
                                 Percentage of all principal
                                 prepayments made by the mortgagors
                                 during the related Prepayment Period
                                 and (iii) in connection with a
                                 Mortgage Loan for which a Cash
                                 Liquidation or an REO Disposition
                                 occurred during the related Prepayment
                                 Period and did not result in any
                                 Excess Special Hazard Losses, Excess
                                 Fraud Losses, Excess Bankruptcy Losses
                                 or Extraordinary Losses, an amount
                                 equal to the lesser of (A) the then-
                                 applicable Class A-2 Percentage of the
                                 Stated Principal Balance of such
                                 Mortgage Loan and (B)(1) the Class A-2
                                 Percentage for such Distribution Date
                                 divided by the Senior Percentage for
                                 such Distribution Date multiplied by
                                 (2) the Senior Prepayment Percentage
                                 for such Distribution Date, multiplied
                                 by the amount of the related
                                 collections, to the extent applied as
                                 recoveries of principal of such
                                 Mortgage Loan.

                                 The Senior Percentage, the Class A-1
                                 Percentage and the Class A-2
                                 Percentage initially will be equal to
                                 approximately _____%, _____% and
                                 _____%, respectively, and each will be
                                 recalculated, as more fully described
                                 herein, after each Distribution Date
                                 to reflect the entitlement of the
                                 holders of the Senior Certificates
                                 (other than the Variable Strip
                                 Certificates) to subsequent
                                 distributions allocable to principal
                                 of the Mortgage Loans. For each
                                 Distribution Date occurring prior to
                                 the Distribution Date in December
                                 20__, the Senior Prepayment Percentage
                                 will be equal to 100% and all
                                 principal prepayments will be
                                 distributed to the Class A-1
                                 Certificates and the Class A-2
                                 Certificates on a pro rata basis as
                                 described herein.  Thereafter, during
                                 certain periods, subject to certain
                                 loss and delinquency criteria
                                 described herein, the Senior
                                 Prepayment Percentage may be 100% or
                                 otherwise disproportionately large
                                 (relative to the Senior Percentage)
                                 and the percentage of principal
                                 prepayments distributable in respect
                                 of the Class A-1 Certificates and the
                                 Class A-2 Certificates may be
                                 disproportionately large (relative to
                                 the Senior Percentage).

                                 Holders of the Class B-1 Certificates
                                 will be entitled to receive on each
                                 Distribution Date, to the extent of
                                 the portion of the Available
                                 Distribution Amount remaining after
                                 distributions of interest and
                                 principal, as applicable, to the
                                 Senior Certificates, and, if the
                                 Certificate Principal Balances of the
                                 Subordinate Certificates subordinate
                                 thereto have been reduced to zero,
                                 reimbursement is made to the Master
                                 Servicer for certain Advances as
                                 described herein, and after
                                 distributions in respect of interest
                                 on such Class, a distribution
                                 allocable to principal that will, as
                                 more fully described herein, include
                                 (i) the Class B-1 Percentage (as
                                 defined below) of scheduled principal
                                 payments due on the Mortgage Loans and
                                 of certain unscheduled collections of
                                 principal on the Mortgage Loans as
                                 described herein, (ii) the Class B-1
                                 Prepayment Percentage (as defined
                                 herein) of all principal prepayments
                                 that were made by the mortgagors
                                 during the related Prepayment Period
                                 and (iii) such Class' pro rata share,
                                 based on the Certificate Principal
                                 Balance of each Class of Subordinate
                                 Certificates, of all amounts received
                                 in connection with a Cash Liquidation
                                 or an REO Disposition that occurred
                                 during the related Prepayment Period
                                 and that did not result in any Excess
                                 Special Hazard Losses, Excess Fraud
                                 Losses, Excess Bankruptcy Losses or
                                 Extraordinary Losses, to the extent
                                 applied as recoveries of principal of
                                 the related Mortgage Loan and to the
                                 extent not otherwise payable to the
                                 holders of the Senior Certificates. In
                                 addition, the holders of the Class B-1
                                 Certificates will be entitled to
                                 receive on each Distribution Date a
                                 further distribution in respect of
                                 principal equal to the portion of the
                                 Available Distribution Amount
                                 remaining after the distributions
                                 described above, after reimbursement
                                 to the Master Servicer for certain
                                 Advances as described below under "-
                                 Advances" and after required
                                 distributions in respect of interest
                                 and principal on the Class B-2
                                 Certificates have been made as
                                 described herein.

                                 The Class B-1 Prepayment Percentage
                                 with respect to any Distribution Date
                                 will equal the product of (a) 100%
                                 minus the Senior Prepayment Percentage
                                 for such Distribution Date multiplied
                                 by (b) a fraction, the numerator of
                                 which is the Class B-1 Percentage and
                                 the denominator of which is the sum of
                                 (i) the Class B-1 Percentage, (ii) the
                                 Class B-2 Percentage and (iii) the
                                 Class B-3 Percentage (each as defined
                                 herein). The Class B-1 Percentage
                                 initially will be equal to
                                 approximately _____%, and will be
                                 recalculated, as more fully described
                                 herein, after each Distribution Date
                                 to reflect the entitlement of the
                                 holders of such Classes of
                                 Certificates to subsequent
                                 distributions allocable to principal.
                                 For each Distribution Date occurring
                                 prior to the Distribution Date in
                                 December 20__, the Class B-1
                                 Prepayment Percentage will be equal to
                                 0% and no principal prepayments will
                                 be distributed to the Class B-1
                                 Certificates.  Thereafter, during
                                 certain periods, subject to certain
                                 loss and delinquency criteria
                                 described herein, the Senior
                                 Prepayment Percentage may be 100% or
                                 otherwise disproportionately large
                                 (relative to the Senior Percentage)
                                 and the percentage of principal
                                 prepayments distributable in respect
                                 of the Class B-1 Certificates may be
                                 disproportionately small or large
                                 (relative to the Class B-1
                                 Percentage).

                                 Holders of the Variable Strip
                                 Certificates will not be entitled to
                                 receive any principal distributions.

                                 See "DESCRIPTION OF THE CERTIFICATES-
                                 Principal Distributions on the Class
                                 A-1 Certificates," "-Principal
                                 Distributions on the Class A-2
                                 Certificates" and "-Principal
                                 Distributions on the Class B-1
                                 Certificates" herein.

Advances...................      The Master Servicer is required to
                                 make advances ("Advances") in respect
                                 of delinquent payments of principal
                                 and interest (net of the related
                                 Servicing Fees) on the Mortgage Loans,
                                 subject to the limitations described
                                 herein. The Trustee will be obligated
                                 to make any such Advance if the Master
                                 Servicer fails in its obligation to do
                                 so, to the extent provided in the
                                 Pooling and Servicing Agreement. See
                                 "DESCRIPTION OF THE CERTIFICATES-
                                 Advances" herein.


Allocation of Losses;
  Subordination..............    Neither the Offered Certificates nor
                                 the Mortgage Loans are insured or
                                 guaranteed by any governmental agency
                                 or instrumentality or by the
                                 Depositor, the Seller, the Master
                                 Servicer, the Trustee or any of their
                                 respective affiliates. Subject to the
                                 limitations described below, Realized
                                 Losses on the Mortgage Loans will be
                                 allocated first to the Class B-3
                                 Certificates, then to the Class B-2
                                 Certificates, then to the Class B-1
                                 Certificates, then to the Class A-2
                                 Certificates, in each case until the
                                 Certificate Principal Balance thereof
                                 is reduced to zero, and thereafter the
                                 principal portion thereof to the Class
                                 A-1 Certificates and the interest
                                 portion thereof to the Variable Strip
                                 Certificates and the Class A-1
                                 Certificates on a pro rata basis. The
                                 Subordination provided to the
                                 Certificates by the Certificates
                                 subordinate thereto will cover
                                 Realized Losses on the Mortgage Loans
                                 resulting from defaults on the
                                 Mortgage Loans and from Special Hazard
                                 Losses, Fraud Losses and Bankruptcy
                                 Losses (each as defined herein).
                                 However, the aggregate amounts of
                                 Realized Losses which may be allocated
                                 through Subordination to cover Special
                                 Hazard Losses, Fraud Losses and
                                 Bankruptcy Losses on the Mortgage
                                 Loans initially are limited to
                                 $_,___,___, $_,___,___ and $___,___,
                                 respectively.

                                 All of the foregoing amounts are
                                 subject to periodic reduction as
                                 described herein. In the event that
                                 the Certificate Principal Balances of
                                 the Class A-2 Certificates and the
                                 Subordinate Certificates are reduced
                                 to zero, all additional losses
                                 (including, without limitation, all
                                 Realized Losses, Special Hazard
                                 Losses, Fraud Losses and Bankruptcy
                                 Losses) will be allocated to the
                                 Variable Strip Certificates and the
                                 Class A-1 Certificates. Any Excess
                                 Special Hazard Losses, Excess Fraud
                                 Losses and Excess Bankruptcy Losses
                                 and any Extraordinary Losses (each, as
                                 defined herein) will be borne by the
                                 holders of all of the Certificates on
                                 a pro rata basis as described herein.
                                 See "DESCRIPTION OF THE CERTIFICATES-
                                 Allocation of Losses; Subordination"
                                 herein.

Subordinate
  Certificates and
  Residual Certificates
  Not Offered Hereby.........    The Class B-2 Certificates and the
                                 Class B-3 Certificates will have
                                 aggregate initial Certificate
                                 Principal Balances of approximately
                                 $_,___,___ and $_,___,___,
                                 respectively, evidencing an initial
                                 Class B-2 Percentage of approximately
                                 _____% and an initial Class B-3
                                 Percentage of approximately ____%. The
                                 Residual Certificates have no
                                 Certificate Principal Balance and no
                                 Certificate Rate.  The Class B-2
                                 Certificates, Class B-3 Certificates
                                 and the Residual Certificates are not
                                 being offered hereby.

Optional Termination.........    At its option, the Master Servicer may
                                 purchase from the Trust Fund all
                                 remaining Mortgage Loans and other
                                 assets thereof, and thereby effect
                                 early retirement of the Certificates,
                                 on any Distribution Date when the
                                 aggregate principal balance of the
                                 Mortgage Loans is less than _____% of
                                 the aggregate principal balance of
                                 such Mortgage Loans as of the Cut-off
                                 Date. See "POOLING AND SERVICING
                                 AGREEMENT-Termination" herein and "THE
                                 POOLING AND SERVICING AGREEMENTS-
                                 Termination" in the Prospectus.

Special Prepayment
  Considerations.............    General:  The rate of principal
                                 payments on the Offered Certificates
                                 (other than the Variable Strip
                                 Certificates) will depend on, among
                                 other things, the rate and timing of
                                 principal payments (including
                                 prepayments, repurchases, defaults and
                                 liquidations) on the Mortgage Loans.
                                 As is the case with mortgage-backed
                                 securities generally, the Offered
                                 Certificates are subject to
                                 substantial inherent cash-flow
                                 uncertainties because the Mortgage
                                 Loans may be prepaid at any time.
                                 Generally, when prevailing interest
                                 rates increase, prepayment rates on
                                 mortgage loans tend to decrease in
                                 subsequent periods, resulting in a
                                 reduced return of principal to
                                 investors at a time when reinvestment
                                 at such higher prevailing rates would
                                 be desirable. Conversely, when
                                 prevailing interest rates decline,
                                 prepayment rates on mortgage loans
                                 tend to increase in subsequent
                                 periods, resulting in an accelerated
                                 return of principal to investors at a
                                 time when reinvestment at comparable
                                 yields may not be possible. In
                                 addition, approximately _____% of the
                                 Mortgage Loans (by aggregate principal
                                 balance as of the Cut-off Date)
                                 provide for payment of a prepayment
                                 charge. A majority of the Mortgage
                                 Loans with a prepayment charge
                                 provision provide for a prepayment
                                 charge for partial prepayments and
                                 full prepayments made within
                                 approximately five years after the
                                 dates of origination of such Mortgage
                                 Loans. Such prepayment charges (which
                                 will not be distributable to the
                                 Certificates) may reduce the rate of
                                 prepayment on the Mortgage Loans.

                                 Variable Strip Certificates:  The
                                 Notional Amount, and therefore the
                                 amount of interest distributions on
                                 the Variable Strip Certificates will
                                 be highly sensitive to the rate and
                                 timing of principal payments
                                 (including prepayments, repurchases,
                                 defaults and liquidations) on the
                                 Mortgage Loans. See "-Special Yield
                                 Considerations" below and "CERTAIN
                                 YIELD AND PREPAYMENT CONSIDERATIONS"
                                 herein.

                                 Classes With Subordination Features:
                                 As described herein, during certain
                                 periods all or a disproportionately
                                 large percentage of principal
                                 prepayments on the Mortgage Loans will
                                 be allocated among the Class A-1
                                 Certificates and the Class A-2
                                 Certificates, and therefore, during
                                 certain periods none or a
                                 disproportionately small percentage of
                                 such prepayments will be distributed
                                 on the Subordinate Certificates,
                                 including the Class B-1 Certificates.
                                 As a result, the weighted average life
                                 of the Subordinate Certificates will
                                 be extended and, as a relative matter,
                                 the Subordination afforded the Senior
                                 Certificates by the Subordinate
                                 Certificates will be increased (to the
                                 extent not otherwise offset by
                                 Realized Losses on the Mortgage
                                 Loans). However, as described herein,
                                 because holders of the Class B-3
                                 Certificates will not be entitled to
                                 receive any interest or principal
                                 distributions until the Class B-1
                                 Certificates and the Class B-2
                                 Certificates have been retired,
                                 holders of the Class B-1 Certificates
                                 will be entitled to principal
                                 distributions that include all
                                 amounts, to the extent received or
                                 advanced, that would otherwise be
                                 distributable to holders of the Class
                                 B-3 Certificates, which will have the
                                 effect of shortening the weighted
                                 average life of the Class B-1
                                 Certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES-
                                 Principal Distributions on the Class
                                 A-1 Certificates," "-Principal
                                 Distributions on the Class A-2
                                 Certificates" and "-Principal
                                 Distributions on the Class B-1
                                 Certificates" and "CERTAIN YIELD AND
                                 PREPAYMENT CONSIDERATIONS" herein, and
                                 "YIELD, PREPAYMENT AND MATURITY
                                 CONSIDERATIONS" in the Prospectus.

Special Yield
  Considerations.............    General:  The yield to maturity on
                                 each Class of Offered Certificates
                                 will depend on, among other things,
                                 the rate and timing of principal
                                 payments (including prepayments,
                                 repurchases, defaults and
                                 liquidations) on the Mortgage Loans
                                 and the allocation thereof to reduce
                                 the Certificate Principal Balance (or
                                 the Notional Amount) of such Class of
                                 Certificates. The yield to maturity on
                                 each Class of Offered Certificates
                                 will also depend on other factors such
                                 as the Certificate Rate and any
                                 adjustments thereto and the purchase
                                 price for such Certificates. The yield
                                 to investors on any Class of Offered
                                 Certificates will be adversely
                                 affected by any allocation thereto of
                                 any Prepayment Interest Shortfalls on
                                 the Mortgage Loans to the extent not
                                 covered by payments by the Master
                                 Servicer as described herein.
                                 Furthermore, the yield to investors on
                                 the Offered Certificates will be
                                 sensitive to fluctuations in the level
                                 of One-Month LIBOR, which may vary
                                 significantly over time.

                                 In general, if a Class of Offered
                                 Certificates is purchased at a premium
                                 and principal payments on the Mortgage
                                 Loans occur at a rate faster than
                                 anticipated at the time of purchase,
                                 the investor's actual yield to
                                 maturity will be lower than that
                                 originally anticipated. Conversely, if
                                 a Class of Offered Certificates is
                                 purchased at a discount and principal
                                 payments on the Mortgage Loans occur
                                 at a rate slower than that assumed at
                                 the time of purchase, the investor's
                                 actual yield to maturity will be lower
                                 than that originally anticipated.

                                 Variable Strip Certificates:  The
                                 yield to investors on the Variable
                                 Strip Certificates will be extremely
                                 sensitive to the rate and timing of
                                 principal payments on the Mortgage
                                 Loans (including prepayments,
                                 repurchases, defaults and
                                 liquidations), which may fluctuate
                                 significantly over time. A rapid rate
                                 of principal payments on the Mortgage
                                 Loans could result in the failure of
                                 investors in the Variable Strip
                                 Certificates to recover their initial
                                 investment. The yield on the Variable
                                 Strip Certificates will also be
                                 materially and adversely affected if
                                 the Mortgage Loans experience a high
                                 rate of defaults and liquidations. In
                                 addition to the foregoing, the yield
                                 on the Variable Strip Certificates
                                 will be materially and adversely
                                 affected to a greater extent than the
                                 yields on the other Classes of Senior
                                 Certificates if the Mortgage Loans
                                 with higher Gross Margins prepay
                                 faster than the Mortgage Loans with
                                 lower Gross Margins, because holders
                                 of the Variable Strip Certificates
                                 generally have rights to relatively
                                 larger portions of interest payments
                                 on the Mortgage Loans with higher
                                 Gross Margins than on Mortgage Loans
                                 with lower Gross Margins.

                                 In addition, the yield to investors on
                                 the Variable Strip Certificates will
                                 be extremely sensitive to fluctuations
                                 in the difference between the Net
                                 Mortgage Rate Cap on the Mortgage
                                 Loans and in the level of One-Month
                                 LIBOR plus _____%, which may vary
                                 significantly over time.

                                 Classes With Subordination Features:
                                 The yield to maturity on the Class A-2
                                 Certificates will be extremely
                                 sensitive to certain losses on the
                                 Mortgage Loans (and the timing
                                 thereof) to the extent such losses are
                                 not covered by the Subordinate
                                 Certificates, because the entire
                                 amount of such losses (rather than a
                                 pro rata portion thereof) will be
                                 allocable to the Class A-2
                                 Certificates, as and to the extent
                                 described herein. The yield to
                                 maturity on the Class B-1 Certificates
                                 will be extremely sensitive to certain
                                 losses on the Mortgage Loans (and the
                                 timing thereof) to the extent such
                                 losses are not covered by Subordinate
                                 Certificates subordinate thereto
                                 because the entire amount of such
                                 losses (rather than a pro rata portion
                                 thereof) will be allocable to the
                                 Class B-1 Certificates, as and to the
                                 extent described herein.

                                 See "CERTAIN YIELD AND PREPAYMENT
                                 CONSIDERATIONS" herein and "YIELD,
                                 PREPAYMENT AND MATURITY
                                 CONSIDERATIONS" in the Prospectus.

Certain Federal Income
  Tax Consequences...........    A real estate mortgage investment
                                 conduit ("REMIC") election will be
                                 made with respect to the Trust Fund
                                 for federal income tax purposes. Upon
                                 the issuance of the Offered
                                 Certificates, Mayer, Brown & Platt,
                                 counsel to the Depositor, will deliver
                                 its opinion generally to the effect
                                 that, assuming compliance with all
                                 provisions of the Pooling and
                                 Servicing Agreement, for federal
                                 income tax purposes, the Trust Fund
                                 will qualify as a REMIC within the
                                 meaning of Sections 860A through 860G
                                 of the Internal Revenue Code of 1986
                                 (the "Code"). For federal income tax
                                 purposes, the Class R Certificates
                                 will be the sole Class of "residual
                                 interests" in the REMIC and the Senior
                                 Certificates and the Subordinate
                                 Certificates will constitute the
                                 "regular interests" in the REMIC and
                                 will be treated as debt instruments of
                                 the REMIC.

                                 For federal income tax reporting
                                 purposes, the Class A-1 Certificates
                                 will not, and the remaining Classes of
                                 Offered Certificates will, be treated
                                 as having been issued with original
                                 issue discount. The prepayment
                                 assumption that will be used in
                                 determining the rate of accrual of
                                 original issue discount, market
                                 discount and premium, if any, for
                                 federal income tax purposes will be a
                                 CPR percentage (as defined herein)
                                 equal to _____%.  No representation is
                                 made that the Mortgage Loans will
                                 prepay at such rate or at any other
                                 rate.

                                 If the method for computing original
                                 issue discount described in the
                                 Prospectus results in a negative
                                 amount for any period, a holder of a
                                 Variable Strip Certificate will be
                                 permitted to offset such amount only
                                 against the future income, if any,
                                 from such Certificate. See "CERTAIN
                                 FEDERAL INCOME TAX CONSEQUENCES"
                                 herein and in the Prospectus.

                                 For further information regarding the
                                 federal income tax consequences of
                                 investing in the Offered Certificates
                                 see "CERTAIN FEDERAL INCOME TAX
                                 CONSEQUENCES" herein and in the
                                 Prospectus.

Ratings......................    It is a condition to the issuance of
                                 the Offered Certificates that the
                                 Variable Strip Certificates and the
                                 Class A-1 Certificates be rated "___"
                                 by [Rating Agency I] ("[Rating Agency
                                 I]") and "___" by [Rating Agency II]
                                 ("[Rating Agency II]"), the Class A-2
                                 Certificates be rated "___" by [Rating
                                 Agency I] and "___" by [Rating Agency
                                 II] and the Class B-1 Certificates be
                                 rated "___" by [Rating Agency I] and
                                 "___" by [Rating Agency II]. A
                                 security rating is not a
                                 recommendation to buy, sell or hold
                                 securities and may be subject to
                                 revision or withdrawal at any time by
                                 the assigning rating organization. A
                                 security rating does not address the
                                 frequency of principal prepayments or
                                 the corresponding effect on yield to
                                 investors. The ratings of the Variable
                                 Strip Certificates do not address the
                                 possibility that the holders of such
                                 Certificates may fail to fully recover
                                 their initial investment. See "CERTAIN
                                 YIELD AND PREPAYMENT CONSIDERATIONS"
                                 and "RATINGS" herein and "YIELD,
                                 PREPAYMENT AND MATURITY
                                 CONSIDERATIONS" in the Prospectus.

Legal Investment.............    The Offered Certificates (other than
                                 the Class ___ Certificates) will
                                 constitute "mortgage related
                                 securities" for purposes of the
                                 Secondary Mortgage Market Enhancement
                                 Act of 1984 ("SMMEA") for so long as
                                 they are rated as described herein
                                 and, as such, will be legal
                                 investments for certain entities to
                                 the extent provided in SMMEA. SMMEA,
                                 however, provides for state limitation
                                 on the authority of such entities to
                                 invest in "mortgage related
                                 securities," provided that such
                                 restricting legislation was enacted on
                                 or prior to October 3, 1991. The Class
                                 ___ Certificates will not constitute
                                 "mortgage related securities" for
                                 purposes of SMMEA.

                                 The Depositor makes no representations
                                 as to the proper characterization of
                                 any Class of Offered Certificates for
                                 legal investment or other purposes, or
                                 as to the ability of particular
                                 investors to purchase any Class of
                                 Offered Certificates under applicable
                                 legal investment restrictions. These
                                 uncertainties may adversely affect the
                                 liquidity of such Class of Offered
                                 Certificates. Accordingly, all
                                 institutions whose investment
                                 activities are subject to legal
                                 investment laws and regulations,
                                 regulatory capital requirements or
                                 review by regulatory authorities
                                 should consult with their own legal
                                 advisors in determining whether and to
                                 what extent any Class of Offered
                                 Certificates, and in particular, the
                                 Class B-1 Certificates constitutes a
                                 legal investment or is subject to
                                 investment, capital or other
                                 restrictions. See "LEGAL INVESTMENT"
                                 and "ERISA CONSIDERATIONS" herein and
                                 in the Prospectus.  [A reference will
                                 be made here to any applicable
                                 underwriter's exemption.]


                                RISK FACTORS

         In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

Repurchase Obligations of the Seller

         No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders, and the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage
Loans are required to be repurchased due to breaches of representations and warranties.

Underwriting Standards and Potential Delinquencies

         The Seller's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. While one of the Seller's primary considerations in underwriting a mortgage loan is the value of the mortgaged property, the Seller also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.

         As a result of the Seller's underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain multifamily mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

         Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged
Properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience a decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market. See "DESCRIPTION OF THE MORTGAGE POOL-Underwriting Standards" herein.

[Junior Mortgage Loans

         Approximately ___% of the aggregate principal amount of the Mortgage Loans as of the Cut-off Date will be junior mortgage loans. The primary risks to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of a related senior lien to satisfy the junior Mortgage Loan after satisfaction of all related senior liens. See "RISK FACTORS-Nature of Mortgages; Properties" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Junior Liens; Rights of Senior Lienholders" in the Prospectus.]

Certificate Rate Risk

         The Certificate Rate on the Offered Certificates (other than the Variable Strip Certificates) is based upon, among other factors, as described herein under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions" the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the index applicable to the Mortgage Loans, as described under "DESCRIPTION OF THE MORTGAGE POOL" herein. Each Mortgage
Loan adjusts semi-annually commencing approximately six months after the date of origination based upon Six-Month LIBOR (as defined herein) whereas the Certificate Rate on the Offered Certificates (other than the Variable Strip Certificates) adjusts monthly based upon One-Month LIBOR, limited by the Net Mortgage
Rate Cap (as defined herein) or _____% per annum. In addition, One-Month LIBOR and the Index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage
Rates (each as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index is stable or falling or that, even if both One-Month
LIBOR and the Index rise during the same period, One-Month LIBOR may rise much more rapidly than the Index. See "DESCRIPTION OF
THE CERTIFICATES-Interest Distributions."

         The Certificate Rate on the Variable Strip Certificates is based upon, among other factors, as described herein under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions," the excess, if any of (i) the Net Mortgage Rate Cap over (ii) the Certificate Rate on the Certificates (other than the Variable
Strip Certificates). The Net Mortgage Rate Cap is primarily based upon the value of Six-Month LIBOR, which is generally different from the value of One-Month LIBOR, as described herein. The yield to maturity of investors in the Variable Strip Certificates will be extremely sensitive to differences between One-Month LIBOR and Six-Month LIBOR, and as a result of such differences, investors in the Variable Strip Certificates may not receive distributions of interest under certain circumstances. As described in the preceding paragraph, the difference between One-Month LIBOR and the Index may vary considerably. See "DESCRIPTION OF THE CERTIFICATES-Interest Distributions."

[Delinquent Mortgage Loans

         Certain of the Mortgage Loans may as of the Cut-off Date have one or more scheduled payments past due. Inclusion of such Mortgage Loans in the Trust Fund may affect the rate of defaults and prepayments on the Mortgage Loans and the yield on the Certificates.]

Special Prepayment Considerations

         [The rate of principal payments on the Offered certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Mortgage Loans, and by the extent to which the Master Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.] [As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time.] See "DESCRIPTION OF THE CERTIFICATES" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

Risks Associated with Mortgage Loans and Mortgaged Properties

         Mortgage loans made with respect to multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of a Mortgaged Property is directly related to the Net Operating Income derived from such property.
In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the Net Operating
Income of a Mortgaged Property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

         The performance of a mortgage loan secured by a Mortgaged Property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the creditworthiness of such tenants, and the risks associated with such loans may be offset by the number of tenants.

         A substantial portion of the Mortgage Loans included in the Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted
Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

         Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in the Trust
Fund or the related Mortgaged Properties will generally be greater than for a similar pool of single-family loans both because the Mortgage Loans in the Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.
Risks Associated with Certain of the Mortgage Loans and Mortgaged
Properties

         [Description of specific Mortgage Loan characteristics posing special risks, including types of property, lease provisions and operating income, if applicable.]

Limited Recourse

         The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of any of a number of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan.

Concentration of Mortgage Loans, Borrowers and Operators

         [Description of concentrations, if applicable, together with financial information, if required.]

         In general, concentrations in a pool of mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. Concentration of borrowers and operators also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all of the related Mortgage Loans. Similarly, if an operator of more than one Mortgaged Property were to experience financial difficulties, any adverse effects of that difficulty, such as a reduction in the level of operating performance or, if the operator were to become a debtor in a bankruptcy proceeding, an interruption in payments to the borrower needed for debt service, could adversely affect the Trust Fund to a greater degree than if the operator operated fewer Mortgaged Properties.

Balloon Payments

         [[Certain] [All] of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments at their stated maturity ("Balloon Payments").] [[None] of the Mortgage Loans is fully amortizing over its term to maturity.] Mortgage Loans with Balloon Payments involve a greater degree of risk because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties), prevailing general economic conditions and the availability of credit for commercial and residential real properties generally. In addition, Mortgage Loans that permit negative amortization could require Balloon Payments substantially larger than expected under certain interest rate scenarios.

Extensions and Modifications

         In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement enables the Master Servicer under certain circumstances to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent.
There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Master Servicer, will extend the weighted average life of such Class of Certificates. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.]

         See also, "RISK FACTORS" in the Prospectus.

[Other special risk factors applicable to specific Series and not covered by the Prospectus will be added here if applicable.]

                      DESCRIPTION OF THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the Seller. Neither the Depositor, the Underwriter, the Master Servicer, the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

General

         The Trust Fund (as defined herein) will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage
Loans") with an aggregate principal balance as of the Cut-off
Date of $___,___,___. The Mortgage Loans will be conventional, adjustable-rate, fully-amortizing mortgage loans secured by [first][second] liens on fee simple and leasehold interests in five or more unit residential real properties (each, a "Mortgaged Property"). The Mortgage Loans will have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal (each such payment, a "Monthly Payment") of not more than 30 years and will have Monthly
Payments due on the first day of each month. All of the Mortgage Loans were originated or acquired by the Depositor in accordance with the underwriting criteria under its multifamily lending program, as described herein. [___% of the Mortgage Loans are secured by first liens and ___% of the Mortgage Loans are secured by second liens.]

         The Mortgage Loans have been sold to the Depositor by the Seller on or prior to the Delivery Date pursuant to certain mortgage loan purchase agreements between the Depositor and the Seller (each, a "Purchase Agreement"). The representations and warranties made by the Seller in each Purchase Agreement and the remedies provided therein or pursuant thereto for any breaches of such representations and warranties as described herein under "POOLING AND SERVICING AGREEMENT-Assignment of Mortgage Loans," will be assigned by the Depositor to the Trustee for the benefit of the holders of the Certificates pursuant to the Pooling and Servicing Agreement (as defined herein).

         The Mortgage Rate on each Mortgage Loan will be subject to adjustment, commencing approximately six months after the date of origination and semi-annually thereafter on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest
0.125%, of (i) the average of the interbank offered rates for six-month United States dollar deposits in the London interbank market based on quotations of major banks ("Six-Month LIBOR"), as published in the Western Edition of The Wall Street Journal (the "Index"), as most recently available as of the date 45 days prior to such Adjustment Date, and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin") (such sum as rounded based on the Index at the date of any determination, the "Fully Indexed Rate"); provided, however, that the Mortgage Rate will not increase or decrease by more than _____% on any Adjustment Date with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off
Date) or _____% on any Adjustment Date with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) (each, the related "Periodic Rate Cap"), will in no event be greater than the initial Mortgage Rate plus _____% with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), _____% with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) or _____% with respect to _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) (each, the related "Maximum Rate"), and will in no event be less than the amount set forth in the Mortgage Note as the minimum Mortgage Rate thereunder (the "Minimum Rate"). Effective with the first payment due on a Mortgage Loan after each related Adjustment
Date, the Monthly Payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off
Date), were originated with a Mortgage Rate below the Fully
Indexed Rate. Due to the application of the Periodic Rate Cap
(even assuming no increase in the applicable Index from the date of origination to the applicable Adjustment Date) or the Maximum Rate, the Mortgage Rate on any Mortgage Loan, as adjusted on any Adjustment Date, may be less than the Fully Indexed Rate. See "- The Index" herein.

         Each Mortgage Loan will contain a customary "due-on-sale" clause. Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly
Payments as of the Cut-off Date (such Mortgage Loans, "Thirty-Day Delinquent Mortgage Loans"). Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were sixty days or more but less than ninety days delinquent in their Monthly Payments as of the Cut-off Date (such Mortgage Loans, "Sixty-Day Delinquent Mortgage Loans"). Approximately
____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were Thirty-Day Delinquent Mortgage Loans as of the Cut-off Date, and none of the Mortgage Loans were Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. Prospective investors in the Offered Certificates should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first monthly payment due on or before __________, 1996, and that approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first monthly payment due on or before __________ 1, 1996, and therefore, the remaining Mortgage Loans could not have been Thirty-Day
Delinquent Mortgage Loans or Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. In addition to the foregoing, approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will have been thirty days or more delinquent in their Monthly Payments more than once during the twelve months preceding the Delivery Date. None of the other Mortgage Loans will have been thirty days or more delinquent in its Monthly Payments more than once during such period. Also, none of the Mortgage Loans will be sixty days or more delinquent in its Monthly Payments as of the Delivery Date.

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge generally is the maximum amount permitted under applicable state law (or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated as set forth in the following sentence). A majority of the Mortgage Loans with a prepayment charge provision provide for payment of a prepayment charge for partial prepayments and full prepayments made within approximately five years of the origination of the related Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent (20%) of the original principal balance of such Mortgage Loan. With respect to the remainder of the Mortgage Loans with a prepayment charge provision, the prepayment charge is calculated in a different manner. The Seller will retain the right to all prepayment charges and late payment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

         Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the improvements on the Mortgaged Property.
See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Hazard Insurance on the Loans-Standard Hazard Insurance Policies" in the Prospectus.

         The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date:


Number of Mortgage Loans...............................   _____

Initial Mortgage Rates:
    Weighted Average..................................... _____%
    Range...............................................  _____%  - _____%
Gross Margins:
    Weighted Average...................................   _____%
    Range..............................................   _____%  - _____%
Maximum Mortgage Rates:
    Weighted Average...................................   _____%
    Range..............................................   _____%  - _____%
Maximum Net Mortgage Rates:
    Weighted Average...................................   _____%
    Range..............................................   _____%  - _____%
Minimum Net Mortgage Rates:
    Weighted Average...................................   _____%
    Range..............................................   _____%  - _____%


         The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of the Mortgage Loans specified, provided, that the sum of the percentages in certain of the following paragraphs may not equal 100% due to rounding):

         Each Mortgage Loan will have been originated or acquired by the Seller on or before __________, 1996.

         The next Adjustment Dates for the Mortgage Loans will occur in the following months: __________ 1996, _____%; __________
1996, _____%; __________ 1996, _____%; __________ 1996, _____%;
__________ 1996, _____%; __________ 1996, _____%; and __________
1996, _____%.

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately __ years and __ months. All of the Mortgage Loans had original terms to maturity from the due date of the first monthly payment of not more than 30 years. None of the Mortgage Loans had a first payment date prior to __________, 1996 and none of the Mortgage Loans will have a remaining term to maturity of less than approximately __ years and __ months. The latest maturity date of any of the Mortgage Loans is __________, 20__.

         The Mortgage Loans will each have an outstanding principal balance of not less than $__________ or more than $__________.
The Mortgage Loans will have an average outstanding principal balance of $__________.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately ____%, no Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding ____%, and no Mortgage Loan will have a combined Loan-to-Value Ratio at origination, including any then existing second mortgage subordinate to the lien of the Mortgage, in excess of _____%, except for one Mortgage Loan, representing approximately _____%, with a combined Loan-to-Value Ratio of _____%.

         At origination, approximately _____% of the Mortgage Loans were secured by a Mortgaged Property that was subject to a then-existing lien subordinate to that of the related Mortgage.

         With respect to approximately _____% of the Mortgage Loans, the proceeds were used to purchase the related Mortgaged
Properties. Approximately _____% of the Mortgage Loans were rate and term refinancings and approximately _____% of the Mortgage
Loans were equity take-out refinancings.

         No more than approximately _____% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

         Approximately _____%, _____%, _____%, _____%, _____%,
_____%, _____%, _____%, _____% and _____ of the Mortgage Loans
had their first Monthly Payments due in __________ 1996, __________ 1996, __________ 1996, __________ 1996, __________
1996, __________ 1996, __________ 1996, __________ 1996,
__________ 1996 and __________ 1996, respectively. Approximately
____% of the Mortgage Loans will have their first Monthly Payments due in __________ 1996.

         Approximately _____% of the Mortgage Loans will be secured by leasehold interests.

         Approximately _____%, _____%, _____%, _____% and _____% of
the Mortgage Loans are expected to be graded in the Seller's
_____, _____, _____, _____, and _____ categories, respectively.
See "-Underwriting Standards" below.

         The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) having Loan-to-Value Ratios at origination in each given range. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                        Loan-to-Value Ratios

                                                           Percentage of
                          Number         Aggregate        Mortgage Loans
Loan-To-Value Ratios   of Mortgage       Principal         by Aggregate
At Origination (%)        Loans           Balance        Principal Balance

 0.1 - 60.0..........                    $                        %
60.1 - 65.0..........
65.1 - 70.0..........
70.1 - 75.0..........
75.1 - 80.0..........
80.1 - 85.0..........    __________       __________          _______
 Total...............                     $                   100.00%
                         ==========       ==========          =======


         The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) having the Gross Margins in each given range. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                                    Gross Margins

                                                                        Percentage of
                                       Number          Aggregate        Mortgage Loans
                                       of Mortgage     Principal        by Aggregate
Gross Margins (%)                      Loans           Balance          Principal Balance

3.501 - 3.750.....................                     $                          %
3.751 - 4.000.....................
4.001 - 4.250.....................
4.251 - 4.500.....................
4.501 - 4.750.....................
4.751 - 5.000.....................
5.001 - 5.250.....................
5.251 - 5.500.....................
5.501 - 5.750.....................
5.751 - 6.000.....................
6.001 - 6.250.....................
6.251 - 6.500.....................
6.501 - 6.750.....................
6.751 - 7.000.....................
7.001 - 7.250.....................
7.251 - 7.500.....................
7.501 - 7.750.....................
7.751 - 8.000.....................
8.001 - 8.250.....................
8.751 - 9.000.....................
9.251 - 9.500.....................
9.751 -10.000.....................
Over 10.000.......................      __________     __________       _______
   Total..........................                     $                100.00%
                                        ==========     ==========       =======

         The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) secured by Mortgaged Properties located in each given state and in the District of Columbia. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                           Geographic Distribution

                                                          Percentage of
                      Number         Aggregate            Mortgage Loans
                    of Mortgage      Principal             by Aggregate
State                  Loans          Balance            Principal Balance

Alabama                              $                                %
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Wyoming                                  __________        _______
  Total                                  $                 100.00%
                        ==========       ==========        =======

         The following tables set forth the Original Debt Service
Coverage Ratios, Lock-out Dates and Prepayment Premiums of the
Mortgage Loans as of the Cut-off Date:


                   Original Debt Service Coverage Ratios

                                                          % of Mortgage
                     Number          Aggregate               Loans by
Debt               of Mortgage       Principal               Aggregate
Coverage Ratios       Loans           Balance             Principal Balance

Total.............                   $                          100%



                        Mortgage Loan Lock-out Dates

                                                          % of Mortgage
                     Number         Aggregate                Loans by
                  of Mortgage       Principal                Aggregate
Lock-out Date         Loans          Balance             Principal Balance

Total.............                  $                            100%



                      Mortgage Loan Prepayment Premiums

                                                          % of Mortgage
                     Number          Aggregate               Loans by
Debt               of Mortgage       Principal              Aggregate
Coverage Ratios       Loans           Balance           Principal Balance

Total..........                      $                         100%

Underwriting Standards

[The Seller's underwriting standards with respect to the multifamily loans included in the transaction will be described in this section.]

The Index

         The Index used to determine the Mortgage Rate for the Mortgage Loans is the average of the interbank offered rates for six month United States dollar deposits in the London interbank market based on quotations of major banks ("Six-Month LIBOR"), as published in the Western Edition of The Wall Street Journal. The Index applicable on any Adjustment Date is the most recent Index figure available as of the date 45 days before such Adjustment Date. Listed below are some historical average values for the months indicated of Six-Month LIBOR (as made available from Reuters and published by Data Resources, Inc.), which values may differ from those published in the Western Edition of The Wall Street Journal:

                                             Year
Month           1996        1995      1994   1993        1992        1991

January....     5.40%       6.80%     3.41%  3.47%       4.23%       7.35%
February...     5.21        6.63      3.66   3.35        4.29        6.71
March......     5.40        6.44      4.15   3.35        4.58        6.68
April......                 6.44      4.43   3.33        4.32        6.36
May........                 6.13      4.99   3.32        4.12        6.21
June.......                 5.90      4.96   3.49        4.14        6.44
July.......                 5.85      5.27   3.48        3.64        6.43
August......                5.93      5.29   3.46        3.54        5.93
September...                5.87      5.49   3.36        3.31        5.75
October.....                5.88      5.90   3.39        3.42        5.48
November....                5.74      6.21   3.53        3.79        5.06
December....                5.61      6.86   3.49        3.69        4.58

         Listed below are some historical average values for the months indicated of One-Month LIBOR (as made available from Reuters and published by Data Resources, Inc.), which values may differ from those published in the Western Edition of The Wall Street Journal:

                                                 Year
Month            1996      1995       1994       1993      1992      1991

January.....     5.58%     5.93%      3.15%      3.22%     4.19%     7.21%
February....     5.33      6.12       3.38       3.15      4.16      6.60
March.......     5.38      6.13       3.62       3.19      4.34      6.59
April.......               6.11       3.82       3.17      4.09      6.17
May.........               6.07       4.32       3.15      3.89      5.97
June........               6.06       4.38       3.21      3.94      6.08
July.......                5.91       4.55       3.17      3.31      6.02
August.....                5.89       4.50       3.19      3.41      5.75
September....              5.85       4.93       3.17      3.27      5.58
October......              5.87       5.07       3.19      3.23      5.33
November.....              5.83       5.48       3.21      3.33      4.94
December.....              5.86       6.09       3.32      3.68      4.94

         If [either] Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index that is based upon comparable information.


                     ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates.

         A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in such Current Report on Form 8-K.


                         THE DEPOSITOR

         Quality Mortgage Acceptance Corp. (the "Depositor"), a California corporation, was incorporated in May 1996. The principal executive offices of the Depositor are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is (714) 440-1000. Neither the Depositor nor any of its affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a Mortgage Loan if the Seller defaults on its obligation to repurchase a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. See "POOLING AND SERVICING AGREEMENT-Assignment of Mortgage Loans." Neither the Depositor nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series.


                              THE SELLER

         [Note: The description of the Seller set forth below will be modified as appropriate to provide updated information or to describe any Seller other than Quality Mortgage USA, Inc.]

         The information set forth in the following paragraphs (other than the information set forth under the caption "-Loan
Delinquency, Forbearance, Foreclosure, Bankruptcy and REO
Property Status" and, to the extent provided by [Servicer] as described herein, the information set forth under the caption "-
REO Property Liquidation Experience") has been provided by the Seller. Neither the Depositor, the Underwriter, the Master
Servicer, the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information provided by the Seller. The information set forth below under the caption "-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, other than to the extent provided by the Seller, the information set forth below under the caption "-REO Property Liquidation Experience" has been provided by [Servicer] in its capacity as servicer of loans originated or acquired by the Seller during the relevant periods indicated. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Seller, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by [Servicer].

         [Quality Mortgage USA, Inc. (the "Seller"), a California corporation, was incorporated in 1984, and is approved as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. Prior to September 1991, the Seller did not engage in lending activities of the type involved under its present lending programs, and was owned and operated by persons no longer connected with the Seller. In September 1991, the Seller was acquired by CALMAC Funding, a Nevada corporation, for the purpose of commencing operations as an originator and seller of residential mortgage loans. The Seller began originating and acquiring mortgage loans in January 1992. The principal executive offices of the Seller are located at 16800 Aston Street, Irvine, California 92714 and its telephone number is
(714) 440-1000.

         As of September 30, 199_, the Seller had total assets of $__________, total liabilities of $__________ and shareholders' equity of $__________. For the year ended September 30, 199_, the Seller had net income (after taxes) of $__________. As of ___________, 199_, the Depositor had total assets of $__________, total liabilities of $__________, and shareholders' equity of $__________. For the _____-month period ended __________, 199_, the Seller had net income (after taxes) of $__________. The Seller currently maintains additional loan origination offices at various locations in the States of [California, Colorado, Nevada, Texas, Washington, Maryland, Oregon, Missouri, Indiana, Ohio, Minnesota, Pennsylvania, North Carolina, South Carolina, Kansas, Tennessee, Oklahoma, Wisconsin, Utah, Louisiana, Hawaii and New Mexico].

         [No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage
Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders.
Moreover, as discussed above, the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Seller continues to originate, acquire and sell mortgage loans. There can be no assurance that the Seller will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.]

         The Seller will retain the right to all prepayment charges and late payment charges received on certain of the Mortgage
Loans and the Certificateholders will have no right thereto. [In addition, it is anticipated that the Seller will be the holder of a Percentage Interest equal to 99.99% in the Residual
Certificates. The Seller may sell such Residual Certificates at any time, subject to certain conditions set forth in the Pooling and Servicing Agreement.]

Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO
Property Status

         [Note: Information similar to the following will be included if and to the extent the Seller has accumulated a meaningful statistical history with respect to multifamily loans originated by it.]

         [Based solely upon information provided by [Servicer], the table below summarizes, at the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated under the Seller's multifamily lending program that, in each case, were transferred to REMIC trust funds as of the respective dates three months prior to the dates indicated. The table below is based solely upon information provided by [Servicer], as servicer of such mortgage loans during the periods indicated, and does not include information with respect to mortgage loans that were purchased by the Depositor but not transferred to REMIC trust funds, mortgage loans originated under the Seller's multifamily lending program or mortgage loans originated by the Seller under its REO underwriting guidelines. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.

(The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)


                          At ______, 199_         At ______, 199_
                          Number    Principal     Number       Principal
                          of Loans  Amount        of Loans     Amount
                                 (Dollars in thousands)

Total Loans
 Outstanding...                     $                          $

DELINQUENCY(1)
 Period of Delinquency:
   31-60 Days.........              $                          $
   61-90 Days
   91-120 Days or More... ______    ______         ______      ______
    Total Delinquencies..           $                          $
                          ======    ======         ======      ======

Delinquencies as a
Percentage of
Total Loans
Outstanding..............       %         %             %           %

FORBEARANCE LOANS(2).....           $                           $
Forbearance Loans
as a Percentage of
Total Loans Outstanding...       %         %            %            %
FORECLOSURES PENDING(3)....         $                           $
Foreclosures Pending
as a Percentage of
Total Loans Outstanding....       %         %            %            %
BANKRUPTCIES PENDING(4)....          $                          $
Bankruptcies Pending
as a Percentage of
Total Loans Outstanding....       %         %             %            %

TOTAL DELINQUENCIES
PLUS FORBEARANCE
LOANS, FORECLOSURES
PENDING AND
BANKRUPTCIES PENDING.......           $                          $

Total Delinquencies Plus
Forbearance Loans,
foreclosures Pending and
Bankruptcies Pending as
Percentage of Total
Loans Outstanding..........       %          %             %            %

REO PROPERTIES(5)..........           $                          $


REO Properties as a
Percentage of Total
Loans Outstanding..........       %           %             %            %

____________________
(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans (other than REO properties purchased by the Seller as described below under "-REO Property Liquidation Experience." All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans (other than REO properties purchased by the Seller as described below under "-REO Property Liquidation Experience").

(2) For each of the Forbearance Loans, the servicer has entered into a written forbearance agreement with the related mortgagor, based on the servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated, as described below under "-REO Property Liquidation Experience," but not including mortgaged properties that the Seller had already purchased as of such dates.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired under the Seller's multifamily lending program that, in each case, were transferred to a REMIC trust fund as of the dates three months prior to the respective dates indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency, to foreclosure or bankruptcy proceedings or to forbearance or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above. Prospective investors should also be aware that while the information set forth in the table above has been compiled on the basis of reports that are prepared as of the last day of each month, monthly remittance reports that will be sent to investors will include delinquency and foreclosure information on the Mortgage Loans included in the Mortgage Pool that will be based on reports prepared as of the fifteenth day of each month (the "Monthly Remittance Reports"), and that the delinquency and foreclosure information appearing in the Monthly Remittance Reports may therefore be expected to be higher than would be the case if such information were based on reports prepared as of the last day of each month. For example, for purposes of the foregoing table, a payment due on __________ 1st would be treated as 31 to 60 days delinquent only if the payment was not received as of __________ 30th, while the same payment would be treated as 31 to 60 days delinquent for purposes of the Monthly Remittance Report in __________ if the payment was not received as of __________ 15th. In addition, the delinquency and foreclosure information appearing in the Monthly Remittance Reports is used in the calculation of the Senior Prepayment Percentage for the Mortgage Pool.

REO Property Liquidation Experience

         [The pooling and servicing agreements relating to the REMIC trust funds to which mortgage loans originated or acquired under the Seller's multifamily lending program were transferred by the Depositor (the "REMIC Agreements") permit the Seller at its sole option to purchase any mortgaged property acquired or about to be acquired by foreclosure by the servicer thereof on behalf of the related trustee.

         The tables below summarize, respectively, for the periods indicated (i) the total number of mortgage loans originated or acquired under the Seller's multifamily lending program and transferred to REMIC trust funds, and the aggregate outstanding principal balance thereof at origination, and (ii) the combined experience of the Seller and [Servicer], as servicer of such mortgage loans during the periods indicated, as of __________, 1996 with respect to all REO properties relating to such mortgage loans that were transferred to REMIC trust funds as of __________, 1996. The tables below do not include information with respect to mortgage loans purchased by the Seller but not transferred to REMIC trust funds, mortgage loans originated or acquired under the Seller's multifamily lending program or mortgage loans originated by the Seller under its REO underwriting guidelines.

                                                     _______ through
                                                     _____, 1996(1)

Aggregate Principal Balance at Origination............      $
Total Number of Loans.................................

                                                      _______ through
                                                      _____, 1996(2)

Total Number of REO Properties........................
Aggregate Principal Balance of REO Properties(3)......       $
Total Number of Liquidated Properties(4)..............
Aggregate Principal Balance of Liquidated
  Properties(3).......................................        $
Aggregate Net Gains/(Losses)(5).......................        $
Average Net Gain/(Loss) per Liquidated
  Property(6).........................................        %

____________________
(1) The Seller began originating and acquiring mortgage loans under its multifamily lending program in ____________ 199_.

(2) Prior to ____________, 199_, no mortgaged property securing a mortgage loan included in any REMIC trust fund had been acquired by foreclosure on behalf of the trustee under the related REMIC Agreement. Accordingly, prior to ___________, 199_, the Seller did not have any opportunity to exercise its option to purchase any mortgaged properties acquired or about to be acquired by foreclosure on behalf of a trustee under the provisions of the REMIC Agreements.

(3) Aggregate of the outstanding principal balances of the related mortgage loans at the respective dates such mortgage loans were converted to REO property status (not including accrued interest).

(4) Total number of REO properties that were finally liquidated during the indicated period (each, a "Liquidated Property"), including by sale with Seller-provided financing.

(5) As to each Liquidated Property, the Net Gain/(Loss) is equal to (a) all amounts received in connection with the liquidation of such Liquidated Property (including the net proceeds of any Seller-provided financing), minus (b) the unpaid principal balance, foreclosure costs, accrued interest and all liquidation expenses related to such Liquidated Property.

(6)      Aggregate Net Gains/(Losses) divided by the Aggregate
         Balance of Liquidated Properties.

         The above data on loss experience are calculated on the basis of the total mortgage loans originated or acquired under the Seller's multifamily lending program that were transferred to REMIC trust funds as of __________, 1996. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of __________, 1996, outstanding long enough to give rise to the possibility of default and final liquidation. The loss experience with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than indicated above.

         Seller-provided financing has been used to facilitate the sale of REO properties from time to time. Such financing may have had the effect of minimizing losses that might otherwise have been incurred upon the liquidation of REO properties if financing on terms equivalent to those provided by the Depositor were not available from other sources. However, neither the Depositor, the Underwriter, the Seller, the Master Servicer, the Trustee nor any other person will have any obligation to purchase Mortgaged Properties from the Trust Fund as described above or to provide financing to facilitate the sale of REO properties. There can be no assurance that the loss experience for future dispositions of Mortgaged Properties on behalf of the Trust Fund will be similar to the loss experience indicated in the foregoing tables.]

                    DESCRIPTION OF THE CERTIFICATES

General

         The Series 1996-__ Mortgage Loan Asset-Backed Certificates (the "Certificates") will consist of the following seven Classes:
(i) Class S Certificates (the "Variable Strip Certificates"),
(ii) Class A-1 Certificates and Class A-2 Certificates (collectively, with the Variable Strip Certificates, the "Senior Certificates"), (iii) Class B-1 Certificates, Class B-2 Certificates, and Class B-3 Certificates (collectively, the "Subordinate Certificates") and (iv) Class R Certificates (the "Residual Certificates"). Only the Senior Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

         The Certificates will, in the aggregate, evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund").
The Trust Fund will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account established by the Master Servicer for the collection of payments on the Mortgage
Loans (the "Custodial Account") and in the Excess Proceeds
Account and the Certificate Account (each as defined herein) and as belonging to the Trust Fund, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure, (iv) any applicable hazard insurance policies, any other applicable insurance policies and all proceeds thereof and
(v) the representations and warranties made by the Seller with respect to the Mortgage Loans.

         Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day (each, a "Distribution Date"), commencing in December 1995, to Certificateholders of record on the immediately preceding Record Date. The record date (the "Record Date") for each Distribution Date will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs.

         Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee or (ii) at the request, submitted to the Trustee in writing at least five business days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Balance of not less than $2,500,000 (or, with respect to a Variable Strip Certificate, an initial Notional Amount of not less than $10,000,000), by wire transfer in immediately available funds, provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "POOLING AND SERVICING AGREEMENT-The Trustee" herein.

         The Variable Strip Certificates and the Class A-1 Certificates (collectively, the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates will be issued in minimum denominations (or, in the case of the Variable Strip Certificates, in initial Notional Amounts) of $1.00 and integral multiples of $1.00 in excess thereof. The Class A-2 Certificates will be issued in registered and certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, and the Class B-1 Certificates will be issued in registered and certificated form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, provided, however, that one Certificate of each such Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class.

         The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-Book-Entry Registration of the DTC Registered Certificates-Definitive Certificates." Unless and until
Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered
Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration of the DTC Registered Certificates

         General. Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest on the related DTC Registered Certificates through DTC and its Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal and of interest on such DTC Registered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

         None of the Depositor, the Master Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "DESCRIPTION OF THE
CERTIFICATES-Book-Entry Registration."

         Upon the occurrence of an event described in the Prospectus in the last paragraph under "DESCRIPTION OF THE CERTIFICATES-Book-Entry Registration," the Trustee (through DTC) is required to notify Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the DTC Registered Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any certificate that was represented by a DTC Registered Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such DTC Registered
Certificate.

         For additional information regarding DTC and the DTC
Registered Certificates, see "DESCRIPTION OF THE CERTIFICATES-
Book-Entry Registration" in the Prospectus.

Available Distribution Amount

[Note: The description of distributions set forth below will be modified as appropriate to reflect the terms of a particular
Series.]

         The "Available Distribution Amount" for any Distribution Date will equal (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date, (ii) all Advances made with respect to such Distribution Date and (iii) certain related amounts required to be deposited by the Master Servicer in the Certificate Account, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Custodial Account, (iii) all amounts reimbursable to the Master Servicer or any subservicer in respect of the Mortgage Loans and (iv) any unscheduled payments, including mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of the Mortgage Loans occurring in the month of such Distribution Date. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and (ii) the Determination Date is the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Interest Distributions

         Holders of the Variable Strip Certificates and the Class A-1 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest (as defined herein) for such Class on each Distribution Date (as to all such Classes of Certificates in the aggregate, the "Priority Interest Distribution Amount"), to the extent of the Available Distribution Amount for such Distribution Date. Holders of the
Class A-2 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest for such Class on each Distribution Date to the extent of the Available Distribution Amount for such Distribution Date remaining after distributions of interest to the holders of the Variable Strip Certificates and interest and principal to the holders of the Class A-1 Certificates and, if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, reimbursement to the Master Servicer for certain Advances as described below under "-Advances." Holders of the Class B-1 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate
Interest for such Class on each Distribution Date to the extent of the Available Distribution Amount for such Distribution Date remaining after distributions of interest and principal, as applicable, to the holders of the Classes of Senior Certificates, and, if the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, reimbursement to the Master Servicer for certain Advances as described below under "-Advances."

         With respect to any Distribution Date, Accrued Certificate Interest will be equal to: (a) in the case of each Class of Offered Certificates (other than the Variable Strip Certificates) and Subordinate Certificates, interest accrued for the Accrual Period on the Certificate Principal Balance (as in effect immediately prior to such Distribution Date) of the Certificates of such Class at the related Certificate Rate and (b) in the case of the Variable Strip Certificates, interest accrued for the Accrual Period on the Notional Amount (as in effect immediately prior to such Distribution Date) at the related Certificate Rate; in each case less interest shortfalls, if any, for such Distribution Date not covered (I), with respect to the Variable Strip Certificates and the Class A-1 Certificates, by the Subordination provided by the Class A-2 Certificates and the Subordinate Certificates, (II), with respect to the Senior Certificates, by the Subordination provided by the Subordinate Certificates and (III), with respect to the Class B-1
Certificates, by the Subordination provided by the Class B-2 Certificates and the Class B-3 Certificates, including (i) any related Prepayment Interest Shortfalls (as defined below) to the extent not covered by the Master Servicer as described below,
(ii) the interest portions of Realized Losses (including any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated through Subordination, (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud
Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by Subordination, all allocated among the holders of all Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class, before taking into account any such shortfall. In the case of the Class A-2 Certificates and the Class B-1 Certificates, Accrued Certificate Interest will be further reduced by the allocation of the interest portion of certain losses thereto, if any, described below under "-Allocation of Losses; Subordination." The Accrual Period for each Distribution Date will be from the 25th day of the month preceding such Distribution Date to the 24th day of the month of such Distribution Date, provided, however, that the Accrual Period will be treated as a 30-day period regardless of the number of days from the 25th day of the preceding month to the 24th day of such month. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates as described below) resulting from principal prepayments on the Mortgage Loans received in the preceding calendar month (each, a "Prepayment Period"). Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment and because no interest is collected or distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of such Mortgage Loan as of the Due Date in the month of prepayment. The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments.

         In the event that the amount available for distributions of interest on the Senior Certificates on any Distribution Date is less than the Priority Interest Distribution Amount for such Distribution Date, the shortfall will be allocated among the holders of such Classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class. With respect to any shortfall in the amount available for distributions of interest on any particular Class of Certificates on any Distribution Date, the amount of such shortfall will be distributable to the holders of the Certificates of such Class on subsequent Distribution
Dates, to the extent of available funds after distributions as required herein, subject to the priorities described herein. Any such amounts so carried forward will not bear interest.

         On the first Distribution Date, the Certificate Rate on the Certificates (other than the Variable Strip Certificates) will be _____% per annum. The Certificate Rate on the Certificates
(other than the Variable Strip Certificates) for each Distribution Date thereafter will be equal to One-Month LIBOR plus _____%; provided, however, that the Certificate Rate on each such Class of Certificates will be subject to a maximum rate as of any Distribution Date equal to the lesser of (i) _____% per annum and (ii) the Net Mortgage Rate Cap. The Net Mortgage Rate
Cap is a per annum rate equal to the weighted average of the Net Mortgage Rates on the then-outstanding Mortgage Loans. The Certificate Rate on the Variable Strip Certificates on each Distribution Date will be equal to the excess, if any, of (i) the Net Mortgage Rate Cap over (ii) the Certificate Rate on the Certificates (other than the Variable Strip Certificates). The Certificate Rate will be approximately _____% per annum with respect to the first Distribution Date for the Variable Strip Certificates. The Net Mortgage Rate on each Mortgage Loan will be equal to the Mortgage Rate thereon minus _____% per annum, the annual rate at which the related servicing fee accrues (the "Servicing Fee Rate").

         As described herein, the Accrued Certificate Interest allocable to each Class of Offered Certificates (other than the Variable Strip Certificates) is based on the Certificate Principal Balance thereof or, in the case of the Variable Strip Certificates, on the Notional Amount thereof. The Certificate Principal Balance of any Class of Offered Certificates (other than the Variable Strip Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein; provided, however, that (i) after the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, the Certificate Principal Balance of any Class B-1 Certificate shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of
(x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balances of the Senior Certificates and (ii) after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the Certificate Principal Balance of any Class A-2 Certificate shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balance of the Class A-1 Certificates.

         The Notional Amount of the Variable Strip Certificates as of any date of determination will be equal to the aggregate
Certificate Principal Balance of all Classes of Certificates as of such date; provided that the initial Notional Amount of the Variable Strip Certificates shall be rounded down to the nearest dollar increment. References herein to the Notional Amount of a Variable Strip Certificate are used solely for convenience in certain calculations and do not represent the right to receive distributions of such amounts.

Calculation of One-Month LIBOR

         The Certificate Rate on the Offered Certificates (other than the Variable Strip Certificates) on the first Distribution Date will be _____% per annum. Thereafter, on the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the Distribution Date in the following month for the Offered Certificates (other than the Variable Strip Certificates) on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City;
"Reuter Screen LIBO Page" means the display designated as page
"LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question,
(iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or the Seller.

         On each Interest Determination Date, One-Month LIBOR for the Distribution Date in the following month for the Offered
Certificates (other than the Variable Strip Certificates) will be established by the Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month
         LIBOR for the Distribution Date in the following month shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-
         Month LIBOR for the Distribution Date in the following month shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination
         Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest
         Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates (other than the Variable Strip Certificates) for the Distribution Date in the following month shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Class A-1 Certificates

         Holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distributions of the Priority Interest Distribution Amount, a distribution allocable to principal equal to the sum of the following amounts:

                (i) the product of (A) the then-applicable Class A-1 Percentage and (B) the Scheduled Principal and Net
         Recoveries (as defined below) for such Distribution Date;

               (ii) an amount equal to the Class A-1 Percentage divided by the Senior Percentage multiplied by the then-applicable Senior Prepayment Percentage of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

              (iii) in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition (each as defined below) occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the then-applicable Class
         A-1 Percentage of the Stated Principal Balance of such
         Mortgage Loan and (B)(1) the Class A-1 Percentage for such Distribution Date divided by the Senior Percentage for such Distribution Date multiplied by (2) the Senior Prepayment Percentage for such Distribution Date multiplied by the related collections (including without limitation Insurance Proceeds and Liquidation Proceeds) to the extent applied as recoveries of principal of such Mortgage Loan; and

               (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class A-2
         Certificates and the Subordinate Certificates.

         Scheduled Principal and Net Recoveries for any Distribution Date is equal to the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related
         Determination Date, less the principal portion of Debt
         Service Reductions (as defined below) which constitute
         Excess Bankruptcy Losses;

                  (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan as required by the Pooling and Servicing Agreement during the related Prepayment Period;
         and

                  (3) the principal portion of all Insurance Proceeds and Liquidation Proceeds received during the related
         Prepayment Period minus the aggregate amount of expenses incurred by the Master Servicer in connection with the liquidation of the related Mortgage Loans to the extent such expenses are not otherwise recoverable from related
         Liquidation Proceeds, but only to the extent that any such amounts either (A) were not received in connection with a Cash Liquidation or REO Disposition, or (B) were received in connection with a Cash Liquidation or REO Disposition which resulted in an Excess Special Hazard Loss, Excess Bankruptcy Loss, Excess Fraud Loss or Extraordinary Loss.

         A Cash Liquidation of a defaulted Mortgage Loan, other than a Mortgage Loan as to which an REO Disposition occurred, is deemed to have occurred upon the final receipt by or on behalf of the Master Servicer of all Insurance Proceeds, Liquidation
Proceeds and other payments or cash recoveries which the Master
Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         An REO Disposition is deemed to have occurred upon the final receipt by the Master Servicer of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer reasonably and in good faith expects to be finally recoverable from the sale or other disposition of the related REO Property.

         The Stated Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

         The "Senior Percentage" with respect to the Class A-1 Certificates together with the Class A-2 Certificates, which initially will be equal to approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates immediately prior to such Distribution Date divided by the aggregate of the Stated Principal Balances of all of the Mortgage Loans immediately prior to such Distribution Date. The related "Class A-1 Percentage" with respect to the Class A-1 Certificates, which initially will be equal to approximately _____% will in no event exceed 100%, and will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates, immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The "Class A-2 Percentage" with respect to the Class A-2 Certificates will be adjusted as described below under "-Principal Distributions on the Class A-2 Certificates." The "Subordinate Percentage" as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

         The "Senior Prepayment Percentage" for any Distribution Date occurring prior to the Distribution Date in December 20__ will equal 100% and, for any Distribution Date occurring in or after the Distribution Date in December 20__, will be as follows: for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after December 20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution
Date; for any Distribution Date occurring in or after December
20__ to and including the Distribution Date in November 20__, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the
Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Prepayment Percentage described above will not be made as of any Distribution Date unless either (a)(i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosures and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the eleventh, twelfth, thirteenth, fourteenth and fifteenth year (or any year thereafter) after __________ 1996, are less than __%, __%, __%, __% or __%, respectively, of the sum of the initial Certificate Principal Balances of the Subordinate Certificates or (b)(i) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more
(including foreclosures and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed __% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than __% of the sum of the initial Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates to zero, the Senior Prepayment Percentage will equal 0%.

Principal Distributions on the Class A-2 Certificates

         Holders of the Class A-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (a) the sum of the Priority Interest Distribution Amount and the aggregate amount required to be distributed in respect of principal (as applicable) is distributed to the holders of the Variable Strip Certificates and Class A-1 Certificates, (b) if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, and after reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed following the final liquidation of the related Mortgage Loan to the extent described below under "-Advances," and (c) the aggregate amount of Accrued Certificate Interest required to be distributed on such Class on such Distribution Date is so distributed, a distribution allocable to principal equal to the sum of the following amounts:

                (i) the product of (A) the then-applicable Class A-2 Percentage and (B) the Scheduled Principal and Net
         Recoveries for such Distribution Date;

               (ii) an amount equal to the Class A-2 Percentage divided by the Senior Percentage multiplied by the then-applicable Senior Prepayment Percentage of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

              (iii) in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess
         Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the then-applicable Class A-2
         Percentage of the Stated Principal Balance of such Mortgage
         Loan and (B)(1) the Class A-2 Percentage for such
         Distribution Date divided by the Senior Percentage for such Distribution Date multiplied by (2) the Senior Prepayment Percentage for such Distribution Date multiplied by the related collections (including without limitation Insurance Proceeds and Liquidation Proceeds) to the extent applied as recoveries of principal of such Mortgage Loan; and

               (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

         The "Class A-2 Percentage" with respect to the Class A-2 Certificates, which initially will be equal to approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date, provided that if the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, thereafter the Class A-2 Percentage as of any date of determination will be equal to 100% minus the Class A-1 Percentage as of such date.

Principal Distributions on the Class B-1 Certificates

         The portion of the Available Distribution Amount remaining after (a) the aggregate amount required to be distributed in respect of interest and principal (as applicable) is distributed to the holders of the Senior Certificates, (b) if the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed to the extent described below under "-Advances" and (c) the aggregate amount of Accrued Certificate Interest required to be distributed to holders of the Class B-1 Certificates is so distributed, will be distributed on each Distribution Date in the following order of priority, in each case to the extent of remaining available funds included in the Available Distribution
Amount:

                  (A) to the holders of the Class B-1 Certificates in respect of principal, the sum of the following amounts:

                (i) the product of (A) the then-applicable Class B-1 Percentage and (B) the Scheduled Principal and Net
         Recoveries for such Distribution Date;

               (ii) an amount equal to the then-applicable Class B-1 Prepayment Percentage (as defined below) of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

              (iii) such Class' pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates, of all amounts received in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of such Mortgage Loan and to the extent not otherwise payable to the Class A-1 Certificates or the Class A-2 Certificates; and

               (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to a more subordinate Class of Subordinate Certificates.

                  (B) to the holders of the Class B-2 Certificates in respect of interest, an amount equal to the Accrued
         Certificate Interest on such Class on such Distribution
         Date;

                  (C) to the holders of the Class B-2 Certificates in respect of principal, an amount equal to the aggregate of the following amounts:

                (i) the product of (A) the then-applicable Class B-2 Percentage and (B) the Scheduled Principal and Net
         Recoveries for such Distribution Date;

               (ii) an amount equal to the then-applicable Class B-2 Prepayment Percentage (as defined below) of all principal prepayments made by the respective mortgagors during the related Prepayment Period;

              (iii) such Class' pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates, of all amounts received in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of such Mortgage Loan and to the extent not otherwise payable to the Class A-1 Certificates or the Class A-2 Certificates; and

               (iv) any amounts allocable to principal for any previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class B-3
         Certificates.

                  (D) an amount equal to the portion of the Available Distribution Amount remaining after the foregoing distributions, to the holders of the Class B-1 Certificates in respect of principal, until the Certificate Principal Balance of such Class is reduced to zero, and thereafter to the holders of the other Subordinate Certificates outstanding as provided in the Pooling and Servicing Agreement.

         The effect of the provisions described above will be that holders of the Class B-1 Certificates will receive on each Distribution Date all amounts otherwise distributable to holders of the Class B-3 Certificates on such Distribution Date, which, absent any delinquencies or losses on the Mortgage Loans would be equal to (i) the Accrued Certificate Interest on the Class B-3 Certificates for such Distribution Date, (ii) the Class B-3 Percentage of the Scheduled Principal and Net Recoveries in respect of the Mortgage Loans for such Distribution Date and
(iii) the amount of full and partial principal prepayments and principal proceeds of a Cash Liquidation or REO Disposition on the Mortgage Loans not otherwise distributed to holders of the Certificates (other than the Class B-3 Certificates).

         The "Class B-1 Prepayment Percentage" and "Class B-2 Prepayment Percentage" with respect to any Distribution Date will be equal to the product of (a) 100% minus the related Senior Prepayment Percentage for such Distribution Date and (b) a fraction, the numerator of which is the Class B-1 Percentage or the Class B-2 Percentage, respectively, and the denominator of which is the sum of the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage.

         The "Class B-1 Percentage," the "Class B-2 Percentage," and the "Class B-3 Percentage," which initially will be equal to approximately ____%, ____%, and ____% respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

Example of Distributions

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence.

____ 1.................    Cut-off Date.    The initial principal balance of
                                            the Mortgage Pool will be the
                                            aggregate principal balance of
                                            the Mortgage Loans as of
                                            __________ 1, 1996, after
                                            deducting any principal payments
                                            due on or before such date. Any
                                            principal and interest payments
                                            due on or before __________ 1
                                            will not be part of the Mortgage
                                            Pool.

____ 1 through
____ 30................Prepayment Period.   Partial principal prepayments
                                            and prepayments in full with
                                            interest thereon to the date of
                                            such prepayment in full,
                                            received at any time during this
                                            period will be deposited into
                                            the Custodial Account for
                                            distribution to
                                            Certificateholders on __________
                                            25.

____ 30................Record Date.         Distributions on __________ 25
                                            will be made to
                                            Certificateholders of record at
                                            the close of business on the
                                            last business day of the month
                                            immediately preceding the month
                                            of distribution.

____ 2 through
____ 15................Collection Period.   Payments due during the related
                                            Due Period (__________ 2 through
                                            __________ 1) from mortgagors
                                            will be deposited in the
                                            Custodial Account as received,
                                            and will include scheduled
                                            principal payments plus interest
                                            on the November balances.

____ 15...............Determination Date.   On the second business day
                                            following the Determination
                                            Date, the amounts of principal
                                            and interest that will be
                                            distributed on __________ 25
                                            will be determined by the
                                            Trustee.

____ 21................Interest Deter-
 .......................mination Date.       On the second business day
                                            immediately preceding the
                                            Distribution Date the Trustee
                                            will determine One-Month LIBOR
                                            for the Distribution Date in the
                                            following month.

____ 24................Certificate Account
 .......................Deposit Date.        On the business day immediately
                                            preceding the Distribution Date
                                            the Master Servicer will remit
                                            to the Trustee the amount of
                                            principal and interest to be
                                            distributed to the
                                            Certificateholders on such
                                            Distribution Date from amounts
                                            on deposit in the Custodial
                                            Account, together with any
                                            Advances required to be made by
                                            the Master Servicer for such
                                            Distribution Date.

____ 25................Distribution Date.   On ________ 25 the Trustee will
                                            distribute or cause to be
                                            distributed to the
                                            Certificateholders the amounts
                                            determined as of the second
                                            business day following the
                                            Determination Date. If a Monthly
                                            Payment due during the related
                                            Due Period is received from a
                                            mortgagor after __________ 14
                                            and an Advance has been made
                                            with respect to such late
                                            payment from the Custodial
                                            Account, such late payment will
                                            be deposited into the Custodial
                                            Account as reimbursement
                                            therefor. If the Master Servicer
                                            has made an Advance with respect
                                            to such late payment from its
                                            own funds, the Master Servicer
                                            will reimburse itself to the
                                            extent permitted by the Pooling
                                            and Servicing Agreement by
                                            withdrawing from the Custodial
                                            Account the amount relating to
                                            such Advance. If no such Advance
                                            has been made with respect to
                                            such late payment, the proceeds
                                            of such late payment will be
                                            distributed to the
                                            Certificateholders on the
                                            Distribution Date occurring in
                                            ________.

         Succeeding months follow the same pattern.

Allocation of Losses; Subordination

         Any Realized Losses, other than losses of a type generally covered by a special hazard insurance policy as described in the Prospectus under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE-Hazard Insurance on the Loans" (any such loss, a "Special Hazard Loss") to the extent in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss") to the extent in excess of the Fraud Loss Amount ("Excess Fraud Losses"), losses attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss") to the extent in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses"), and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses"), will be allocated as follows: Realized Losses on the Mortgage Loans will be allocated first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class A-2 Certificates, in each case until the Certificate Principal Balance thereof is reduced to zero, and thereafter the principal portion thereof will be allocated to the Class A-1 Certificates and the interest portion thereof to the Variable Strip Certificates and the Class A-1 Certificates on a pro rata basis. Any allocation of a Realized Loss (other than a Debt Service Reduction) to an Offered Certificate will generally be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized
Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. In addition to the foregoing allocations of Realized Losses, the Accrued Certificate Interest on certain Classes of Offered Certificates is subject to reduction due to shortfalls in collections of interest as described above under "Description of the Certificates-Interest Distributions." Allocations of the principal portion of Debt Service Reductions to the Class A-2 Certificates or the
Subordinate Certificates will result from the priority of distributions of the Available Distribution Amount as described herein. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) in respect of the Mortgage Loans among the various Classes of Certificates, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination, will be allocated on a pro rata basis among all of the Certificates. An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an interest portion of a Realized Loss.

         With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the related Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will be equal to the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or any subservicer for Advances and expenses, including attorneys'
fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses."

         The Trustee will establish and maintain one or more separate accounts (collectively, the "Excess Proceeds Account") in which the Master Servicer will deposit or cause to be deposited on a daily basis, or as and when received from subservicers, the excess, if any, of all amounts recovered on any Mortgage Loan as to which an REO Disposition occurs (net of amounts reimbursable to the Master Servicer or any subservicer for Advances and expenses, including attorneys' fees) over the Stated Principal Balance of such Mortgage Loan plus interest thereon through the last day of the month in which such REO Disposition occurs (the "Excess Proceeds"). The Certificateholders will be entitled to receive on each Distribution Date, in addition to the distributions of interest and principal described above, a distribution of Excess Proceeds (including any interest or other income earned thereon) in an amount equal to the lesser of (a) the amount on deposit in the Excess Proceeds Account as of the related Determination Date and (b) the aggregate of all Realized Losses allocated among the Certificates on any Distribution Date and not covered by any subsequent distribution. Such distribution will be allocated in the following order of priority: first, to the holders of the Variable Strip
Certificates and the Class A-1 Certificates on a pro rata basis, to the extent of the interest portions of Realized Losses allocated to such Classes of Certificates on any Distribution
Date and not covered by any subsequent distribution, and second, to the holders of the Class A-2 Certificates, to the extent of the principal portions of Realized Losses allocated to such Classes of Certificates on any Distribution Date and not covered by any subsequent distribution, third, to the holders of the Class B-1 Certificates, fourth, to the holders of the Class B-2 Certificates, and fifth, to the holders of the Class B-3 Certificates, in each case to the extent of Realized Losses allocated to such Class of Certificates on any Distribution Date and not covered by any subsequent distribution, and then sixth, to the holders of the Class R Certificates. If the amount on deposit in the Excess Proceeds Account exceeds an amount calculated periodically pursuant to the terms of the Pooling and Servicing Agreement or is in excess of zero upon the termination of the Trust Fund, the excess amount will be distributed to the holders of the Class R Certificates in accordance with the terms of the Pooling and Servicing Agreement. The distribution of Excess Proceeds will not have the effect of reducing the Certificate Principal Balance of or Accrued Certificate Interest on any Class of Certificates to which such distribution is allocated. The amount on deposit in the Excess Proceeds Account initially will be equal to zero and is not expected to be substantial at any time when the Certificates are outstanding. Therefore, prospective investors in the Offered Certificates should not rely on the Excess Proceeds Account to provide significant protection against Realized Losses on the Mortgage
Loans.  Further, prospective investors in the Offered
Certificates should not rely on the distribution of Excess
Proceeds to provide a return on the Certificates in addition to the interest and principal to which prospective investors in the Offered Certificates are entitled. The Excess Proceeds Account will be an interest-bearing account of the type described in the Prospectus under "SERVICING OF LOANS -Deposits to and Withdrawals from the Collection Account" and may be invested in Eligible Investments (as defined in the Prospectus) for the benefit of and at the risk of the Certificateholders. Any interest or other income earned on amounts in the Excess Proceeds Account will be held therein until distributed as described above.

         The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) as described herein to determine the required principal distributions on the Senior Certificates will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. Accordingly, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Senior Certificates will be decreased
(with a corresponding increase in the interest evidenced by the Subordinate Certificates in the aggregate), thereby increasing, as a relative matter, the Subordination afforded such Senior Certificates by the Subordinate Certificates.

         The aggregate amount of Realized Losses which may be allocated through Subordination in connection with Special Hazard Losses (the "Special Hazard Amount") will initially be equal to $__________. As of any date of determination following the Cut-off Date, the Special Hazard Amount will equal the initial amount thereof less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. On each anniversary of __________ 1, 1996, the Special Hazard Amount will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) _____% (or, if greater than _____%, the highest percentage of the Mortgage Loans, by principal balance, in any California zip code area) multiplied by the aggregate principal balance of all of the Mortgage Loans on such anniversary and (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance.

         The aggregate amount of Realized Losses which may be allocated through Subordination in connection with Fraud Losses (the "Fraud Loss Amount") will initially be equal to $__________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount, will equal (X) prior to __________ 1, 1997 an amount equal to __________% of the aggregate principal balance of all the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect of Fraud Losses up to such date of determination, (Y) from __________ 1, 1997 through __________, 1998 an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of __________ 1, 1997 and (b) _____% of the aggregate principal balance of all of the Mortgage Loans as of __________ 1, 1997 minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since __________ 1, 1997 up to such date of determination, and
(Z) from __________ 1, 1998 through __________, 20__, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent __________ 1st and (b) _____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent __________ 1st minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent __________ 1st up to such date of determination. On and after __________ 1, 20__, the Fraud Loss Amount will be zero and Fraud Losses will not be allocated through Subordination of any of the Certificates.

         The aggregate amount of Realized Losses which may be allocated through Subordination in connection with Bankruptcy Losses (the "Bankruptcy Amount") will initially be equal to $__________. As of any date of determination prior to __________ 1, 1997, the Bankruptcy Amount will equal the initial amount thereof less the sum of any amounts allocated through Subordination for such losses up to such date of determination. As of any date of determination on or after __________ 1, 1997, the Bankruptcy Amount will be equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent November 1st and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated through Subordination since such anniversary. The Bankruptcy Amount and the related formulas referred to above may be reduced or modified upon written confirmation from each Rating Agency that such reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates by such Rating Agency. Such a reduction or modification may adversely affect the respective coverage provided by the Subordination with respect to Bankruptcy Losses.

Optional Purchase of Delinquent Mortgage Loans

         The Master Servicer will have the right to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent if the Master Servicer determines that such Mortgage Loan
otherwise would become subject to foreclosure or related
proceedings.   The purchase price for any such Mortgage Loan will
equal the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest to first day of the month in which the amount of such purchase price will be distributed to the Certificateholders. The Master Servicer will be obligated to deposit into the Custodial Account the purchase price for any Mortgage Loan purchased by it as described above.

Advances

         Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds or funds held in the Custodial Account for future distribution or withdrawal) with respect to any payments of principal and interest on the Mortgage Loans at the Net Mortgage Rate together with an amount equivalent to interest on each outstanding REO Property which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

         Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Classes of Subordinate Certificates or, after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, amounts otherwise payable to the holders of the Class A-2 Certificates. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         All Advances will be reimbursable to the Master Servicer on a first priority basis from either (1) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage
Loan as to which such unreimbursed Advance was made or (2) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, either, (i) if the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates are outstanding, from amounts otherwise distributable on the Class B-3 Certificates after distributions on the Class B-2 Certificates, (ii) if the Class B-1 Certificates and Class B-2 Certificates are outstanding but the Certificate Principal Balance of the Class B-3
Certificates has been reduced to zero, from amounts otherwise distributable on the Class B-2 Certificates, (iii) if the Class
B-1 Certificates are outstanding but the Certificate Principal Balances of the Class B-2 Certificates and the Class B-3 Certificates have been reduced to zero, from amounts otherwise distributable on the Class B-1 Certificates and (iv) if the Certificate Principal Balances of the Classes of Subordinate Certificates have been reduced to zero, from amounts otherwise distributable on the Class A-2 Certificates; provided, however, that any such Advances that were made with respect to delinquencies which ultimately were determined to be Excess
Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distributions on any of the Certificates and the amount of such losses will be allocated as described herein. In addition, if the Certificate Principal Balances of the Class A-2 Certificates and the Subordinate Certificates have been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Certificates. The effect of these provisions on the Class B-1 Certificates is that with respect to any Advance that remains unreimbursed following the final liquidation of the related Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne by the holders of the Class B-1 Certificates (except as described above), to the extent of the amounts otherwise distributable to them after distributions on the Class B-2 Certificates or, after the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero, to the extent of the entire amounts otherwise distributable to the holders of the Class B-1 Certificates. The effect of these provisions on the Class A-2 Certificates is that, after the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, with respect to any Advance which remains unreimbursed following the final liquidation of the Mortgage Loan, the entire amount of the reimbursement for such Advance will be borne by the Class A-2 Certificateholders, except as described above, to the extent of the amounts otherwise distributable to them.

            CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the related Certificate Rates and purchase prices because monthly distributions will not be payable to such holders until the 25th day (or the immediately following business day if such 25th day is not a business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by, among other things, the rate and timing of principal payments on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. After the Certificate Principal Balances of the Subordinate Certificates subordinate thereto have been reduced to zero, the yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses as described herein) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, the yield to maturity on the Class A-2 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. Certain loss scenarios could lead to the failure of the Class A-2 Certificateholders or the Class B-1 Certificateholders to recover fully their initial investment. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS"), no assurance can be given as to such rate or the timing of principal prepayments on the Offered Certificates.

         The Mortgage Loans may be prepaid by the mortgagors at any time; however, in certain circumstances, the Mortgage Loans will be subject to a prepayment charge for prepayments. See
"DESCRIPTION OF THE MORTGAGE POOL" herein. The Mortgage Loans generally contain due-on-sale clauses. Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates (other than the Variable Strip Certificates) of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. Furthermore, as described under "DESCRIPTION OF THE CERTIFICATES-Principal Distributions on the Class A-1 Certificates" and "-Principal Distributions on the Class A-2 Certificates" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Class A-1 Certificates and the Class A-2 Certificates, which will cause the Certificate Principal Balances of the Subordinate Certificates collectively to decline more slowly than would be the case if the Subordinate Certificates received their proportionate share of principal prepayments. However, as described under "DESCRIPTION
OF THE CERTIFICATES-Principal Distributions on the Class B-1 Certificates" herein, holders of the Class B-1 Certificates, will be entitled to principal distributions that include certain amounts otherwise distributable to the holders of the Class B-3 Certificates which will cause the weighted average life of the Class B-1 Certificates to be shorter than would otherwise be the case.

         Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, as well as the percentage according to which those prepayments will be allocated among Classes of Certificates at any particular point in time, investors in the Certificates, and particularly investors in the Class B-1 Certificates, may find it difficult to analyze the effect of principal prepayments on the yield and average life of the various Classes of Certificates.

         All of the Mortgage Loans comprising the Mortgage Pool are adjustable rate mortgage loans. The yield to maturity on the Offered Certificates will be affected by changes in the Index and, in certain circumstances, the Mortgage Rates as they adjust from time to time. Each Mortgage Rate will be subject to adjustment commencing approximately six months after its date of origination and semi-annually thereafter on the Adjustment Date for the related Mortgage Loan. Such Adjustment Dates will occur in various months. Any semi-annual increases or decreases in the Mortgage Rates will be limited on each Adjustment Date, and the Mortgage Rates will be further subject to lifetime maximum and minimum rates. In addition, such Mortgage Rates will be based on the Index (which may not rise and fall consistently with other indices or prevailing interest rates on residential mortgage loans) plus a specified margin (which may be different from then current margins on residential mortgage loans).

         The Mortgage Rates on the Mortgage Loans adjust periodically in response to the Index as most recently available as of the date 45 days prior to each Adjustment Date. Furthermore, the first distribution on the Certificates reflecting a periodic adjustment to scheduled monthly payments on the underlying
Mortgage Loans will be distributed to Certificateholders on the Distribution Date in the third month following the month in which the related Index was published. The Index may not rise or fall consistently with mortgage rates generally. Therefore, the Index may be higher than mortgage rates generally, resulting in prepayments when the Mortgage Rates on the Mortgage Loans are increasing.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.
In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the Monthly Payments to an amount in excess of the Monthly Payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, to the extent that the mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination which rate was lower than the sum of the Index that otherwise would have been applicable at origination and the related Gross Margin. The repayment of such Mortgage Loans will be dependent on the ability of the mortgagor to make larger Monthly Payments as a result of increases in the Mortgage Rate. The rate of default on Mortgage Loans which are refinance mortgage loans may be higher than for other types of Mortgage Loans. As a result of the underwriting standards for the Seller's multifamily lending program, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See "THE SELLER-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO
Property Status" and "-REO Property Liquidation Experience" above for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated by the Seller under the multifamily lending program. In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will be serviced in a manner intended to result in a faster exercise of remedies, including foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case if the Mortgage Loans were serviced in a more conventional manner. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

         As described under "DESCRIPTION OF THE CERTIFICATES-Allocation of Losses; Subordination" and "DESCRIPTION OF THE CERTIFICATES-Advances," amounts otherwise distributable to holders of the Class B-1 Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies and amounts otherwise distributable to holders of the Class A-2 Certificates will be made available to protect the holders of the Variable Strip Certificates and the Class A-1 Certificates against interruptions in distributions due to certain mortgagor delinquencies, in each case to the extent not covered by Advances. Such delinquencies will affect the yield to investors in the Class B-1 Certificates to the extent not covered by the Subordinate Certificates subordinate thereto and such delinquencies will affect the yield to investors in the Class A-2 Certificates to the extent not covered by the Subordinate Certificates. Even if subsequently cured, such delinquencies may affect the timing of the receipt of distributions by the holders of the Class B-1 Certificates or the Class A-2 Certificates, because the entire amount (rather than a pro rata portion) thereof would be borne by such Class of Certificates.

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. With respect to such full or partial prepayments (or other liquidations), the Master Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Mortgage Rate) but only to the extent of the servicing compensation otherwise payable to the Master Servicer. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Master Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for distribution to the related Certificateholders, and will be allocated among the Certificates in proportion to the interest otherwise distributable or accrued thereon.

         In addition, the yield to maturity of the Offered Certificates will depend on the prices paid by the holders of the Offered Certificates and the related Certificate Rates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. For additional considerations relating to the yield on the Certificates, see "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the Prospectus.

Variable Strip Certificate Yield Considerations

         The yield to maturity on the Variable Strip Certificates will be highly sensitive to the prepayment, repurchase and default experience on the Mortgage Loans included in the Trust Fund. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments, defaults or repurchases of the Mortgage Loans could result in the failure of investors in the Variable Strip Certificates to fully recover their initial investment.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

         The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis (CBE)) on the Variable Strip Certificates for the specified percentages of CPR and assumed purchase prices. For the purposes of the table, it is assumed that (i) all of the Mortgage Loans have identical payment provisions, (ii) the original term to stated maturity of each Mortgage Loan is 30 years, (iii) the distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in December 1995, (iv) the Mortgage Rate of each Mortgage Loan is initially _____% per annum from the first Due
Date through the fourth Due Day, _____% per annum from the fifth
Due Date through the tenth Due Date, and thereafter remains constant at _____% per annum (based on an Index equal to _____%)
(v) the remaining term to stated maturity of each Mortgage Loan is 354 months, as of the Cut-off Date, (vi) the Certificate Rate with respect to the Variable Strip Certificates is initially
_____% per annum from the first Due Date through the fourth Due
Date, _____% from the fifth Due Date through the tenth Due Date, and thereafter remains constant at _____% per annum; (vii) all of the Mortgage Loans prepay at the specified constant percentages of CPR, (viii) the Net Mortgage Rate on each Mortgage Loan is equal to the Mortgage Rate minus _____%, (ix) One-Month LIBOR remains fixed at _____% per annum, (x) the aggregate principal balance of the Mortgage Loans is $__________ as of the Cut-off
Date, (xi) no defaults or delinquencies in the payment by mortgagors of principal and interest on the Mortgage Loans are experienced, (xii) the Master Servicer does not exercise its option to repurchase all of the Mortgage Loans as described under the caption "POOLING AND SERVICING AGREEMENT-Termination," (xiii) prepayments representing payment in full of individual Mortgage
Loans are received on the last day of each month and include 30 days interest thereon, commencing in __________ 1996, (xiv) the scheduled monthly payment for each Mortgage Loan is received on the first day of each month commencing in __________ 1996 and has been calculated based on its outstanding balance, interest rate and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its stated maturity, (xv) the Variable Strip Certificates are purchased on __________, 1996,
(xvi) the aggregate assumed purchase price of the Variable Strip Certificates is equal to the sum of (a) the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as specified below, and (b) 5 days of accrued interest and (xvii) the number of days between the date the Offered Certificates are purchased and the first Distribution Date is 0 days (such assumptions, collectively, the "Structuring
Assumptions").

                         Pre-Tax Yield to Maturity (CBE)
                      of the Variable Strip Certificates

                                          Percentages of CPR
Assumed Purchase Price          10%    12%     18%      20%      25%
        %.....................    %      %       %        %        %
        %.....................    %      %       %        %        %
        %.....................    %      %       %        %        %

         Investors in the Variable Strip Certificates should be aware that the foregoing yields were calculated assuming no change in the level of One-Month LIBOR or the Index. The Certificate Rate on the Variable Strip Certificates is based upon, among other factors, as described herein under "DESCRIPTION OF THE CERTIFICATES-Interest Distributions," the excess, if any, of (i) the Net Mortgage Rate Cap over (ii) One-Month LIBOR plus _____%.
The Net Mortgage Rate Cap is primarily based upon the value of Six-Month LIBOR, which is generally different from the value of One-Month LIBOR, as described herein. The yield to maturity of investors in the Variable Strip Certificates will be extremely sensitive to differences between One-Month LIBOR and Six-Month
LIBOR, and investors in the Variable Strip Certificates may receive no distributions of interest. As described above, One-
Month LIBOR and the Index applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum
Mortgage Rates and Minimum Mortgage Rates (each as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index on the Mortgage Loans is stable or falling or that, even if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise much more rapidly than the Index.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Variable Strip Certificates, would cause the discounted present values of such assumed cash flows to equal the aggregate assumed purchase prices of the Variable Strip Certificates. Such calculations do not take into account the effect of any Prepayment Interest Shortfalls or variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Variable Strip Certificates and consequently do not purport to reflect the return on any investment in the Variable Strip Certificates when such reinvestment rates are considered.

         The Mortgage Loans will not have all of the characteristics assumed above. There can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any other particular rate, that the pre-tax yields on the Variable Strip Certificates will correspond to any of the pre-tax yields shown therein or that the aggregate purchase prices paid for the Variable Strip Certificates will be equal to any of the amounts assumed above. Because the rate of distributions of principal on the Certificates will be related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to stated maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields on the Variable Strip Certificates will differ from those set forth above, even if all of the Mortgage Loans prepay at the indicated
CPR percentages. It is unlikely that any Mortgage Loan will prepay at a constant rate to maturity or that all of the Mortgage Loans will prepay at the same rate. The foregoing table assumes that all of the Mortgage Loans prepay at the same constant rate.
In fact, mortgage loans bearing different (or the same) mortgage rates may prepay at different rates. Accordingly, investors should calculate expected yields based on their own assumptions and should not rely on the yields specified above.

         The yield on the Variable Strip Certificates will be materially and adversely affected to a greater extent than the yield on the other Classes of Offered Certificates if the Mortgage Loans with higher Gross Margins prepay faster than the Mortgage Loans with lower Gross Margins, because holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Gross Margins than do holders of the other Classes of Offered Certificates.

         The timing of changes in the rate of prepayments may significantly affect the actual yields to investors on the Variable Strip Certificates, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Variable Strip Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Variable Strip Certificates.

Weighted Average Life of the Class B-1 Certificates

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class B-1 Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Based on the Structuring Assumptions (except for assumption
(xvi)) in the foregoing discussions the following table indicates the weighted average life of the Class B-1 Certificates and sets forth the percentages of the initial Certificate Principal
Balance of the Class B-1 Certificates that would be outstanding after each of the Distribution Dates indicated at various percentages of CPR.


           Percentage of Initial Certificate Principal Balance
             Outstanding at the Following Percentages of CPR


                                     Class B-1 Certificates
Distribution Date          0%     10%      18%     20%      25%     30%
Initial Percentage        100%   100%     100%    100%     100%    100%
________, 1997...........
________, 1998...........
________, 1999...........
________, 2000...........
________, 2001..........
________, 2002...........
________, 2003...........
________, 2004...........
________, 2005...........
________, 2006...........
________, 2007...........
________, 2008...........
________, 2009...........
________, 2010...........
________, 2011...........
________, 2012...........
________, 2013...........
________, 2014...........
________, 2015...........
________, 2016...........
________, 2017...........
________, 2018...........
________, 2019 and
  thereafter.............
________________________________________________________________________
Weighted Average Life
  in Years*..............
________________________________________________________________________

____________________
*        The weighted average life of a Certificate is determined by
         (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.

                     POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of __________ 1, 1996 among the Depositor, the Master
Servicer, and [Trustee], as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Frank
Waters, Quality Mortgage Acceptance Corp., 16800 Aston Street, Irvine, California 92714.

         The Master Servicer has the right to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon the appointment of a successor servicer and delivery to the Trustee of a letter from each Rating Agency that such resignation and appointment will not, in and of itself, result in a downgrading of the Certificates. The Master Servicer may not assign its obligations and duties under the Pooling and Servicing Agreement.

Assignment of Mortgage Loans

         The Mortgage Loans will be assigned by the Depositor to the Trustee pursuant to the terms of the Pooling and Servicing Agreement, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance, the principal balance as of the close of business on the Cut-off Date, the Monthly Payment, the maturity date and the Mortgage Rate.

         As to each Mortgage Loan, the following documents are required to be delivered to the Trustee in accordance with the Pooling and Servicing Agreement: (i) the related original Mortgage Note endorsed without recourse to the Trustee, (ii) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such Mortgage sent for recording), (iii) an original recorded assignment of the Mortgage to the Trustee (or if such original recorded assignment has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such assignment sent for recording), (iv) the policies of title insurance issued with respect to each Mortgage Loan, (v) the originals of any assumption, modification, extension or guaranty agreements and (vi) an original recorded UCC fixture filing (or if such original recorded UCC fixture filing has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such UCC fixture filing sent for recording). The assignments to the Trustee in connection with each Mortgage Loan are required to be submitted for recording promptly after the Delivery Date. The Trustee will review each Mortgage File within 90 days of the Delivery Date, and if any such document is found to be defective in any material respect and the Seller does not cure such defect within 60 days of notice thereof from the Trustee, the Seller will be obligated to purchase the related Mortgage Loan from the Trust Fund within 90 days of such notice.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the Certificateholders all of its right, title and interest in and to each Purchase Agreement insofar as it relates to the representations and warranties made by the Seller in respect of the related Mortgage Loans and the remedies provided for breach of such representations and warranties. The representations and warranties made by the Seller with respect to the Mortgage Loans differ but are similar in nature to the representations and warranties summarized in the Prospectus under the caption "LOAN UNDERWRITING PROCEDURES AND STANDARDS-Representations and Warranties," modified to the extent necessary to reflect the actual characteristics of the Mortgage Pool. Upon discovery by the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Trustee will promptly notify the Seller and the Master Servicer. The Seller will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan. The Seller will not have any right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred. See "THE SELLER" above.

         Neither the Depositor, the Master Servicer, the Trustee nor any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a Mortgage Loan if the Seller defaults on its obligation to repurchase a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. Although the Subordination described herein will not be available to support the Seller's obligation to repurchase any Mortgage Loan, to the extent any such Mortgage Loan is not repurchased by the Seller and losses occur on such Mortgage Loans, Subordination with respect to such Mortgage Loans will be available to the extent provided herein. To the extent that the Subordination is so utilized, such Subordination will be depleted more quickly than if such Mortgage Loans had been repurchased by the Seller.

The Master Servicer

         [Description of Master Servicer]

         The following table sets forth certain information concerning the delinquency experience (including bankruptcies) and foreclosures in progress on five or more unit residential mortgage loans included in The Master Servicer's servicing portfolio at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                       At               At               At               At
                       December 31,     December 31,     December 31,     December 31,
                       1992             1993             1994             1995
                       ---------------  ---------------  -------------    ---------------
                       By     Percent   By     Percent   By     Percent   By     Percent
                       Number by Number Number by Number Number by Number Number by Number
                       of     of        of     of        of     of        of     of
                       Loans  Loans     Loans  Loans     Loans  Loans     Loans  Loans
Total Residential
 Portfolio............
Period of Delinquency:
 31-60 days...........           %               %                %                 %
 61-90 days...........
 91 days or more
Foreclosures in
 Progress.............

Total Delinquent
 Loans................           %               %                %                 %
Bankruptcy Loans......           %               %                %                 %


         The aggregate principal balances of the five or more unit residential mortgage loans included in The Master Servicer's servicing portfolio at close of business on __________, __________, __________, and __________ were approximately
$__________, $__________, $__________ and $__________,
respectively.

         The following table sets forth certain information concerning the foreclosure experience on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio at or for the indicated periods.


                     Year         Year       Year       Year
                     Ended        Ended      Ended      Ended
                     ____         ____       ____       ____
                      By           By         By         By
                      No.          No.        No.        No.
                      of           of         of         of
                     Loans        Loans      Loans      Loans

Foreclosed Loans....
Foreclosed Ratio...     %             %          %          %

         There can be no assurance that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's residential mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.
Moreover, Master Servicer's residential mortgage servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage
Pool. [Prospective investors in the Offered Certificates particularly should be aware that the Master Servicer's servicing portfolio, on which the foregoing tables are based, does not include any mortgage loans having underwriting standards similar to those applicable to the Mortgage Loans and consists primarily of mortgage loans underwritten in a traditional manner.]

         It also should be noted that if the residential real estate market should experience a decline in property values, the actual rates of delinquency and foreclosure could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquency, bankruptcy and foreclosure with respect to the Mortgage Pool. See "THE DEPOSITOR-Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "-REO Property
Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of mortgage loans previously originated by the Depositor under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

Servicing and Other Compensation and Payment of Expenses

         The servicing fee (the "Servicing Fee") for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee in respect of each Mortgage Loan will be payable at a rate (the "Servicing Fee Rate") equal to _____% per annum on the outstanding principal balance of each Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, (b) subservicing and other related compensation payable to any subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no subservicer) and (c) the fees payable to the Trustee. The Master Servicer is entitled to retain as additional servicing compensation any assumption and reconveyance fees, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Custodial Account or the Certificate Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "SERVICING OF LOANS-Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and subservicers and for information regarding expenses payable by the Master
Servicer.

Voting Rights

         Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. __% of all Voting Rights will be allocated among all holders of the Certificates (other than the Variable Strip Certificates) in proportion to their then outstanding Certificate Principal Balances, __% and __% of all Voting Rights will be allocated among holders of the Variable Strip Certificates and Class R Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

Events of Default and Termination Event

         Events of default ("Events of Default") under the Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make any Advance as required which is not remedied one business day prior to the related Distribution Date.

         A termination event ("Termination Event") under the Pooling and Servicing Agreement will consist of a determination by the Trustee on the Determination Date in December of any year, commencing in __________ 1997 and ending in __________ 20__, that
(a) if such Determination Date occurs in or before __________
20__, the Total Expected Losses (as defined below) on such Determination Date is greater than 50% of the Initial Loss
Coverage Amount (as defined below) and (b) if such Determination Date occurs after __________ 20__ and in or before __________
20__, the Total Expected Losses on such Determination Date is greater than 75% of the Initial Loss Coverage Amount.

         On any Determination Date, "Total Expected Losses" will equal the sum of (a) all Realized Losses previously allocated through Subordination and (b) all Prospective Losses (as defined below) as of such Determination Date. "Prospective Losses," as of any Determination Date, will be an amount equal to the sum of (i) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 31 days to 60 days delinquent, (y) 25% and (z) the Loss Severity Percentage (as defined below), (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 61 days to 90 days delinquent, (y) 50% and (z) the Loss Severity Percentage and (iii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 91 days or more delinquent plus the aggregate Stated Principal Balance of all REO Properties, if any, and (y) the Loss Severity Percentage. For purposes of calculating Prospective Losses, Mortgage Loans in foreclosure will be categorized based on their respective number of days of delinquency. The "Initial Loss Coverage Amount" will equal the aggregate initial Certificate Principal Balance of the Class M Certificates and the Subordinate Certificates, and the "Loss Severity Percentage" will be equal to 43%.

Rights Upon Event of Default or Termination Event

         So long as an Event of Default under the Pooling and Servicing Agreement as described in clauses (i), (ii) and (iii) of the third preceding paragraph remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. If an Event of Default under the Pooling and Servicing Agreement as described in clause (iv) of the third preceding paragraph shall occur, the Trustee will, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund; provided, however, that if the Trustee determines that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control and the required Advance was otherwise made, the Trustee shall not terminate the Master Servicer. If a Termination Event under the Pooling and Servicing Agreement as described in the second preceding paragraph shall occur, the Trustee will give notice to the Master Servicer and the Certificateholders of such Termination Event within 5 days and, upon the direction of holders of Certificates entitled to at least 51% of the Voting Rights received within 90 days of such notice, the Trustee shall, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Upon receipt by the Master Servicer of any such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee, and the Trustee will be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 51% of the Voting Rights request in writing, it shall, appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. In addition, holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Master Servicer's obligation to make Advances may be waived only by all of the holders of Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. See "THE POOLING AND SERVICING AGREEMENTS-Rights Upon Event of Default" in the Prospectus.

Limitation on Resignation of the Master Servicer

         The Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of the ratings assigned to any Class of Certificates, or upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities, liabilities, obligations and duties under the Pooling and Servicing Agreement. Any proposed successor Master Servicer must be an established mortgage loan servicing institution, must be reasonably acceptable to the Trustee, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Certificates and must comply with any further requirements of a successor Master Servicer under the Pooling and Servicing Agreement.

Termination

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and the Excess Proceeds Account required to be paid to the Certificateholders pursuant to such Pooling and Servicing Agreement, following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust Fund by the Master Servicer when the aggregate principal balance of the Mortgage Loans equals 5% or less of the aggregate principal balance as of the Cut-off Date, pursuant to a provision of the Agreement giving the Master Servicer the right to do so. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each outstanding Mortgage Loan (net of unreimbursed advances attributable to principal) as of the day of such repurchase plus accrued interest thereon at the Net Mortgage Rate to the first day of the month of such repurchase, plus (b) the appraised value of any property acquired in respect of any defaulted Mortgage
Loan (but not more than the unpaid principal balance of that Mortgage Loan together with accrued interest at the applicable
Net Mortgage Rate to the first day of the month of such purchase) less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The exercise of the right to purchase the assets of the Trust Fund as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates.

The Trustee

         [Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Seller may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at [Address], or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

         The Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

         The Trustee may, upon written notice to the Master Servicer, the Depositor and all Certificateholders, resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee.
The appointment of any successor Trustee may not result in a reduction in the ratings of the Certificates by [Rating Agency I] and [Rating Agency II]. The Trustee may also be removed at any time (i) by the Master Servicer, if the Trustee ceases to be eligible to continue as such as described above or if the Trustee becomes insolvent or (ii) by holders of Certificates evidencing at least 51% of the Voting Rights. Any removal or resignation of the Trustee and appointment of a successor Trustee as described above will not become effective until acceptance of appointment by the successor Trustee.

                CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code. For federal income tax purposes, the Class R
Certificates will be the sole Class of "residual interests" in the REMIC and the Senior Certificates and the Subordinate Certificates will constitute the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC. See
"CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

         For federal income tax reporting purposes, the Offered Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be that subsequent to the date of any determination the Mortgage Loans will prepay at a CPR percentage equal to 20%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," "-Market Discount" and "-Premium" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates (other than the Variable Strip Certificates) should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates (other than the Variable Strip Certificates) generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, each Class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC
Regular Certificates-Original Issue Discount" in the Prospectus.

         If the rules of the OID Regulations were applied literally to the Offered Certificates, other than the Variable Strip Certificates, it appears that such rules would (i) require that the weighted average interest rate paid on such Certificates be modified and treated as if it were an adjustable rate based on the applicable index (plus or minus a fixed number of basis points) rather than a fixed rate prior to the first adjustment date of each Mortgage Loan, with the adjustable rate being such that the fair market value of such Certificates would not be affected by the substitution of the adjustable rate for the fixed rate, (ii) accrue original discount, if any, on the Certificates as so modified by assuming that the applicable index will remain constant for purposes of determining the constant yield to maturity of, and the cash flow projections on, the Certificates and (iii) make a positive (or negative) adjustment to interest income in any period in which the actual interest paid on such Certificates (including interest paid at a fixed rate prior to the first adjustment date of each Mortgage Loan) were greater or less than the interest assumed to be paid thereon (including the interest assumed to be paid thereon at an adjustable rate prior to the first adjustment date).

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificate issued with original issue discount, in particular the Variable Strip Certificates, the amount of original issue discount allocable to such period will be zero and the holder of such a Certificate will be permitted to offset such negative amount only against future original issue discount, if any, attributable to such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID Regulations appear to permit in some circumstances the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust Fund in preparing reports to the Certificateholders and the IRS. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         Certain Classes of Certificates may be treated as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

         The Offered Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Characterization of Investment in REMIC Certificates" in the Prospectus.

         To the extent permitted by then applicable law, any "prohibited transactions tax," "contributions tax," tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund, which may reduce the amounts otherwise payable to holders of the Offered Certificates, to the extent any such tax exceeds amounts otherwise payable to holders of the Subordinate Certificates not offered hereby. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see
"CERTAIN FEDERAL INCOME TAX CONSEQUENCES-REMICs-Taxation of
Owners of REMIC Regular Certificates" in the Prospectus.

                       METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and [Underwriter] (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates will be approximately $__________ plus accrued interest at the weighted average of the Net Mortgage Rates as of the Cut-off Date but before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "THE POOLING AND SERVICING AGREEMENTS-Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                        USE OF PROCEEDS

         The Depositor will apply the net proceeds from the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                          LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor by Mayer, Brown & Platt, Los
Angeles, California.

                             RATINGS

         It is a condition to the issuance of the Offered Certificates that the Variable Strip Certificates and the Class A-1 Certificates be rated "___" by [Rating Agency I] ("[Rating Agency I]") and "___" by [Rating Agency II] ("[Rating Agency II]"), the Class A-2 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II] and the Class B-1 Certificates be rated "___" by [Rating Agency I] and "___" by [Rating Agency II].

         [The ratings assigned by [Rating Agency I] to mortgage pass-through and asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. Ratings by [Rating Agency I] address the structural, legal and issuer related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. With respect to the Variable Strip Certificates, the ratings address only the likelihood of receipt by the holders of the Variable Strip Certificates of distributions thereon in the amounts calculated as described herein and does not address the possibility that such Certificateholders might suffer a lower than anticipated yield or the possibility that investors in the Variable Strip Certificates may fail to fully recoup their initial investment.]

         [The ratings assigned by [Rating Agency II] to mortgage pass-through and asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. [Rating Agency II]'s ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. [Rating Agency II]'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgages. With respect to the Variable Strip Certificates, the ratings address only the likelihood of receipt by the holders of the Variable Strip Certificates of distributions thereon in the amounts calculated as described herein and does not address the possibility that such Certificateholders might suffer a lower than anticipated yield or the possibility that investors in the Variable Strip Certificates may fail to fully recoup their initial investment.]

         The Depositor has not requested ratings on the Offered Certificates by any rating agency other than [Rating Agency I] and [Rating Agency II]. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what ratings would be assigned by such other rating agency. Ratings on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by [Rating Agency I] and [Rating Agency II].

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                         LEGAL INVESTMENT

         The Offered Certificates (other than the Class ___ Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by [Rating Agency I] or [Rating Agency II] and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class ___ Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Federal Financial Institutions Examination Council issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions (to the extent adopted by the respective federal regulators) setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Office of Thrift Supervision and, in part, by the National Credit Union Administration (the "NCUA"). In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over depository institutions. The Depositor makes no representations regarding the application of the Policy Statement, or of such similar statements and regulations, to any Class of Offered Certificates or the treatment of the Offered Certificates thereunder.

         The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of Offered Certificates, and in particular the Class B-1 Certificates, constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "LEGAL INVESTMENT" in the Prospectus.

                     [ERISA CONSIDERATIONS]



                  Quality Mortgage Acceptance Corp.
                            Depositor


                            $__________





                 Mortgage Loan Asset-Backed Certificates
                              Series 1996-__

$         0     Class S         Certificates           Variable Rate*
$__________     Class A-1       Certificates           Adjustable Rate
$__________     Class A-2       Certificates           Adjustable Rate
$__________     Class B-1       Certificates           Adjustable Rate


          * Based on the Notional Amount as described herein.










                   ___________________________________

                          PROSPECTUS SUPPLEMENT
                   ___________________________________

                               [Underwriter]


                      [Date of Prospectus Supplement]

                        PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the fees and expenses payable by the Registrant in connection with the distribution of the Securities:

                                                           Amount
Securities and Exchange Commission Registration Fee. . . . . . $*
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . .    *
Printing Costs . . . . . . . . . . . . . . . . . . . . . . .    *
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .    *
Accounting Fees and Expenses . . . . . . . . . . . . . . . .    *
Trustee's Fees and Expenses. . . . . . . . . . . . . . . . .    *
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . .    *
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .____*
     Total . . . . . . . . . . . . . . . . . . . . . . . . .$___*


*  To be filed in a pre-effective amendment.

Item 15. Indemnification of Directors and Officers.

     The Bylaws of the Depositor provide that the Depositor shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the Depositor, against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with such proceeding if the person acted in good faith, reasonably believing the acts to be in the best interest of the Depositor and having no reason to believe the conduct unlawful. The Depositor shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of an undertaking of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as provided above.

     The Pooling and Servicing Agreement will provide that neither the Depositor nor any of its directors, officers employees or agents shall have any liability to the trust fund (the "Trust Fund") created thereunder or to any of the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment, except with respect to liabilities resulting from willful misfeasance, bad faith or gross negligence. The Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the Depositor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with legal actions relating to the Pooling and Servicing Agreements or the Certificates.

     It is expected that the Underwriting Agreement will provide, under certain circumstances, for indemnification of the Depositor and other certain persons.

     Directors and officers of the Company are covered under policies of directors' and officers' liability insurance.

Item 16. Recent Sales of Unregistered Securities.

     The Depositor has not sold any securities of the Depositor within the past three years which were not registered under the Securities Act.


Item 17. Exhibits and Financial Statement Schedules.

     A list of exhibits filed herewith is contained in the
Exhibit Index which is incorporated herein by reference.

Item 18. Undertakings.

     The undersigned Registrant hereby undertakes that:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For the purpose of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement:

          (i)  to include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that:

          For purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 15, 1996.


                             Quality Mortgage Acceptance Corp.


                             By: /s/Thomas Hood

                                  Thomas Hood
                                  President

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Thomas Hood, Francisco Nebot and Frank Waters, or any of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



        Signature and Title             Date

          /s/Thomas Hood                May 15, 1996
            Thomas Hood
             President
           and Director
   (Principal Executive Officer)


        /s/Francisco Nebot              May 15, 1996
          Francisco Nebot
      Chief Financial Officer
 (Principal Financial Officer and
   Principal Accounting Officer)


           /s/Jude Lopez                May 15, 1996
            Jude Lopez
             Director


          /s/Frank Waters               May 15, 1996
           Frank Waters
      Director and Secretary

                          EXHIBIT INDEX

Exhibit                                                   Sequential
Number                                                      Page
                                                            Number

1.1   Form of Underwriting Agreement*
4.1   Form of Pooling and Servicing Agreement
5.1   Opinion of Mayer, Brown & Platt regarding legality**
8.1 Opinion of Mayer, Brown & Platt regarding certain tax matters (contained in Exhibit 5.1 hereto)
23.1  Consent of Mayer, Brown & Platt (contained in Exhibit
      5.1 hereto)
24.1 Power of Attorney (included on the signature page to this Registration Statement)

____________________
*  To be filed as part of a Form 8-K.
** Form of opinion is filed herewith. The executed opinion will be filed by pre-effective amendment.

_________________________________________________________________


                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                            ____________________




                                 EXHIBITS

                                    TO

                                 FORM S-3



                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933



                            ____________________




                      Quality Mortgage Acceptance Corp.
           (Exact name of Registrant as specified in its charter)